UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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Definitive Proxy Statement

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Definitive Additional Materials

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Soliciting Material under §240.14a-12

VERIS RESIDENTIAL, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
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No fee required.

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Fee paid previously with preliminary materials.

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Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Harborside 3, 210 Hudson St. Ste. 400
Jersey City, NJ 07311
verisresidential.com
April 10, 2026
Dear Veris Stockholder:
You are cordially invited to attend a special meeting of stockholders of Veris Residential, Inc., a Maryland corporation (“Veris” or the “Company”). The special meeting will be held via live webcast on May 21, 2026, at 9:00 AM, Eastern Time. To participate in the special meeting virtually through the internet, please visit www.virtualshareholdermeeting.com/VRE2026SM. You will need the 16-digit control number shown on your proxy card or voting instruction form to vote during the meeting. If you are a stockholder and you do not have your 16-digit control number, you will only be able to listen to the special meeting. If you cannot locate your 16-digit control number, stockholders who hold their Shares in “street name” should contact their bank, broker or other nominee (preferably at least five days before the special meeting) and obtain their 16-digit control number. Please note that you will not be able to attend the special meeting in person. Details on how to access the meeting and the business to be conducted are provided in the accompanying proxy statement.
On February 23, 2026, Veris entered into an Agreement and Plan of Merger (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), by and among the Company, AC Residential Acquisition LP, a Delaware limited partnership (“Parent”), AC Residential REIT LLC, a Delaware limited liability company (“Merger Sub I”), AC Residential OP LP, a Delaware limited partnership (“Merger Sub II,” and together with Merger Sub I, the “Merger Subs”) and Veris Residential, L.P., a Delaware limited partnership and the operating partnership of the Company (the “Company Partnership”), pursuant to which, among other things, (i) the Company will merge with and into Merger Sub I (the “Merger”), with Merger Sub I continuing as the surviving entity in the Merger as a direct wholly owned subsidiary of Parent, and (ii) Merger Sub II will merge with and into the Company Partnership (the “Partnership Merger,” and together with the Merger, the “Mergers”), with the Company Partnership continuing as the surviving partnership in the Partnership Merger. One or more affiliates of GIC Real Estate, Inc. and Affinius Capital Advisors LLC will directly and/or indirectly invest in Parent.
At the special meeting, Veris will ask you and the other Veris stockholders to approve the Mergers and the other Transactions (as defined below) (the “Merger Proposal”).
At the effective time of the Mergers (the “Effective Time”), each share of Company common stock, par value $0.01 per share (each, a “Share” and collectively, the “Shares”), issued and outstanding immediately prior to the Effective Time (other than Shares owned immediately prior to the Effective Time by (i) Parent or Merger Sub I or any of their respective subsidiaries or (ii) any direct or indirect wholly owned subsidiary of the Company, if any), will be converted into the right to receive $19.00 per Share in cash, without interest thereon and subject to deduction for any applicable withholding taxes.
The board of directors of the Company (the “Board”) evaluated the Mergers in consultation with the Company’s management and legal and financial advisors. The Board unanimously (i) authorized the execution and delivery of the Merger Agreement, and approved and declared advisable the Merger Agreement and the consummation of the transactions contemplated thereby (the “Transactions”), including the Mergers, upon the terms and subject to the conditions set forth in the Merger Agreement, (ii) determined that the Merger Agreement, the Mergers and the other Transactions are advisable, and in the best interests of the Company and its stockholders and (iii) resolved to recommend to the Company’s stockholders the approval of the Mergers and the other Transactions.
Additionally, you will be asked to consider and vote at the special meeting on (1) a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Transactions (the “Merger-Related Compensation Proposal”) and (2) a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate to ensure that any necessary supplement or amendment to the proxy statement accompanying this notice is provided to Company stockholders a reasonable amount of time in advance of the special meeting, or to solicit additional proxies in favor of the Merger Proposal if there are insufficient votes at the time of the special meeting to approve such proposal (the “Adjournment Proposal”).
The Merger Agreement and the Transactions, including the Mergers, have been unanimously approved and recommended by the Board, by a unanimous vote of the Company’s directors. The Board recommends a vote (i) “FOR” the Merger Proposal, (ii) “FOR” the Merger-Related Compensation Proposal and (iii) “FOR” the Adjournment Proposal.
Your vote is important.   The Merger cannot be completed unless the Mergers and the other Transactions are approved by stockholders holding a majority of all votes entitled to be cast on such matter as of April 9, 2026. If you fail to return your proxy, authorize a proxy to vote your Shares by telephone or through the internet or virtually attend the special meeting, your Shares will not be counted for purposes of determining whether a quorum is present at the special meeting or be voted at the special meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Proposal.
Therefore, whether or not you plan to attend the special meeting and regardless of the number of Shares you own, your careful consideration of, and vote on, the Merger Proposal is important, and we encourage you to vote promptly. After reading the accompanying proxy statement, please make sure to vote your Shares promptly (1) by completing, signing and dating the accompanying proxy card and returning it in the enclosed prepaid envelope, (2) by telephone or (3) through the internet. Instructions regarding all three methods of voting are provided on the proxy card. If you virtually attend the special meeting and vote during the special meeting, your vote by ballot will revoke any proxy previously submitted. If you hold Shares through an account with a bank, broker, trust or other nominee (i.e., in “street name”), please follow the instructions you receive from your bank, broker, trust or other nominee to vote your Shares.
Completion of the Merger is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement.
The accompanying proxy statement provides you with more detailed information about the special meeting, the Merger Agreement and the Transactions, including the Mergers. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement. We encourage you to carefully read the entire proxy statement and its annexes, including the Merger Agreement and the documents referred to or incorporated by reference in the proxy statement. You may also obtain additional information about the Company from other documents we have filed with the U.S. Securities and Exchange Commission (the “SEC”). In particular, you should read the “Risk Factors” section beginning on page 10 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and other risk factors detailed from time to time in the Company’s reports filed with the SEC and incorporated by reference in the proxy statement, for risks relating to the Company’s business and for a discussion of the risks that you should consider in evaluating the proposed Merger and how it may affect you.
If you have any questions or need assistance submitting your proxy, or if you need additional copies of the proxy statement or the proxy card or voting instructions enclosed, please contact the Company’s proxy solicitor, Innisfree M&A Incorporated:
Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (866) 239-1760
Banks and Brokers may call collect: (212) 750-5833
Your support of and interest in Veris Residential, Inc. is sincerely appreciated.
Mahbod Nia
Chief Executive Officer
The accompanying proxy statement is dated April 10, 2026, and is first being mailed to Veris stockholders on or about April 10, 2026.
Neither the United States Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Transactions (including the Mergers), passed upon the merits or fairness of the Transactions (including the Mergers) or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

VERIS RESIDENTIAL, INC.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 21, 2026
VIRTUAL MEETING ONLY — NO PHYSICAL LOCATION
To the Stockholders of Veris Residential, Inc.:
A special meeting of stockholders of Veris Residential, Inc., a Maryland corporation (“Veris” or the “Company”), will be held via live webcast on May 21, 2026, at 9:00 AM, Eastern Time. To participate in the special meeting virtually through the internet, please visit www.virtualshareholdermeeting.com/VRE2026SM. You will need the 16-digit control number shown on your proxy card or voting instruction form to vote during the meeting. If you are a stockholder and you do not have your 16-digit control number, you will only be able to listen to the special meeting. If you cannot locate your 16-digit control number, stockholders who hold their Shares in “street name” should contact their bank, broker or other nominee (preferably at least five days before the special meeting) and obtain their 16-digit control number. Please note that you will not be able to attend the special meeting in person. We are holding the special meeting for the following purposes:
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to consider and vote on a proposal to approve the transactions contemplated by the Agreement and Plan of Merger, dated as of February 23, 2026 (as the same may be amended, modified or supplemented from time to time in accordance with its terms, the “Merger Agreement”), by and among the Company, AC Residential Acquisition LP, a Delaware limited partnership (“Parent”), AC Residential REIT LLC, a Delaware limited liability company (“Merger Sub I”), AC Residential OP LP, a Delaware limited partnership (“Merger Sub II,” and together with Merger Sub I, the “Merger Subs”) and Veris Residential, L.P., a Delaware limited partnership and the operating partnership of the Company (the “Company Partnership”), pursuant to which, among other things, (i) the Company will merge with and into Merger Sub I (the “Merger”), with Merger Sub I continuing as the surviving entity in the Merger as a direct wholly owned subsidiary of Parent, and (ii) Merger Sub II will merge with and into the Company Partnership (the “Partnership Merger,” and together with the Merger, the “Mergers”), with the Company Partnership continuing as the surviving entity in the Partnership Merger, and the transactions contemplated thereby (such transactions, the “Transactions”) (the “Merger Proposal”);

2.
to consider and vote on a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Transactions, including the Mergers (the “Merger-Related Compensation Proposal”); and

3.
to consider and vote on a proposal to adjourn the special meeting to a later date or time if necessary or appropriate to ensure that any necessary supplement or amendment to the accompanying proxy statement is provided to Company stockholders a reasonable amount of time in advance of the special meeting or to solicit additional proxies in favor of the Merger Proposal if there are insufficient votes at the time of the special meeting to approve such proposal (the “Adjournment Proposal”).

These items of business are more fully described in the accompanying proxy statement.
The record date for the special meeting is the close of business on April 9, 2026 (the “Record Date”). Only stockholders at the close of business on the Record Date are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements thereof. Any stockholder entitled to attend and vote at the special meeting is entitled to appoint a proxy to attend and act on such stockholder’s behalf.
Under the Maryland General Corporation Law, holders of our stock may not exercise any appraisal rights, dissenters’ rights or rights of an objecting stockholder to receive the fair value of the stockholder’s shares of Company common stock, par value $0.01 per share (each, a “Share” and collectively, the “Shares”) in connection with the Merger.
The Merger Agreement and the Transactions, including the Mergers, have been unanimously approved and recommended by the board of directors of the Company (the “Board”). The Board recommends a vote (i) “FOR” the Merger Proposal, (ii) “FOR” the Merger-Related Compensation Proposal and (iii) “FOR” the Adjournment Proposal.

Your vote is very important. If you fail to return your proxy, vote by telephone or through the internet or virtually attend the special meeting, your Shares will not be counted for purposes of determining whether a quorum is present at the special meeting or be voted at the special meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Merger Proposal.
The approval of the Merger Proposal requires, assuming a quorum is present, the affirmative vote of a majority of all votes entitled to be cast by the holders of Shares at the special meeting. Abstentions and failures to vote will have the same effect, assuming a quorum is present, as a vote “AGAINST” the Merger Proposal. The approval of the Merger-Related Compensation Proposal and the Adjournment Proposal each requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting. Abstentions and failures to vote are not considered votes cast and will have no effect on the outcome of the Merger-Related Compensation Proposal and the Adjournment Proposal.
To ensure that your Shares are represented at the special meeting, regardless of whether you plan to virtually attend the special meeting, please fill in your vote, sign and mail the enclosed proxy card as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States. Alternatively, you may authorize a proxy to vote by telephone or through the internet. Instructions regarding each of the methods of voting are provided on the enclosed proxy card. If you are voting by telephone or through the internet, then your voting instructions must be received by 11:59 p.m., Eastern Time on May 20, 2026, the day immediately prior to the special meeting. Your proxy is being solicited by the Board.
The accompanying proxy statement provides you with more detailed information about the special meeting, the Merger Agreement and the Transactions, including the Mergers. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement. We encourage you to carefully read the entire proxy statement and its annexes, including the Merger Agreement and the documents referred to or incorporated by reference in the proxy statement. You may also obtain additional information about the Company from other documents we have filed with the U.S. Securities and Exchange Commission (the “SEC”). In particular, you should read the “Risk Factors” section beginning on page 10 in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, and other risk factors detailed from time to time in the Company’s reports filed with the SEC and incorporated by reference in the proxy statement, for risks relating to the Company’s business and for a discussion of the risks that you should consider in evaluating the proposed Merger and how it may affect you.
If you have any questions or need assistance submitting your proxy, or if you need additional copies of the proxy statement or the enclosed proxy card or voting instructions, please contact the Company’s proxy solicitor, Innisfree M&A Incorporated:
Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (866) 239-1760
Banks and Brokers may call collect: (212) 750-5833
BY ORDER OF THE BOARD OF DIRECTORS,
Taryn Fielder
Corporate Secretary
April 10, 2026
Jersey City, NJ
Please Vote — Your Vote is Important

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We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by the board of directors (the “Board”) of Veris Residential, Inc. (“Veris” or the “Company”), for use at the special meeting of stockholders described herein. This proxy statement and the enclosed proxy card or voting instruction form are first being mailed on or about April 10, 2026 to our stockholders who owned shares of Company common stock, par value $0.01 per share (each, a “Share” and collectively, the “Shares”) as of the close of business on April 9, 2026 (the “Record Date”).
SUMMARY TERM SHEET
This summary highlights certain information in this proxy statement relating to the merger of Veris Residential, Inc. with and into AC Residential REIT LLC. This summary may not contain all of the information that may be important to you. You should carefully read the entire proxy statement and the attached Annexes and the other documents to which this proxy statement refers you, including the Merger Agreement, for a more complete understanding of the matters being considered at the special meeting. In addition, this proxy statement incorporates by reference important business and financial information about Veris Residential, Inc. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions in the section entitled “Where You Can Find More Information.” Unless the context otherwise indicates, we refer to Veris Residential, Inc. as “Veris,” the “Company,” “we,” “us” or “our.”
The Parties
(see page 28)
Company
Veris Residential, Inc., a Maryland corporation, together with its subsidiaries, is a fully-integrated, self-administered and self-managed real estate investment trust (“REIT”). The Company owns, operates and develops multifamily rental properties located primarily in the Northeast, as well as a portfolio of non-strategic land and commercial assets. The Company is focused on conducting business in a socially, ethically, and environmentally responsible manner, while seeking to maximize value for all stakeholders. Veris Residential, Inc. was incorporated on May 24, 1994. At the effective time of the Merger (as defined below) (the “Effective Time”), the Company will merge with and into Merger Sub I (as defined below), with Merger Sub I continuing as the surviving entity in the Merger (the “Surviving Entity”) as a direct, wholly owned subsidiary of Parent (as defined below). The Company’s common stock is listed on the New York Stock Exchange (“NYSE”) and trades under the symbol “VRE.” The Company’s corporate offices are located at Harborside 3, 210 Hudson St., Ste. 400, Jersey City, New Jersey 07311.
Company Partnership
Veris Residential, L.P., a Delaware limited partnership (the “Company Partnership,” and together with the Company, the “Company Parties”), is the operating partnership of the Company. Substantially all of the Company’s assets and liabilities are held by, and all of its operations are conducted through, the Company Partnership. The Company controls the Company Partnership, as its sole general partner.
Parent
AC Residential Acquisition LP, a Delaware limited partnership (“Parent”), was formed in Delaware pursuant to the Certificate of Limited Partnership of Parent, dated as of February 18, 2026, solely for the purpose of engaging in the Transactions, including the Mergers (each, as defined below). One or more affiliates of GIC Real Estate, Inc. (“GIC”) and Affinius Capital Advisors LLC (“Affinius”) will directly and/or indirectly invest in Parent (in such capacity, each a “Sponsor”, and collectively, the “Sponsors”). Parent has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Transactions, including the structuring and negotiation of the Transactions and arranging financing therefor.
Merger Sub I
AC Residential REIT LLC, a Delaware limited liability company (“Merger Sub I”), was formed in Delaware pursuant to the Certificate of Formation of Merger Sub I, dated as of February 18, 2026, as a direct, wholly owned subsidiary of Parent, solely for the purpose of engaging in the Transactions, including the Mergers. Merger Sub I has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Transactions, including the structuring and negotiation of the Transactions and arranging financing therefor. At the Effective Time, the Company will merge with and into Merger Sub I and Merger Sub I will continue as the Surviving Entity.
Merger Sub II
AC Residential OP LP, a Delaware limited partnership (“Merger Sub II,” and together with Merger Sub I, the “Merger Subs”), was formed in Delaware pursuant to the Certificate of Limited Partnership of Merger Sub II, dated as of February 18, 2026, as an indirect subsidiary of Parent, solely for the purpose of engaging in the Transactions, including the Partnership Merger (as defined below). Merger Sub II has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Transactions, including the structuring and negotiation of the Transactions and arranging financing therefor. At the Partnership Merger Effective Time (as defined below), Merger Sub II will merge with and into the Company Partnership and Merger Sub II, with the Company Partnership continuing as the surviving entity in the Partnership Merger (the “Surviving Partnership”).
For more information about the Company, the Company Partnership, Parent, Merger Sub I and Merger Sub II, see the section entitled “Parties to the Mergers,” beginning on page 28.
The Special Meeting
(see page 30)
The Proposals
A special meeting of stockholders of Veris will be held via live webcast on May 21, 2026, at 9:00 AM, Eastern Time. To participate in the special meeting virtually through the internet, please visit www.virtualshareholdermeeting.com/VRE2026SM. You will need the 16-digit control number shown on your proxy card or voting instruction form to vote during the meeting. If you are a stockholder and you do not have your 16-digit control number, you will only be able to listen to the special meeting. If you cannot locate your 16-digit control number, stockholders who hold their Shares in “street name” should contact their bank, broker, or other nominee (preferably at least five days before the special meeting) and obtain their 16-digit control number. Please note that you will not be able to attend the special meeting in person.
At the special meeting, you will be asked to consider and vote on (1) the Merger Proposal (as defined below), (2) a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Transactions (the “Merger-Related Compensation Proposal”) and (3) a proposal to adjourn the special meeting to a later date or time, if necessary or appropriate to ensure that any necessary supplement or amendment to the proxy statement accompanying this notice is provided to Company stockholders a reasonable amount of time in advance of the special meeting, or to solicit additional proxies in favor of the Merger Proposal if there are insufficient votes at the time of the special meeting to approve such proposal (the “Adjournment Proposal”).
Record Date; Stockholders Entitled to Vote; Quorum
You may vote at the special meeting if you were a holder of Shares of record as of the close of business on April 9, 2026, which is the Record Date. You will be entitled to one vote for each Share that you owned on the Record Date. As of the Record Date, there were 93,838,017 Shares issued and outstanding and entitled to vote at the special meeting. The presence at the special meeting, by attendance via the virtual meeting website or by proxy, of the stockholders entitled to cast a majority of all the votes entitled to be cast on any matter constitutes a quorum for the special meeting.
Vote Required for Approval
Merger Proposal.   The approval of the Merger Proposal requires, assuming a quorum is present, the affirmative vote of a majority of all votes entitled to be cast by the holders of Shares at the special meeting.

Merger-Related Compensation Proposal.   The approval of the Merger-Related Compensation Proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting.
Adjournment Proposal.   The approval of the Adjournment Proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting.
How to Vote
Stockholders of record have a choice of voting (i) by proxy by completing, signing and dating a proxy card and returning it in the prepaid envelope provided, (ii) by calling a toll-free telephone number, (iii) through the internet or (iv) at the special meeting via the virtual meeting website. Please refer to your proxy card or the information forwarded by your bank, broker, trust or other nominee to see which options are available to you. Any holder of Shares as of the Record Date can virtually attend the special meeting by visiting www.virtualshareholdermeeting.com/VRE2026SM. You will need the 16-digit control number shown on your proxy card or voting instruction form to vote during the meeting. If you are a stockholder and you do not have your 16-digit control number, you will only be able to listen to the special meeting. If you cannot locate your 16-digit control number, stockholders who hold their Shares in “street name” should contact their bank, broker, or other nominee (preferably at least five days before the special meeting) and obtain their 16-digit control number. The telephone and internet voting facilities for holders of Shares as of the Record Date will close at 11:59 p.m., Eastern Time on May 20, 2026, the day immediately prior to the special meeting.
If you wish to vote by proxy and your Shares are held by a bank, broker, trust or other nominee (i.e., in “street name”), you must follow the voting instructions provided to you by your bank, broker, trust or other nominee for your Shares to be voted at the special meeting. Your bank, broker, trust or other nominee will NOT have the power to vote your Shares at the special meeting unless you have properly instructed your bank, broker, trust or other nominee on how to vote your Shares.
See the section entitled “The Special Meeting,” beginning on page 30, for additional information on the special meeting, including how to vote your Shares.
The Merger and the Partnership Merger
(see page 72)
On February 23, 2026, the Company entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the “Merger Agreement”), by and among the Company, Parent, Merger Sub I, Merger Sub II and the Company Partnership, pursuant to which, among other things, (i) the Company will merge with and into Merger Sub I (the “Merger”), with Merger Sub I continuing as the Surviving Entity in the Merger, and (ii) Merger Sub II will merge with and into the Company Partnership (the “Partnership Merger,” and together with the Merger, the “Mergers,” and collectively with the other transactions contemplated by the Merger Agreement, the “Transactions”), with the Company Partnership continuing as the Surviving Partnership in the Partnership Merger.
In connection with the Merger Agreement, the Sponsors entered into Equity Commitment Letters (as defined below) relating to the commitment of each Sponsor, severally and not jointly, to invest, or cause to be invested, directly or indirectly, in the equity capital of Parent, the amount set forth in each Sponsor’s respective Equity Commitment Letter, solely for the purpose of funding the payment of the applicable portion of the Merger Consideration, the Common Unit Merger Consideration and the Preferred Unit Merger Consideration (each as defined below) and all other amounts payable pursuant to the Merger Agreement, including any related fees, costs and expenses.
Recommendation of the Board
(see page 42)
At a meeting of the Board on February 22, 2026, after careful consideration, including detailed discussions with the Company’s management and its legal advisor and financial advisors, the Board unanimously:

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authorized the execution and delivery of the Merger Agreement, and approved and declared advisable the Merger Agreement and the consummation of the Transactions, including the Mergers, upon the terms and conditions set forth in the Merger Agreement;

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determined that the Merger Agreement, the Mergers and the other Transactions are advisable, and in the best interests of the Company and its stockholders;

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resolved to recommend to the Company’s stockholders the approval of the Mergers and the other Transactions; and

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directed the Mergers and the other Transactions be submitted to the common stockholders of the Company for their consideration and vote at a special meeting of the Company’s stockholders (the “Company Stockholders Meeting”).

Accordingly, the Board unanimously recommends that, at the special meeting, you vote (i) “FOR” the Merger Proposal, (ii) “FOR” the Merger-Related Compensation Proposal, and (iii) “FOR” the Adjournment Proposal.
The Merger Agreement
(see page 72, Annex A)
A summary of the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement, is described in the section entitled “The Merger Agreement,” beginning on page 72. Among other things, the Merger Agreement includes the following terms:
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Effective Time of the Mergers; Closing.   Assuming timely satisfaction of necessary closing conditions set forth in the Merger Agreement, including the approval of the Mergers and the other Transactions by the Company’s stockholders, we anticipate that the Mergers will be completed in the second quarter of 2026. The Company, however, cannot assure completion of the Mergers by any particular date, if at all.

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Conditions to the Mergers.   The closing of the Mergers (the “Closing”) depends on a number of conditions being satisfied or waived (to the extent permitted by applicable law). These conditions, which are described more fully in “The Merger Agreement — Conditions to the Mergers,” beginning on page 95, include:

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The respective obligations of the parties to the Merger Agreement to effect the Mergers are subject to the satisfaction (or mutual waiver if permitted by law) at or prior to the Closing of each of the following conditions: (i) approval of the Mergers and the other Transactions by the Company’s stockholders and (ii) no governmental entity of competent jurisdiction in the United States having enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits the consummation of the Mergers.

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The obligations of Parent and the Merger Subs to effect the Mergers are also subject to the satisfaction or, to the extent permitted by law, waiver by Parent at or prior to the Effective Time of the following additional conditions: (i) subject to materiality qualifiers in certain cases, the accuracy of each of our representations and warranties in the Merger Agreement; (ii) the Company Parties’ performance and compliance with, in all material respects, each of its obligations required to be performed or complied with by it under the Merger Agreement as of the Closing; (iii) since the date of the Merger Agreement, there not having occurred a Company Material Adverse Effect (as defined in the section entitled “The Merger Agreement — Representations and Warranties — Material Adverse Effect,” beginning on page 78); (iv) the receipt by Parent of a signed certificate by a senior executive officer of the Company at the Closing certifying that the foregoing conditions have been satisfied; and (v) the receipt by Parent of a tax opinion of Seyfarth Shaw LLP (or such other nationally recognized REIT counsel as may be reasonably acceptable to Parent and the Company) stating that the Company has been organized and operating in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986 (as amended, and the rules and regulations promulgated thereunder from time to time, the “Code”), and the Company’s actual method of operation through the Effective Time will enable it to qualify for taxation as a REIT under the Code for such years.
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The Company Parties’ obligations to effect the Mergers are also subject to the satisfaction or waiver by the Company Parties at or prior to the Effective Time of the following additional conditions: (i) subject to certain materiality qualifiers, the accuracy of each of the representations and warranties of Parent and the Merger Subs in the Merger Agreement; (ii) each of Parent’s and the Merger Subs’ performance and compliance with, in all material respects, each of its obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Closing; and (iii) the receipt by the Company of a signed certificate by an officer of Parent at the Closing certifying that the foregoing conditions have been satisfied.

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No Solicitation of Acquisition Proposals.   From the date of the Merger Agreement until the earlier of the Effective Time and the valid termination of the Merger Agreement in accordance with its terms, the Company and the Company Partnership are not permitted to, including through any of their respective subsidiaries or representatives, among other things, directly or indirectly (i) solicit, initiate, seek, knowingly encourage or knowingly facilitate any Acquisition Proposal (as defined in the Merger Agreement) or any inquiry, discussion, request or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal (an “Inquiry”), (ii) enter into, continue, or otherwise participate in any discussions or negotiations with any person that makes an Inquiry or an Acquisition Proposal regarding any Inquiry or Acquisition Proposal or (iii) provide any non-public information concerning the Company or any of its subsidiaries or afford access to the books and records, officers or employees of the Company or any of its subsidiaries to any person in connection with any Inquiry or Acquisition Proposal.

•
Fiduciary Exception to No Solicitation Provision.   Notwithstanding the restrictions described above, under certain circumstances, the Company may, prior to the time that the Company’s stockholders approve the Mergers and the other Transactions, in response to an unsolicited, bona fide written Acquisition Proposal (i) contact and engage in discussions with the person who made such Acquisition Proposal and such person’s representatives to clarify the terms and conditions thereof or to request that any Acquisition Proposal made orally be made in writing so as, in each case, to permit the Company to determine whether such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal (as defined in the Merger Agreement), (ii) provide access to non-public information regarding the Company or any of its subsidiaries to the person who made such Acquisition Proposal and such person’s representatives, subject to certain conditions (including promptly providing such non-public information to Parent following the time such information is made available to the person who made such Acquisition Proposal and entering into an acceptable confidentiality agreement with such person), and (iii) pursuant to an acceptable confidentiality agreement, engage or participate in any discussions or negotiations with any such person regarding such Acquisition Proposal if, and only if, prior to taking any action described in clause (i), (ii) or (iii) above, the Board determines in good faith after consultation with its financial advisors and outside legal counsel that (A) such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal and (B) the failure to take such action would reasonably be expected to be inconsistent with the Company directors’ duties under applicable law.

•
Board Recommendation Changes.   The Merger Agreement also provides that, at any time before the stockholders of the Company approve the Mergers and the other Transactions, the Board may effect a Change in Recommendation (as defined below) (or, solely for clause (i), terminate the Merger Agreement) with respect to (i) an unsolicited bona fide written Acquisition Proposal if the Board determines in good faith, after consultation with its outside legal counsel and financial advisors, that such Acquisition Proposal constitutes a Superior Proposal, taking into account any revised terms committed to in writing by Parent such that such Acquisition Proposal ceases to constitute a Superior Proposal, or (ii) upon the occurrence of an Intervening Event (as defined in the Merger Agreement), subject to certain conditions and taking into account any revised terms committed to in writing by Parent such that the failure of the Board to make a Change in Recommendation in response to such Intervening Event would reasonably be expected to be inconsistent with the directors’ duties under applicable law. The non-solicitation provisions are described in more detail in the section entitled “The Merger Agreement — Acquisition Proposals,” beginning on page 83.

•
Termination and Termination Fees.   The Merger Agreement contains certain termination rights, including, among other things, the right of any party to terminate the Merger Agreement if the Mergers have not occurred on or before August 23, 2026 (such date, as it may be modified by the mutual written agreement of the Company and Parent, the “Termination Date”), and the right of the Company to terminate the Merger Agreement to accept a Superior Proposal, subject to specified exceptions and limitations, and provides that:

•
upon termination of the Merger Agreement by the Company or Parent in certain circumstances, including (i) a termination by Parent as a result of a Change in Recommendation, (ii) a termination by the Company to enter into an Alternative Acquisition Agreement (as defined in the section entitled “The Merger Agreement — Acquisition Proposals,” beginning on page 83) providing for a Superior Proposal, or (iii) if the Merger Agreement is terminated (A) by either party for failure to consummate the Mergers by the Termination Date or for failure of the stockholders of the Company to approve the Merger or (B) by Parent for an uncured breach of the Company Parties’ representations, warranties, covenants or agreements set forth in the Merger Agreement that causes a condition failure, and the Company enters into or completes an alternative transaction within 12 months, subject to certain additional conditions having been met, the Company will be required to pay Parent a termination fee of $60,000,000 (the “Company Termination Fee”);

•
upon termination of the Merger Agreement by the Company or Parent in certain circumstances, including a termination by the Company as a result of (i) any uncured breach by Parent or the Merger Subs of their representations, warranties, covenants or agreements set forth in the Merger Agreement that causes a condition failure, or (ii) the failure of Parent and the Merger Subs to consummate the Closing in a specified timeframe when the conditions to Parent’s obligation to close the Mergers have been and remain satisfied or waived, the Company has irrevocably confirmed in writing to Parent and the Merger Subs that it is prepared to and stands ready, willing and able to consummate the Closing and that all of the conditions to the Company’s obligation to close the Mergers have been satisfied or irrevocably waived, Parent will be required to pay the Company a termination fee of $140,000,000 (the “Parent Termination Fee”).

For further discussion of the rights of the parties to terminate the Merger Agreement and the circumstances in which certain termination fees will be payable, see the sections entitled “The Merger Agreement — Termination of the Merger Agreement,” beginning on page 97, and “The Merger Agreement — Termination Fees,” beginning on page 99.
The Support Agreement
(see page 102, Annex B)
Concurrently with the execution of the Merger Agreement on February 23, 2026, Parent entered into a Support Agreement (the “Support Agreement”) with a fund managed by Bow Street LLC (the “Supporting Stockholder”) with respect to Shares owned of record or beneficially by the Supporting Stockholder, representing 5.6% of the outstanding shares (collectively, the “Subject Shares”). The Support Agreement provides, among other things and on the terms and subject to the conditions thereof, that the Supporting Stockholder will vote all of its Subject Shares in favor of (“for”) (i) the Mergers and the other Transactions and (ii) any proposal to postpone or adjourn such meeting to a later date.
In addition, the Supporting Stockholder has agreed not to take certain actions, including (i) tendering, agreeing to tender or permitting to be tendered any of the Subject Securities (as defined in the Support Agreement) in response to or otherwise in connection with any tender or exchange offer, (ii) transferring (or causing or permitting the transfer of) any Subject Securities (subject to certain exceptions), or (iii) depositing the Subject Shares in a voting trust or enter into any tender, voting or other similar agreement, or granting a proxy or power of attorney, with respect to Subject Shares, or (iv) taking any other action with respect to any of such Supporting Stockholder’s Subject Securities that would in any way prevent, interfere with or impair the performance of the Supporting Stockholder’s obligations under the Support Agreement.
For additional information, see the section entitled “The Merger Agreement — The Support Agreement,” beginning on page 102.

The Rollover Agreement
(see page 103)
Concurrently with the execution of the Merger Agreement on February 23, 2026, Parent entered into a Rollover and Contribution Agreement (the “Rollover Agreement”) with certain members of the Mack family (together with any additional stockholders of the Company that sign a joinder to the Rollover Agreement or similar rollover agreement with Parent, the “Rollover Holders”), the Company Partnership, Merger Sub I and Merger Sub II with respect to the common partnership units of the Company Partnership (each such unit, a “Common Unit” and collectively, the “Common Units”) held by such Rollover Holders in the Company Partnership (the “Rollover Units”). Prior to the Closing, the Rollover Holders will use reasonable best efforts to cooperate with Parent in the execution of joinders to the Rollover Agreement by certain other holders of Common Units. Following the execution of the Merger Agreement, certain additional holders of Common Units executed joinders to the Rollover Agreement and became bound by the terms of the Rollover Agreement.
Immediately prior to the Closing, the Rollover Holders will contribute, assign, transfer, convey and deliver their Rollover Units to Merger Sub II, free and clear of all liens, and, in exchange therefor, Merger Sub II will issue to the Rollover Holders, equity interests in Merger Sub II (the “Rollover”). The Rollover Holders will not receive any cash payment for their re-invested equity interests in connection with the consummation of the Mergers.
In addition, the Rollover Holders have agreed not to take certain actions, including (i) directly or indirectly selling, pledging, hypothecating, granting an option with respect to, transferring or disposing of its Rollover Units (or any interest therein) to any Person other than Merger Sub II, subject to certain exceptions, (ii) depositing the Rollover Units in a voting trust or enter into any tender, voting or other similar agreement, or granting a proxy or power of attorney, with respect to the Rollover Units, or (iii) taking any other action with respect to any of the Rollover Units that would reasonably be expected to, in any way prevent, materially interfere with or materially impair the performance of each Rollover Holder’s obligations under the Rollover Agreement.
YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATE(S) WITH YOUR PROXY CARD.
A letter of transmittal with instructions for the surrender of certificates representing Shares or book-entry Shares will be mailed to stockholders if the Merger is completed.
For additional information regarding the procedure for delivering your proxy, see the sections entitled “The Special Meeting — How to Vote,” beginning on page 32, and “The Special Meeting — Solicitation of Proxies,” beginning on page 34. If you have more questions about the Mergers or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor, Innisfree M&A Incorporated (“Innisfree”). Stockholders may call toll-free at (866) 239-1760; banks and brokers may call collect at (212) 750-5833.
Reasons for the Merger
(see page 42)
After careful consideration, the Board unanimously (i) authorized the execution and delivery of the Merger Agreement, and approved and declared advisable the Merger Agreement and the consummation of the Transactions, including the Mergers, upon the terms and conditions set forth in the Merger Agreement, (ii) determined that the Merger Agreement, the Mergers and the other Transactions are advisable, and in the best interests of the Company and its stockholders and (iii) resolved to recommend to the Company’s stockholders the approval of the Mergers and the other Transactions.
For a discussion of the material factors considered by the Board in reaching its conclusions, see the section entitled “The Mergers — Reasons for the Mergers,” beginning on page 42. In addition, in considering the recommendation of the Board with respect to the Merger Agreement, you should be aware that our directors and executive officers have interests that may be different from, or in addition to, the interests of the Company stockholders generally. See the section entitled “The Mergers — Interests of Directors and Executive Officers in the Mergers,” beginning on page 59.

Opinions of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC
(see page 47 and Annexes C and D)
Opinion of J.P. Morgan Securities LLC
Pursuant to an engagement letter dated February 17, 2026, the Company retained J.P. Morgan Securities LLC (“J.P. Morgan”) as its financial advisor in connection with the proposed Mergers and to deliver a fairness opinion in connection with the proposed Mergers.
At the meeting of the Board on February 22, 2026, J.P. Morgan rendered its oral opinion to the Board that, as of such date and based upon and subject to the factors and assumptions set forth in its written opinion, the Merger Consideration to be paid to the holders of Shares in the proposed Mergers was fair, from a financial point of view, to such holders. J.P. Morgan has confirmed its February 22, 2026 oral opinion by delivering its written opinion to the Board, dated February 22, 2026, that, as of such date, the Merger Consideration to be paid to the holders of Shares in the proposed Mergers was fair, from a financial point of view, to such holders.
The full text of the written opinion of J.P. Morgan dated February 22, 2026, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex C to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The Company stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Mergers, was directed only to the consideration to be paid in the Mergers and did not address any other aspect of the Mergers. J.P. Morgan expressed no opinion as to the fairness of the consideration to the holders of any other class of the Company’s securities, the Company’s creditors or the Company’s other constituencies or as to the underlying decision by the Company to engage in the proposed Mergers. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any of the Company’s stockholders as to how such stockholder should vote with respect to the proposed Mergers or any other matter.
For more information, see the section entitled “The Mergers — Opinions of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC — Opinion of J.P. Morgan Securities LLC,” beginning on page 47.
Opinion of Morgan Stanley & Co. LLC
The Company retained Morgan Stanley & Co. LLC (“Morgan Stanley”) to provide the Company with financial advisory services and to deliver a fairness opinion in connection with the proposed Mergers. The Company selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, experience and familiarity with the Company, its industry and similar transactions. On February 22, 2026, at a meeting of the Board, Morgan Stanley rendered its oral opinion and subsequently confirmed by delivery of a written opinion to the Board, dated February 23, 2026, that, as of February 23, 2026 and based upon and subject to the various qualifications, assumptions, limitations and other matters as set forth in such written opinion, the Merger Consideration to be received by the holders of Shares (other than the holders of the Excluded Shares) pursuant to the Merger Agreement was fair from a financial point of view to such holders of Shares. The opinion delivered by Morgan Stanley is described more fully in the section entitled “The Mergers — Opinions of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC — Opinion of Morgan Stanley & Co. LLC,” beginning on page 52.
The full text of the written opinion of Morgan Stanley, dated as of February 23, 2026, is attached to this proxy statement as Annex D and is hereby incorporated into this proxy statement by reference in its entirety. You should read the written opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. The Company encourages you to read the entire written opinion and the summary of Morgan Stanley’s opinion below carefully and in their entirety. This summary of the opinion of Morgan Stanley set forth in this proxy statement is qualified in its entirety by reference to the full text of the written opinion. Morgan Stanley’s opinion is directed to the Board, in its capacity as such, addresses only the fairness of the Merger Consideration to be received by the holders of Shares (other than the holders of the Excluded Shares)

pursuant to the Merger Agreement, from a financial point of view, to such holders as of the date of the opinion. Morgan Stanley’s opinion does not address any other term or aspect of the Merger Agreement or the Transactions or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection therewith. Morgan Stanley’s opinion was not intended to, and does not, constitute a recommendation to any holder of Shares as to how to vote at the Company Stockholders’ Meeting to be held in connection with the Mergers or whether to take any other action with respect to the Mergers. Morgan Stanley was not requested to opine as to, and its opinion did not in any manner address the relative merits of, the Transactions as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to enter into the Merger Agreement or proceed with the Transactions.
Interests of Directors and Executive Officers in the Mergers
(see page 59)
In considering the recommendation of the Board that you vote “FOR” the Merger Proposal (as defined in the section entitled “Questions and Answers about the Special Meeting and the Mergers,” beginning on page 15), you should be aware that our directors and executive officers have interests that may be different from, or in addition to, the interests of Veris’ stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the Transactions, including the Mergers, and in making its recommendation that the Company’s stockholders approve the Mergers and the other Transactions.
These interests are discussed in more detail in the section entitled “The Mergers — Interests of Directors and Executive Officers in the Mergers,” beginning on page 59.
Certain Effects of the Mergers
(see page 63)
At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than Shares owned immediately prior to the Effective Time by (i) Parent or Merger Sub I or any of their respective subsidiaries or (ii) any direct or indirect wholly owned subsidiary of the Company, if any (each such Share referred to in (i) and (ii), an “Excluded Share” and, collectively, the “Excluded Shares”)) will be converted into the right to receive $19.00 in cash, without interest thereon and subject to deduction for any applicable withholding taxes (the “Merger Consideration”).
If the Company authorizes, declares or pays a dividend on the Shares to maintain its status as a REIT under the Code or to avoid or reduce the imposition of any entity-level income or excise Tax under the Code (with any such additional required dividend resulting in a corresponding decrease to the Merger Consideration), the Merger Consideration will be decreased by an amount equal to the per Share amount of such dividend. At the effective time of the Partnership Merger (the “Partnership Merger Effective Time” and together with the Effective Time, the “Effective Times”), each Common Unit issued and outstanding immediately prior to the Partnership Merger Effective Time (other than Common Units owned immediately prior to the Partnership Merger Effective Time by (i) Parent or Merger Sub II or any of their respective subsidiaries and (ii) the Surviving Entity (each such Common Unit referred to in clauses (i) and (ii) above, an “Excluded Common Unit” and, collectively, the “Excluded Common Units”)) will be converted into the right to receive the Merger Consideration (the “Common Unit Merger Consideration”).
At the Partnership Merger Effective Time, each preferred partnership unit of the Company Partnership (each such unit, a “Preferred Unit” and collectively, the “Preferred Units,” and together with the Common Units, the “Partnership Units”) issued and outstanding immediately prior to the Partnership Merger Effective Time (other than Preferred Units owned immediately prior to the Partnership Merger Effective Time by (i) Parent or Merger Sub II or any of their respective subsidiaries and (ii) the Surviving Entity (each such Preferred Unit referred to in clauses (i) and (ii) above, an “Excluded Preferred Unit” and, collectively, the “Excluded Preferred Units”)) will be converted into the right to receive an amount equal to $1,000 plus any accrued distributions thereon (the “Preferred Unit Merger Consideration”).
For further information about the treatment of Shares, Common Units or Preferred Units, or the treatment of equity awards in the Mergers, see the section entitled “The Merger Agreement — Merger

Consideration Received by Veris Stockholders,” beginning on page 73, and the section entitled “The Merger Agreement — Treatment of Outstanding Equity Awards and Company DRIP,” beginning on page 74.
Delisting of Our Common Stock and Deregistration of Our Common Stock
(see page 63)
Following the completion of the Mergers, Shares will no longer be traded on NYSE or any other public market. In addition, the registration of Shares under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be terminated.
For a further discussion of the effects of the Mergers, see the section entitled “The Mergers — Certain Effects of the Mergers,” beginning on page 63.
Consequences if the Mergers are Not Completed
(see page 64)
If the Merger Proposal does not receive the required approval from Veris stockholders, or if the Mergers are not completed for any other reason, you will not receive the Merger Consideration from Parent or Merger Sub I for your Shares. Instead, Veris will remain a public company and the Shares will continue to be listed and traded on NYSE.
In addition, if the Merger Agreement is terminated under specified circumstances, the Company will be required to pay Parent the Company Termination Fee. The Merger Agreement also provides that Parent will be required to pay the Company the Parent Termination Fee if the Merger Agreement is terminated due to certain reasons related to Parent’s breach or failure to close. For additional information, see the section entitled “The Merger Agreement — Termination Fees,” beginning on page 99.
Certain Financial Projections Utilized in Connection with the Mergers
(see page 45)
A summary of the unaudited prospective financial information prepared by the Company’s management that was made available to J.P. Morgan and Morgan Stanley in connection with their analyses, is provided in the section entitled “The Mergers — Certain Financial Projections Utilized in Connection with the Mergers,” beginning on page 45.
Material U.S. Federal Income Tax Consequences of the Merger
(see page 64)
For U.S. federal income tax purposes, the receipt of cash in exchange for Shares pursuant to the Merger is expected to be treated as a distribution in complete liquidation of the Company and will be a fully taxable transaction. In general, a U.S. Holder (as defined below in the section entitled “The Mergers — Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 64) of Shares will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the Shares surrendered in the Merger.
The U.S. federal income tax consequences to a Non-U.S. Holder (as defined below in the section entitled “The Mergers — Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 64) of Shares will depend on various factors, including whether the receipt of such payments is treated as a distribution from the Company that is attributable to gain from the sale of “United States real property interests” (“USRPIs”) pursuant to the provisions of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”). See the section entitled “The Mergers — Material U.S. Federal Income Tax Consequences — Consequences of the Merger to Non-U.S. Holders of Shares” for further discussion of the material U.S. federal income tax consequences of the Merger to Non-U.S. Holders. Stockholders should refer to the discussion under “The Mergers — Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 64, and are urged to consult their own tax advisors concerning the U.S. federal income tax consequences of the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other tax laws.

Financing of the Mergers
(see page 70)
The Mergers are not subject to any financing condition. We expect that the total amount of funds necessary to complete the Mergers will be approximately $3.13 billion. Parent expects this amount to be funded through a combination of committed debt financing, consisting of a bridge facility in an aggregate principal amount of up to $2.08 billion, and $1.07 billion (subject to a maximum downward adjustment to $1.05 billion based on the number of Common Units subject to the Rollover) from equity commitments. For more information, see the section entitled “The Mergers — Financing of the Mergers,” beginning on page 70.
Parent has delivered to the Company equity commitment letters (the “Equity Commitment Letters”), dated as of February 23, 2026, by and between Parent and each of the Sponsors, relating to the commitment of each Sponsor, severally and not jointly, to invest, or cause to be invested, directly or indirectly, in the equity capital of Parent, the amount set forth in each Sponsor’s respective Equity Commitment Letter, solely for the purpose of funding the payment of the applicable portion of the Merger Consideration, the Common Unit Merger Consideration and the Preferred Unit Merger Consideration and all other amounts payable pursuant to the Merger Agreement, including any related fees, costs and expenses. In addition, each Equity Commitment Letter provides a guarantee in respect of Parent’s obligations with respect to certain fees, costs and expenses under the Merger Agreement. Each Equity Commitment Letter provides that the Company is an express third-party beneficiary of the Equity Commitment Letters for the purpose of enforcing each Sponsor’s equity commitment thereunder. The funding of such equity commitments is subject to the satisfaction of customary closing conditions. The equity funding pursuant to the terms of the Equity Commitment letters is referred to herein as the “Equity Financing.”
Parent has delivered to the Company a debt commitment letter (the “Debt Commitment Letter”), dated as of February 23, 2026, by and among Parent, Affinius Holdings LLC, Goldman Sachs Bank USA (“GS USA”) and UBS AG, Stamford Branch (together with GS USA, the “Debt Commitment Parties”), pursuant to which the Debt Commitment Parties have committed to provide the debt financing in the amount and on the terms and subject to the conditions contained therein (the “Debt Financing,” and together with the Equity Financing, the “Financing”).
Treatment of Outstanding Equity Awards and Company DRIP
(see page 74)
The Merger Agreement provides that each outstanding equity award will be treated as follows:
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Treatment of Stock Options.   Immediately prior to the Effective Time (but contingent upon the Effective Time), each then-outstanding option to purchase Shares (each, a “Company Stock Option”) granted under the equity plans of the Company (the “Company Equity Plans”), whether vested or unvested, will become fully vested, and will be, as of immediately prior to the Effective Time (but contingent upon the Effective Time), canceled and converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of the Merger Consideration over the applicable exercise price per share underlying such Company Stock Option and (ii) the number of Shares underlying such Company Stock Option immediately prior to the Effective Time.

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Treatment of Time-Based Restricted Stock Units.   Immediately prior to the Effective Time (but contingent upon the Effective Time), each then-outstanding restricted stock unit granted under the Company Equity Plans (each, a “Company RSU”) will become fully vested, and will be, as of immediately prior to the Effective Time, cancelled and converted into the right to receive an amount in cash equal to (A) the product of (i) the Merger Consideration and (ii) the number of Shares underlying such Company RSU immediately prior to the Effective Time plus (B) all accumulated but unpaid dividend equivalent rights with respect to such Company RSU.

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Treatment of Performance-Based Restricted Stock Units.   Immediately prior to the Effective Time (but contingent upon the Effective Time), each then-outstanding performance restricted stock unit granted under the Company Equity Plans (each, a “Company PRSU”), will be, as of immediately prior to the Effective Time, cancelled and converted into the right to receive an amount in cash equal to (A) the product of (i) the Merger Consideration and (ii) the number of Shares underlying such Company PRSU immediately prior to the Effective Time, as determined by the Board prior to the

Closing based on the greater of target performance and actual performance as of the Closing Date (or, in the case of the 2026 executive awards, based on the achievement of maximum performance) plus (B) all accumulated but unpaid dividend equivalent rights with respect to such Company PRSU.
•
Treatment of Outperformance Restricted Stock Units.   Immediately prior to the Effective Time (but contingent upon the Effective Time), each then-outstanding outperformance restricted stock unit granted under the Company Equity Plans (each, a “Company OPRSU”), will be, as of immediately prior to the Effective Time, cancelled and converted into the right to receive an amount in cash equal to (A) the product of (i) the Merger Consideration and (ii) the number of Shares underlying such Company OPRSU immediately prior to the Effective Time, as determined by the Board prior to the Closing based on actual performance as of the Closing Date (or, in the case of the 2026 executive awards, based on the achievement of maximum performance), plus (B) all accumulated but unpaid dividend equivalent rights with respect to such Company OPRSU.

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Treatment of Company Restricted Stock.   Immediately prior to the Effective Time (but contingent upon the Effective Time), each then-outstanding share of restricted stock granted under the Company Equity Plans (each, “Restricted Stock”) will become fully vested, and will be, as of immediately prior to the Effective Time, cancelled and converted into the right to receive (A) an amount in cash equal to the Merger Consideration plus (B) all accumulated but unpaid dividends with respect to such Restricted Stock.

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Treatment of Director Deferred Stock Units.   Immediately prior to the Effective Time (but contingent upon the Effective Time), each then-outstanding deferred stock unit that is held in an account under the Company’s Deferred Compensation Plan for Directors (each, a “Company DSU”) will be, in accordance with Section 409A of the Code, as of immediately prior to the Effective Time, cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration.

•
Treatment of Dividend Reinvestment and Stock Purchase Plan.   The Company’s Dividend Reinvestment and Stock Purchase Plan (as amended, restated, amended and restated, supplemented, or otherwise modified, the “Company DRIP”) was terminated in accordance with the terms of the Company DRIP on February 23, 2026. The termination of the Company DRIP will not have any effect on any Shares credited to the account of a participant in the Company DRIP prior to such termination or right of the holder of such Shares to receive the Merger Consideration.

Regulatory Approvals
(see page 69)
We are unaware of any material U.S. federal, state or foreign regulatory requirements or approvals that are required for the execution of the Merger Agreement or the completion of the Mergers or the other Transactions, other than the acceptance for record of the articles of merger for the Merger by the State Department of Assessments and Taxation of Maryland and the filing of the certificate of merger for the Merger and the certificate of merger for the Partnership Merger with the Secretary of State of Delaware.
Payment of Merger Consideration
(see page 69)
Immediately prior to the Effective Times, Parent will deposit or cause to be deposited with a paying agent selected by Parent with the Company’s prior written approval (the “Paying Agent”), for the benefit of the holders of Shares (other than the Excluded Shares), Common Units (other than the Excluded Common Units) or Preferred Units (other than Excluded Preferred Units), an aggregate amount of cash comprising the amounts required to be delivered pursuant to the Merger Agreement in respect of Shares, Common Units and Preferred Units (the “Exchange Fund”). Promptly after the Effective Times (and in any event within five (5) business days after the Effective Time), Parent will cause the Paying Agent to mail to each holder of record of certificates representing any of the Shares, Common Units, or Preferred Units outstanding immediately prior to the Effective Times (other than in respect of Excluded Shares, Excluded Common Units and Excluded Preferred Units): (i) a letter of transmittal in customary form advising such Person of the effectiveness of the Mergers and the conversion of its Shares, Common Units or Preferred Units into the right to receive the Merger Consideration, the Common Unit Merger Consideration or the Preferred Unit Merger Consideration, as applicable, and specifying that delivery will be effected, and risk of loss and title to the certificates will pass, only upon proper delivery of the certificates (or affidavits of loss in lieu of the certificates) and (ii) instructions for use in effecting the surrender of the certificates (or affidavits of loss in lieu of the certificates). Upon the surrender of a certificate (or affidavit of loss in lieu of the certificate) to the Paying Agent in accordance with the terms of such transmittal materials, the holder of such certificate will be entitled to receive in exchange for such certificate an amount (after giving effect to any required tax withholding) equal to the cash amount that such holder is entitled to receive as the Merger Consideration, Common Unit Merger Consideration or Preferred Unit Merger Consideration, as applicable, and the certificate so surrendered will be cancelled. No interest will be paid or accrued on any amount payable to holders of certificates. In the event of a transfer of ownership of the Shares, Common Units or Preferred Units represented by a certificate that is not registered in the transfer records of the Company or the Company Partnership, payment of the appropriate amount of the Merger Consideration, Common Unit Merger Consideration or the Preferred Unit Merger Consideration, as applicable, may be made to a Person that is not registered in transfer records of the Company or the Company Partnership, as applicable, if the certificate representing such Shares, Common Units or Preferred Units is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.
In the event that any certificate is lost, stolen or destroyed, upon the making of an affidavit (in form and substance satisfactory to Parent and the Paying Agent) of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if reasonably required by Parent or the Surviving Entity, the posting by such person of a bond in reasonable and customary amount as Parent or the Surviving Entity may direct, as indemnity against any claim that may be made against it with respect to such certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed certificate the applicable Merger Consideration, Common Unit Merger Consideration or Preferred Unit Merger Consideration that would have been issuable or payable (after giving effect to any required tax withholdings) had such lost, stolen or destroyed certificate been surrendered.
Notwithstanding anything to the contrary in the Merger Agreement, any holder of uncertificated Shares, uncertificated Common Units or uncertificated Preferred Units will not be required to deliver a certificate or an executed letter of transmittal to the Paying Agent to receive the consideration payable in respect thereof. Each holder of record of uncertificated Shares, uncertificated Common Units or uncertificated Preferred Units will, upon receipt of an “agent’s message” in customary form, be entitled to receive an amount equal to the cash amount that such holder is entitled to receive, and the uncertificated Shares, uncertificated Common Units and uncertificated Preferred Units so surrendered will be cancelled.
After the completion of the Mergers, holders of Shares, Common Units or Preferred Units will cease to have any rights as a stockholder of the Company or a unitholder of the Company Partnership other than the right to receive the Merger Consideration, the Common Unit Merger Consideration or the Preferred Unit Merger Consideration, as applicable, upon the terms and subject to the conditions set forth in the Merger Agreement.
The Paying Agent will return to the Surviving Entity or the Surviving Partnership, as designated by Parent, all funds in its possession that remain unclaimed by the stockholders of the Company or the unitholders of the Company Partnership, at the one-year anniversary of the Effective Times. After that time, if a Company stockholder or a Company Partnership unitholder has not received payment of the Merger Consideration, Common Unit Merger Consideration or Preferred Unit Merger Consideration, such former stockholders may look only to the Surviving Entity or the Surviving Partnership for payment of the Merger Consideration, Common Unit Merger Consideration or Preferred Unit Merger Consideration, subject to applicable abandoned property, escheat and other similar laws.
No Dissenters’ Rights of Appraisal
(see page 104)
No dissenters’ or appraisal rights will be available with respect to the Merger or the other Transactions.
Market Price and Dividend Data
(see page 104)
Company common stock is traded on NYSE under the symbol “VRE.” On February 20, 2026, the last full trading day prior to the public announcement of the execution of the Merger Agreement, the closing price for the Shares was $16.77 per Share. On April 9, 2026, the last full trading day prior to the date of this proxy statement, the closing price for the Shares was $18.91 per Share. For additional information, see the section entitled “Market Price and Dividend Data,” beginning on page 104.
Additional Information
(see page 109)
You can find more information about Veris in the periodic reports and other information the Company files with the U.S. Securities and Exchange Commission (the “SEC”). The information is available at the website maintained by the SEC at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investors page of our corporate website at www.verisresidential.com.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGERS
The following questions and answers are intended to briefly address some commonly asked questions regarding the special meeting of stockholders, the Merger Agreement and the Transactions (including the Mergers). These questions and answers do not address all questions that may be important to you as a Veris stockholder. Please refer to the more detailed information contained elsewhere in this proxy statement, the Annexes to this proxy statement and the documents referred to in and incorporated by reference into this proxy statement, including the Merger Agreement, a copy of which is attached to this proxy statement as Annex A.
Q:
Why am I receiving this proxy statement?

A:
On February 23, 2026, Veris entered into the Merger Agreement with the Company Partnership, Parent, Merger Sub I and Merger Sub II. A copy of the Merger Agreement is attached to this proxy statement as Annex A and is incorporated by reference herein. In order to complete the Mergers, Veris’ stockholders must vote to approve the Mergers and the other Transactions. You are receiving this proxy statement in connection with the solicitation of proxies by the Board in favor of the Merger Proposal.

Your vote is very important. Even if you plan to attend the special meeting virtually through the internet, we encourage you to submit a proxy as soon as possible.
Q:
What is the proposed Merger and what effects will it have on the Company?

A:
The proposed Merger will result in the acquisition of the Company by Parent pursuant to the Merger Agreement. If the Merger Proposal is approved by Veris’ stockholders and the other closing conditions under the Merger Agreement are satisfied or waived, the Company will merge with and into Merger Sub I, with Merger Sub I continuing as the Surviving Entity in the Merger as a direct wholly owned subsidiary of Parent. As a result of the Merger, the Company will cease to be a public company and you will cease to hold Shares. In addition, following the Merger, the Shares will be delisted from NYSE and deregistered under the Exchange Act. Veris will no longer be required to file periodic reports, current reports and proxy and information statements with the SEC.

Q:
As a stockholder, what will I receive in the Merger?

A:
For each outstanding Share you own as of immediately prior to the Effective Time, you will receive $19.00 in cash, without interest and subject to deduction for any applicable withholding taxes. For further information, see the section entitled “The Merger Agreement — Merger Consideration Received by Veris Stockholders,” beginning on page 73.

Q:
Will I continue to receive dividends on Shares that I hold prior to Closing?

A:
The terms of the Merger Agreement prohibit Veris from authorizing, declaring or paying any further dividends, including regular quarterly dividends, except for any (i) regular quarterly dividends for the fiscal quarter ending March 31, 2026, with an anticipated declaration date on about February 27, 2026, and an anticipated payment date on or about April 10, 2026, (ii) dividends or distributions on Company RSUs, Company PRSUs, and Company DSUs in each case, as and solely to the extent required by the Company Equity Plan, (iii) dividends or distributions on the Partnership Units or the Company LTIP Units, in each case, as and solely to the extent expressly required by the terms of the limited partnership agreement of the Company Partnership (the “Company Limited Partnership Agreement”) or (iv) dividends or distributions by the Company or any of its Subsidiaries, including pursuant to Sections 857, 858 or 860 of the Code, to the extent reasonably necessary for the Company to maintain its status as a REIT under the Code and to avoid or reduce the imposition of any entity-level income or excise Tax under the Code (with any such additional required dividend resulting in a corresponding decrease to the Merger Consideration).

Q:
What are the material U.S. federal income tax consequences of the Merger?

A:
For U.S. federal income tax purposes, the receipt of cash in exchange for Shares pursuant to the Merger is expected to be treated as a distribution in complete liquidation of the Company and will be a fully taxable transaction. In general, a U.S. Holder (as defined below in the section entitled “The Mergers — Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 64) of Shares will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash that such U.S. Holder receives in the Merger and such U.S. Holder’s adjusted tax basis in the Shares surrendered in the Merger.
The U.S. federal income tax consequences to a Non-U.S. Holder (as defined below in the section entitled “The Mergers — Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 64) of Shares will depend on various factors, including whether the receipt of such payments is treated as a distribution from the Company that is attributable to gain from the sale of USRPIs pursuant to the provisions of FIRPTA. See the section entitled “The Mergers — Material U.S. Federal Income Tax Consequences — Consequences of the Merger to Non-U.S. Holders of Shares” for further discussion of the material U.S. federal income tax consequences of the Merger to Non-U.S. Holders. Stockholders should refer to the discussion under “The Mergers — Material U.S. Federal Income Tax Consequences of the Merger,” beginning on page 64, and are urged to consult their own tax advisors concerning the U.S. federal income tax consequences of the Merger in light of their particular circumstances and any consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction or other tax laws.
Q:
What will happen to outstanding Veris equity compensation awards in the Merger?

A:
For information regarding the treatment of outstanding Veris equity awards, see the section entitled “The Merger Agreement — Treatment of Outstanding Equity Awards and Company DRIP” beginning on page 74.

Q:
What will happen to the Company DRIP?

A:
The Company DRIP was terminated in accordance with the terms of the Company DRIP on February 23, 2026. The termination of the Company DRIP will not have any effect on any Shares credited to the account of a participant in the Company DRIP prior to such termination or right of the holder of such Shares to receive the Merger Consideration. For information regarding the treatment of the Company DRIP, see the section entitled “The Merger Agreement — Treatment of Outstanding Equity Awards and Company DRIP,” beginning on page 74.

Q:
When and where will the special meeting be held?

A:
The special meeting will be held via live webcast on May 21, 2026, at 9:00 AM, Eastern Time. To participate in the special meeting virtually through the internet, please visit www.virtualshareholdermeeting.com/VRE2026SM. You will need the 16-digit control number shown on your proxy card or voting instruction form to vote during the meeting. If you are a stockholder and you do not have your 16-digit control number, you will only be able to listen to the special meeting. If you cannot locate your 16-digit control number, stockholders who hold their Shares in “street name” should contact their bank, broker, or other nominee (preferably at least five days before the special meeting) and obtain their 16-digit control number. Please note that you will not be able to attend the special meeting in person.

Q:
Who is entitled to vote at the special meeting?

A:
Only holders of Shares of record as of the close of business on April 9, 2026, the Record Date for the special meeting, are entitled to notice of and to vote at the special meeting. You will be entitled to one vote on each of the proposals presented in this proxy statement for each Share that you own as of the close of business on the Record Date.

Q:
What is the difference between being a “holder of record” and a “beneficial owner” of Shares held in “street name”?

A:
If, on the Record Date, your Shares are registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those Shares, the stockholder of record. If your Shares are held by a bank, broker, trust or other nominee (i.e., in “street name”), you are considered the beneficial owner of Shares held in “street name.”
Q:
What proposals will be considered at the special meeting?

A:
At the special meeting, you will be asked to consider and vote on:

•
a proposal to approve the Mergers and the other Transactions, pursuant to which, among other things, (i) the Company will merge with and into Merger Sub I, with Merger Sub I continuing as the Surviving Entity in the Merger as a direct wholly owned subsidiary of Parent, and (ii) Merger Sub II will merge with and into the Company Partnership, with the Company Partnership continuing as the Surviving Partnership in the Partnership Merger, and the Transactions (the “Merger Proposal”);

•
a proposal to approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Transactions, including the Mergers (the “Merger-Related Compensation Proposal”), as discussed in the section entitled “The Mergers — Interests of Directors and Executive Officers in the Mergers,” beginning on page 59; and

•
a proposal to adjourn the special meeting to a later date or time if necessary or appropriate to ensure that any necessary supplement or amendment to this proxy statement is provided to Company stockholders a reasonable amount of time in advance of the special meeting or to solicit additional proxies in favor of the Merger Proposal if there are insufficient votes at the time of the special meeting to approve such proposal (the “Adjournment Proposal”).

You should read the section entitled “The Mergers — Reasons for the Mergers,” beginning on page 42, for a discussion of the factors that the Board considered in deciding to recommend the approval of the Merger Agreement and the Transactions. See also the section entitled “The Mergers — Interests of Directors and Executive Officers in the Mergers,” beginning on page 59.
Q:
What vote is required to approve each of the proposals?

A:
Merger Proposal.   The approval of the Merger Proposal requires, assuming a quorum is present, the affirmative vote of a majority of all votes entitled to be cast by the holders of Shares at the special meeting. Abstentions and failures to vote will have the same effect, assuming a quorum is present, as a vote “AGAINST” the Merger Proposal.

Merger-Related Compensation Proposal.   The approval of the Merger-Related Compensation Proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting. Abstentions and failures to vote are not considered votes cast and will have no effect on the outcome of this proposal.
Adjournment Proposal.   The approval of the Adjournment Proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting. Abstentions and failures to vote are not considered votes cast and will have no effect on the outcome of this proposal. Pursuant to our bylaws, if a quorum is not present at the special meeting, the chairman of the meeting may also adjourn the special meeting from time to time without the approval of the stockholders, subject to the terms of the Merger Agreement.
Q:
How does the Board recommend that I vote on the proposals? Do any of the Company’s directors and executive officers have any interest in the Mergers that is different than mine?

A:
The Merger Agreement and the Transactions, including the Mergers, have been unanimously approved and recommended by the Board. The Board recommends a vote (i) “FOR” the Merger Proposal, (ii) “FOR” the Merger-Related Compensation Proposal and (iii) “FOR” the Adjournment Proposal.

For a discussion of the material factors considered by the Board in reaching its conclusions, see the section entitled “The Mergers — Reasons for the Mergers,” beginning on page 42.
In addition, in considering the recommendation of the Board with respect to the Merger Agreement, you should be aware that our directors and executive officers have interests that may be different from, or in addition to, the interests of Veris stockholders generally. See the section entitled “The Mergers — Interests of Directors and Executive Officers in the Mergers,” beginning on page 59.
Q:
How will the Supporting Stockholder vote the Shares they hold?

A:
Pursuant to the Support Agreement, the Supporting Stockholder, who owned approximately 5.6% of the issued and outstanding Shares as of February 23, 2026, agreed to vote or cause to be voted any Shares owned by them in favor of (“for”) (i) the Mergers and the other Transactions and (ii) any proposal to postpone or adjourn such meeting to a later date. Pursuant to the Support Agreement, the Supporting Stockholder agreed to vote or cause to be voted any Shares owned by them against (i) any Acquisition Proposal if any, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or inconsistent with the Mergers or the other Transactions, (ii) any action or agreement that would reasonably be expected to result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement, or of the Supporting Stockholder in the Support Agreement, and (iii) any other action, agreement, transaction or proposal involving the Company or any of its subsidiaries that would reasonably be expected to prevent, interfere with, delay, discourage, adversely affect or impair the timely consummation of the Mergers or the fulfillment of any of the conditions to Closing under the Merger Agreement or the performance by such Supporting Stockholder of its obligations under the Support Agreement. For more information, see the section entitled “The Merger Agreement — The Support Agreement,” beginning on page 102.

Q:
Do I need to attend the special meeting?

A:
No. It is not necessary for you to attend the special meeting in order to vote your Shares. If you are a holder of Shares as of the Record Date, you may authorize a proxy to vote your Shares by mail, by telephone or through the internet, as described in more detail below. If you are a “street name” holder of Shares, you must follow the voting instructions provided to you by your bank, broker, trust or other nominee for your Shares to be voted at the special meeting, as described in more detail below.

Q:
What is required for a quorum at the special meeting?

A:
The presence at the special meeting, by attendance via the virtual meeting website or by proxy, of the stockholders entitled to cast a majority of all the votes entitled to be cast on any matter constitutes a quorum for the purpose of considering the proposals. A quorum is the minimum number of Shares required to be present at the special meeting for the meeting to be properly held under our bylaws and the Maryland General Corporation Law (the “MGCL”).

As of April 9, 2026 there were 93,838,017 Shares outstanding. If you are a holder of Shares as of the Record Date and you authorize a proxy to vote your Shares by mail, by telephone or through the internet or if you vote at the special meeting via the virtual meeting website, you will be considered part of the quorum. If you are a “street name” holder of Shares and you provide your bank, broker, trust or other nominee with voting instructions, then your Shares will be counted in determining the presence of a quorum. If you are a “street name” holder of Shares and you do not provide your bank, broker, trust or other nominee with voting instructions, then your Shares will not be counted in determining the presence of a quorum.
All Shares held by stockholders as of the Record Date that attend the special meeting via the virtual meeting website, or are represented by proxy, and entitled to vote at the special meeting, regardless of how such Shares are voted or whether such stockholders have indicated on their proxy that they are abstaining from voting, will be counted in determining the presence of a quorum. If a quorum is not present at the special meeting, then the Company may seek to adjourn the special meeting.
Q:
Why am I being asked to consider and cast a non-binding advisory vote to approve the compensation that may be paid or become payable to Veris’ named executive officers that is based on or otherwise relates to the Merger?

A:
In July 2010, the SEC adopted rules that require companies to seek a non-binding advisory vote to approve certain compensation that may be paid or become payable to their named executive officers that is based on or otherwise relates to corporate transactions such as the Mergers. In accordance with the rules promulgated under Section 14A of the Exchange Act, Veris is providing its holders of Shares as of the Record Date with the opportunity to cast a non-binding advisory vote on compensation that may be paid or become payable to Veris’ named executive officers in connection with the Mergers. For additional information, see the section entitled “Proposal 2: Merger-Related Compensation Proposal,” beginning on page 26.
Q:
What will happen if Veris stockholders do not approve the Merger-Related Compensation Proposal?

A:
The vote to approve the Merger-Related Compensation Proposal is a vote separate and apart from the vote to approve the Mergers and the other Transactions. Approval of the Merger-Related Compensation Proposal is not a condition to completion of the Merger, and it is advisory in nature only, meaning that it will not be binding on Veris or Parent or any of their respective subsidiaries. Accordingly, if the Mergers and the other Transactions are approved by Veris’ stockholders and the Mergers are completed, the compensation that is based on or otherwise relates to the Mergers will be payable to our named executive officers even if this proposal is not approved.

Q:
What do I need to do now? How many votes do I have?

A:
After carefully reading and considering the information contained in this proxy statement and the Annexes attached to this proxy statement, please vote your Shares in one of the ways described below as soon as possible. You will be entitled to one vote for each Share that you owned at the close of business on April 9, 2026, the Record Date.

Q:
How do I authorize a proxy to vote my Shares or vote at the special meeting if I am a stockholder of record?

A:
You may authorize a proxy to vote your Shares by:

•
submitting your proxy by completing, signing and dating each proxy card you receive and returning it by mail in the enclosed prepaid envelope;

•
submitting your proxy by telephone by following the instructions set forth on each proxy card you receive; or

•
submitting your proxy through the internet by following the instructions set forth on each proxy card you receive.

•
In addition, you may virtually attend the special meeting and vote thereat. Any holder of Shares as of the Record Date can virtually attend the special meeting by visiting www.virtualshareholdermeeting.com/VRE2026SM. You will need the 16-digit control number shown on your proxy card or voting instruction form to vote during the meeting. If you are a stockholder and you do not have your 16-digit control number, you will only be able to listen to the special meeting. If you cannot locate your 16-digit control number, stockholders who hold their Shares in “street name” should contact their bank, broker, or other nominee (preferably at least five days before the special meeting) and obtain their 16-digit control number.

Submitting your proxy by mail, by telephone or through the internet will not prevent you from casting your vote at the special meeting via the virtual meeting website. You are encouraged to submit a proxy by mail, by telephone or through the internet even if you plan to attend the special meeting via the virtual meeting website to ensure that your Shares are represented at the special meeting. If the telephone or internet option is available to you, we strongly encourage you to use it because it is faster and less costly. Have your proxy card with you if you are going to authorize your proxy by telephone or through the internet.
If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your Shares will be voted “FOR” the Merger Proposal, “FOR” the Merger-Related Compensation Proposal and “FOR” the Adjournment Proposal.

Q:
What is the deadline for voting my Shares?

A:
If you are submitting your proxy by telephone or through the internet, your voting instructions must be received by 11:59 p.m., Eastern Time on May 20, 2026, the day immediately prior to the special meeting.

If you choose to submit your proxy by mailing a proxy card, your proxy card must be completed, signed, dated and returned in the enclosed postage-paid reply envelope or otherwise filed with our Corporate Secretary no later than 11:59 p.m., Eastern Time on May 20, 2026, the day immediately prior to the special meeting. You may also attend the special meeting virtually through the internet. If you are a beneficial owner, please review the voting instructions provided by your bank, broker, trust or other nominee for information on the deadline for voting your Shares.
Q:
If my Shares are held for me by a bank, broker, trust or other nominee, will my bank, broker, trust or other nominee vote those Shares for me with respect to the proposals?

A:
If you wish to vote by proxy and your Shares are held by a bank, broker, trust or other nominee (i.e., in “street name”), you must follow the voting instructions provided to you by your bank, broker, trust or other nominee for your Shares to be voted at the special meeting. Your bank, broker, trust or other nominee will NOT be able to vote your Shares on the proposals unless you have properly instructed your bank, broker, trust or other nominee on how to vote your Shares. You may be able to vote by telephone or through the internet if your bank, broker, trust or other nominee offers these options. If you wish to vote by attending the special meeting via the virtual meeting website and your Shares are held in the name of a bank, broker, trust or other nominee, you will need a 16-digit control number to vote during the special meeting. If you cannot locate your 16-digit control number, stockholders who hold their Shares in “street name” should contact their bank, broker or other nominee (preferably at least five days before the special meeting) and obtain their 16-digit control number.

Q:
What if I fail to instruct my bank, broker, trust or other nominee how to vote?

A:
Your bank, broker, trust or other nominee will NOT be able to vote your Shares on the proposals unless you have properly instructed your bank, broker, trust or other nominee on how to vote your Shares. Because the Merger Proposal requires the affirmative vote of a majority of all the votes entitled to be cast on such matter as of the Record Date, the failure to provide your bank, broker, trust or other nominee with voting instructions will have the same effect as a vote “AGAINST” the Merger Proposal. Furthermore, your Shares will not be included in the calculation of the number of Shares present at the special meeting for purposes of determining whether a quorum is present.

Q:
May I change my vote after I have mailed my proxy card or after I have submitted my proxy by telephone or through the internet?

A:
Yes. You may revoke your proxy or change your vote at any time before it is voted at the special meeting.

Any proxy given by a Veris stockholder may be revoked at any time before it is voted at the special meeting by doing any of the following:
•
by submitting another proxy by telephone or through the internet, in accordance with the instructions on the proxy card;

•
by delivering a signed written notice of revocation bearing a date later than the date of the proxy to Taryn Fielder, Corporate Secretary, Harborside 3, 210 Hudson St. Ste. 400, Jersey City, NJ 07311, stating that the proxy is revoked;

•
by submitting a later-dated proxy card relating to the same Shares; or

•
by attending the special meeting via the virtual meeting website and voting at the meeting (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote at the special meeting via the virtual meeting website). However, simply attending the special meeting without voting will not revoke or change your proxy.

If you voted by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy or change your vote by telephone or through the internet. “Street name” holders of Shares should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies.
If you have instructed a bank, broker, trust or other nominee to vote your Shares, you must follow the instructions received from your bank, broker, trust or other nominee to change your vote.
All properly submitted proxies received by us before the special meeting that are not revoked or changed prior to being exercised at the special meeting will be voted at the special meeting in accordance with the instructions indicated on the proxies or, if no instructions were provided, “FOR” each of the proposals.
Q:
What does it mean if I receive more than one proxy card?

A:
If you receive more than one proxy card, it means that you hold Shares that are registered in more than one account. For example, if you own your Shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive, and you will need to sign and return, a separate proxy card for those Shares because they are held in a different form of record ownership. Therefore, to ensure that all of your Shares are voted, you will need to submit your proxies by completing, signing, dating and mailing in each proxy card you receive or by telephone or through the internet by using the different voter control number(s) on each proxy card.

Q:
What is householding and how does it affect me?

A:
The SEC permits companies to send a single set of certain disclosure documents to any household at which two or more stockholders reside, unless contrary instructions have been received, but only if the company provides advance notice and follows certain procedures. In such cases, each stockholder continues to receive a separate notice of the meeting and proxy card. This householding process reduces the volume of duplicate information and reduces printing and mailing expenses. If your family has multiple accounts holding Shares, you may have already received a householding notification. For additional information, see the section entitled “Householding of Proxy Material,” beginning on page 109.

Q:
What happens if I sell my Shares before the special meeting?

A:
The Record Date for the special meeting is earlier than the expected date of completion of the Mergers. If you own Shares as of the close of business on the Record Date but transfer your Shares prior to the special meeting, you will retain your right to vote at the special meeting, but the right to receive the Merger Consideration will pass to the person who holds your Shares as of immediately prior to the Effective Time.

Q:
May I exercise dissenters’ rights or rights of appraisal in connection with the Merger?

A:
If you are a common stockholder of record on the record date, you can vote against the Merger Proposal. You are not, however, entitled to exercise any appraisal rights, dissenters’ rights or the rights of an objecting stockholder to receive the fair value of your Shares in connection with the Merger. See the section entitled “No Dissenters’ Rights of Appraisal,” beginning on page 104.

Q:
If I hold my Shares in certificated form, should I send in my stock certificates now?

A:
No. Shortly after the Merger is completed, you will be sent a letter of transmittal that includes detailed written instructions on how to return your stock certificates. You must return your stock certificates in accordance with such instructions in order to receive the Merger Consideration. PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATE(S) NOW.

Q:
When are the Mergers expected to be completed?

A:
We and Parent are working toward completing the Mergers as quickly as possible. We currently anticipate that the Mergers will be completed during the second quarter of 2026, but we cannot be certain when or if the conditions to the Mergers will be satisfied or, to the extent permitted, waived. The Mergers cannot be completed until the conditions to closing are satisfied (or, to the extent permitted, waived), including the approval of the Mergers and the other Transactions by Veris’ stockholders. For additional information, see the section entitled “The Merger Agreement — Conditions to the Mergers,” beginning on page 95.
Q:
If the Mergers are completed, how do I obtain the Merger Consideration?

A:
Following the completion of the Mergers, your Shares will automatically be converted into the right to receive the Merger Consideration. Shortly after the Mergers are completed, you will receive an instruction letter describing how you may exchange your Shares for the Merger Consideration. If your Shares are held in “street name” by your bank, broker, trust or other nominee, you may receive instructions from your bank, broker, trust or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” Shares in exchange for the Merger Consideration.

Q:
What happens if the Mergers are not completed?

A:
If the Merger Proposal is not approved by the holders of a majority of the outstanding Shares entitled to vote on such matter as of the Record Date or if the Mergers are not completed for any other reason, you will not receive any consideration from Parent or Merger Sub I for your Shares. Instead, Veris will remain a public company, and the Shares will continue to be registered under the Exchange Act and listed and traded on NYSE. We expect that our management will operate our business in a manner similar to that in which it is being operated today and that holders of Shares will continue to be subject to the same risks and opportunities to which they are currently subject with respect to their ownership of the Shares.

In addition, if the Merger Agreement is terminated under specified circumstances, the Company will be required to pay Parent the Company Termination Fee. The Merger Agreement also provides that Parent will be required to pay the Company the Parent Termination Fee if the Merger Agreement is terminated due to certain reasons related to Parent’s breach or failure to close. For additional information, see the section entitled “The Merger Agreement — Termination Fees,” beginning on page 99.
For additional information, see the section entitled “The Mergers — Consequences if the Mergers are Not Completed,” beginning on page 64.
Q:
Where can I find the voting results of the special meeting?

A:
We intend to announce preliminary voting results at the special meeting and publish final voting results from the special meeting in a Current Report on Form 8-K to be filed with the SEC following the special meeting. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investors page of our corporate website at www.verisresidential.com. For more information, please see the section entitled “Where You Can Find More Information,” beginning on page 109.

Q:
Are there any requirements if I plan on attending the special meeting?

A:
The special meeting will be held via live webcast only. Any holder of Shares as of the Record Date can virtually attend the special meeting by visiting www.virtualshareholdermeeting.com/VRE2026SM. You will need the 16-digit control number shown on your proxy card or voting instruction form to vote during the meeting. If you are a stockholder and you do not have your 16-digit control number, you will only be able to listen to the special meeting. If you cannot locate your 16-digit control number, stockholders who hold their Shares in “street name” should contact their bank, broker, or other nominee (preferably at least five days before the special meeting) and obtain their 16-digit control number.

Q:
Where can I find more information about Veris?

A:
Veris files periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investors page of our corporate website at www.verisresidential.com. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference. For a more detailed description of the information available, see the section entitled “Where You Can Find More Information,” beginning on page 109.
Q:
Who will solicit and pay the cost of soliciting proxies?

A:
We will bear the cost of solicitation of proxies for the special meeting. Our Board is soliciting your proxy on our behalf. In addition to the use of mail, proxies may be solicited by personal interview, telephone, facsimile, email or otherwise, by our directors, officers and other employees. We have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of approximately $50,000, plus reimbursement of out-of-pocket expenses. We also will request persons, firms and corporations holding shares in their names, or in the names of their nominees, that are beneficially owned by others to send or cause to be sent proxy materials to, and obtain proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

Q:
Who can help answer my questions?

A:
For additional questions about the Mergers, assistance in submitting proxies or voting Shares, or additional copies of this proxy statement or the enclosed proxy card, please contact our proxy solicitor:

Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (866) 239-1760
Banks and Brokers may call collect: (212) 750-5833
If your Shares are held for you by a bank, broker, trust or other nominee (i.e., in “street name”), you should also call your bank, broker, trust or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of such act. Such forward-looking statements relate to, without limitation, the proposed transaction, our future economic performance, plans and objectives for future operations, and projections of revenue and other financial items. Forward-looking statements can be identified by the use of words such as “may,” “will,” “assume,” “believe,” “contemplate,” “could,” “intend,” “predict,” “would,” “plan,” “potential,” “projected,” “should,” “expect,” “anticipate,” “estimate,” “target,” “continue” or comparable terminology, although not all forward-looking statements contain these identifying words.
Forward-looking statements are inherently subject to certain risks, trends, changes in circumstances and uncertainties, many of which we cannot predict with accuracy and some of which we may not anticipate, including, but not limited to: (i) historical financial information may not be representative of future results; (ii) the completion of the proposed transaction on the anticipated terms and timing, or at all, including obtaining stockholder approval, and the satisfaction of other conditions to the completion of the proposed transaction as well as the failure to realize anticipated benefits of the proposed transaction; (iii) there may be significant transaction costs in connection with the proposed transaction and the proposed transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (iv) there may be liabilities that are not known, probable or estimable at this time or unexpected costs, charges or expenses; (v) the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction, including in circumstances requiring the Company to pay a termination fee; (vi) any effect of the announcement of the proposed transaction on the Company’s ability to operate its business and retain and hire key personnel and to maintain favorable business relationships; (vii) the proposed transaction may result in the diversion of management’s time and attention from ordinary course business operations to issues relating to the proposed transaction; (viii) certain restrictions during the pendency of the proposed transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (ix) unfavorable outcome of legal proceedings related to the proposed transaction; (x) the risk that the Company’s share price may decline significantly if the proposed transaction is not consummated; (xi) legislative, regulatory and economic developments; (xii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism, outbreaks of war or hostilities or public health issues, as well as management’s response to any of the aforementioned factors; and (xiii) other risks and uncertainties detailed in periodic reports that the Company files with the SEC.
There can be no assurance that the Mergers will be completed, or if they are completed, that they will close within the anticipated time period. While the list of factors presented here is considered representative, this list should not be considered to be a complete statement of all potential risks and uncertainties and should be read in conjunction with the other forward-looking statements. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. The forward-looking statements relate only to events as of the date on which the statements are made and we undertake no obligation to update, and expressly disclaim any obligation to update, any forward-looking statements, or any other information in this communication, whether resulting from developments, circumstances or events that arise after the date the statements are made, new information, or otherwise. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we may have expressed or implied by these forward-looking statements. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement. You should specifically consider the factors identified in this communication that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect us.
Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions at the time made, we can give no assurance that such expectations will be achieved as anticipated or that our results, estimates or assumptions will be correct. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements, many of which are beyond the Company’s control. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise, except as required under applicable law.

PROPOSAL 1: THE MERGER PROPOSAL
The Proposal
The Company is asking you to approve the Merger Proposal. You should carefully read this proxy statement in its entirety for more detailed information concerning the Merger Agreement and the Mergers. In particular, you should read in its entirety the Merger Agreement, which is attached as Annex A to this proxy statement. In addition, see the sections entitled “The Mergers,” beginning on page 35, and “The Merger Agreement,” beginning on page 72.
Support Agreement
Pursuant to the Support Agreement, the Supporting Stockholder, who owned approximately 5.6% of the issued and outstanding Shares as of February 23, 2026, agreed to vote or cause to be voted any Shares owned by them in favor of (“for”) (i) the Mergers and the other Transactions and (ii) any proposal to postpone or adjourn such meeting to a later date. Pursuant to the Support Agreement, the Supporting Stockholder agreed to vote or cause to be voted any Shares owned by them against (i) any Acquisition Proposal if any, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or inconsistent with the Mergers or the other Transactions, (ii) any action or agreement that would reasonably be expected to result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement, or of the Supporting Stockholder in the Support Agreement, and (iii) any other action, agreement, transaction or proposal involving the Company or any of its subsidiaries that would reasonably be expected to prevent, interfere with, delay, discourage, adversely affect or impair the timely consummation of the Mergers or the fulfillment of any of the conditions to Closing under the Merger Agreement or the performance by such Supporting Stockholder of its obligations under the Support Agreement. For more information, see the section entitled “The Merger Agreement — The Support Agreement,” beginning on page 102.
Vote Required and Board Recommendation
The approval of the Merger Proposal requires, assuming a quorum is present, the affirmative vote of a majority of all votes entitled to be cast by the holders of Shares at the special meeting. Abstentions and failures to vote will have the same effect, assuming a quorum is present, as a vote “AGAINST” the Merger Proposal.
Your vote is very important. If you fail to return your proxy, vote by telephone or through the internet or virtually attend the special meeting, your Shares will not be counted for purposes of determining whether a quorum is present at the special meeting and, assuming a quorum is present, will have the same effect as a vote “AGAINST” the Merger Proposal. If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your Shares represented by such proxy card will be voted “FOR” the Merger Proposal.
Approval of the Merger Proposal is a condition to the completion of the Mergers. In the event that the Merger Proposal is not approved, the Mergers cannot be completed.
The Merger Agreement and the Transactions, including the Mergers, have been unanimously approved and recommended by the Board.
The Board recommends a vote “FOR” the Merger Proposal.

PROPOSAL 2: MERGER-RELATED COMPENSATION PROPOSAL
The Proposal
As required by Item 402(t) of Regulation S-K under the Securities Act of 1933, as amended, and Section 14A of the Securities Exchange Act of 1934, as amended, we are asking you to approve, on a non-binding, advisory basis, the compensation that may be paid or become payable to Veris’ named executive officers that is based on or otherwise relates to the Mergers. Information intended to comply with Item 402(t) of Regulation S-K concerning this compensation, subject to certain assumptions described therein, is as disclosed in the section entitled “The Mergers — Interests of Directors and Executive Officers in the Mergers — Summary of Potential Transaction Payments to Named Executive Officers,” beginning on page 61, including the table in such section and accompanying footnotes.
Vote Required and Board Recommendation
As an advisory vote, this proposal is not binding upon Veris or the Board, and approval of this proposal is not a condition to completion of the Mergers. Because the Merger-related executive compensation to be paid in connection with the Mergers is based on the terms of the Merger Agreement as well as the contractual arrangements between Veris and the named executive officers, such compensation may be paid or become payable, regardless of the outcome of this advisory vote, if the Merger Proposal is approved (subject only to the contractual conditions in the Merger Agreement applicable thereto as well as any applicable contractual arrangements Veris and the named executive officers). Accordingly, you are asked to vote on the following resolution:
“RESOLVED, that the stockholders of Veris Residential, Inc. approve, on an advisory, non-binding basis, the compensation that may be paid or become payable to the named executive officers of Veris Residential, Inc. that is based on or otherwise relates to the Mergers, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Merger — Interests of Directors and Executive Officers in the Mergers — Summary of Potential Transaction Payments to Named Executive Officers.””
If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your Shares represented by such proxy card will be voted “FOR” the Merger-Related Compensation Proposal.
The approval of the Merger-Related Compensation Proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting. The vote is advisory only and, therefore, not binding on the Company or Parent or any of their respective subsidiaries, and, if the Mergers are completed, the compensation that is based on or otherwise relates to the Mergers will be paid or become payable to our named executive officers even if this proposal is not approved. Abstentions and failures to vote are not considered votes cast and will have no effect on the outcome of this proposal.
The Merger Agreement and the Transactions, including the Mergers, have been unanimously approved and recommended by the Board.
The Board recommends a vote “FOR” the Merger-Related Compensation Proposal.

PROPOSAL 3: ADJOURNMENT PROPOSAL
The Proposal
The Company is asking you to approve one or more proposals to adjourn the special meeting to a later date or time if necessary or appropriate to ensure that any necessary supplement or amendment to this proxy statement is provided to Company stockholders a reasonable amount of time in advance of the special meeting or to solicit additional proxies in favor of the Merger Proposal if there are insufficient votes at the time of the special meeting to approve such proposal. If the Company’s stockholders approve the Adjournment Proposal, the Company could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the Merger Proposal (other than in respect of any proposal for which the vote has been taken and the polls have been closed at the special meeting). Among other things, approval of the Adjournment Proposal could mean that, even if the Company had received proxies representing a sufficient number of votes against the Merger Proposal such that the Merger Proposal would be defeated, the Company could adjourn the special meeting without a vote on the Merger Proposal and seek to convince the holders of those Shares to change their votes to votes in favor of any such proposal. Pursuant to our bylaws, if a quorum is not present at the special meeting, the chairman of the meeting may also adjourn the special meeting from time to time without the approval of the stockholders, subject to the terms of the Merger Agreement.
Vote Required and Board Recommendation
The approval of the Adjournment Proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting. Abstentions and failures to vote are not considered votes cast and will have no effect on the outcome of this proposal.
If you return a properly executed proxy card, but do not indicate instructions on your proxy card, your Shares represented by such proxy card will be voted “FOR” the Adjournment Proposal.
The Merger Agreement and the Transactions, including the Mergers, have been unanimously approved and recommended by the Board.
The Board recommends a vote “FOR” the Adjournment Proposal.

PARTIES TO THE MERGERS
Veris Residential, Inc.
Veris Residential, Inc., a Maryland corporation (the “Company”), together with its subsidiaries, is a fully-integrated, self-administered and self-managed real estate investment trust (“REIT”). The Company owns, operates and develops multifamily rental properties located primarily in the Northeast, as well as a portfolio of non-strategic land and commercial assets. The Company is focused on conducting business in a socially, ethically, and environmentally responsible manner, while seeking to maximize value for all stakeholders. Veris Residential, Inc. was incorporated on May 24, 1994. At the Effective Time, the Company will merge with and into Merger Sub I, with Merger Sub I continuing as the Surviving Entity in the Merger. The Company’s common stock is listed on NYSE and trades under the symbol “VRE.” The Company’s corporate offices are located at Harborside 3, 210 Hudson St. Ste. 400, Jersey City, New Jersey 07311.
The Company’s website address is www.verisresidential.com. The information provided on the Company’s website is not part of this proxy statement and is not incorporated by reference in this proxy statement by this or any other reference to the Company’s website in this proxy statement.
Additional information about Veris is contained in the Company’s public filings, which are incorporated by reference in this proxy statement. See the section entitled “Where You Can Find More Information,” beginning on page 109, for more information.
Veris Residential, L.P.
Veris Residential, L.P., a Delaware limited partnership (the “Company Partnership”), is the operating partnership of the Company. Substantially all of the Company’s assets and liabilities are held by, and all of its operations are conducted through, the Company Partnership. The Company controls the Company Partnership, as its sole general partner. At the Partnership Merger Effective Time, Merger Sub II will merge with and into the Company Partnership, with the Company Partnership continuing as the Surviving Partnership in the Partnership Merger.
Parent
Parent was formed in Delaware on February 18, 2026, solely for the purpose of engaging in the Transactions, including the Mergers. The Sponsors will directly and/or indirectly invest in Parent. Parent has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Transactions, including the structuring and negotiation of the Transactions and arranging financing therefor.
The principal office address of Parent is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and its telephone number is (212) 605-1000.
Merger Sub I
Merger Sub I was formed in Delaware on February 18, 2026, as a direct, wholly owned subsidiary of Parent, solely for the purpose of engaging in the Transactions, including the Mergers. Merger Sub I has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Transactions, including the structuring and negotiation of the Transactions and arranging financing therefor. At the Effective Time, the Company will merge with and into Merger Sub I and Merger Sub I will continue as the Surviving Entity in the Merger.
The principal office address of Merger Sub I is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and its telephone number is (212) 605-1000.
Merger Sub II
Merger Sub II was formed in Delaware on February 18, 2026, as an indirect subsidiary of Parent, solely for the purpose of engaging in the Transactions, including the Partnership Merger. Merger Sub II has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Transactions, including the structuring and negotiation of the Transactions and arranging financing therefor. At the Partnership Merger Effective Time, Merger Sub II will merge with and into the Company Partnership, with the Company Partnership continuing as the Surviving Partnership in the Partnership Merger.
The principal office address of Merger Sub II is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and its telephone number is (212) 605-1000.

THE SPECIAL MEETING
We are furnishing this proxy statement as part of the solicitation of proxies by the Board for use at the special meeting and at any properly convened meeting following an adjournment or postponement of the special meeting.
Date, Time and Place of the Special Meeting
Veris will hold the special meeting via live webcast on May 21, 2026, at 9:00 AM, Eastern Time. To participate in the special meeting virtually through the internet, please visit www.virtualshareholdermeeting.com/VRE2026SM. You will need the 16-digit control number shown on your proxy card or voting instruction form to vote during the meeting. If you are a stockholder and you do not have your 16-digit control number, you will only be able to listen to the special meeting. If you cannot locate your 16-digit control number, stockholders who hold their Shares in “street name” should contact their bank, broker, or other nominee (preferably at least five days before the special meeting) and obtain their 16-digit control number. Please note that you will not be able to attend the special meeting in person.
Purpose of the Special Meeting
At the special meeting, holders of Shares as of the Record Date will be asked to consider and vote on:
1.
the Merger Proposal;

2.
the Merger-Related Compensation Proposal; and

3.
the Adjournment Proposal.

The Company’s stockholders must approve the Merger Proposal by the affirmative vote of a majority of all votes entitled to be cast by the holders of Shares at the special meeting, in order for the Mergers to occur. If the Company’s stockholders fail to approve the Merger Proposal, the Mergers will not occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement. You are encouraged to read the Merger Agreement carefully in its entirety.
The votes on the Adjournment Proposal and the Merger-Related Compensation Proposal are separate and apart from the vote on the Merger Proposal. Accordingly, a stockholder may vote in favor of the Adjournment Proposal and/or the Merger-Related Compensation Proposal and vote not to approve the Merger Proposal.
Recommendation of the Board
The Board evaluated the Mergers in consultation with the Company’s management and legal and financial advisors and unanimously (i) authorized the execution and delivery of the Merger Agreement, and approved and declared advisable the Merger Agreement and the consummation of the Transactions, including the Mergers, upon the terms and conditions set forth in the Merger Agreement, (ii) determined that the Merger Agreement, the Mergers and the other Transactions are advisable, and in the best interests of the Company and its stockholders and (iii) resolved to recommend to the Company’s stockholders the approval of the Mergers and the other Transactions.
The Merger Agreement and the Transactions, including the Mergers, have been unanimously approved by the Board.
The Board recommends a vote (i) “FOR” the Merger Proposal, (ii) “FOR” the Merger-Related Compensation Proposal and (iii) “FOR” the Adjournment Proposal.
Record Date; Stockholders Entitled to Vote; Quorum
Each holder of record of Shares as of the close of business on the Record Date, is entitled to receive notice of, and to vote at, the special meeting. Each such holder will be entitled to one vote for each Share that it owned on the Record Date. As of April 9, 2026, there were 93,838,017 Shares issued and outstanding and entitled to vote at the special meeting.

The presence at the special meeting, by attendance via the virtual meeting website or by proxy, of the stockholders entitled to cast a majority of all the votes entitled to be cast on any matter constitutes a quorum for the special meeting.
If you are a holder of Shares as of the Record Date and you vote by mail, by telephone or through the internet or at the special meeting via the virtual meeting website, then your Shares will be counted as part of the quorum. If you are a “street name” holder of Shares and you provide your bank, broker, trust or other nominee with voting instructions, then your Shares will be counted in determining the presence of a quorum. If you are a “street name” holder of your Shares and you do not provide your bank, broker, trust or other nominee with voting instructions, then your Shares will not be counted in determining the presence of a quorum.
A quorum is necessary to transact business at the special meeting. Once a Share entitled to vote at the special meeting is present via the virtual meeting website or represented by proxy at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting, even if the Share is not voted, including any Shares for which a stockholder directs to abstain from voting. If a quorum is not present at the special meeting, then the Company may seek to adjourn the special meeting.
Vote Required for Approval
Merger Proposal.   The approval of the Merger Proposal requires, assuming a quorum is present, the affirmative vote of a majority of all votes entitled to be cast by the holders of Shares at the special meeting. Abstentions and failures to vote will have the same effect, assuming a quorum is present, as a vote “AGAINST” the Merger Proposal.
Merger-Related Compensation Proposal.   The approval of the Merger-Related Compensation Proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting. Abstentions and failures to vote are not considered votes cast and will have no effect on the outcome of this proposal.
Adjournment Proposal.   The approval of the Adjournment Proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting. Abstentions and failures to vote are not considered votes cast and will have no effect on the outcome of this proposal.
Obligations to Vote in Favor of the Mergers
Concurrently with the execution of the Merger Agreement on February 23, 2026, Parent entered into the Support Agreement with the Supporting Stockholder with respect to the Subject Shares. As of the date of the execution of the Support Agreement, the Supporting Stockholder owned 5,195,930 Shares, which constituted approximately 5.6% of the issued and outstanding Shares as of February 23, 2026. Pursuant to the Support Agreement, the Supporting Stockholder agreed to vote or cause to be voted any Shares owned by them in favor of (“for”) (i) the Mergers and the other Transactions and (ii) any proposal to postpone or adjourn such meeting to a later date. Pursuant to the Support Agreement, the Supporting Stockholder agreed to vote or cause to be voted any Shares owned by them against (i) any Acquisition Proposal if any, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or inconsistent with the Mergers or the other Transactions, (ii) any action or agreement that would reasonably be expected to result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement, or of the Supporting Stockholder in the Support Agreement, and (iii) any other action, agreement, transaction or proposal involving the Company or any of its subsidiaries that would reasonably be expected to prevent, interfere with, delay, discourage, adversely affect or impair the timely consummation of the Mergers or the fulfillment of any of the conditions to Closing under the Merger Agreement or the performance by the Supporting Stockholder of its obligations under the Support Agreement.
In addition, the Supporting Stockholder has agreed not to take certain actions, including (i) tendering, agreeing to tender or permitting to be tendered any of the Subject Securities (as defined in the Support Agreement) in response to or otherwise in connection with any tender or exchange offer, (ii) transferring (or causing or permitting the transfer of) any Subject Securities (subject to certain exceptions), or (iii) depositing the Subject Shares in a voting trust or enter into any tender, voting or other similar agreement, or granting a proxy or power of attorney, with respect to Subject Shares, or (iv) taking any other action with respect to any of such Supporting Stockholder’s Subject Securities that would in any way prevent, interfere with or impair the performance of the Supporting Stockholder’s obligations under the Support Agreement. For additional information, see the section entitled “The Merger Agreement — The Support Agreement,” beginning on page 102.
Shares Held by the Company’s Directors and Executive Officers
Our directors and executive officers have informed us that they currently intend to vote all of their respective Shares: (1) “FOR” the Merger Proposal; (2) “FOR” the Merger-Related Compensation Proposal; and (3) “FOR” the Adjournment Proposal.
As of April 9, 2026, the Record Date for the special meeting, our directors and executive officers directly owned, in the aggregate, 9,438,500 Shares entitled to vote at the special meeting, or collectively approximately 10.1% of all the outstanding Shares entitled to vote at the special meeting.
Effect of Abstentions; Broker Non-Votes
Merger Proposal.   The approval of the Merger Proposal requires, assuming a quorum is present, the affirmative vote of a majority of all votes entitled to be cast by the holders of Shares at the special meeting. Abstentions and failures to vote will have the same effect, assuming a quorum is present, as a vote “AGAINST” the Merger Proposal.
Merger-Related Compensation Proposal.   The approval of the Merger-Related Compensation Proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting. Abstentions and failures to vote are not considered votes cast and will have no effect on the outcome of this proposal.
Adjournment Proposal.   The approval of the Adjournment Proposal requires, assuming a quorum is present, the affirmative vote of a majority of the votes cast at the special meeting. Abstentions and failures to vote are not considered votes cast and will have no effect on the outcome of this proposal.
Under NYSE rules, all of the proposals in this proxy statement are non-routine matters. A bank, broker, trust or other nominee may exercise discretion in voting on routine matters, but may not exercise discretion, and therefore will not vote on non-routine matters, if instructions are not given. Accordingly, if your Shares are held in “street name,” a bank, broker, trust or other nominee will NOT be able to vote your Shares (referred to as a “broker non-vote”), and your Shares will not be counted in determining the presence of a quorum unless you have properly instructed your bank, broker, trust or other nominee on how to vote your Shares. Because all of the proposals to be voted on at the special meeting are “non-routine” matters, brokers, banks and other nominees will not have authority to vote on any proposals unless instructed and the Company does not expect that there will be any broker non-votes at the special meeting.
How to Vote
Holders of Shares as of the Record Date have a choice of voting (i) by proxy by completing, signing and dating a proxy card and returning it in the prepaid envelope provided, (ii) by calling a toll-free telephone number, (iii) through the internet or (iv) at the special meeting via the virtual meeting website. Please refer to your proxy card or the information forwarded by your bank, broker, trust or other nominee to see which options are available to you. The telephone and internet voting facilities for holders of Shares as of the Record Date will close at 11:59 p.m., Eastern Time on May 20, 2026, the day immediately prior to the special meeting.
Any holder of Shares as of the Record Date can virtually attend the special meeting by visiting www.virtualshareholdermeeting.com/VRE2026SM. You will need the 16-digit control number shown on your proxy card or voting instruction form to vote during the meeting. If you are a stockholder and you do not have your 16-digit control number, you will only be able to listen to the special meeting. If you cannot locate your 16-digit control number, stockholders who hold their Shares in “street name” should contact their bank, broker, or other nominee (preferably at least five days before the special meeting) and obtain their 16-digit control number. The telephone and internet voting facilities for holders of Shares as of the Record Date will close at 11:59 p.m., Eastern Time on May 20, 2026, the day immediately prior to the special meeting.
If you submit your proxy by mail, by telephone or through the internet voting procedures, but do not include “FOR,” “AGAINST” or “ABSTAIN” on a proposal to be voted, your shares will be voted “FOR” the Merger Proposal, “FOR” the Merger-Related Compensation Proposal and “FOR” the Adjournment Proposal. If you indicate “ABSTAIN” on a proposal to be voted, assuming a quorum is present, it will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the outcome of the Merger-Related Compensation Proposal and the Adjournment Proposal. If you wish to vote by proxy and your Shares are held by a bank, broker, trust or other nominee (i.e., in “street name”), you must follow the voting instructions provided to you by your bank, broker, trust or other nominee for your Shares to be voted at the special meeting. Your bank, broker, trust or other nominee will NOT be able to vote your Shares on the proposals unless you have properly instructed your bank, broker, trust or other nominee on how to vote your Shares.
If you do not submit a proxy or otherwise vote your Shares in any of the ways described above, it will have the same effect as a vote “AGAINST” the Merger Proposal, but will have no effect on the approval of the Merger-Related Compensation Proposal or the Adjournment Proposal, assuming a quorum is present at the special meeting.
YOU SHOULD NOT SEND IN YOUR STOCK CERTIFICATE(S) WITH YOUR PROXY CARD.
A letter of transmittal with instructions for the surrender of certificates will be mailed to Company stockholders if the Mergers are completed.
If you have more questions about the Mergers or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor, Innisfree. Stockholders may call toll-free at (866) 239-1760; banks and brokers may call collect at (212) 750-5833.
Revocation of Proxies
Any proxy given by a Veris stockholder may be revoked at any time before it is voted at the special meeting by doing any of the following:
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by submitting another proxy by telephone or through the internet, in accordance with the instructions on the proxy card;

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by delivering a signed written notice of revocation bearing a date later than the date of the proxy to Taryn Fielder, Corporate Secretary, Harborside 3, 210 Hudson St. Ste. 400, Jersey City, NJ 07311, stating that the proxy is revoked;

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by submitting a later-dated, validly executed proxy card relating to the same Shares; or

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by attending the special meeting via the virtual meeting website and voting at the meeting (your attendance at the special meeting will not, by itself, revoke your proxy; you must vote at the special meeting via the virtual meeting website). However, simply attending the special meeting without voting will not revoke or change your proxy.

If you voted by completing, signing, dating and returning the enclosed proxy card, you should retain a copy of the voter control number found on the proxy card in the event that you later decide to revoke your proxy or change your vote by telephone or through the internet.
“Street name” holders of Shares should contact their bank, broker, trust or other nominee to obtain instructions as to how to revoke or change their proxies. If you have instructed a bank, broker, trust or other nominee to vote your Shares, you must follow the instructions received from your bank, broker, trust or other nominee to change your vote.
All properly submitted proxies received by us before the special meeting that are not revoked or changed prior to being exercised at the special meeting will be voted at the special meeting in accordance with the instructions indicated on the proxies or, if no instructions were provided, “FOR” each of the proposals.

Adjournments and Postponements
Although it is not currently expected, the special meeting may be adjourned or postponed one or more times to a later day or time if necessary or appropriate to ensure that any necessary supplement or amendment to this proxy statement is provided to Company stockholders a reasonable amount of time in advance of the special meeting or to solicit additional proxies in favor of the Merger Proposal if there are insufficient votes at the time of the special meeting to approve such proposal. Your Shares will be voted on the Adjournment Proposal in accordance with the instructions indicated in your proxy or, if no instructions were provided, “FOR” the proposal.
If a quorum is not present at the special meeting, then the Company may seek to postpone or adjourn the special meeting (in accordance with the Company’s bylaws and applicable law). In addition, the Board may, after consultation with Parent, postpone or adjourn the special meeting for the purpose of soliciting additional proxies or as otherwise permitted under the Merger Agreement.
Solicitation of Proxies
The Company is soliciting the enclosed proxy card on behalf of the Board. In addition to solicitation by mail, the Company and its directors, officers and employees may solicit proxies in person, by telephone or by electronic means. These persons will not be specifically compensated for doing this.
The Company has engaged Innisfree M&A Incorporated to assist in the solicitation process. The Company will pay Innisfree a fee of approximately $50,000, and will reimburse Innisfree for reasonable out-of-pocket expenses.
The Company will ask banks, brokers, trusts and other nominees to forward the Company proxy solicitation materials to the beneficial owners of Shares held of record by such banks, brokers, trusts or other nominees. The Company will reimburse these banks, brokers, trusts or other nominees for their customary clerical and mailing expenses incurred in forwarding the proxy solicitation materials to the beneficial owners.
Questions and Additional Information
If you have more questions about the Mergers or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please contact our proxy solicitor, Innisfree. Stockholders may call toll-free at (866) 239-1760; banks and brokers may call collect at (212) 750-5833.

THE MERGERS
Overview
Veris is seeking the approval of the Mergers and the other Transactions by its stockholders. Under the terms of the Merger Agreement, subject to the satisfaction or waiver of specified conditions, Veris will merge with and into Merger Sub I, with Merger Sub I continuing as the Surviving Entity in the Merger as a direct wholly owned subsidiary of Parent, and Merger Sub II will merge with and into the Company Partnership, with the Company Partnership continuing as the Surviving Partnership in the Partnership Merger. The Board has approved the Merger Agreement and the Transactions and unanimously recommends that Veris stockholders vote “FOR” the Merger Proposal.
At the Effective Time, each Share that is issued and outstanding immediately prior to the Effective Time (other than in respect of Excluded Shares), will be cancelled, will cease to exist and will be automatically converted into the right to receive $19.00 in cash, without interest thereon and subject to deduction for any applicable withholding taxes.
Following the completion of the Mergers, Veris will cease to be a publicly traded company.
Background of the Mergers
The following is a summary of the principal events, meetings, negotiations, and actions that led to the execution and public announcement of the Merger Agreement. This summary does not purport to catalogue every interaction among the Company, the Board, the Strategic Review Committee (the “SRC”), the Company’s management or advisors, Parent or other parties or their respective advisors or representatives, but is instead a summary of material developments over the course of such discussions and negotiations.
In June 2020, the Board established the SRC, consisting of Board members A. Akiva Katz as Chairperson, Frederic Cumenal, Tammy K. Jones and Mahbod Nia, the current Chief Executive Officer of the Company. At the time of its formation, the Board determined that the mandate of the SRC would be to evaluate all options available to the Company in order to unlock stockholder value, and not solely to review and evaluate any outside interest that might be received by the Board.
The Board and the SRC, together with the Company’s management and with the assistance of the Company’s advisors, regularly review and assess the Company’s strategic direction, financial performance and business plans with a view towards strengthening the Company’s business and identifying opportunities to maximize stockholder value, taking into account financial, industry, competitive and other applicable considerations. As part of this regular review and assessment, from time to time prior to the Company’s entry into the Merger Agreement, the Board, the SRC and the Company’s management considered potential strategic alternatives, including strategic acquisitions and divestitures, and engaged in business development and strategic discussions with other participants in the industry in which the Company operates in order to complement and expand the Company’s existing business and operations. As part of this review and assessment, representatives of the Company’s management have, from time to time, conducted introductory meetings with various parties who have expressed interest in meeting with the Company, and received certain inbound inquiries related to potential transactions involving the Company. None of these prior discussions in the past two years progressed beyond preliminary phases, other than as described below.
On June 10, 2025, Affinius and Vista Hill Partners, LLC (“Vista Hill,” and together with Affinius, the “Buyer Group”) submitted an unsolicited non-binding proposal to acquire all of the outstanding Shares at $17.25 per Share in cash, representing an approximately 13.6% premium to the Company’s closing Share price of $15.19 on June 9, 2025 (the “June 10 Proposal”). The June 10 Proposal (and all later revised proposals) stated that, based on the Buyer Group’s discussions with representatives of The Mack Group, a group of stockholders of the Company beneficially owning Shares and/or limited partnership units in the Company Partnership representing approximately 8% of the outstanding Shares (on an as-exchanged basis), the Buyer Group understood that The Mack Group was supportive in principle of the potential transaction and would be interested in rolling over most (if not all) of their equity in the Company and/or the Company Partnership in a potential transaction. The June 10 Proposal further stated that the Buyer Group was prepared to enter into a customary nondisclosure agreement with the Company and expeditiously complete its confirmatory due diligence of the Company. In addition, the June 10 Proposal (and all later revised proposals) requested that the Company enter into an exclusivity agreement with the Buyer Group.
On June 12, 2025, the SRC held a meeting attended by members of the Company’s management and representatives of J.P. Morgan, as financial advisor to the Company, and Weil, Gotshal & Manges LLP (“Weil”), as legal counsel to the Company. Mr. Katz advised the SRC that the Company had received the June 10 Proposal from the Buyer Group. The SRC discussed the offer with its advisors and determined that the representatives of J.P. Morgan should respond by requesting additional information from the Buyer Group to evaluate the June 10 Proposal, including information regarding the Buyer Group’s financial sources. Mr. Katz indicated he would advise the other members of the Board of the June 10 Proposal. Following the meeting, representatives of J.P. Morgan contacted representatives of the Buyer Group and requested additional due diligence information.
The Company, pursuant to an engagement letter dated as of February 17, 2026, retained J.P. Morgan as its financial advisor based on J.P. Morgan’s qualifications, experience and familiarity with the Company, its industry and similar transactions. As part of its engagement, J.P. Morgan delivered a customary relationship disclosure letter to the Company, which did not present any material conflict that would impact the ability of J.P. Morgan to act as a financial advisor to the Company.
On June 23, 2025, the SRC held a meeting attended by members of the Company’s management and representatives of J.P. Morgan and Weil. The representatives of J.P. Morgan advised the SRC that they had received some of the requested due diligence materials from the Buyer Group and discussed them with the SRC. The SRC determined that it still needed additional information to evaluate the June 10 Proposal and directed J.P. Morgan to follow up with representatives of the Buyer Group.
On June 30, 2025, the SRC held a meeting attended by members of the Company’s management and representatives of J.P. Morgan and Weil. The representatives of J.P. Morgan reviewed with the SRC additional due diligence materials received from the Buyer Group related to the June 10 Proposal. Following discussion with its advisors, including in light of the Company’s net asset value, current capitalization rates and other market conditions, the SRC determined that the June 10 Proposal undervalued the Company and was inadequate. The SRC instructed J.P. Morgan to convey that message to representatives of the Buyer Group and also to communicate that the SRC would consider entering into a confidentiality agreement with the Buyer Group in order to provide limited non-public information about the Company to the Buyer Group so that the Buyer Group could potentially improve its offer.
On July 6, 2025, at the direction of the SRC, representatives of J.P. Morgan provided a draft confidentiality agreement that had been prepared by Weil to the Buyer Group.
On July 9, 2025, representatives of the Buyer Group’s financial advisors provided to representatives of J.P. Morgan a revised draft of the confidentiality agreement prepared by the Buyer Group’s legal counsel.
On July 11, 2025, the SRC held a meeting attended by members of the Company’s management and representatives of Weil. The purpose of the meeting was to discuss the draft confidentiality agreement received from the Buyer Group. Following discussion, the SRC determined that it would be in the best interest of the Company to enter into a confidentiality agreement with the Buyer Group in order to provide limited additional information about the Company to the Buyer Group.
On July 18, 2025, each of Affinius and Vista Hill executed separate confidentiality agreements with the Company, which included a standstill provision covering a 12-month period that permitted each of Affinius and Vista Hill to make confidential proposals to the Board, with a customary “don’t ask, don’t waive” provision, which barred Affinius and Vista Hill from publicly requesting an amendment or waiver of the standstill obligations, but permitted confidential requests for such amendments or waivers if they would not reasonably be expected to require public disclosure, and a “fall away” provision providing that the standstill obligations would terminate following, among other things, the Company entering into a definitive agreement providing for a change of control.
Subsequent to entering into the confidentiality agreements, representatives of the Company and J.P. Morgan held discussions with, and provided due diligence information to, the Buyer Group about the Company.

On July 31, 2025, the Board held a regularly scheduled meeting, attended by members of the Company’s management. At the meeting, Mr. Katz advised the Board that the Company had signed the confidentiality agreements with each of Affinius and Vista Hill and updated the Board on the progress with the Buyer Group to date. The Board also discussed, among other things, the Company’s second quarter financial and operational performance and approved the third quarter 2025 dividend of $0.08 per Share.
On August 12, 2025, the SRC held a meeting attended by members of the Company’s management and representatives of J.P. Morgan. At the meeting, representatives of J.P. Morgan updated the SRC on the status of the June 10 Proposal. The representatives of J.P. Morgan reported that they had received a request for due diligence information from the financial advisor to the Buyer Group. The SRC also discussed with representatives of J.P. Morgan recent transactions in the REIT space.
On September 4, 2025, the Company entered into a confidentiality agreement with an affiliate of The Mack Group in connection with The Mack Group’s consideration of its possible participation in a potential transaction involving the Company. The confidentiality agreement included a standstill provision, with customary “fall away” and “don’t ask, don’t waive” provisions similar to those contained in the confidentiality agreements entered into by the Company with Affinius and Vista Hill.
On September 5, 2025, the Buyer Group submitted a revised non-binding proposal to acquire all of the outstanding Shares at $18.00 per Share in cash, representing an approximately 13.3% premium to the Company’s closing Share price of $15.89 on September 4, 2025 (the “September 5 Proposal”).
On September 12, 2025, the SRC held a meeting attended by Board member Howard Stern, members of the Company’s management and representatives of J.P. Morgan. At the meeting, representatives of J.P. Morgan provided updates on current market conditions and on the September 5 Proposal.
On September 18, 2025, the SRC held a meeting attended by all other members of the Board and members of the Company’s management. The purpose of the meeting was to evaluate the September 5 Proposal. The SRC and other members of the Board discussed the September 5 Proposal in light of the Company’s net asset value, current capitalization rates and other market conditions. At the conclusion of the meeting, the SRC and the other members of the Board determined that, even though the September 5 Proposal represented an increase of $0.75 per Share from the June 10 Proposal, it still undervalued the Company and was inadequate.
On September 21, 2025, a representative of a financial sponsor (“Party A”) contacted Mr. Nia to express interest in a transaction with the Company. From time to time in the past, the Company and Party A had discussions regarding transactions involving the Company or its assets, but such discussions never progressed beyond the preliminary stage. On September 22, 2025, the SRC held a meeting attended by representatives of J.P. Morgan to discuss the September 5 Proposal, including the Company’s proposed response.
On September 25, 2025, the Board sent a letter to Affinius and Vista Hill rejecting the September 5 Proposal, stating that the proposed purchase price of $18.00 per Share undervalued the Company. However, the letter also noted that the Board would be willing to consider a revised proposal that reflected the intrinsic value of the Company.
On October 18, 2025, Party A entered into a confidentiality agreement with the Company, which included a standstill provision, with customary “fall away” and “don’t ask, don’t waive” provisions similar to those contained in the confidentiality agreements with Affinius and Vista Hill.
On October 29, 2025, the Buyer Group submitted a revised non-binding proposal to acquire all of the outstanding Shares at $18.65 per Share in cash, representing an approximately 30.4% premium to the Company’s closing Share price of $14.30 on October 29, 2025 (the “October 29 Proposal”).
On October 30, 2025, the Board held a regularly scheduled meeting. Representatives of J.P. Morgan joined the meeting and updated the Board on the status of the strategic review process, including the October 29 Proposal. The Board also discussed, among other things, the Company’s third quarter financial and operational performance, and approved the fourth quarter 2025 dividend of $0.08 per Share.
On November 2, 2025, the SRC held a meeting attended by members of the Company’s management and representatives of Morgan Stanley, financial advisor to the Company. At the meeting, the SRC discussed with the representatives of Morgan Stanley the strategic review process to date. The Company, pursuant to an engagement letter dated as of February 20, 2026, selected Morgan Stanley as its financial advisor based on Morgan Stanley’s qualifications, experience and familiarity with the Company, its industry and similar transactions. As part of its engagement, Morgan Stanley delivered a customary relationship disclosure letter to the Company, which did not present any material conflict that would impact the ability of Morgan Stanley to act as a financial advisor to the Company.
During early November 2025, representatives of the Company’s financial advisors held conversations with representatives of financial advisors to the Buyer Group regarding the October 29 Proposal. During these conversations, the financial advisors to the Buyer Group requested that the Buyer Group be permitted to contact GIC to see if GIC would be interested in participating in the transaction.
Also during early November 2025, the SRC held several meetings attended by members of the Company’s management and representatives of the Company’s financial advisors to further discuss the October 29 Proposal. At these meetings, the SRC and the representatives of the Company’s financial advisors also discussed, among other things, contacting potential buyers for the Company as part of a broader market check. The Company’s financial advisors discussed with the SRC a list of potential buyers to contact, which included financial sponsors, sovereign wealth funds, pension funds and multifamily investment platforms, and the process and timeline for such contacts. In general, the identified potential buyers included parties that (i) had the necessary equity capital to acquire the Company, (ii) had a competitive cost of capital, (iii) would likely be interested in a multifamily real estate portfolio in the markets where the Company’s assets were located and/or (iv) had experience with public REIT transactions. As part of these meetings, the SRC determined that the Company should provide additional information to the Buyer Group to assist them in improving the October 29 Proposal, agreed that Affinius and Vista Hill should be permitted to contact GIC, and authorized its financial advisors to commence contacting the list of identified potential buyers for the Company as part of a market check.
Beginning on or about November 13, 2025 and through December 2025, at the direction of the SRC, representatives of J.P. Morgan and Morgan Stanley commenced outreach or had discussions with a total of 21 potential buyers (including two potential buyers that initiated unsolicited inbound contact with the Company or its financial advisors) as part of the market check, including financial sponsors, sovereign wealth funds, pension funds and multifamily investment platforms. Of the parties contacted throughout the process, 13 executed confidentiality agreements with the Company (including the members of the Buyer Group and Party A). The confidentiality agreements included a standstill provision, with customary “fall away” and “don’t ask, don’t waive” provisions similar to those contained in the confidentiality agreements with Affinius and Vista Hill. Other than the Buyer Group, and Party A, no other potential buyer submitted a proposal to acquire the Company. The other parties declined to participate or submit a proposal for a variety of reasons, including competing priorities, geographic or strategic focus concerns, transaction size, pricing views and return requirements. During this time, the Company established a virtual data room to facilitate the exchange of information contemplated by the confidentiality agreements and provided access to such virtual data room to certain of the potential buyers to enable them to conduct due diligence on the Company and its assets.
On November 16, 2025, Party A submitted a non-binding proposal to acquire all of the outstanding Shares at $17.50 per Share in cash, representing an approximately 15.7% premium to the Company’s closing Share price of $15.13 on November 14, 2025.
On November 17, 2025, the SRC held a meeting attended by members of the Company’s management and representatives of J.P. Morgan and Morgan Stanley. At the meeting, the SRC reviewed with the representatives of J.P. Morgan and Morgan Stanley the proposal submitted by Party A, as well as the progress of the market check.
On November 19, 2025, GIC entered into a joinder to the confidentiality agreements previously executed by Affinius and Vista Hill. From and after this time, the term “Buyer Group” includes GIC.
From mid-November 2025 through December 2025, representatives of the Company’s financial advisors held discussions with, and provided due diligence information about the Company to, representatives of potential buyers, including the Buyer Group and Party A, regarding a potential transaction.
Also during November 2025, the SRC held additional meetings attended by members of the Company’s management and representatives of J.P. Morgan and Morgan Stanley. At the meetings, the SRC received updates on the market check and discussed the proposals received to date by the Buyer Group and Party A.

On December 1, 2025, the Company received a letter from Erez Asset Management (“Erez”), a stockholder of the Company purporting to own approximately 4% of the Company’s outstanding Shares, urging the Company to publicly announce and broadly market a formal review of strategic alternatives (the “December 1 Letter”).
On December 2, 2025, the SRC held a meeting attended by members of the Company’s management and representatives of J.P. Morgan and Morgan Stanley. At the meeting, the SRC received updates on the market check and discussed the proposals received to date by the Buyer Group and Party A. The SRC also discussed the December 1 Letter, and did not conclude that any changes in the market check were necessary at that time.
On December 5, 2025, Party A submitted a revised non-binding proposal to acquire all of the outstanding Shares at $18.05 per Share in cash, representing an approximately 23.9% premium to the Company’s closing Share price of $14.57 on December 4, 2025.
On December 8, 2025, the SRC held a meeting attended by members of the Company’s management and representatives of J.P. Morgan and Morgan Stanley. At the meeting, the SRC discussed, among other things, the most recent offer received from Party A, the conversations with potential buyers, including the Buyer Group and Party A, and the progress and timing of the market check.
On December 16, 2025, the SRC held a meeting attended by members of the Company’s management and representatives of J.P. Morgan and Morgan Stanley. At the meeting, the representatives of the financial advisors provided the SRC with the status of the market check to date, including that representatives of the Buyer Group indicated that a revised offer was expected later that week.
On December 17, 2025, the Buyer Group submitted a revised non-binding proposal to acquire all of the outstanding Shares at $18.80 per Share in cash, representing an approximately 27.0% premium to the Company’s closing Share price of $14.80 on December 17, 2025 (the “December 17 Proposal”).
On each of December 18, 19 and 22, 2025, the SRC held meetings attended by members of the Company’s management and representatives of J.P. Morgan and Morgan Stanley. At the meetings, the SRC discussed with the representatives of the financial advisors the December 17 Proposal and the financial advisors’ recent discussions with Party A. In particular, representatives of J.P. Morgan and Morgan Stanley informed the SRC that representatives of Party A had communicated to them that while Party A may be able to increase their proposal above $18.05 per Share in cash, it would not be able to pay $19.00 per Share in cash.
On December 22, 2025, the Company provided a draft Merger Agreement, which had been prepared by Weil, to the Buyer Group.
During the week of December 22, 2025, representatives of the Buyer Group’s financial advisors requested additional financial due diligence information from representatives of J.P. Morgan and Morgan Stanley, and subsequently requested a call between the principals of the Buyer Group and members of the SRC to discuss, among other things, the Merger Agreement, exclusivity and the price per Share for a potential transaction.
On December 29, 2025, Ms. Jones and Mr. Katz held a call with principals of the Buyer Group during which parties discussed the December 17 Proposal and the value drivers underlying the proposed price of $18.80 per Share in cash. On the call, the principals of the Buyer Group communicated that they were prepared to increase their proposal to $19.00 per Share in cash, provided that the Company agreed to exclusivity.
On December 30, 2025, the SRC held a meeting attended by members of the Company’s management and representatives of J.P. Morgan and Morgan Stanley. During the meeting, the members of the SRC discussed the December 29 call with the principals of the Buyer Group.
Also on December 30, 2025, the Buyer Group submitted a revised non-binding proposal to acquire all of the outstanding Shares at $19.00 per Share in cash, representing an approximately 26.6% premium to the Company’s closing Share price of $15.01 on December 29, 2025 (the “December 30 Proposal”). The December 30 Proposal requested that the Company enter an exclusivity agreement with the Buyer Group.
On January 5, 2026, the SRC held a meeting attended by members of the Company’s management and representatives of J.P. Morgan, Morgan Stanley and Weil. During the meeting, the members of the SRC discussed with its advisors the December 30 Proposal, including the request for exclusivity. At the conclusion of the meeting, the SRC determined that based on the proposal of $19.00 per Share in cash set forth in the December 30 Proposal and the results of the market check to date, the SRC was willing to enter into an exclusivity agreement with the Buyer Group and instructed the representatives of Weil to prepare a draft exclusivity agreement to be sent to representatives of the Buyer Group, which Weil subsequently did.
On January 14, 2026, the SRC held a meeting attended by members of the Company’s management and representatives of J.P. Morgan and Morgan Stanley. The financial advisors provided an update on the status of engagement with the Buyer Group and shared the status of the Buyer Group’s due diligence activities to date.
On January 16, 2026, the Buyer Group entered into an exclusivity agreement with the Company. The exclusivity agreement provided for an exclusivity period ending on February 5, 2026, which would automatically be extended until February 12, 2026, so long as the parties were working in good faith towards the execution of definitive documents for a potential transaction.
At this time through February 23, 2026, the Company, the Buyer Group and their respective financial and legal advisors engaged in business, financial and legal due diligence regarding the Company, which included access to a virtual data room and a number of discussions between representatives and advisors of each party.
On January 18, 2026, the Company received the Buyer Group’s markup of the draft Merger Agreement from the legal advisors to the Buyer Group. From January 18, 2026 to February 23, 2026, the Company, the Buyer Group and their respective legal advisors negotiated and exchanged drafts of the Merger Agreement and related transaction documents. Significant areas of discussion and/or negotiation included: (i) the level of conditionality in the Merger Agreement; (ii) the ability of the Company to pay its ordinary dividend prior to the closing of the transaction; (iii) the treatment and vesting of the Company’s equity awards; (iv) standards for regulatory efforts and possible divestitures or other remedies in connection with applicable regulatory approvals; (v) the termination fees payable by the Company or Parent, as applicable, in certain circumstances; (vi) the extent to which certain stockholders of the Company would agree to roll over their existing equity interests in the Company Partnership to an entity affiliated with the Buyer Group after the Closing and/or enter into agreements to vote their Shares in favor of the approval of the Mergers and the other Transactions; (vii) the degree to which the Buyer Group would maintain certain employee compensation and benefits levels relative to those provided prior to the closing of the transaction; and (viii) the scope of the representations and warranties and covenants of the parties.
On January 22, 2026, the SRC held a meeting attended by members of the Company’s management and representatives of J.P. Morgan and Morgan Stanley. The financial advisors provided an update on the status of the proposed transaction, a report on diligence activities to date and a briefing on the status of the negotiation of the proposed Merger Agreement.
On January 29, 2026, the SRC held a meeting attended by members of the Company’s management and representatives of J.P. Morgan and Morgan Stanley. The financial advisors provided an update on the status of the proposed transaction, a report on diligence activities to date and open diligence items, including a request from the Buyer Group to conduct site visits at all of the Company’s properties.
On February 2, 2026, the SRC held a meeting attended by members of the Company’s management and representatives of J.P. Morgan, Morgan Stanley and Weil. The SRC received from its advisors an update on the status of the proposed transaction, including a summary of the issues in the Buyer Group’s most recent markup of the draft Merger Agreement and related transaction documents. During the discussion, it was noted that representatives of the Buyer Group had indicated the Buyer Group would need until the week of February 23, 2026, to finalize its due diligence and receive the necessary internal approvals for the proposed transaction, and, therefore, had requested that the Company agree to extend the exclusivity period.
On February 5, 2026, affiliates of Erez filed a Schedule 13D with the Securities and Exchange Commission disclosing beneficial ownership of approximately 5% of the outstanding Shares (the “Erez Schedule 13D”). The Erez Schedule 13D also included a copy of the December 1 Letter.
On February 6, 2026, the Company and the Buyer Group entered into an amendment to the exclusivity agreement that extended the exclusivity period to February 23, 2026.

During this time until February 23, 2026, the Company, the Buyer Group, the Supporting Stockholder and The Mack Group, and their respective legal advisors continued to negotiate and exchange drafts of the Merger Agreement and related transaction documents, including the Equity Commitment Letters, the Debt Commitment Letter, the Support Agreement and the Rollover Agreement. Significant areas of discussion and/or negotiation included, among other things: (i) the ability of the Company to pay its ordinary dividend prior to the closing of the transaction; (ii) the treatment and vesting of the Company’s equity awards; (iii) certain terms of the Debt Commitment Letter; (iv) the degree to which the Buyer Group would maintain certain employee compensation and benefits levels relative to those provided prior to the closing of the transaction; (v) retention plans for non-management employees of the Company; and (vi) the termination fees payable by the Company or Parent, as applicable, in certain circumstances. Prior to the execution of the definitive Merger Agreement, and as of the date of this proxy statement, the Buyer Group did not have any discussions regarding post-closing employment arrangements with any members of the Board or the Company’s executive officers.
On February 16, 2026, the Board held a special meeting attended by members of the Company’s management and representatives of J.P. Morgan, Morgan Stanley and Weil. The representatives of Weil provided an overview of the fiduciary duties of the Board members under Maryland law, and reviewed the key terms of, and remaining open issues in, the Merger Agreement. Representatives of J.P. Morgan and Morgan Stanley reviewed for the Board the financial terms of the transaction, including the sources and uses of funds for the proposed transaction and their preliminary valuation analyses of the proposed Merger Consideration, noting that the price of $19.00 per Share in cash represented an approximately 23% premium to the unaffected Share price as of February 4, 2026 (the last trading day prior to the filing of the Erez Schedule 13D). During the meeting, the Board, together with its financial advisors, engaged in a discussion of the strategic alternatives available to the Company, including whether a liquidation of Company assets had the potential to generate greater value for stockholders than a sale of the Company as a whole. Representatives of J.P. Morgan and Morgan Stanley also reported on recent developments related to other potential interested parties, including that Party A had indicated that it would not increase its prior offer to $19.00 per Share in cash and that no other party had expressed an interest in making an offer. At the conclusion of the meeting, the Board instructed its advisors to continue to pursue the proposed transaction with the Buyer Group.
On February 18, 2026, the SRC held a meeting attended by members of the Company’s management and representatives of J.P. Morgan, Morgan Stanley and Weil. At the meeting, the advisors provided updates on the status of due diligence and negotiations of the draft Merger Agreement and related transaction documents.
On February 22, 2026, the Board and the SRC held a special joint meeting attended by members of the Company’s management and representatives of J.P. Morgan, Morgan Stanley and Weil, at which the Board discussed the proposed transaction. Representatives of Weil reviewed with the members of the Board their fiduciary duties under Maryland law and a summary of the key terms of the Merger Agreement, including changes since the Board’s February 16 meeting. The Board then considered J.P. Morgan’s oral opinion, which was subsequently confirmed by delivery of its written opinion, dated February 22, 2026, to the Board that, as of such date and based upon and subject to the factors and assumptions set forth in its written opinion, the Merger Consideration to be paid to the holders of Shares in the proposed Mergers was fair, from a financial point of view, to such holders. For more information, see the section entitled “The Mergers — Opinions of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC  — Opinion of J.P. Morgan Securities LLC,” beginning on page 47. Representatives of Morgan Stanley reviewed with the Board Morgan Stanley’s financial analyses of the Merger Consideration, and rendered to the Board an oral opinion, which was subsequently confirmed by delivery of a written opinion dated February 23, 2026, that, as of February 23, 2026 and based upon and subject to the various qualifications, assumptions, limitations and other matters as set forth in the written opinion, the Merger Consideration to be received by holders of Shares (other than the holders of the Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. For more information, see the section entitled “The Mergers — Opinions of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC — Opinion of Morgan Stanley & Co. LLC,” beginning on page 52. Following the presentations by J.P. Morgan, Morgan Stanley and Weil, and after further discussion, (a) the SRC unanimously adopted resolutions recommending to the Board the approval of the Merger Agreement and the Transactions, and (b) following the SRC’s recommendation, the Board unanimously (i) approved and declared advisable the Merger Agreement and the Transactions, including the Mergers, upon the terms and conditions set forth in the Merger Agreement, (ii) determined that the Mergers were fair to, and in the best interests of, the Company and the Company’s stockholders, and (iii) resolved to recommend to the Company’s stockholders the approval of the Mergers and the other Transactions.
On February 23, 2026, prior to the opening of trading on NYSE, the Company, the Company Partnership, Parent, Merger Sub I, Merger Sub II, the Sponsors, the Supporting Stockholder, the Rollover Holders and the Debt Commitment Parties executed the Merger Agreement and the related transaction documents (as applicable), and the Company issued a press release announcing the Transactions.
Recommendation of the Board
At a meeting of the Board on February 22, 2026, after careful consideration, including detailed discussions with the Company’s management and its legal advisor and financial advisors, the Board unanimously:
•
authorized the execution and delivery of the Merger Agreement, and approved and declared advisable the Merger Agreement and the consummation of the Transactions, including the Mergers, upon the terms and conditions set forth in the Merger Agreement;

•
determined that the Merger Agreement, the Mergers and the other Transactions are advisable, and in the best interests of the Company and its stockholders;

•
resolved to recommend to the Company’s stockholders the approval of the Mergers and the other Transactions; and

•
directed the Mergers and the other Transactions be submitted to the common stockholders of the Company for their consideration and vote at the Company Stockholders Meeting.

Accordingly, the Board unanimously recommends that, at the special meeting, you vote (i) “FOR” the Merger Proposal, (ii) “FOR” the Merger-Related Compensation Proposal, and (iii) “FOR” the Adjournment Proposal.
Reasons for the Mergers
In reaching the unanimous decision to (1) authorize the execution and delivery of the Merger Agreement, and approve and declare advisable the Merger Agreement and the consummation of the Transactions upon the terms and subject to the conditions set forth therein, (2) determine that the Merger Agreement, the Mergers and the other Transactions are advisable and in the best interests of the Company and its stockholders, (3) resolve to recommend to the Company’s stockholders the approval of the Mergers and the other Transactions and (4) direct that the Mergers and the other Transactions be submitted to the common stockholders of the Company for their consideration and approval at the Company Stockholders Meeting, our Board consulted with members of our management, as well as our financial and legal advisors, and considered a number of factors, including the following material factors which our Board viewed as supporting its decision (not necessarily in the order of relative importance):
•
we, assisted by our independent financial and legal advisors, conducted a comprehensive review of strategic alternatives and discussed a potential transaction with 21 potential buyers, including financial sponsors, sovereign wealth funds, pension funds and multifamily investment platforms, of which 13 potential buyers executed confidentiality agreements with the Company in order to conduct due diligence, and only the Buyer Group and Party A engaged in significant negotiations with us during the sale process;

•
at the conclusion of the sale process, the Buyer Group’s offer price was the highest received by the Company and delivered compelling value and certainty to our stockholders with an immediate cash premium;

•
our Board’s belief that, in light of our thorough and diligent sale process, the feedback we received from participants in the process regarding their ability to pay sufficiently attractive merger consideration and the definitive proposals submitted by the Buyer Group and Party A, it was unlikely that any other party would be willing to acquire the Company in an all-cash transaction for common stock merger consideration in excess of the consideration offered to be paid by the Buyer Group, and that continuing the process   or otherwise soliciting other potential buyers would not yield proposals of greater value or with increased certainty of closing;

•
the Merger Consideration is a fixed cash amount, providing our stockholders with certainty of value and liquidity immediately upon the closing of the Mergers, in comparison to the risks, uncertainties and longer potential timeline for realizing equivalent value from our standalone business plan or other possible strategic alternatives such as asset sales, asset monetization, balance sheet optimization, and other capital allocation strategies;

•
the Merger Consideration was the result of arm’s-length negotiations between us and the Buyer Group, including price increases from the price in the Buyer Group’s (i) initial indication of interest received on June 10, 2025, of $17.25 per Share, (ii) revised indication of interest received on September 5, 2025, of $18.00 per Share, (iii) revised indication of interest received on October 29, 2025, of $18.65 per Share, and (iv) revised indication of interest received on December 17, 2025, of $18.80 per Share, and our Board’s belief that the Merger Consideration represented the highest price that the Buyer Group was willing to pay;

•
the Merger Consideration equals $19.00 per Share, which represents a premium of approximately 23.2% to the Company’s unaffected closing share price on February 4, 2026, and 27.5% to the Company’s 30-day volume weighted average price for the period ended February 4, 2026;

•
our Board’s knowledge of our business, operations, financial condition, earnings and prospects, as well as knowledge of the current and prospective environment in which we operate;

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the fact that despite the Company successfully executing a transformation strategy over the past five years, resulting in a simplified portfolio, strong balance sheet, and enhanced operational platform, the Board believed the Company’s public market price did not fully value the Company;

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our Board’s establishment of a Strategic Review Committee to evaluate all options available to the Company to unlock stockholder value;

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the risks and uncertainties of remaining as a publicly traded REIT and being able to raise new equity capital, reduce leverage, or expand our portfolio through acquisitions;

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the belief that the Transactions are more favorable to our stockholders than other strategic alternatives available to us, including remaining as a publicly traded REIT, the feasibility of such alternatives and the significant risks and uncertainties associated with pursuing such alternatives, including market volatility, execution risk, and timing uncertainty;

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the high probability that the Transactions would be completed based on, among other things, the Buyer Group’s substantial available capital, proven ability to complete acquisition transactions and extensive experience in the real estate industry, the lack of a financing condition, and the $140 million Parent Termination Fee payable to us if the Merger Agreement is terminated in certain circumstances;

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the terms and conditions of the Merger Agreement, which were reviewed by our Board with our financial and legal advisors, and the fact that such terms were the product of arm’s-length negotiations between the parties;

•
the oral opinion of J.P. Morgan, which was subsequently confirmed by delivery of its written opinion, dated February 22, 2026, to the Board that, as of such date and based upon and subject to the factors and assumptions set forth in its written opinion, the Merger Consideration to be paid to the holders of Shares in the proposed Mergers was fair, from a financial point of view, to such holders. For more information, see the section entitled “The Mergers — Opinions of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC — Opinion of J.P. Morgan Securities LLC,” beginning on page 47;

•
the oral opinion of Morgan Stanley, subsequently confirmed in Morgan Stanley’s written opinion, dated February 23, 2026, to the effect that, as of February 23, 2026 and based upon and subject to the various qualifications, assumptions, limitations and other matters set forth in the written opinion, the Merger Consideration of $19.00 per Share to be received by holders of Shares (other than the holders of the Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. For more information, see the section entitled “The Mergers — Opinions of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC — Opinion of Morgan Stanley & Co. LLC,” beginning on page 52;

•
our ability under the Merger Agreement, in response to unsolicited competing proposals, to furnish information to, and conduct negotiations with, third parties in certain circumstances;

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the fact that the $60 million Company Termination Fee payable by us in certain circumstances was viewed by our Board, after consultation with our financial advisors and our outside legal advisor, as reasonable and not likely to preclude any other party from making a competing proposal;

•
our Board’s ability, under certain circumstances, to (i) withhold, withdraw, modify or qualify its recommendation that our stockholders approve the Merger Proposal, subject to payment of the $60 million Company Termination Fee if the Parent elects to terminate the Merger Agreement in such circumstance, or (ii) terminate the Merger Agreement in order to enter into a definitive agreement providing for a superior proposal, subject to payment of the $60 million Company Termination Fee;

•
the fact that the Merger Agreement would be subject to the approval of the holders of Shares, and such holders would be free to reject the Transactions by voting against the Mergers and/or the other Transactions for any reason, including if a higher offer were to be made prior to the Company Stockholders Meeting (although we may be required to pay the $60 million Company Termination Fee under certain circumstances if we subsequently were to enter into a definitive agreement relating to, or to consummate, a competing proposal); and

•
the fact that, subject to the satisfaction of certain conditions, we shall be entitled to specific performance of the Sponsors’ obligation to cause the Equity Financing to be funded in accordance with the terms of the Equity Commitment Letters to fund the Transactions and consummate the Transactions.

In the course of its deliberations, our Board also considered potential risk factors of the Mergers and potential conflicts of interest, including the following (not necessarily in the order of relative importance):
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our inability to solicit competing proposals and the possibility that the $60 million Company Termination Fee payable upon the termination of the Merger Agreement could discourage other potential buyers from making a competing proposal to acquire the Company;

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following the Transactions, we will no longer exist as an independent public company and our existing stockholders will not participate in any future earnings or growth that we might have achieved on a standalone basis or as a combined company;

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the risk that an alternative transaction or different strategic alternative potentially could be more beneficial to our stockholders than the proposed Transactions with the Buyer Group;

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the Transactions might not be consummated in a timely manner or at all, due to a failure of certain conditions precedent to the closing of the Transactions, including the risk that our stockholders do not approve the Merger Proposal;

•
if the Merger Agreement is terminated in certain circumstances, our sole and exclusive remedy for losses or damages suffered by us or by our affiliates or representatives, in connection with the Merger Agreement and the Transactions, would be limited to receipt of the $140 million Parent Termination Fee (the payment of which is guaranteed by the Sponsors), other than certain litigation expenses in enforcing our right to the Parent Termination Fee and certain indemnification and reimbursement rights;

•
the ability of Parent, in certain circumstances, to terminate the Merger Agreement if our Board changed its recommendation that our stockholders approve the Merger Proposal;

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the restrictions on the conduct of our business prior to the completion of the Transactions, which could delay or prevent us from undertaking business opportunities that may arise pending completion of the Mergers;

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an all-cash merger would be taxable to our stockholders for U.S. federal income tax purposes;

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under Maryland law, our stockholders are not entitled to appraisal rights, dissenters’ rights or similar rights of an objecting stockholder in connection with the Transactions;

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the significant costs involved in connection with the preparation, negotiation, execution, and performance of the Merger Agreement and the Transactions, the substantial time and effort of management required to consummate the Transactions, and the related disruptions to the operation of our business;

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the announcement and pendency of the Transactions, or the failure to complete the Transactions, may have an adverse impact on our employees and our existing and prospective business relationships with third parties; and

•
some of our directors and executive officers have certain interests in the Transactions that are different from, or in addition to, the interests of our stockholders generally (see “The Mergers — Interests of Directors and Executive Officers in the Merger,” beginning on page 59).

The foregoing discussion of the factors considered by our Board is not intended to be exhaustive but rather includes the material factors considered by our Board.
In view of the wide variety of factors considered by our Board in connection with the evaluation of the Merger Agreement and the Transactions contemplated thereby, including the Mergers, and the complexity of these matters, our Board did not quantify, rank, or otherwise assign any relative weights to, and did not make specific assessments of, the factors considered, and individual directors may have given different weights to different factors. Rather, our Board conducted an overall analysis of the factors described above based on the totality of the factors and information it considered, including thorough discussions with, and questioning of, the Company’s management and advisors, and concluded that the potential benefits of the Merger Agreement and the Transactions, including the Mergers, outweighed the risks and uncertainties thereof.
The explanation of the factors and the reasoning set forth above contain forward-looking statements and should be read in conjunction with the section entitled “Cautionary Statement Regarding Forward Looking Statements,” beginning on page 24.
Certain Financial Projections Utilized in Connection with the Mergers
Certain Unaudited Prospective Financial Information
Although the Company periodically provides guidance to the public regarding its financial performance for the then-current fiscal year, the Company does not, as a matter of course, publicly disclose other financial forecasts or internal projections as to future performance, results of operations, earnings or other results, due to, among other reasons, the uncertainty, unpredictability and subjectivity of these forecasts and the associated underlying assumptions.
However, in connection with our evaluation of potential strategic alternatives and specifically the Transactions, the Company’s management prepared certain unaudited financial projections regarding the Company’s future performance for fiscal years 2026 through 2030 (“Company Projections”).
The Company Projections were provided by the Company’s management to the Board for the purposes of considering, analyzing and evaluating the Transactions and to J.P. Morgan and Morgan Stanley, and the Board directed J.P. Morgan and Morgan Stanley to use and rely on the Company Projections in connection with their respective financial analyses and opinions, as described in the section entitled “The Mergers — Opinions of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC,” beginning on page 47.
The Company Projections were prepared treating the Company on a standalone basis, without giving effect to the Transactions, and exclude (i) any impact of the negotiation or execution of the Merger Agreement or the Transactions; (ii) the expenses that have already been and will be incurred in connection with completing the Transactions; (iii) the effect of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed or in anticipation of completing the Transactions; or (iv) the effect of any business or strategic decisions or actions which would likely have been taken if the Merger Agreement had not been executed but which were instead altered, accelerated, postponed or not taken in anticipation of the Transactions.
The Company Projections are not included in this proxy statement to influence any decision on whether to vote for the Merger Proposal, the Merger-Related Compensation Proposal or the Adjournment Proposal, but rather are included in this proxy statement to give stockholders access to certain non-public information that was provided to the Board, in connection with its evaluation of the Transactions, and the Company’s financial advisors, in connection with their respective financial analyses and opinions. The inclusion of the Company Projections should not be regarded as an indication that the Board, the Company or its members of management or financial advisors or any other recipient of this information considered, or now considers, them to be necessarily predictive of actual future results, and they should not be relied on as such. There can be no assurance that the projected results will be realized or that actual results of the Company will not be materially lower or higher than estimated, whether or not the Transactions are completed.
The Company Projections are based solely on information available to the Company’s management at the time of their preparation and have not been updated or revised to reflect information or results after the date they were prepared or as of the date of this proxy statement. The Company may in the future report results of operations for periods included in the Company Projections that will be completed following the preparation of the Company Projections. Stockholders and investors are urged to refer to the Company’s periodic filings with the SEC for information on the Company’s actual historical results.
The Company Projections were not prepared with a view toward public disclosure or with a view toward compliance with the published guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information, but, in the view of the Company’s management, were reasonably prepared in good faith on a basis reflecting the best available estimates and judgments at the time of preparation, and presented as of the time of preparation, to the best of management’s knowledge and belief, the expected future financial performance of the Company. However, this information is not fact and should not be relied upon as being necessarily predictive of actual future results, and readers of this proxy statement are cautioned not to place undue reliance on the Company Projections. Although the Company’s management believes there is a reasonable basis for the Company Projections, the Company cautions that actual future results could be materially different from the Company Projections. Neither the Company’s independent auditors, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information.
The Company Projections are subject to estimates and assumptions in many respects and, as a result, subject to interpretation. While presented with numerical specificity, the Company Projections are based upon a variety of estimates and assumptions that are inherently uncertain, though considered reasonable by the Company’s management as of the date of their preparation. These estimates and assumptions may prove to be impacted by any number of factors, including the impact of the announcement, pendency and consummation of the Transactions, general economic conditions, trends in the multifamily residential real estate industry, regulatory and financial market conditions and other risks and uncertainties described or incorporated by reference in the sections entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 23, 2026, and the section entitled “Cautionary Statement Regarding Forward-Looking Statements,” all of which are difficult to predict and many of which are beyond the control of the Company. Also see the section entitled “Where You Can Find More Information.” The Company Projections also reflect assumptions as to certain business decisions that are subject to change. There can be no assurance that the Company Projections will be realized, and actual results will likely differ, and may differ materially, from those shown. Generally, the further out the period to which the Company Projections relate, the less predictive the information becomes.
The Company Projections include non-GAAP financial measures. Please see the table below for a description of how the Company defines these non-GAAP financial measures for purposes of the Company Projections in this section. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, and non-GAAP financial measures used by the Company may not be comparable to similarly titled measures used by other companies.
The SEC rules that would otherwise require a reconciliation of an adjusted financial measure to a GAAP financial measure do not apply to adjusted financial measures provided to a board of directors or a financial advisor in connection with proposed business combinations such as the Transactions if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of adjusted financial measures were not relied upon by the Board or its members of management or financial advisors in connection with their evaluation of the Transactions. Accordingly, the Company has not provided a reconciliation of the adjusted financial measures included in the Company Projections to the relevant GAAP financial measures.

None of the Company or its affiliates, officers, directors, advisors or other representatives can provide any assurance that actual results will not differ from the Company Projections, and, except as required by applicable law, none of the Company or its affiliates, officers, directors, advisors or other representatives undertakes any obligation to update, or otherwise revise or reconcile, the Company Projections to reflect circumstances existing after the date the Company Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Company Projections are shown to be inappropriate. None of the Company, or its affiliates, officers, directors, advisors or other representatives has made or makes any representation to any Company stockholder or other person regarding the Company’s ultimate performance compared to the information contained in the Company Projections or that forecasted results will be achieved.
The Company has made no representation to Parent, in the Merger Agreement or otherwise, concerning the Company Projections.
Company Projections
The following table presents a summary of the unaudited prospective financial information of the Company on a standalone basis prepared by the Company’s management for the Company’s fiscal years 2026 through 2030, which information is referred to as the “Company Projections.”
(in millions, except per share data)	2026E	2027E	2028E	2029E	2030E
Multi-Family NOI(1)	$194	$196	$202	$208	$214
Commercial NOI(2)	$3	$3	$3	$3	$4
Total Property NOI(3)	$197	$199	$205	$211	$217
Core FFO(4)	$83	$84	$81	$91	$101
Core FFO/share(5)	$0.81	$0.80	$0.77	$0.86	$0.95
Unlevered FCF(6)	$242	$141	$148	$153	$159

(1)
“Multi-Family NOI” means net operating income from the Company’s multifamily residential portfolio.

(2)
“Commercial NOI” means net operating income from the Company’s retail condos and garages.

(3)
“Total Property NOI” means Multi-Family NOI plus Commercial NOI.

(4)
“Core FFO” means Core Funds from Operations and equals Total Property NOI minus interest expense, minus core general & administrative expense, minus core property management expense, plus corporate and other income, minus distributions paid.

(5)
“Core FFO/share” means Core FFO divided by fully diluted shares outstanding.

(6)
“Unlevered FCF” means Unlevered Free Cash Flow, which is calculated as earnings before interest, taxes, depreciation, and amortization minus capital expenditures, minus renovation capital, plus disposition proceeds.

Opinions of J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC
Opinion of J.P. Morgan Securities LLC
Pursuant to an engagement letter dated February 17, 2026, the Company retained J.P. Morgan as its financial advisor in connection with the proposed Mergers and to deliver a fairness opinion in connection with the proposed Mergers.
At the meeting of the Board on February 22, 2026, J.P. Morgan rendered its oral opinion to the Board that, as of such date and based upon and subject to the factors and assumptions set forth in its written opinion, the Merger Consideration to be paid to the holders of Shares in the proposed Mergers was fair, from a financial point of view, to such holders. J.P. Morgan has confirmed its February 22, 2026 oral opinion by delivering its written opinion to the Board, dated February 22, 2026, that, as of such date, the Merger Consideration to be paid to the holders of Shares in the proposed Mergers was fair, from a financial point of view, to such holders.

The full text of the written opinion of J.P. Morgan dated February 22, 2026, which sets forth, among other things, the assumptions made, matters considered and limits on the review undertaken, is attached as Annex C to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The Company stockholders are urged to read the opinion in its entirety. J.P. Morgan’s written opinion was addressed to the Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Mergers, was directed only to the consideration to be paid in the Mergers and did not address any other aspect of the Mergers. J.P. Morgan expressed no opinion as to the fairness of the consideration to the holders of any other class of the Company’s securities, the Company’s creditors or the Company’s other constituencies or as to the underlying decision by the Company to engage in the proposed Mergers. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any of the Company’s stockholders as to how such stockholder should vote with respect to the proposed Mergers or any other matter.
In connection with preparing its opinion, J.P. Morgan, among other things:
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reviewed a draft dated February 21, 2026 of the Merger Agreement;

•
reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;

•
compared the financial and operating performance of the Company with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of the Shares and certain publicly traded securities of such other companies;

•
reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and

•
performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the Company’s management with respect to certain aspects of the Mergers, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.
In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company or otherwise reviewed by or for J.P. Morgan, and J.P. Morgan did not independently verify any such information or its accuracy or completeness and, pursuant to its engagement letter with the Company, J.P. Morgan did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct and was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company, Parent or the Merger Subs under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the Mergers and the other Transactions would be consummated as described in the Merger Agreement, and that the definitive Merger Agreement would not differ in any material respect from the draft thereof furnished to J.P. Morgan. J.P. Morgan also assumed that the representations and warranties made by the Company, Parent and the Merger Subs in the Merger Agreement and the related agreements were and would be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Mergers would be obtained without any adverse effect on the Company or on the contemplated benefits of the Mergers.
The financial projections furnished to J.P. Morgan by the Company (as summarized and described in the section entitled “The Mergers — Certain Financial Projections Utilized in Connection with the Merger,”

beginning on page 45), were prepared by the management of the Company. The Company does not publicly disclose internal management financial projections of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the proposed Mergers, and such financial projections were not prepared with a view toward public disclosure. These financial projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of the management of the Company, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such financial projections. For more information regarding the use of financial projections and other forward-looking statements, please refer to the section entitled “The Mergers — Certain Financial Projections Utilized in Connection with the Mergers,” beginning on page 45 of this proxy statement.
J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion notes that subsequent developments may affect J.P. Morgan’s opinion, and that J.P. Morgan does not have any obligation to update, revise, or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the Merger Consideration to be paid to the holders of Shares in the proposed Mergers, and J.P. Morgan has expressed no opinion as to the fairness of any consideration paid in connection with the proposed Mergers to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Mergers. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed Mergers, or any class of such persons relative to the Merger Consideration to be paid to the holders of Shares in the proposed Mergers or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which the Shares will trade at any future time.
The terms of the Merger Agreement, including the Merger Consideration, were determined through arm’s length negotiations between the Company and Parent, and the decision to enter into the Merger Agreement was solely that of the Board. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Board in its evaluation of the proposed Mergers and should not be viewed as determinative of the views of the Board or management with respect to the proposed Mergers or the Merger Consideration.
In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodology in rendering its opinion to the Board on February 22, 2026 and contained in the presentation delivered to the Board on such date in connection with the rendering of such opinion and this summary does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.
Public Trading Multiples Analysis
Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses that J.P. Morgan judged to be sufficiently analogous to the Company (or aspects thereof) based on J.P. Morgan’s experience and its familiarity with the industries in which the Company operates. The companies selected by J.P. Morgan were as follows:
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Avalon Bay Communities;

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Camden Property Trust;

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Essex Property Trust, Inc.;

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Equity Residential;

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Mid-America Apartments;

•
UDR, Inc.; and

•
the Company.

These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for the purposes of J.P. Morgan’s analysis, may be considered to be similar to those of the Company. However, certain of these companies may have characteristics that are materially different from those of the Company. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the selected companies differently than they would affect the Company.
Trading Multiples
Using publicly available information, J.P. Morgan calculated, for each selected company, the multiples of the closing price per share for such selected company as of February 19, 2026 (and with respect to the Company, as of February 4, 2026) to the consensus equity research analyst estimates for such selected company’s funds from operations (the “FFO”) per share for fiscal year 2026E (the “P/2026E FFO Multiple”).
Based on the analysis above, J.P. Morgan selected for the Company a P/2026E FFO Multiple reference range of 14.75x to 21.75x. J.P. Morgan then applied the P/2026E FFO Multiple reference range to the Company’s estimated 2026 Core FFO as set forth in the financial projections.
The analysis indicated a range of implied per share equity value for the Shares (rounded to the nearest $0.25) of approximately $12.00 to $17.50, as compared to the Merger Consideration of $19.00, the unaffected closing price of the Shares as of February 4, 2026 of $15.42 (the last trading day prior to the filing of the Erez Schedule 13D) and the closing price of the Shares as of February 19, 2026 of $16.85.
Trading Capitalization Rate
Using publicly available information (and with respect to the Company, information provided by management of the Company), J.P. Morgan calculated, for each selected company, the ratio between such selected company’s estimated cash net operating income for the twelve-month period following September 30, 2025 (and with respect to the Company, December 31, 2025) and such selected company’s implied real estate value as of September 30, 2025 (and with respect to the Company, December 31, 2025) (such ratio, the “Implied Cap Rate”).
Based on the results of this analysis, J.P. Morgan selected an Implied Cap Rate reference range for the Company of 5.75% to 6.50%. J.P. Morgan then applied such Implied Cap Rate reference range to an estimate of the Company’s cash net operating income (post management fee expenses and excluding adjustments for planned asset sales in 2026E) for the next twelve months following December 31, 2025 based on the financial projections, to derive a range of implied real estate values for the Company. The range of implied real estate values was then adjusted by subtracting net debt and other adjustments for the Company as of December 31, 2025, based on the financial projections, and dividing the result by the fully diluted number of the Shares outstanding as of December 30, 2025, as provided by the management of the Company.
The analysis indicated a range of implied per share equity values for the Shares (rounded to the nearest $0.25) of approximately $14.75 to $18.25, as compared to the Merger Consideration of $19.00, the unaffected closing price of the Shares as of February 4, 2026 of $15.42 (the last trading day prior to the filing of the Erez Schedule 13D) and the closing price of the Shares as of February 19, 2026 of $16.85.
Discounted Cash Flow Analysis
J.P. Morgan conducted a discounted cash flow analysis of the Company for the purpose of determining an implied equity value per share for the Shares using the unlevered free cash flows that the Company is expected to generate during calendar years 2026 through 2030 based on the financial projections. J.P. Morgan calculated a range of terminal values for the Company at the end of such period by applying terminal growth rates ranging from 2.25% to 2.75% to the unlevered free cash flows of the Company during the terminal year based on the financial projections. J.P. Morgan then discounted the unlevered free cash flow estimates and the range of terminal values to present value as of December 31, 2025 using a range of discount rates from 6.75%

to 7.25%, which was chosen by J.P. Morgan based on an analysis of the weighted average cost of capital of the Company. The present value of the unlevered free cash flow estimates and range of terminal values were then adjusted by subtracting net debt and other adjustments for the Company as of December 31, 2025, based on the financial projections and dividing the result by the fully diluted number of the Shares outstanding as of December 30, 2025, as provided by the management of the Company. The analysis indicated a range of implied per share equity value for the Shares (rounded to the nearest $0.25) of $16.00 to $22.50, as compared to the Merger Consideration of $19.00, the unaffected closing price of the Shares as of February 4, 2026 (the last trading day prior to the filing of the Erez Schedule 13D) of $15.42 per Share and the closing price of the Shares as of February 19, 2026 of $16.85.
Miscellaneous
The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of the Company. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.
Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary are identical to the Company. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company.
As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to the Mergers and deliver an opinion to the Board with respect to the Mergers on the basis of, among other things, such experience and its qualifications in connection with such matters and its familiarity with the Company, the industries in which it operates and similar transactions.
For services rendered in connection with the Mergers and the delivery of its opinion, the Company has agreed to pay J.P. Morgan a fee of up to approximately $22 million, of which $3 million became payable upon delivery of the opinion and the remainder of which is contingent upon the closing of the Mergers. In addition, the Company has agreed to reimburse J.P. Morgan for its expenses incurred in connection with its services, including the fees and disbursements of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with the Company and the Company Partnership, for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as a financial advisor to the Company (f/k/a Mack-Cali Realty Corp.) on the sale of 111 River Street in March 2024, acting as joint lead arranger and joint bookrunner on a syndicated credit facility for the Company Partnership in April 2024 and acting as joint lead arranger and joint bookrunner on a credit facility for the Company Partnership in July 2025. During the two years preceding the date of J.P. Morgan’s opinion, neither J.P. Morgan nor its affiliates have had any material financial advisory or other material commercial or investment banking relationships with Vista Hill Partners, LLC, an equity investor in Parent. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with Affinius, an equity investor in Parent, for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included acting as sole bookrunner and sole lead arranger on a credit facility in December 2025. In addition, during the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had commercial or investment banking relationships with certain portfolio companies of GIC Private Limited, an affiliate of an equity investor in Parent, for which J.P. Morgan and such affiliates have received customary compensation. Such services during such period have included providing debt syndication and debt underwriting services to such portfolio companies of GIC Private Limited. In addition, J.P. Morgan and/or its affiliates are currently providing corporate finance services to GIC Private Limited and/or certain of its portfolio companies, which services are unrelated to the Mergers. J.P. Morgan expects to receive customary compensation in connection with such services which, considered in the aggregate and assuming all the transactions are actually completed, are expected by J.P. Morgan as of the date hereof to be greater than the fees that we would receive from the Company in connection with the Mergers. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Company Partnership, Affinius and for certain portfolio companies of GIC Private Limited, for which it receives customary compensation or other financial benefits. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of the Company. During the two year period preceding the date of J.P. Morgan’s opinion, the aggregate fees recognized by J.P. Morgan from the Company and the Company Partnership were approximately $4.6 million, from Affinius were approximately $10 million and from GIC Private Limited and certain of its portfolio companies were approximately $155 million. In the ordinary course of J.P. Morgan and its affiliates’ businesses, J.P. Morgan and its affiliates actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company for J.P. Morgan and its affiliates’ own accounts or for the accounts of customers and, accordingly, J.P. Morgan likely holds long or short positions in such securities or other financial instruments.
Opinion of Morgan Stanley & Co. LLC
The Company retained Morgan Stanley to provide the Company with financial advisory services in connection with the proposed Mergers. The Company selected Morgan Stanley to act as its financial advisor based on Morgan Stanley’s qualifications, experience and familiarity with the Company, its industry and similar transactions. On February 22, 2026, at a meeting of the Board, Morgan Stanley rendered its oral opinion, subsequently confirmed by delivery of a written opinion to the Board, dated February 23, 2026, that, as of February 23, 2026, and based upon and subject to the various qualifications, assumptions, limitations and other matters as set forth in such written opinion, the Merger Consideration to be received by the holders of Shares (other than the holders of the Excluded Shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders of Shares.
The full text of the written opinion of Morgan Stanley, dated as of February 23, 2026, is attached to this proxy statement as Annex D and is hereby incorporated into this proxy statement by reference in its entirety. You should read the written opinion in its entirety for a discussion of the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Morgan Stanley in rendering its opinion. The Company encourages you to read the entire written opinion and the summary of Morgan Stanley’s opinion below carefully and in their entirety. This summary of the opinion of Morgan Stanley set forth in this proxy statement is qualified in its entirety by reference to the full text of the written opinion. Morgan Stanley’s opinion is directed to the Board, in its capacity as such, addresses only the fairness of the Merger Consideration to be received by the holders of Shares (other than the holders of the Excluded Shares) pursuant to the Merger Agreement, from a financial point of view, to such holders as of the date of the opinion. Morgan Stanley’s opinion does not address any other term or aspect of the Merger Agreement or the Transactions or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection therewith. Morgan Stanley’s opinion was not intended to, and does not, constitute a recommendation to any holder of Shares as to how to vote at the Company Stockholders’ Meeting to be held in connection with the Mergers or whether to take any other action with respect to the Mergers. Morgan Stanley was not requested to opine as to, and its opinion did not in any manner address the relative merits of, the Transactions as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to enter into the Merger Agreement or proceed with the Transactions.
In connection with rendering its opinion, Morgan Stanley, among other things:
•
reviewed certain publicly available financial statements and other business and financial information of the Company;

•
reviewed certain internal financial statements and other financial and operating data concerning the Company;

•
reviewed certain financial projections prepared by the Company’s management, which we refer to as the “Company Projections”;

•
discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

•
reviewed the reported prices and trading activity for the Shares;

•
compared the financial performance of the Company and the prices and trading activity of the Shares with that of certain other publicly-traded companies comparable with the Company and their securities;

•
participated in certain discussions and negotiations among representatives of the Company, Parent and affiliates of Parent and certain parties and their financial and legal advisors;

•
reviewed the draft Merger Agreement and the draft Commitment Letters, each substantially in the form of the drafts dated February 23, 2026, and certain related documents; and

•
performed such other analyses, reviewed such other information and considered such other factors as Morgan Stanley deemed appropriate.

In arriving at its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to it by the Company, and formed a substantial basis for its opinion. With respect to the financial projections, Morgan Stanley assumed that they had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s management of the future financial performance of the Company. Morgan Stanley expressed no opinion on such projections or the assumptions on which they were based. In addition, Morgan Stanley assumed that the Mergers would be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that Parent will obtain financing in accordance with the terms set forth in the Commitment Letters and that the Merger Agreement and the Commitment Letters will not differ in any material respect from the drafts thereof furnished to Morgan Stanley. Morgan Stanley assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the Mergers, no delays, limitations, conditions or restrictions would be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the Mergers. Morgan Stanley is not a legal, tax, or regulatory advisor. Morgan Stanley is a financial advisor only and relied upon, without independent verification, the assessment of the Company and its legal, tax, or regulatory advisors with respect to legal, tax, or regulatory matters. Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Merger Consideration to be received by the holders of Shares (other than the holders of the Excluded Shares) pursuant to the Merger Agreement. In addition, Morgan Stanley expressed no opinion with respect to the fairness of the amount or nature of the consideration to be received pursuant to the Merger Agreement by holders of Common Units or Preferred Units, or any other equity interests of the Company or the Company Partnership, except for the Merger Consideration to be received by the holders of Shares (other than the holders of the Excluded Shares). Morgan Stanley does not express any view on, and its opinion does not address, any other term or aspect of the Merger Agreement or the Transactions or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection therewith. Morgan Stanley was advised by the Company that the Company has operated in conformity with the requirements for qualification as a REIT for U.S. federal income tax purposes since its formation as a REIT, and Morgan Stanley assumed that the Mergers will not adversely affect such status or operations of the Company. Morgan Stanley has not made any independent valuation or appraisal of the assets or liabilities of the Company, nor has it been furnished with any such valuations or appraisals. Morgan Stanley’s opinion does not address the relative merits of the Transactions as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to enter into the Merger Agreement or proceed with the Transactions. Morgan Stanley’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Morgan Stanley as of the date of its opinion. Events occurring after such date may affect Morgan Stanley’s opinion and the assumptions used in preparing it, and Morgan Stanley does not assume any obligation to update, revise or reaffirm its opinion.
Summary of Morgan Stanley’s Financial Analyses
The following is a summary of the material financial analyses performed by Morgan Stanley in connection with its oral opinion delivered on February 22, 2026, and its written opinion letter delivered to the Board, dated February 23, 2026. The following summary is not a complete description of the financial analyses performed and factors considered by Morgan Stanley in connection with its opinion, nor does the order of analyses described represent the relative importance or weight given to those analyses.
Some of these summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. The analyses listed in the tables and described below must be considered as a whole; considering any portion of such analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying Morgan Stanley’s opinion.
In performing the financial analyses summarized below and in arriving at its opinion, Morgan Stanley utilized, and was directed by the Board to rely upon, among other matters, the Company Projections. The Company Projections are more fully described in the section entitled “The Mergers — Certain Financial Projections Utilized in Connection with the Mergers,” beginning on page 45.
Comparable Public Companies Analysis
Morgan Stanley reviewed and compared certain publicly available and internal financial information, publicly available and internal ratios and publicly available market multiples relating to the Company with equivalent publicly available data for companies that share similar business characteristics with the Company to derive an implied equity value reference range for the Company. Morgan Stanley reviewed the following publicly-traded companies (which are referred to as “selected companies”): AvalonBay Communities, Inc., Camden Property Trust, Equity Residential, Essex Property Trust, Inc., Mid-America Apartment Communities, Inc., and UDR, Inc.
For purposes of this analysis, Morgan Stanley analyzed for each of these companies the premium or discount represented by the ratio of share price to Green Street Advisors (“Green Street”) estimated Gross Asset Value, which we refer to as “GAV,” per share and the capitalization rate implied by each of these companies’ share prices and estimates of next twelve months, which we refer to as “NTM,” net operating income. The ratio and implied capitalization rate for each of the selected companies were calculated using their respective closing prices on February 19, 2026, and were based on the most recent publicly available information and Green Street Estimates as of February 19, 2026. The following table reflects the results of this analysis:
	NTM Implied Capitalization Rate	Premium / (Discount) to Green Street estimated GAV
AvalonBay Communities, Inc.	6.2%	(17)%
Camden Property Trust	6.0%	(13)%
Equity Residential	6.1%	(17)%
Essex Property Trust, Inc.	5.7%	(11)%

	NTM Implied Capitalization Rate	Premium / (Discount) to Green Street estimated GAV
Mid-America Apartment Communities, Inc.	6.2%	(12)%
UDR, Inc.	6.4%	(19)%
Median	6.1%	(15)%
Based on Morgan Stanley’s professional judgment, Morgan Stanley derived a range for each metric after reviewing the selected companies’ ranges for each metric and the historical ranges of the Company for each metric. Morgan Stanley then used these capitalization rates and percentage ranges to derive separate implied equity value reference ranges for the Company using each of the metrics reviewed by applying the range derived from the selected companies for each metric to the corresponding Company metrics, subtracting outstanding debt of approximately $1.426 billion and preferred equity of approximately $9 million, and adding outstanding cash of approximately $14 million. The implied equity values were then divided by the estimated fully diluted number of Shares of 104,901,918 Shares as of February 20, 2026, in order to arrive at implied per equity value for the Shares. The following table reflects the results of this analysis:
	Range		Implied Per Share Equity Value Range
	Low	High	Low	High
NTM Implied Capitalization Rate	6.4%	5.7%	$14.78	$18.17
Premium / (Discount) to Green Street estimated GAV	(19)%	(11)%	$16.14	$19.04
Based on this analysis, Morgan Stanley derived the following implied per share equity value reference range for the Shares based on the lowest and highest values across the implied per share equity value reference ranges for each metric set forth above. This analysis indicated the following implied per share equity value reference range for the Shares, as compared to the Merger Consideration payable to holders of Shares of $19.00 per Share:
Implied Per Share Equity Value Reference Range
$14.78 to $19.04
No company utilized in the comparable company analysis is identical to the Company. In evaluating comparable companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the Company’s control, such as the impact of competition on the Company and the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of the Company or the industry, or in the financial markets in general. Mathematical analysis (such as determining the average or median) is not in itself a meaningful method of using comparable company data.
Discounted Cash Flow Analysis
Morgan Stanley performed a discounted cash flow analysis, which is designed to imply a value of a company by calculating the present value of estimated future unlevered free cash flows and terminal value of the company. The “unlevered free cash flows” or “free cash flows” refer to a calculation of the future cash flows of an asset without including, in such calculation, any debt-servicing costs. The present value of a terminal value, representing the value of unlevered free cash flows beyond the end of the forecast period, is added to arrive at a total aggregate value. Outstanding debt of approximately $1.426 billion and preferred equity of approximately $9 million are subtracted and outstanding cash of approximately $14 million is added to arrive at an equity value. The implied equity value is then divided by the estimated number of fully diluted Shares of 104,901,918 Shares as of February 20, 2026, in order to arrive at an implied per share equity value for the Shares.
Morgan Stanley calculated ranges of implied per share equity values for the Shares based on a discounted cash flow analysis utilizing the Company Projections. The unlevered free cash flows from January 1, 2026 through the end of 2030 were discounted to present value using a range of discount rates from 6.7% to 7.8%

representing the Company’s weighted average cost of capital, estimated using the capital asset pricing model method and based on considerations Morgan Stanley deemed relevant.
Morgan Stanley then calculated a range of implied terminal values of the Company, as of December 31, 2030 by applying a range of implied exit capitalization rates of 5.5% to 6.0%, which was chosen based on Morgan Stanley’s professional judgment, to the forecasted adjusted stabilized net operating income of the Company for the year ended December 31, 2031. The implied terminal enterprise value of the Company was then discounted to present value using a range of the Company’s weighted average cost of capital as the discount rate. This present value of the implied terminal value of the Company was then added to the implied present value of the unlevered free cash flows as described above, subtracting outstanding debt of approximately $1.426 billion and preferred equity of approximately $9 million and adding outstanding cash of approximately $14 million as of the year ended December 31, 2025, and dividing by the estimated number of fully diluted Shares of 104,901,918 Shares as of February 20, 2026, all as provided by the Company’s management, to derive an implied per share equity value reference range for the Shares.
This analysis implied the following implied per share equity value reference range for the Shares, as compared to the Merger Consideration payable to holders of Shares of $19.00 per Share:
Implied Per Share Equity Value Reference Range
$16.86 to $20.45
Other Information
Morgan Stanley observed certain additional factors that were not considered part of Morgan Stanley’s financial analyses with respect to its opinion but were referenced for informational purposes, including the following:
Historical Stock Price
For reference only, and not as a component of its fairness analysis, Morgan Stanley reviewed the stock price performance of the Shares, including (i) the highest and lowest closing prices during the 52 weeks ended on February 19, 2026; (ii) the volume-weighted average price (which is referred to as “VWAP” in this section) of the Shares over the 30 trading days ended February 4, 2026 (the last trading day prior to the filing of the Erez Schedule 13D, which we refer to as the “unaffected date”); (iii) the closing price on February 19, 2026, and (iv) the closing price on February 4, 2026 (the unaffected date). Based on this review, Morgan Stanley noted that the Shares had (i) traded in the range of $13.74 to $17.11 over the 52 weeks ended February 19, 2026; (ii) a 30-day VWAP of $14.90; (iii) a spot closing price of $16.85 as of February 19, 2026, and (iv) a closing price of $15.42 as of February 4, 2026 (the unaffected date), as compared to the Merger Consideration of $19.00 per Share.
Net Asset Value
For reference only, and not as a component of its fairness analysis, Morgan Stanley analyzed the value of the Company as a function of the net asset value of its assets. Morgan Stanley based its net asset value analysis on estimates of the Company’s gross net asset value per share (i) as of February 10, 2026, as provided by the Company’s management, (ii) as of February 4, 2026 (the unaffected date), based on S&P Capital IQ research analyst consensus estimates, and (iii) as of November 15, 2025, based on Green Street estimates. Morgan Stanley calculated net NAVs by multiplying the gross net asset value per share by the number of fully diluted Shares outstanding (as provided by each applicable source) and deducting the estimated costs required to consummate the Transactions (based on estimates provided by the Company’s management of approximately $145 million). An implied per share equity value for the Shares was then calculated based on the net NAVs derived from such analyses divided by the number of fully diluted Shares outstanding of 104,901,918 Shares as of February 20, 2026, as provided by the Company’s management. These analyses indicated the following implied per share equity values for the Shares:
Implied Per Share Equity Value
Company Management Estimate	$20.65
S&P Capital IQ Research Analyst Consensus Estimate	$19.44
Green Street Estimate	$20.13

Research Analyst Price Targets
For reference only, and not as a component of its fairness analysis, Morgan Stanley reviewed and analyzed future public market trading price targets for the Shares prepared and published by six equity research analysts between December 17, 2024, and December 19, 2025. These targets reflect each analyst’s estimate of the future public market trading price of the Shares. The range of equity analyst price targets for the Shares was $15.00 to $22.00. Morgan Stanley then calculated the median of the equity analyst price targets of $17.25 per Share. The public market trading price targets published by securities research analysts do not necessarily reflect current market trading prices for the Shares and these estimates are subject to uncertainties, including the future financial performance of Company and future financial market conditions.
Levered Cash Buyer Analysis
For reference only, and not as a component of its fairness analysis, Morgan Stanley performed a hypothetical take-private analysis to determine the prices at which a financial sponsor might effect a leveraged buyout of the Company under current market conditions. In preparing this analysis, Morgan Stanley utilized the Company Projections, including net operating income from January 1, 2026 through December 31, 2030. Morgan Stanley based its analysis on the Company Projections and assumed, among other things, (i) a December 31, 2030 exit at a range of market capitalization rates of 5.5% to 6.0%, which was selected based on Morgan Stanley’s professional judgment and (ii) that the financial sponsor seeks value-add returns and leverage levels using prevailing market rates for secured debt financing. Based upon these assumptions, Morgan Stanley calculated the following implied per share equity value reference range for the Shares, as compared to the Merger Consideration of $19.00 per Share:
Implied Per Share Equity Value Reference Range
$14.90 to $17.14
Illustrative Precedent Transaction Premiums
For reference only, and not as a component of its fairness analysis, Morgan Stanley reviewed, based on publicly available information, the premiums paid in selected acquisition transactions in the United States.
Morgan Stanley considered premiums paid in selected public transactions in the last ten years in which the consideration was cash and the target company was a REIT, which transactions were selected based on Morgan Stanley’s professional judgment. The premiums paid in such transactions represented a median of 26% with respect to one-day premiums to unaffected prices.
Based on this analysis and its professional judgment, Morgan Stanley selected a reference premium range of 21% to 31%, representing 500 basis points above and below the median, to apply to the closing price of the Shares on February 4, 2026 (the unaffected date) of $15.42. Based on its calculations, Morgan Stanley calculated an implied per share equity value reference range for the Shares of $18.70 to $20.24.
No company or transaction utilized as a comparison in the analysis of selected precedent premia transactions is identical to the Company or directly comparable to the Mergers in business mix, timing, and size or other metrics. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences between the Mergers and the other transactions, the Company and other factors. In evaluating the precedent premia transactions, Morgan Stanley made judgments and assumptions with regard to the applicable transactions, size, business mix, governance matters, industry performance, geographic mix, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. Mathematical analyses (such as determining the mean or median) are not in themselves a meaningful method of using comparable data.

General
Morgan Stanley performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a financial opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor it considered. Morgan Stanley believes that selecting any portion of these analyses, without considering all analyses as a whole, would create an incomplete view of the process underlying its analyses and opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley’s view of the actual value of the Company.
In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business, regulatory, economic, market and financial conditions and other matters, many of which are beyond the control of the Company. These include, among other things, the impact of competition on the business of the Company and the industry generally, industry growth, and the absence of any adverse material change in the financial condition and prospects of the Company and the industry, and in the financial markets in general. Any estimates contained in Morgan Stanley’s analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates.
Morgan Stanley conducted the analyses described above solely as part of its analysis of the fairness, from a financial point of view, of the Merger Consideration to be received by the holders of Shares (other than the holders of the Excluded Shares) pursuant to the Merger Agreement and in connection with the delivery of its opinion dated as of February 23, 2026, to the Board. These analyses do not purport to be appraisals or to reflect the prices at which the Shares might actually trade.
The Merger Consideration was determined through arm’s-length negotiations between the Company and Parent and was approved by the Board. Morgan Stanley provided financial advice to the Board during these negotiations but did not, however, recommend any specific consideration to the Board or that any specific consideration constitutes the only appropriate consideration for the Mergers. Morgan Stanley was not requested to opine as to, and its opinion does not in any manner address, the underlying business decision of the Company to enter into the Merger Agreement or proceed with the Transactions, nor does it address the relative merits of the Transactions as compared to other business or financial strategies that might be available to the Company. Morgan Stanley’s opinion expressed no opinion or recommendation as to how the holders of Shares should vote at the Company Stockholders’ Meeting to be held in connection with the Mergers or whether to take any other action with respect to the Mergers.
Morgan Stanley’s opinion and presentation to the Board was one of many factors taken into consideration by the Board in deciding to approve and authorize the Merger Agreement. Consequently, the analyses as described above should not be viewed as determinative of the opinion of the Board with respect to the Merger Consideration or of whether the Board would have been willing to agree to different merger consideration. Morgan Stanley’s opinion was approved by a committee of Morgan Stanley investment banking and other professionals in accordance with Morgan Stanley’s customary practice.
Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Morgan Stanley’s securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Parent, the Company, the Company Partnership or their respective affiliates, or any other company, or any currency or commodity, that may be involved in the transaction, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Company in connection with the transaction, may have committed and may commit in the future to invest in private equity funds managed by Parent and its affiliates or in affiliates of Morgan Stanley that may hold direct equity and/or partnership interests in private equity funds managed by Parent and its affiliates.
Under the terms of its engagement letter dated February 20, 2026, Morgan Stanley provided the Company with financial advisory services and a financial opinion, and the Company has agreed to pay Morgan Stanley an aggregate fee up to $17 million, $1.5 million of which was earned following the delivery of the opinion described in this section and attached to this proxy statement as Annex D and the remaining portion of which is payable upon the closing of the Mergers. In addition, the Company has also agreed to reimburse Morgan Stanley for its expenses reasonably incurred in performing its services. In addition, the Company has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the federal securities laws, related to or arising out of or in connection with Morgan Stanley’s engagement.
Other than the financial advisory services related to the Transactions described in the prior paragraph, Morgan Stanley has not provided financial advisory or other financing services to the Company and its affiliates in the two years prior to February 23, 2026, and has not received any fees related to such services. Morgan Stanley has not provided financial advisory or other financing services to Affinius or Vista Hill or their respective affiliates in the two years prior to February 23, 2026, and has not received any fees related to such services. In the two years prior to February 23, 2026, Morgan Stanley has provided financial advisory and financing services to GIC and its majority-controlled affiliates and portfolio companies (“GIC Entities”) and has received fees between approximately $10 and $30 million in the aggregate in connection with such services. As of the date of Morgan Stanley’s opinion, Morgan Stanley is mandated on certain financing assignments for GIC Entities unrelated to the Mergers, for which Morgan Stanley expects to receive customary fees if such transactions are completed. Morgan Stanley expects that such fees from GIC Entities could be less than the fees Morgan Stanley would receive from the Company in connection with the Mergers. Morgan Stanley may also seek to provide financial advisory and financing services to Parent and the Company and their respective affiliates in the future and would expect to receive fees for the rendering of those services. As of February 17, 2026, so far as Morgan Stanley was aware, Morgan Stanley and/or its affiliates held an aggregate interest of less than 1% of the Shares, which interests were held in connection with Morgan Stanley and/or Morgan Stanley affiliates’ (i) investment management business, (ii) wealth management business, including client discretionary accounts, or (iii) ordinary course trading activities, including hedging activities.
Interests of Directors and Executive Officers in the Mergers
In considering the recommendation of the Board that you vote “FOR” the proposal to approve the Mergers and the other Transactions, you should be aware that our directors and executive officers have interests that may be different from, or in addition to, the interests of Veris stockholders generally. The Board was aware of these interests and considered them at the time it approved the Merger Agreement and recommended that Veris’ stockholders approve the Mergers and the other Transactions.
Veris’ executive officers for purposes of the discussion below are Mahbod Nia (Chief Executive Officer), Amanda Lombard (Chief Financial Officer), Anna Malhari (Chief Operating Officer) and Taryn Fielder (General Counsel & Corporate Secretary).
Veris’ non-executive directors for purposes of the discussion below are Frederic Cumenal, Tammy K. Jones, A. Akiva Katz, Nori Gerardo Lietz, Victor B. MacFarlane, Christopher Papa, Howard S. Stern, Stephanie L. Williams.
For information regarding beneficial ownership of Shares by each of the Company’s current non-executive directors and executive officers and all of such directors and executive officers as a group, please see the section entitled “Security Ownership of Certain Beneficial Owners,” beginning on page 105.
Treatment of Outstanding Equity Awards
Each of our executive officers and non-executive directors holds equity awards that will be converted into cash based on the Merger Consideration upon completion of the Transactions. For a more detailed discussion regarding the treatment of equity awards in connection with the Transactions, see the section entitled “The

Merger Agreement — Treatment of Outstanding Equity Awards,” beginning on page 74. As of April 9, 2026 (the latest practicable date to determine such amounts before the filing of this proxy statement), and assuming that the Transactions close on June 30, 2026 (taking into account any vesting of outstanding awards that occurs prior to such date), which is the assumed closing date only for purposes of this compensation-related disclosure, the estimated values of the Company Stock Options, Time-Based Restricted Stock Units, Performance-Based Restricted Stock Units, Outperformance Restricted Stock Units, Company Restricted Stock and Director Deferred Stock Units held by each executive officer and non-executive director are as follows.
	Company Stock Options (#)	Company Stock Options ($)	RSUs(1) (#)	RSUs(1) ($)	Company Restricted Stock (#)	Company Restricted Stock ($)	Director Deferred Stock Units (#)	Director Deferred Stock Units ($)	Estimated Total Cash Consideration ($)
Executive Officers
Mahbod Nia	950,000	$3,049,500	1,099,676(2)	$20,893,841(2)	—	—	3,821	$72,591	$24,015,932
Amanda Lombard	—	—	192,987(3)	$3,666,753(3)	—	—	—	—	$3,666,753
Anna Malhari	—	—	232,533	$4,418,121(4)	—	—	—	—	$4,418,121
Taryn Fielder	—	—	174,953(5)	$3,324,100(5)	—	—	—	—	$3,324,100
Non-Executive Directors
Frederic Cumenal	—	—	—	—	8,541	$162,279	37,672	$716,156	$878,435
Tammy K. Jones	—	—	—	—	8,541	$162,279	—	—	$162,279
A. Akiva Katz	—	—	—	—	8,541	$162,279	27,007	$513,140	$675,419
Nori Gerardo Lietz	—	—	—	—	8,541	$162,279	38,273	$727,189	$889,468
Victor B. MacFarlane	—	—	—	—	8,541	$162,279	26,034	$494,649	$656,928
Christopher Papa	—	—	—	—	7,942	$150,898	2,521	$47,908	$198,806
Howard S. Stern	—	—	—	—	8,541	$162,279	—	—	$162,279
Stephanie L. Williams	—	—	—	—	8,541	$162,279	—	—	$162,279

(1)
“RSUs” for purposes of this chart includes (i) Company RSUs, (ii) Company PRSUs (determined based on actual performance measured as of March 31, 2026, except in the case of the 2026 executive awards which are based on maximum performance) and (iii) Company OPRSUs (determined based on actual performance measured as of March 31, 2026), (except in the case of the 2026 executive awards which are based on maximum performance).

(2)
Includes (i) 286,459 Company RSUs, (ii) 664,969 Company PRSUs and (iii) 148,248 Company OPRSUs.

(3)
Includes (i) 50,960 Company RSUs, (ii) 115,072 Company PRSUs and (iii) 26,955 Company OPRSUs.

(4)
Includes (i) 62,294 Company RSUs, (ii) 136,546 Company PRSUs and (iii) 33,693 Company OPRSUs.

(5)
Includes (i) 45,574 Company RSUs, (ii) 105,794 Company PRSUs and (iii) 23,585 Company OPRSUs.

Employment Agreements
Veris has entered into employment agreements with each of its named executive officers. Upon a termination of employment by Veris without “cause” or by the executive officer for “good reason” (as such terms are defined in each Employment Agreement), the named executive officers are entitled to severance payments and benefits in accordance with the terms and conditions of the applicable Employment Agreement.
The severance payments and benefits under the Chief Executive Officer (“CEO”) Employment Agreement are as follows:
•
Cash severance equal to two times (the “CEO Multiplier”) the sum of the CEO’s (a) annual base salary and (b) the average annual bonus paid over the three calendar years prior to the date of termination, paid in equal installments over a 2 year period following the date of termination, but, if such termination occurs within the period commencing three months prior to a “change in control” (as such term is defined in the CEO Employment Agreement) and ending 1 year following a “change in control,” the CEO Multiplier will increase to three times and the cash severance will be paid in a lump sum;
•
An amount in cash equal to the average of the Annual Bonuses paid to the CEO during the three calendar years prior to the date of termination, multiplied by a fraction, the numerator of which is the number of days in such year through and including the date of termination, and the denominator of which is the total number of days in such year;

•
Up to 18 months of continued medical coverage for the CEO and his dependents;

•
Accelerated vesting of any then-outstanding portion of time-based equity awards; and

•
Eligibility to vest in a prorated amount of outstanding performance-based equity awards, based on the amount of time the executive officer remained employed during the applicable performance period and actual performance over the applicable performance period.

The severance payments and benefits under the other named executive officer Employment Agreements are as follows:
•
Cash severance equal to 1.5 times (the “Multiplier”) the sum of the executive officer’s (a) base salary and (b) target bonus, paid as soon as practicable following the date of termination, but, if such termination occurs within the period commencing three months prior to a “change in control” (as such term is defined in each Employment Agreement) and ending 1 year following a “change in control,” the Multiplier will increase to two times;

•
An amount in cash equal to the average of the Annual Bonuses paid to the executive officer during the three calendar years prior to the date of termination, multiplied by a fraction, the numerator of which is the number of days in such year through and including the date of termination, and the denominator of which is the total number of days in such year;

•
Up to 12 months of continued medical coverage for the executive officer (18 months in the case of Ms. Malhari and Ms. Fielder) and his or her dependents;

•
Accelerated vesting of any then-outstanding portion of time-based equity awards; and

•
Eligibility to vest in a prorated amount of outstanding performance-based equity awards, based on the amount of time the executive officer remained employed during the applicable performance period and actual performance over the applicable performance period.

Each named executive officer’s receipt of the severance payments and benefits under the Employment Agreements are contingent on the named executive officer timely executing and not revoking a release of claims in favor of Veris.
For an estimate of the value of the severance amounts described above that would be payable to each of the named executive officers, see “Summary of Potential Transaction Payments to Named Executive Officers — Named Executive Officer Merger — Related Compensation,” beginning on page 61.
Director and Officer Indemnification and Insurance
Pursuant to the terms of the Merger Agreement, each current or former director or officer of Veris will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the Mergers. For a more detailed description of the provisions of the Merger Agreement relating to director and officer indemnification and insurance, please see the section entitled “The Merger Agreement — Director and Officer Indemnification and Insurance,” beginning on page 89.
Summary of Potential Transaction Payments to Named Executive Officers
The information set forth below is required by Item 402(t) of Regulation S-K regarding compensation that is based on or otherwise relates to the Mergers that the Company’s named executive officers could receive in connection with the Mergers, as described more fully in the section entitled “The Mergers — Interests of Directors and Executive Officers in the Mergers,” beginning on page 59. Holders of Shares as of the Record Date are being asked to approve, on a non-binding, advisory basis, such compensation. Because the vote to approve such compensation is advisory only, it will not be binding on any of Veris, the Board or Parent. Accordingly, if the Merger Proposal is approved by Veris stockholders and the Mergers are consummated, the compensation will be payable regardless of the outcome of the vote to approve such compensation, subject only to the conditions applicable thereto, which are described in the footnotes to the tables below and above in the section entitled “The Mergers — Interests of Directors and Executive Officers in the Mergers,” beginning on page 59.
The potential payments in the tables below are quantified in accordance with Item 402(t) of Regulation S-K. The estimated values are based on (i) an assumption that the Mergers had been consummated on June 30, 2026, (ii) the Merger Consideration, (iii) the named executive officers’ base salaries and target annual bonus as in effect as of the date of this proxy statement, and (iv) an assumption that each named executive officer experiences a qualifying termination of employment immediately following the consummation of the Mergers under circumstances that entitle such named executive officer to receive change-in-control severance payments (a “Change In Control Termination”) as described in the section entitled “The Mergers — Interests of Directors and Executive Officers in the Mergers — Employment Agreements,” beginning on page 60. As such, the amounts indicated below are estimates based on multiple assumptions that may or may not actually occur, including assumptions described in this proxy statement, and do not reflect certain compensation actions that may occur before the consummation of the Mergers. As a result, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below. The tables below do not include Jeffrey S. Turkanis, who ceased to serve as the Company’s Executive Vice President and Chief Investment Officer effective June 27, 2025. Mr. Turkanis is not currently an executive officer or employee of the Company. The Mergers will not result in any additional payments, distributions or benefits due to Mr. Turkanis.
	Cash(1)	Equity(2)	Perquisites / Benefits(3)	Total
Mahbod Nia Chief Executive Officer	$10,076,684	$21,163,170	$55,346	$31,295,200
Amanda Lombard Chief Financial Officer	$2,199,016	$3,711,868	—	$5,910,884
Anna Malhari Chief Operating Officer	$2,370,079	$4,469,669	$59,516	$6,899,265
Taryn Fielder Executive Vice President, General Counsel and Corporate Secretary	$2,174,057	$3,366,949	$59,516	$5,600,522

(1)
Amounts shown reflect the estimated lump sum cash severance payments pursuant to the executive employment agreement of each named executive officer, payable in the event the named executive officer experiences a Change In Control Termination as described above. These amounts are “double-trigger” benefits and include: (i) the sum of each named executive officer’s current annual base salary and such named executive officer’s target annual bonus for 2026 multiplied by 2.0x (3.0x in the case of Mr. Nia); and (ii) the average of the annual bonus paid to the executive during calendar years 2023 through 2025 prorated for the number of days in 2026 through the assumed June 30, 2026 termination date as follows:

	Severance Payment	Prorated Bonus	Total
Mahbod Nia	$8,987,750	$1,088,934	$10,076,684
Amanda Lombard	$1,921,056	$277,960	$2,199,016
Anna Malhari	$2,078,000	$292,079	$2,370,079
Taryn Fielder	$1,901,056	$273,001	$2,174,057

(2)
Amounts shown reflect the potential value that each named executive officer could receive in connection with accelerated vesting and cancellation and cash-out of unvested Company RSUs, Company PRSUs and Company OPRSUs, including all dividend equivalents accrued or credited with respect thereto, as a result of the Mergers. 2024 and 2025 Company PRSUs vest at the greater of target or actual performance,

2024 and 2025 Company OPRSUs vest at actual performance and 2026 Company PRSUs and Company OPRSUs vest at maximum performance, in each case measured as of the date of the Change in Control Termination. Amounts shown for 2024 and 2025 Company PRSUs and 2024 and 2025 Company OPRSUs were estimated based on actual performance measured as of March 31, 2026. All Company Options held by the named executive officers are fully vested, and, accordingly, no amounts are reflected for vested Company Options. These amounts are “single-trigger” benefits and become accelerated in full upon a Change In Control Termination. The estimated amount of each such payment is set forth in the table below:
	Company RSUs	Company PRSUs	Company OPRSUs
Mahbod Nia	$5,442,721	$12,891,877	$2,828,572
Amanda Lombard	$968,243	$2,229,323	$514,301
Anna Malhari	$1,183,586	$2,643,221	$642,862
Taryn Fielder	$865,897	$2,051,051	$450,002

(3)
Amounts shown reflect the estimated cost of continued health benefit plan coverage provided pursuant to the executive employment agreement of each named executive officer, payable in the event the named executive officer experiences a Change In Control Termination as described above.

Certain Effects of the Mergers
At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than the Excluded Shares) will be converted into the right to receive $19.00 in cash, without interest thereon and subject to deduction for any applicable withholding taxes.
If the Company authorizes, declares or pays a dividend on the Shares to maintain its status as a REIT under the Code or to avoid or reduce the imposition of any entity-level income or excise Tax under the Code (with any such additional required dividend resulting in a corresponding decrease to the Merger Consideration), the Merger Consideration will be decreased by an amount equal to the per Share amount of such dividend. At the Partnership Merger Effective Time, each Common Unit issued and outstanding immediately prior to the Partnership Merger Effective Time (other than the Excluded Common Units) will be converted into the right to receive the Merger Consideration.
At the Partnership Merger Effective Time, each Preferred Unit issued and outstanding immediately prior to the Partnership Merger Effective Time (other than the Excluded Preferred Units) will be converted into the right to receive an amount equal to $1,000 plus any accrued distributions thereon.
Not less than ten (10) and no more than sixty (60) days prior to the Closing Date, the Company Partnership must deliver to the holder of vested Company LTIP Units a forced conversion notice with respect to the maximum number of LTIP Units that are then eligible for conversion pursuant to the Company Limited Partnership Agreement.
Following the Mergers, all of the Company’s equity interests will be legally and beneficially owned by Parent, and none of the Company’s current stockholders will, by virtue of the Mergers, have any ownership interest in, or be a stockholder of, the Surviving Entity or Parent after the completion of the Mergers. As a result, the Company’s current stockholders will no longer benefit from any increase in the value, nor will they bear the risk of any decrease in the value, of the Shares.
For information regarding the effects of the Mergers on the Company’s outstanding equity awards, see the sections entitled “The Mergers — Interests of Directors and Executive Officers in the Mergers,” beginning on page 59, and “The Merger Agreement — Treatment of Outstanding Equity Awards and Company DRIP,” beginning on page 74.
Delisting of Our Common Stock and Deregistration of Our Common Stock
The Shares are currently registered under the Exchange Act and trade on NYSE under the symbol “VRE.” Following the completion of the Mergers, the Shares will no longer be traded on NYSE or any other public market. In addition, the registration of the Shares under the Exchange Act will be terminated, and the

Company will no longer be required to file periodic and other reports with the SEC with respect to such Shares. Termination of registration of the Shares under the Exchange Act will reduce the information required to be furnished by the Company to the Company’s stockholders and the SEC, and would make certain provisions of the Exchange Act, such as the requirement to file annual and quarterly reports pursuant to Section 13(a) or 15(d) of the Exchange Act, the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with stockholders’ meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company to the extent that they apply solely as a result of the registration of the Shares under the Exchange Act.
Consequences if the Mergers are Not Completed
If the Merger Proposal is not approved by the Company’s stockholders, or if the Mergers are not completed for any other reason, you will not receive any consideration from Parent or Merger Sub I for your Shares. Instead, Veris will remain a public company and the Shares will continue to be listed and traded on NYSE. We expect that our management will operate our business in a manner similar to that in which it is being operated today and that holders of Shares will continue to be subject to the same risks and opportunities as they currently are subject to with respect to their ownership of the Shares. If the Mergers are not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of the Shares, including the risk that the market price of the Shares may decline to the extent that the current market price of the Shares reflects a market assumption that the Mergers will be completed and, if that were to occur, it is uncertain when, if ever, the price would return to the price at which the Shares trade as of the date of this proxy statement. If the Merger Proposal is not approved by the Company’s stockholders, or if the Mergers are not completed for any other reason, there can be no assurance that any other transaction acceptable to us will be offered or that our business, prospects or results of operations will not be adversely impacted.
In addition, if the Merger Agreement is terminated under specified circumstances, the Company will be required to pay Parent the Company Termination Fee. The Merger Agreement also provides that Parent will be required to pay Veris the Parent Termination Fee if the Merger Agreement is terminated due to certain reasons related to Parent’s breach or failure to close. For additional information, see the section entitled “The Merger Agreement — Termination Fees,” beginning on page 99.
You should also read and consider carefully the other information in this proxy statement, the Annexes to this proxy statement and the documents incorporated by reference herein, including the risk factors contained in the Company’s Annual Report on Form 10-K and other SEC filings. See the section entitled “Where You Can Find More Information,” beginning on page 109.
Material U.S. Federal Income Tax Consequences of the Merger
The following discussion is a summary of certain material U.S. federal income tax consequences of the Merger to U.S. Holders and Non-U.S. Holders (each, as defined below) whose Shares are exchanged for cash pursuant to the Merger. This discussion is for general information purposes only and does not purport to consider all aspects of U.S. federal income taxation that might be relevant to U.S. Holders. This discussion is based on current provisions of the Code, existing, proposed and temporary Treasury regulations thereunder and administrative and judicial interpretations thereof in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. Any such change could affect the accuracy of the statements and conclusions set forth in this discussion. The Company has not sought, and does not intend to seek, any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions set forth in this discussion, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS. This discussion assumes that the Merger will be consummated in accordance with the Merger Agreement and as described in this proxy statement.
For purposes of this discussion, the term “U.S. Holder” means a beneficial owner of Shares that, for U.S. federal income tax purposes, is or is treated as any of the following:
•
an individual who is a citizen or resident of the United States;

•
a corporation, or an entity treated as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia;

•
an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•
a trust, if (i) a United States court is able to exercise primary supervision over the trust’s administration and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) have authority to control all of the trust’s substantial decisions or (ii) the trust has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

For purposes of this discussion, the term “Non-U.S. Holder” means a beneficial owner of Shares that is not a U.S. Holder nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes.
This discussion is limited to U.S. Holders and Non-U.S. Holders of the Company who hold their Shares as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is not a complete description of all tax consequences of the Merger and, in particular, does not describe any of the tax consequences arising under the laws of any state, local or non-U.S. tax jurisdiction and does not consider any aspects of U.S. federal tax law other than income taxation (e.g., estate, gift or alternative minimum tax, the Medicare net investment income surtax, or any withholding considerations under the Foreign Account Tax Compliance Act of 2010 (including regulations issued thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith)). In addition, this discussion does not address consequences that may be relevant to specific holders in light of their particular facts and circumstances, and it does not apply to holders subject to special rules under the U.S. federal income tax laws, including, for example, but not limited to:
•
banks and certain other financial institutions;

•
mutual funds;

•
insurance companies;

•
brokers or dealers in securities, currencies, or commodities;

•
dealers or traders in securities subject to a mark-to-market method of accounting;

•
regulated investment companies and real estate investment trusts;

•
tax-qualified retirement plans;

•
tax-exempt organizations, governmental agencies, instrumentalities, or other governmental organizations and pension funds;

•
holders that are holding Shares as part of a “straddle,” hedge, constructive sale, or other integrated transaction or conversion transaction or similar transactions;

•
U.S. Holders whose functional currency is not the U.S. dollar;

•
partnerships, other entities or arrangements classified as partnerships for U.S. federal income tax purposes, “S corporations,” or any other pass-through entities for U.S. federal income tax purposes (or investors in such entities);

•
expatriated entities subject to Section 7874 of the Code;

•
U.S. expatriates and former citizens or long-term residents of the United States;

•
except as otherwise expressly indicated, holders that own or have owned at any time (directly, indirectly, or constructively) ten percent or more of the Company’s common shares (by vote or value);

•
holders required to accelerate the recognition of any item of gross income with respect to their Shares as a result of such income being recognized on an applicable financial statement;

•
grantor trusts;

•
“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•
persons who hold or received Shares pursuant to the exercise of any employee stock option, in connection with a restricted stock unit award or company performance stock unit award or otherwise in a compensatory transaction;

•
holders that own an equity interest in Parent following the Mergers;

•
holders that hold their Shares through a bank, financial institution, or other entity, or a branch thereof, located, organized, or resident outside the United States; and

•
holders who properly exercise appraisal rights with respect to their Shares.

If a partnership, or another entity or arrangement treated as a partnership for U.S. federal income tax purposes, holds Shares, the U.S. federal income tax treatment of its partners or members generally will depend upon the status of the partner or member and the partnership’s activities. Accordingly, partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes that hold Shares, and partners or members therein, are urged to consult their own tax advisors regarding the specific U.S. federal income tax consequences to them of the Merger.
This discussion does not address the tax consequences of acquisitions or dispositions of Shares outside the Merger, or transactions pertaining to options or other equity awards of the Company in connection with the Merger.
THIS DISCUSSION IS INTENDED ONLY AS A GENERAL SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO U.S. STOCKHOLDERS AND OTHER BENEFICIAL OWNERS OF SHARES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, INCLUDING FEDERAL ESTATE, GIFT AND OTHER NON-INCOME TAX CONSEQUENCES, AND TAX CONSEQUENCES UNDER APPLICABLE U.S. TAX TREATIES AND STATE, LOCAL OR NON-U.S. TAX LAWS, INCLUDING POSSIBLE CHANGES IN SUCH LAWS.
Tax Classification of the Merger in General
It is expected that the Merger will be treated as (1) the adoption by the Company of a plan of liquidation, and (2) a taxable sale by the Company of all of its assets to Merger Sub I in exchange for the Merger Consideration to be provided to the holders of Shares in the Company and the assumption of all of the Company’s liabilities, and any other applicable amounts, followed by a distribution of such consideration to the holders of Shares in the Company in liquidation of the Company pursuant to Section 331 and Section 562 of the Code. As a REIT, the Company is generally entitled to receive a dividends paid deduction for liquidating distributions, and we anticipate that our deemed liquidating distribution will exceed our taxable income recognized as a result of the Merger (together with any other undistributed taxable income recognized in the taxable year of the Merger) and will be sufficient to satisfy the requirement to distribute 90% of our REIT taxable income for the taxable year of the Merger. Accordingly, we anticipate that we will not be subject to U.S. federal income tax on any gain that we recognize in connection with the Merger and the other Transactions.
The remainder of this discussion assumes that the Merger will be treated as described above.
Consequences of the Merger to U.S. Holders of Shares
The receipt of cash by U.S. Holders in exchange for Shares pursuant to the Merger is expected to be treated as a distribution in complete liquidation of the Company and a fully taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder who receives cash in exchange for Shares pursuant to the Merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the amount of cash received and (ii) the U.S. Holder’s adjusted tax basis in the Shares surrendered for cash pursuant to the Merger.
If a U.S. Holder acquired different blocks of Shares at different times and different prices, such U.S. Holder must determine its adjusted tax basis, gain or loss, and holding period separately with respect to each block of Shares surrendered for cash pursuant to the Merger. Any such gain or loss will be long-term capital gain or loss, provided that the holding period for such block(s) of Shares are more than one year at the time of consummation of the Merger. Long-term capital gains recognized by certain non-corporate U.S. Holders are generally subject to U.S. federal income tax at preferential rates. Additionally, a 3.8% Medicare unearned contribution tax may apply to any gain recognized by individuals, trusts, and estates whose income exceeds certain threshold levels. The deductibility of capital losses by a U.S. Holder is subject to certain limitations.
In addition, the IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a tax rate of 25% to a portion of capital gain realized by a non-corporate stockholder on the sale of shares of common stock that would correspond to the Company’s “unrecaptured Section 1250 gain.”
A U.S. Holder who has held Shares for less than six months at the time of the Merger, taking into account the holding period rules of Sections 246(c)(3) and (4) of the Code, and who recognizes a loss on the exchange of such Shares in the Merger, will be treated as recognizing a long-term capital loss to the extent of any capital gain dividends received from us, or such holder’s share of any designated retained capital gains, with respect to such Shares.
Consequences of the Merger to Non-U.S. Holders of Shares
General.   The U.S. federal income tax consequences to a Non-U.S. Holder of payments made with respect to such Non-U.S. Holder’s Shares in connection with the Merger will depend on various factors, including whether the receipt of such payments is treated as a distribution from the Company that is attributable to gain from the sale of USRPIs (as defined above) pursuant to the provisions of FIRPTA (as defined above). The IRS announced in Notice 2007-55 that it intends to take the position that under current law, unless an exception applies, a Non-U.S. Holder’s receipt of a liquidating distribution from a REIT (including payments made in connection with the Merger, which as noted, are expected to be treated as distributions in complete liquidation of the Company for U.S. federal income tax purposes) is generally subject to tax under FIRPTA as a distribution to the extent attributable to gain from the sale of USRPIs. Although legislation effectively overriding Notice 2007-55 has previously been proposed, it is not possible to say if or when any such legislation will be enacted. Accordingly, we intend to take the position that payments made with respect to the Shares pursuant to the Merger will be subject to tax in accordance with Notice 2007-55, subject to the 10% Exception, as described in more detail below. In general, the provisions governing the taxation of distributions by REITs can be less favorable to Non-U.S. Holders than the taxation of sales or exchanges of REIT stock by Non-U.S. Holders, and Non-U.S. Holders should consult their own tax advisors regarding the application of these provisions.
Distribution of Gain from the Disposition of USRPIs.   To the extent that the tax treatment set forth in Notice 2007-55 applies, and the 10% Exception described in the next paragraph below does not apply, then, to the extent that payments received by a Non-U.S. Holder with respect to such Non-U.S. Holder’s Shares pursuant to the Merger are treated as attributable to gain from the deemed or actual sale of our USRPIs (which we expect to be a substantial portion of such payments), such amounts will be treated as income effectively connected with the conduct of a U.S. trade or business of the Non-U.S. Holder, and generally will be subject to U.S. federal income tax on a net basis, in the same manner as a U.S. Holder (and the Non-U.S. Holder would generally be required to file a U.S. federal income tax return reporting such income.) A corporate Non-U.S. Holder will also be subject to the 30% branch profits tax (or such lower rate as may be specified by an applicable income tax treaty). In addition, 21% of any such amounts paid to a Non-U.S. Holder will be withheld and remitted to the IRS.
Notwithstanding the foregoing, if the Shares are considered “regularly traded” (within the meaning of the applicable Treasury regulations) on an established securities market located in the United States and the Non-U.S. Holder did not hold more than 10% of such class of stock at any time during the one-year period ending on the date of the Mergers, the tax treatment and consequences described above would not apply (the “10% Exception”), and Non-U.S. Holders would instead be subject to the rules described below under “Taxable Sale of Common Stock.” We believe that the Shares are, and will be at the time of the Merger, considered regularly traded on an established securities market located in the United States within the meaning of the applicable Treasury regulations. Non-U.S. Holders should consult their own tax advisors regarding the specific tax consequences of the Merger to them.
Taxable Sale of Common Stock.   If both (A) the tax treatment set forth in Notice 2007-55 were not to apply to a Non-U.S. Holder’s receipt of payments with respect to such Non-U.S. Holder’s Shares pursuant to the Merger (or in the event such Non-U.S. Holder qualifies for the 10% Exception) and (B) either (1) the “publicly traded exception” (as described below) applies or (2) we are a “domestically controlled REIT” (as described below), such that the Shares do not constitute USRPIs under FIRPTA with respect to such Non-U.S. Holder, then the Non-U.S. Holder should not be subject to tax on any gain recognized in connection with the receipt of the Merger Consideration payable pursuant to the Merger (which, as described above under “The Mergers — Consequences of the Merger to U.S. Holders of Shares” and subject to the discussion of Notice 2007-55 above, is generally expected to be treated as a distribution in complete liquidation of the Company and as amounts received in full payment in exchange for such holder’s Shares) unless: (a) the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States, or, if required pursuant to an applicable income tax treaty, the gain is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States; or (b) the Non-U.S. Holder is an individual present in the United States for 183 days or more in the taxable year of the Merger and certain other requirements are met.
The “publicly traded exception” applies to a Non-U.S. Holder if our Shares are “regularly traded,” as defined by the applicable Treasury Regulations, and the Non-U.S. Holder has held 10% or less of the Shares at all times during the shorter of the period that the Non-U.S. Holder owned such Shares or the five-year period ending on the date of the Merger. We believe that the Shares are, and will be at the time of the Merger, considered regularly traded on an established securities market located in the United States within the meaning of the applicable Treasury regulations.
We will be a “domestically controlled REIT” at the time of the Merger if Non-U.S. Holders held directly or indirectly less than 50% in value of shares of our stock at all times during the five-year period ending with the Merger. While we believe that the Company has been and currently is domestically controlled as of the date hereof, no assurances can be given that the actual ownership of shares of our stock has been or will be sufficient for us to qualify as a “domestically controlled REIT” at the time of the Merger.
A Non-U.S. Holder whose gain is effectively connected with the conduct of a trade or business in the United States (or, if an applicable income tax treaty requires, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) will generally be subject to U.S. federal income tax on such gain on a net basis in the same manner as a U.S. Holder. In addition, a Non-U.S. Holder that is a corporation may be subject to the branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on such effectively connected gain described above.
A Non-U.S. Holder who is an individual present in the United States for 183 days or more in the taxable year of the Merger and who meets certain other requirements will be subject to a flat 30% tax on the gain recognized in connection with the Merger, which may be offset by certain U.S.-source capital losses of the Non-U.S. Holder provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
If a Non-U.S. Holder’s Shares constitute a USRPI under FIRPTA, any gain recognized by such holder on a sale of such stock will be treated as income effectively connected with the conduct of a U.S. trade or business of the Non-U.S. Holder and generally will be subject to U.S. federal income tax on a net basis in the same manner as a U.S. Holder (and, in the case of a Non-U.S. Holder that is a corporation, the branch profits tax as described above).
Income Tax Treaties.   If a Non-U.S. Holder is eligible for treaty benefits under an income tax treaty with the United States, the Non-U.S. Holder may be able to reduce or eliminate certain of the U.S. federal income tax consequences discussed above, such as the branch profits tax. Non-U.S. Holders should consult their own tax advisor regarding possible benefits under an applicable income tax treaty.
U.S. Withholding Tax.    As described above, it is not entirely clear whether the receipt of payments pursuant to the Merger by a Non-U.S. Holder will be treated as a sale or exchange of Shares (if Notice 2007-55 does not apply) or as a distribution from the Company that is attributable to gain from the deemed sale of the Company’s USRPIs in the Merger (if Notice 2007-55 does apply and the holder does not qualify for the 10% Exception described above). Accordingly, we intend to withhold, pursuant to FIRPTA, U.S. federal income tax at a rate of 21% from the portion of the Merger Consideration paid to a Non-U.S. Holder to the extent attributable to gains that the Company recognizes from sales of USRPIs, unless such Non-U.S. Holder qualifies for the 10% Exception described above. A Non-U.S. Holder may be entitled to a refund or credit against the holder’s U.S. federal income tax liability, if any, with respect to any amount withheld pursuant to

FIRPTA; provided that the required information is furnished to the IRS on a timely basis. Non-U.S. Holders should consult their own tax advisor regarding withholding tax considerations.
Information Reporting and Backup Withholding
Information reporting and backup withholding may apply to the proceeds received by a holder pursuant to the Merger. Backup withholding generally will not apply to a U.S. Holder that furnishes a correct taxpayer identification number and certifies under penalty of perjury that such U.S. Holder is not subject to backup withholding on IRS Form W-9 (or a substitute or successor form). Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. A Non-U.S. Holder may be required to furnish an applicable IRS Form W-8 or successor form in order to not be subject to backup withholding.
The tax discussion set forth above is included for general information only and is not tax advice. You are urged to consult your tax advisor to determine the particular tax consequences to you of the Merger, including the applicability and effect of U.S. federal, state, local, non-U.S. and other tax laws and treaties.
Regulatory Approvals
We are unaware of any material U.S. federal, state or foreign regulatory requirements or approvals that are required for the execution of the Merger Agreement or the completion of the Mergers or the other Transactions, other than the acceptance for record of the articles of merger for the Merger by the State Department of Assessments and Taxation of Maryland and the filing of the certificate of merger for the Merger and the certificate of merger for the Partnership Merger with the Secretary of State of Delaware.
Payment of Merger Consideration
Immediately prior to the Effective Times, Parent will deposit or cause to be deposited with the Paying Agent, for the benefit of the holders of Shares (other than the Excluded Shares), Common Units (other than the Excluded Common Units) or Preferred Units (other than Excluded Preferred Units), the Exchange Fund. Prior to the Closing Date, Parent is required to enter into an agreement with the Paying Agent, in form and substance reasonably satisfactory to the Company, to effect the applicable terms of the Merger Agreement. Promptly after the Effective Times (and in any event within five (5) business days after the Effective Times), Parent will cause the Paying Agent to mail to each holder of record of certificates representing any of the Shares, Common Units, or Preferred Units outstanding immediately prior to the Effective Times (other than in respect of Excluded Shares, Excluded Common Units and Excluded Preferred Units): (i) a letter of transmittal in customary form advising such person of the effectiveness of the Mergers and the conversion of its Shares, Common Units or Preferred Units into the right to receive the Merger Consideration, the Common Unit Merger Consideration or the Preferred Unit Merger Consideration, as applicable, and specifying that delivery will be effected, and risk of loss and title to the certificates will pass, only upon proper delivery of the certificates (or affidavits of loss in lieu of the certificates) and (ii) instructions for use in effecting the surrender of the certificates (or affidavits of loss in lieu of the certificates). Upon the surrender of a certificate (or affidavit of loss in lieu of the certificate) to the Paying Agent in accordance with the terms of such transmittal materials, the holder of such certificate will be entitled to receive in exchange for such certificate an amount (after giving effect to any required tax withholding) equal to the cash amount that such holder is entitled to receive as the Merger Consideration, Common Unit Merger Consideration or Preferred Unit Merger Consideration, as applicable, and the certificate so surrendered will be cancelled. No interest will be paid or accrued on any amount payable to holders of certificates. In the event of a transfer of ownership of the Shares, Common Units or Preferred Units represented by a certificate that is not registered in the transfer records of the Company or the Company Partnership, payment of the appropriate amount of the Merger Consideration, Common Unit Merger Consideration or the Preferred Unit Merger Consideration, as applicable, may be made to a Person that is not registered in transfer records of the Company or the Company Partnership, as applicable, if the certificate representing such Shares, Common Units or Preferred Units is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

In the event that any certificate is lost, stolen or destroyed, upon the making of an affidavit (in form and substance satisfactory to Parent and the Paying Agent) of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if reasonably required by Parent or the Surviving Entity, the posting by such person of a bond in reasonable and customary amount as Parent or the Surviving Entity may direct, as indemnity against any claim that may be made against it with respect to such certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed certificate the applicable Merger Consideration, Common Unit Merger Consideration or Preferred Unit Merger Consideration that would have been issuable or payable (after giving effect to any required tax withholdings) had such lost, stolen or destroyed certificate been surrendered.
Notwithstanding anything to the contrary in the Merger Agreement, any holder of uncertificated Shares, uncertificated Common Units or uncertificated Preferred Units will not be required to deliver a certificate or an executed letter of transmittal to the Paying Agent to receive the consideration payable in respect thereof. Each holder of record of uncertificated Shares, uncertificated Common Units or uncertificated Preferred Units will, upon receipt of an “agent’s message” in customary form, be entitled to receive an amount equal to the cash amount that such holder is entitled to receive, and the uncertificated Shares, uncertificated Common Units and uncertificated Preferred Units so surrendered will be cancelled.
After the completion of the Mergers, holders of Shares, Common Units or Preferred Units will cease to have any rights as a stockholder of the Company or a unitholder of the Company Partnership other than the right to receive the Merger Consideration, the Common Unit Merger Consideration or the Preferred Unit Merger Consideration, as applicable, upon the terms and subject to the conditions set forth in the Merger Agreement.
The Paying Agent will return to the Surviving Entity or the Surviving Partnership, as designated by Parent, all funds in its possession that remain unclaimed by the stockholders of the Company or the unitholders of the Company Partnership, at the one-year anniversary of the Effective Times. After that time, if a Company stockholder or a Company Partnership unitholder has not received payment of the Merger Consideration, such former stockholders may look only to the Surviving Entity or the Surviving Partnership for payment of the Merger Consideration, Common Unit Merger Consideration or Preferred Unit Merger Consideration, subject to applicable abandoned property, escheat and other similar laws.
Financing of the Mergers
The Mergers are not subject to any financing condition. We expect that the total amount of funds necessary to complete the Mergers will be approximately $3.13 billion. Parent expects this amount to be funded through a combination of committed debt financing from the Debt Commitment Parties on the terms and subject to the conditions contained in the Debt Commitment Letter, consisting of a bridge term loan facility in an aggregate principal amount of up to $2.08 billion, and $1.07 billion (subject to a maximum downward adjustment to $1.05 billion based on the number of Common Units subject to the Rollover) from the Equity Commitment Letters.
Equity Financing
In connection with the Mergers, Parent has delivered to the Company the Equity Commitment Letters, relating to the commitment of each Sponsor, severally and not jointly, to invest, or cause to be invested, directly or indirectly, in the equity capital of Parent, the amount set forth in each Sponsor’s respective Equity Commitment Letter, solely for the purpose of funding the payment of the applicable portion of the Merger Consideration, the Common Unit Merger Consideration and the Preferred Unit Merger Consideration and all other amounts payable pursuant to the Merger Agreement, including any related fees, costs and expenses. In addition, each Equity Commitment Letter provides a guarantee in respect of Parent’s obligations with respect to certain fees, costs and expenses under the Merger Agreement. Each Equity Commitment Letter provides that the Company is an express third-party beneficiary of the Equity Commitment Letters for the purpose of enforcing each Sponsor’s equity commitment thereunder. The funding of such equity commitments is subject to the satisfaction of customary closing conditions.
The obligation of the Sponsors to provide the Equity Financing is subject to a number of conditions, including (i) the satisfaction or waiver by Parent of each of the conditions to Parent’s obligations to consummate the Closing set forth in Article 7 of the Merger Agreement (in each case, other than any conditions that, by their nature, are to be satisfied by actions taken at the Closing), (ii) the substantially contemporaneous or prior funding of the debt financing contemplated by the Debt Commitment Letter (or, if Alternative Financing (as defined in the section entitled “The Merger Agreement — Financing Cooperation,” beginning on page 90) is being used in accordance with the Merger Agreement, the cash proceeds of such Alternative Financing) subject only to the funding of the aggregate commitment contemplated by the Equity Commitment Letters and (iii) the consummation of the Mergers substantially concurrently with or immediately following the funding of the Equity Financing.
Debt Financing
Parent has obtained debt financing commitments consisting of a bridge term loan facility in an aggregate principal amount of up to $2.08 billion, the proceeds of which will be used to enable Parent to consummate the Mergers and the other Transactions, including (a) the payoff, redemption, repurchase, defeasance, discharge, refinance or termination of all existing third-party indebtedness for borrowed money of the Company and its subsidiaries under that certain Revolving Credit and Term Loan Agreement, dated as of April 22, 2024, among the Company, JPMorgan Chase Bank, N.A., as agent for the Lenders (as defined therein) and the Lenders (as defined therein) party thereto (as amended, supplemented and modified by that certain Amendment No. 1 to Revolving Credit and Term Loan Agreement, dated as of July 23, 2024, as amended by that certain Amendment No. 2 to Revolving Credit and Term Loan Agreement, dated as of July 9, 2025, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”) and the release of any guarantees relating thereto and the release of any liens or other security thereunder, if applicable, and (b) the payment of all fees and expenses and the undertaking of its other obligations at Closing upon the terms contemplated by the Merger Agreement. The Debt Commitment Parties have committed to provide Parent and its affiliates with debt financing on the Closing Date in connection with the consummation of the Mergers and the other Transactions, in the amounts and on the terms and subject to the conditions set forth in the Debt Commitment Letter. The obligations of the Debt Commitment Parties to provide the debt financing under the Debt Commitment Letter are subject to certain customary conditions.
Each of Parent and the Merger Subs agreed to use commercially reasonable efforts to obtain the proceeds of the Financing on the terms and conditions described in the Equity Commitment Letters and the Debt Commitment Letter (including any “market flex” terms, if applicable) subject to the terms set forth in the Merger Agreement.

THE MERGER AGREEMENT
The summary of the material provisions of the Merger Agreement set forth below and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference in this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully in its entirety.
The Merger Agreement is described in this proxy statement and included as Annex A only to provide you with information regarding its terms and conditions and not to provide any other factual information regarding the Company, the Company Partnership, Parent, Merger Sub I or Merger Sub II or their respective businesses. Such information can be found elsewhere in this proxy statement or, in the case of the Company, in the public filings that the Company makes with the SEC, which are available without charge through the SEC’s website at www.sec.gov. See the section entitled “Where You Can Find More Information,” beginning on page 109.
The representations, warranties and covenants made in the Merger Agreement by the Company, the Company Partnership, Parent, Merger Sub I and Merger Sub II are qualified and subject to important limitations agreed to by the Company, the Company Partnership, Parent, Merger Sub I and Merger Sub II in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Mergers if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC and in some cases were qualified by disclosures that were made by the Company and Parent, which disclosures are not reflected in the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may have been included in this proxy statement.
The Merger and the Partnership Merger
Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, Veris will merge with and into Merger Sub I and the separate corporate existence of Veris will thereupon cease. Merger Sub I will continue as the Surviving Entity in the Merger as a direct wholly owned subsidiary of Parent, and the separate existence of Merger Sub I with all its rights, privileges, immunities, powers and franchises will continue unaffected by the Merger, except as set forth in the section entitled “The Merger Agreement — Organizational Documents; Directors and Officers,” beginning on page 73. The Merger will have the effects specified in the MGCL and the Delaware Limited Liability Company Act (the “DLLCA”).
Upon the terms and subject to the conditions set forth in the Merger Agreement, at the Partnership Merger Effective Time, Merger Sub II will merge with and into the Company Partnership and the separate existence of Merger Sub II will thereupon cease. The Company Partnership will continue as the Surviving Partnership in the Partnership Merger, and the separate partnership existence of the Company Partnership with all its rights, privileges, immunities, powers and franchises will continue unaffected by the Partnership Merger, except as set forth in the section entitled “The Merger Agreement — Organizational Documents; Directors and Officers,” beginning on page 73. The Partnership Merger will have the effects specified in the Delaware Revised Uniform Limited Partnership Act (the “DRULPA”).
Effective Time of the Merger and the Partnership Merger
Unless the Merger Agreement has been terminated in accordance with its terms, the Closing will take place three (3) business days following the day on which the last to be satisfied or waived of each of the conditions set forth in the Merger Agreement is satisfied or waived (other than those conditions that, by their terms, are to be satisfied by actions taken at the Closing, but subject to the satisfaction or waiver of those conditions). The date on which the Closing occurs is referred to as the “Closing Date.”
Concurrently with the Closing, the Company, Parent and Merger Sub I will (i) cause the articles of merger to be executed and filed with the State Department of Assessments and Taxation of Maryland as provided under the MGCL and (ii) cause a certificate of merger with respect to the Merger (the “Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware as provided under the DGCL. The Merger will become effective upon the later of (i) the acceptance for record of the articles of merger by the State Department of Assessments and Taxation of Maryland, (ii) the time the Certificate of Merger will have been duly filed with the Secretary of State of the State of Delaware or (iii) such other date and time as may be agreed to by the Company and Parent and specified in the articles of merger and the Certificate of Merger.
Concurrently with the Closing, the Company Partnership and Merger Sub II will cause a certificate of merger with respect to the Partnership Merger (the “Partnership Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware as provided under the DRULPA. The Partnership Merger will become effective upon the later of (i) the time the Partnership Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or (ii) such other date and time as may be agreed to by the Company Partnership and specified in the Partnership Certificate of Merger.
Organizational Documents; Directors and Officers
At the Effective Time, unless otherwise determined by Parent and the Company, the certificate of formation and limited liability company agreement of Merger Sub I, as in effect immediately prior to the Effective Time, will be, except to the extent amended by the articles of merger and the Certificate of Merger, the certificate of formation and limited liability company agreement of the Surviving Entity.
At the Partnership Merger Effective Time, unless otherwise determined by Parent and the Company, the certificate of limited partnership of the Company Partnership and the limited partnership agreement of Merger Sub II, each as in effect immediately prior to the Partnership Merger Effective Time, will be, except to the extent amended by the Partnership Certificate of Merger, the certificate of limited partnership and the limited partnership agreement of the Surviving Partnership.
The Merger Agreement provides that, at the Effective Time, Parent will be the sole member and holder of units of the Surviving Entity and will manage the Surviving Entity. At the Partnership Merger Effective Time, by virtue of the Partnership Merger, the Surviving Entity will be the sole general partner and a limited partner of the Surviving Partnership. The officers, if any, of Merger Sub I immediately prior to the Effective Time will become the initial officers of the Surviving Entity from and after the Effective Time, and the officers, if any, of Merger Sub II immediately prior to the Partnership Merger Effective Time will become the initial officers of the Surviving Partnership from and after the Partnership Merger Effective Time.
Merger Consideration Received by Veris Stockholders
At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time (other than in respect of the Excluded Shares) will be converted into the right to receive the Merger Consideration.
Excluded Shares
At the Effective Time, each Share owned by (i) Parent or Merger Sub I or any of their respective subsidiaries or (ii) any direct or indirect wholly owned Subsidiary of the Company, will be cancelled without payment of any consideration thereof.
No Dissenters’ Rights of Appraisal
The Company is organized as a corporation under the MGCL. Because our Shares were listed on NYSE on the record date for determining stockholders entitled to vote at the special meeting, our stockholders holding Shares do not have any appraisal rights, dissenters’ rights or the rights of an objecting stockholder under the MGCL in connection with the Merger.

Merger Sub I Units
At the Effective Time, each unit of Merger Sub I issued and outstanding immediately prior to the Effective Time will remain unchanged and outstanding and continue to represent in the aggregate all (100%) of the outstanding units in the Surviving Entity.
Company Partnership Common Units and Preferred Units
At the Partnership Merger Effective Time, each Common Unit of the Company Partnership issued and outstanding immediately prior to the Partnership Merger Effective Time (other than Excluded Common Units) will be converted into the right to receive the Common Unit Merger Consideration.
At the Partnership Merger Effective Time, each Preferred Unit of the Company Partnership issued and outstanding immediately prior to the Partnership Merger Effective Time (other than Excluded Preferred Units) will be converted into the right to receive the Preferred Unit Merger Consideration.
Merger Sub II Interests
At the Partnership Merger Effective Time, the partnership interests of Merger Sub II issued and outstanding immediately prior to the Partnership Merger Effective Time shall remain unchanged and continue to remain outstanding as partnership interests of the Surviving Partnership.
Treatment of Outstanding Equity Awards and Company DRIP
The Merger Agreement provides that each outstanding equity award will be treated as follows:
Treatment of Stock Options
Immediately prior to the Effective Time (but contingent upon the Effective Time), each then-outstanding option to purchase Shares granted under the Company Equity Plans, whether vested or unvested, will become fully vested, and will be, as of immediately prior to the Effective Time (but contingent upon the Effective Time), canceled and converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of the Merger Consideration over the applicable exercise price per share underlying such Company Stock Option and (ii) the number of Shares underlying such Company Stock Option immediately prior to the Effective Time. All amounts payable to the holders of Company Stock Options will be paid by the Surviving Entity as promptly as practicable after, and in any event within five (5) business days following, the Effective Time, without any interest thereon and less required tax withholding.
Treatment of Time-Based Restricted Stock Units
Immediately prior to the Effective Time (but contingent upon the Effective Time), each then outstanding restricted stock unit granted under the Company Equity Plans will become fully vested, and will be, as of immediately prior to the Effective Time, cancelled and converted into the right to receive an amount in cash equal to (A) the product of (i) the Merger Consideration and (ii) the number of Shares underlying such Company RSU immediately prior to the Effective Time plus (B) all accumulated but unpaid dividend equivalent rights with respect to such Company RSU. All amounts payable to the holders of Company RSUs will be paid by the Surviving Entity as promptly as practicable after, and in any event within five (5) business days following, the Effective Time, without any interest thereon and less required tax withholding.
Treatment of Performance-Based Restricted Stock Units
Immediately prior to the Effective Time (but contingent upon the Effective Time), each then-outstanding performance restricted stock unit granted under the Company Equity Plans will be, as of immediately prior to the Effective Time, cancelled and converted into the right to receive an amount in cash equal to (A) the product of (i) the Merger Consideration and (ii) the number of Shares underlying such Company PRSU immediately prior to the Effective Time, as determined by the board of directors of the Company prior to the Closing based on the achievement of the greater of (1) target performance and (2) actual performance as of the Closing Date (or, in the case of the 2026 executive awards, based on the achievement of maximum performance), plus (B) all accumulated but unpaid dividend equivalent rights with respect to such Company

PRSU. All amounts payable to the holders of Company PRSUs will be paid by the Surviving Entity as promptly as practicable after, and in any event within five (5) business days following, the Effective Time, without any interest thereon and less required tax withholding.
Treatment of Outperformance Restricted Stock Units
Immediately prior to the Effective Time (but contingent upon the Effective Time), each then-outstanding outperformance restricted stock unit granted under the Company Equity Plans will be, as of immediately prior to the Effective Time, cancelled and converted into the right to receive an amount in cash equal to (A) the product of (i) the Merger Consideration and (ii) the number of Shares underlying such Company OPRSU immediately prior to the Effective Time, as determined by the board of directors of the Company prior to the Closing based on actual performance as of the Closing Date (or, in the case of the 2026 executive awards, based on the achievement of maximum performance), plus (B) all accumulated but unpaid dividend equivalent rights with respect to such Company OPRSU. All amounts payable to the holders of Company OPRSUs will be paid by the Surviving Entity as promptly as practicable after, and in any event within five (5) business days following, the Effective Time, without any interest thereon and less required tax withholding.
Treatment of Company Restricted Stock
Immediately prior to the Effective Time (but contingent upon the Effective Time), each then-outstanding share of restricted stock granted under the Company Equity Plans will become fully vested, and will be, as of immediately prior to the Effective Time, cancelled and converted into the right to receive (A) an amount in cash equal to the Merger Consideration plus (B) all accumulated but unpaid dividends with respect to such Restricted Stock. All amounts payable to the holders of Restricted Stock will be paid in accordance with the exchange procedures for Shares, less required tax withholding.
Treatment of Director Deferred Stock Units
Immediately prior to the Effective Time (but contingent upon the Effective Time), each then-outstanding deferred stock unit that is held in an account under the Company’s Deferred Compensation Plan for Directors will be, in accordance with Section 409A of the Code, as of immediately prior to the Effective Time, cancelled and converted into the right to receive an amount in cash equal to the Merger Consideration, less required tax withholding.
Treatment of Dividend Reinvestment and Stock Purchase Plan
The Company DRIP was terminated in accordance with the terms of the Company DRIP on February 23, 2026. The termination of the Company DRIP will not have any effect on any Shares credited to the account of a participant in the Company DRIP prior to such termination or right of the holder of such Shares to receive the Merger Consideration.
Conversion of Shares; Exchange of Certificates
Exchange Procedures
Immediately prior to the Effective Times, Parent will deposit, or cause to be deposited, with a paying agent selected by Parent with the Company’s prior written approval (the “Paying Agent”), for the benefit of the holders of Shares (other than the Excluded Shares), Common Units (other than the Excluded Common Units) or Preferred Units (other than Excluded Preferred Units), an aggregate amount of cash comprising the amounts required to be delivered pursuant to the Merger Agreement in respect of Shares, Common Units and Preferred Units (the “Exchange Fund”). Prior to the Closing Date, Parent is required to enter into an agreement with the Paying Agent, in form and substance reasonably satisfactory to the Company, to effect the applicable terms of the Merger Agreement.
Promptly after the Effective Times (and in any event within five (5) business days after the Effective Times), Parent will cause the Paying Agent to mail to each holder of record of certificates representing any of the Shares, Common Units, or Preferred Units outstanding immediately prior to the Effective Times (other than in respect of Excluded Shares, Excluded Common Units and Excluded Preferred Units): (i) a letter of transmittal in customary form advising such person of the effectiveness of the Mergers and the conversion of its Shares, Common Units or Preferred Units into the right to receive the Merger Consideration, the Common Unit Merger Consideration or the Preferred Unit Merger Consideration, as applicable, and specifying that delivery will be effected, and risk of loss and title to the certificates will pass, only upon proper delivery of the certificates (or affidavits of loss in lieu of the certificates) and (ii) instructions for use in effecting the surrender of the certificates (or affidavits of loss in lieu of the certificates). Upon the surrender of a certificate (or affidavit of loss in lieu of the certificate) to the Paying Agent in accordance with the terms of such transmittal materials, the holder of such certificate will be entitled to receive in exchange for such certificate an amount (after giving effect to any required tax withholding) equal to the cash amount that such holder is entitled to receive as the Merger Consideration, Common Unit Merger Consideration or Preferred Unit Merger Consideration, as applicable, and the certificate so surrendered will be cancelled. No interest will be paid or accrued on any amount payable to holders of certificates. In the event of a transfer of ownership of the Shares, Common Units or Preferred Units represented by a certificate that is not registered in the transfer records of the Company or the Company Partnership, payment of the appropriate amount of the Merger Consideration, Common Unit Merger Consideration or the Preferred Unit Merger Consideration, as applicable, may be made to a Person that is not registered in transfer records of the Company or the Company Partnership, as applicable, if the certificate representing such Shares, Common Units or Preferred Units is in proper form for transfer and presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.
Lost, Stolen and Destroyed Certificates
In the event that any certificate is lost, stolen or destroyed, upon the making of an affidavit (in form and substance satisfactory to Parent and the Paying Agent) of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if reasonably required by Parent or the Surviving Entity, the posting by such person of a bond in reasonable and customary amount as Parent or the Surviving Entity may direct, as indemnity against any claim that may be made against it with respect to such certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed certificate the applicable Merger Consideration, Common Unit Merger Consideration or Preferred Unit Merger Consideration that would have been issuable or payable (after giving effect to any required tax withholdings) had such lost, stolen or destroyed certificate been surrendered.
Uncertificated Shares, Common Units or Preferred Units
Notwithstanding anything to the contrary in the Merger Agreement, any holder of uncertificated Shares, uncertificated Common Units or uncertificated Preferred Units will not be required to deliver a certificate or an executed letter of transmittal to the Paying Agent to receive the consideration payable in respect thereof. In lieu thereof, each holder of record of uncertificated Shares, uncertificated Common Units or uncertificated Preferred Units will, upon receipt of an “agent’s message” in customary form, be entitled to receive an amount equal to the cash amount that such holder is entitled to receive, and the uncertificated Shares, uncertificated Common Units and uncertificated Preferred Units so surrendered will be cancelled.
Representations and Warranties
The Company Parties, on the one hand, and Parent and the Merger Subs, on the other hand, have each made representations and warranties to each other in the Merger Agreement.
The representations and warranties referenced below and included in the Merger Agreement were made only for purposes of the Merger Agreement and as of specific dates, were solely for the benefit of the parties to the Merger Agreement, may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, and may be subject to limitations agreed upon by the parties, including being qualified by disclosures filed with or furnished to the SEC and confidential disclosures made by the parties to each other, including in the disclosure letter delivered by the Company in connection with the Merger Agreement (the “Company Disclosure Letter”). The representations and warranties contained in the Merger Agreement should not be relied upon as characterizations of the actual state of facts or condition of the Company Parties, Parent, the Merger Subs, or any of their respective subsidiaries, affiliates or businesses. The representations and warranties of each of the parties to the Merger Agreement will expire at the Effective Time.
Representations and Warranties of the Company
The Company Parties have made customary representations and warranties to Parent and the Merger Subs in the Merger Agreement regarding aspects of the Company’s business and various other matters pertinent to the Mergers. The topics covered by its representations and warranties include the following:
•
due organization, good standing and qualification to do business of the Company and its subsidiaries;

•
the capital structure of, and the absence of restrictions with respect to the equity interests of, the Company and its subsidiaries;

•
the Company’s authority to enter into, and, subject to the Company stockholder’s approval of the Mergers and the other Transactions, consummate the Transactions;

•
the approval and recommendation of the Merger Agreement by the Board;

•
the governmental and regulatory approvals required to complete the Mergers, and the absence of conflicts with, or violations of, laws, organizational documents or contracts to which the Company or any of its subsidiaries is a party, in each case as a result of the Company’s execution or delivery of the Merger Agreement or the performance by the Company of its covenants under the Merger Agreement, or the consummation by the Company of the Transactions;

•
the Company’s and the Company Partnership’s SEC filings and the financial statements contained in those filings;

•
the absence of certain changes or events since September 30, 2025, and that since September 30, 2025, and through the date of the Merger Agreement, other than with respect to the negotiation and execution of the Merger Agreement and the consummation of the Transactions, (i) the Company and its subsidiaries conducted their respective businesses in the ordinary course of such businesses in all material respects and (ii) none of the Company or its subsidiaries has taken any actions that, if taken or proposed to be taken after the date of the Merger Agreement, would require the consent of Parent to be obtained;

•
since January 1, 2024, the absence of pending or to the Company’s knowledge threatened litigation or outstanding judgments;

•
the absence of any undisclosed liabilities;

•
employee benefits matters;

•
labor matters;

•
compliance with laws and possession of licenses;

•
certain material contracts;

•
takeover laws;

•
environmental matters;

•
tax matters;

•
intellectual property matters;

•
data privacy matters;

•
insurance policies and coverage;

•
real property matters;

•
the absence of related party transactions;

•
the absence of broker’s and finder’s fees in connection with the Transactions; and

•
the opinions from the Company’s financial advisors.

Material Adverse Effect
Some of the Company’s representations and warranties are qualified by the concept of a “material adverse effect.” Under the terms of the Merger Agreement, a “Company Material Adverse Effect” on the Company means any change, event, development, state of facts, circumstance or effect (each, an “Effect”) that, individually or taken together with any other Effect (A) does, or would reasonably be expected to prevent or materially impair the ability of the Company or the Company Partnership to consummate the applicable Merger before the Termination Date, or (B) has had or would reasonably be expected to have a material adverse effect on the business, assets, financial condition, operations, properties or results of operations of the Company and its subsidiaries, taken as a whole; provided that, solely in the case of clause (B), none of the following will be deemed, either alone or in combination, to constitute, and they will not be taken into account in determining whether there has been a Company Material Adverse Effect, any Effect to the extent arising from or attributable or relating to:
i.
changes in, or events generally affecting, the U.S. or global financial, securities or capital markets;

ii.
general economic or political conditions in the United States, including any changes in currency exchange rates, interest rates, monetary policy, inflation or commodity prices;

iii.
changes in, or events generally affecting, the real estate industry;

iv.
any natural or man-made disaster or acts of God, including earthquakes, floods, hurricanes, tornados, fires, volcanic eruptions, epidemics, pandemics or disease outbreak (including COVID-19) or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof in the United States;

v.
any failure, in and of itself, by the Company or any of its subsidiaries to meet any internal or published budgets, projections, estimates, forecasts or predictions in respect of financial or operating performance for any period;

vi.
a decline in the price of the Shares, or a change in the trading volume of the Shares, on NYSE, provided that the exceptions in this bullet and the one above will not in any way prevent or otherwise affect a determination that any Effect underlying such failure or decline or change (if not otherwise falling within any of the exclusions in the other bullets of this section) has resulted in, or contributed to, a Company Material Adverse Effect;

vii.
changes in law;

viii.
changes in GAAP (or authoritative interpretation thereof);

ix.
the taking of any specific action expressly required by the Merger Agreement or taken with Parent’s written consent or the failure to take any specific action expressly prohibited by the Merger Agreement;

x.
the announcement or pendency of the Merger Agreement and the Mergers, including the impact thereof on the relationships with customers, suppliers, distributors, partners, other third parties with whom the Company has a relationship or employees (including any cancellation of or delays in customer orders, any reduction in sales, any disruption in or loss of customer, supplier, distributor, partner or similar relationships, or any loss of employees);

xi.
any computer hacking, data breaches, ransomware, cybercrime or cyberterrorism resulting in an outage or termination by a critical web-hosting platform or data center provider providing services to the Company or any of its subsidiaries or their respective businesses that is not specifically targeted to, or directed at the Company or its subsidiaries; or

xii.
any Proceeding brought by stockholders of the Company alleging breach of fiduciary duty or inadequate disclosure in connection with the Merger Agreement or any of the Transactions.

However, notwithstanding the foregoing, the Effects set forth in the foregoing items (i), (ii), (iii), (iv), (vii), (viii) and (xi) will be taken into account in determining whether a “Company Material Adverse Effect” has occurred only to the extent such Effects have a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to similarly situated participants in the industries in the same regions in which the Company and its subsidiaries operate, but, in such event, only the incremental disproportionate impact of such changes, effects, circumstances or developments will be taken into account in determining whether a “Company Material Adverse Effect” has occurred.
Representations and Warranties of Parent and the Merger Subs
Parent and the Merger Subs made customary representations and warranties to the Company in the Merger Agreement, including representations and warranties relating to the following:
•
the organization, good standing and qualification to do business of Parent and the Merger Subs;

•
Parent’s ownership of the Merger Subs’ equity interests and limited partnership interests and the Merger Subs’ lack of operating activities and assets and liabilities other than those incident to its formation and pursuant to the Merger Agreement and the Transactions;

•
each of Parent’s and the Merger Subs’ authority to enter into, and consummate the Transactions;

•
the governmental and regulatory approvals required to complete the Mergers, and the absence of conflicts with, or violations of, laws, organizational documents or contracts to which Parent or the Merger Subs are a party, in each case as a result of Parent’s and the Merger Subs’ execution or delivery of the Merger Agreement or the performance by Parent and the Merger Subs of their respective covenants under the Merger Agreement, or the consummation by Parent and the Merger Sub of the Transactions;

•
the absence of pending or to Parent’s knowledge threatened litigation or outstanding judgments;

•
the absence of broker’s and finder’s fees in connection with the Transactions;

•
the financial ability of Parent to consummate the Mergers and the enforceability of the Equity Commitment Letters and the Debt Commitment Letter (collectively, the “Commitment Letters”);

•
the tax classification of Merger Sub II; and

•
the solvency of the Surviving Entity and the Surviving Partnership immediately after giving effect to the Transactions and the transactions contemplated by the Commitment Letters.

Covenants Regarding Conduct of Business by the Company Prior to the Mergers
Under the Merger Agreement, the Company agreed as to itself, its subsidiaries and certain other third parties it controls that, from and after the execution of the Merger Agreement and prior to the earlier of (a) the Effective Time or (b) the valid termination of the Merger Agreement, except (i) as required by applicable law, (ii) as Parent otherwise approves in writing (such approval not to be unreasonably withheld, conditioned or delayed), (iii) as expressly set forth in the Company Disclosure Letter, or (iv) as expressly provided for in the Merger Agreement, the Company will (1) conduct its business and the business of its subsidiaries and certain other third parties it controls in the ordinary course of business consistent with past practice and (2) use its commercially reasonable efforts to (A) preserve in all material respects its current relationships with persons with which it has significant business relations and its current officers and key employees, (B) preserve intact its current business organization, goodwill and ongoing businesses, (C) preserve its assets and properties in good repair and condition (normal wear and tear excepted) and (D) maintain the Company’s qualification for taxation as a REIT, and, in addition, the Company will not and will not permit any of its subsidiaries or certain other third parties it controls to:
•
amend the charter or bylaws (or comparable organizational documents), whether by merger, consolidation or otherwise, (ii) split, combine, subdivide or reclassify its outstanding shares of capital stock or other equity securities (except for any such transaction by a wholly owned subsidiary of the Company which remains a wholly owned subsidiary after consummation of such transaction), (iii) make, declare, set aside or pay any dividend or distribution payable in cash, stock or property (or any combination thereof) in respect of any shares of its capital stock or other equity securities (except for any (1) dividends or distributions paid by a direct or indirect wholly owned subsidiary of the Company to another direct or indirect wholly owned subsidiary of the Company or to the Company, (2) regular quarterly cash dividends for the fiscal quarter ending March 31, 2026, with an anticipated declaration date on about February 27, 2026, and an anticipated payment date on or about April 10, 2026, on the Shares in an amount not to exceed $0.08 per Share, (3) dividends or distributions on Company RSUs, Company PRSUs, and Company DSUs in each case, as and solely to the extent required by the terms of the Company Equity Plan or (4) dividends or distributions on the Partnership Units or the Company LTIP Units (as defined in the Company Limited Partnership Agreement), in each case, as and solely to the extent expressly required by the terms of the Company Limited Partnership Agreement) or (iv) purchase, repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity securities, or any securities convertible or exchangeable into or exercisable for any shares of its respective capital stock or other equity securities (other than (1) as expressly required pursuant to the terms of the Company plans or (2) purchases, repurchases, redemptions or other acquisitions of securities of any subsidiary of the Company by the Company or any other subsidiary of the Company, as and to the extent expressly required by the terms of the organizational documents of such subsidiary); provided, however, that, notwithstanding the restriction on dividends and other distributions above, the Company and any subsidiary thereof will be permitted to make distributions, including under Sections 857, 858 or 860 of the Code, to the extent reasonably necessary for the Company to maintain its status as a REIT under the Code and avoid or reduce the imposition of any entity level income or excise Tax under the Code; provided, further, that in the event the Company or any of its subsidiaries makes, declares, sets aside or pays any dividends or distributions required for the Company to maintain its status as a REIT under the Code or avoid or reduce the imposition of any entity level income or excise tax under the Code pursuant to the foregoing proviso (in each case, after giving effect to dividends or distributions expressly permitted by the Merger Agreement), the Merger Consideration and the Common Unit Merger Consideration will be decreased by an amount equal to the per share amount of any such dividend or distribution on the Shares or the Common Units, as the case may be (subject to adjustment in accordance with the Merger Agreement, if applicable);
•
merge or consolidate with any other person (other than mergers between wholly owned subsidiaries of the Company Partnership and other wholly owned subsidiaries of the Company Partnership that would not prevent, materially delay or materially impair the consummation of the Mergers or the other Transactions) or restructure, reorganize, declare for bankruptcy, dissolve or completely or partially liquidate;

•
incur, assume, refinance, replace, or guarantee any indebtedness, materially amend or modify the terms of any existing indebtedness, or issue any rights to acquire any indebtedness, except (i) in the ordinary course of business, borrowings under the Company’s revolving credit facility as in effect as of the date of the Merger Agreement, including pursuant to the Company’s Existing Credit Agreement, (ii) in replacement of existing indebtedness which has matured or is scheduled to mature, in each case, after the date of the Merger Agreement, on prevailing market terms or on terms substantially consistent with or more beneficial to the Company and its subsidiaries, taken as a whole, than the indebtedness being replaced; provided that the amount of such indebtedness will not exceed the principal amount of such existing indebtedness being replaced plus the amount of accrued interest and fees and expenses incurred in connection therewith, (iii) guarantees or credit support of the obligations of any subsidiary of the Company provided in the ordinary course of business in respect of any indebtedness that is in existence on the date of the Merger Agreement or is incurred after the date of the Merger Agreement in compliance with clause (i) above, (iv) repayments under the Company’s revolving credit facility as in effect as of the date of the Merger Agreement, including under the Company’s Existing Credit Agreement, in the ordinary course of business consistent with past practice, or mandatory payments under the terms of any indebtedness in accordance with its terms, (v) inter-company indebtedness among the Company and its wholly owned subsidiaries, (vi) (A) to the extent not drawn upon and payments are not triggered thereby, letters of credit, bank guarantees, security or performance bonds or similar credit support instruments and (B) overdraft facilities or cash management programs, in each case issued, made or entered into in the ordinary course of business or (vii) hedging in compliance with the hedging strategy of the Company as of the date of the Merger Agreement in the ordinary course of business and not for speculative purposes;

•
except (i) as required to comply with applicable health and safety laws, (ii) on an emergency basis for the safety of individuals, assets or the environment in respect of any emergency that is actively and imminently occurring (provided that the Company promptly notifies Parent of such emergency and any actions taken in connection therewith) and only for so long as such emergency exists, or (iii) in the ordinary course of business consistent with past practice, make or commit to any new capital expenditures, other than such expenditures which do not exceed 125% of the capital expenditures allocated to any individual line item or 115% of the aggregate capital expenditures for all real property of the Company in the capital expenditure budget of the Company and its subsidiaries for the real properties of the Company through December 31, 2026 (as set forth in the Company Disclosure Letter);

•
continue to carry out, initiate or expand any construction or renovation projects (including entering into, renewing or amending any related Contracts, or making or committing to any capital expenditures in connection therewith) at any real property of the Company as set forth in the Company Disclosure Letter;

•
except as required by (x) applicable law, (y) the terms of the Merger Agreement or (z) pursuant to any Company plan listed on the Company Disclosure Letter, (i) grant any material increase in or accelerate in any manner (or agree to grant any increase in or accelerate in any manner) the compensation or benefits paid or provided to any current or former director, officer, employee, consultant or other individual service provider (each, a “Company Service Provider”), other than in the ordinary course of business with respect to any employee, consultant, or other individual service provider with an annual base compensation no greater than $150,000, (ii) enter into any new employment, consulting, change of control, retention, severance, termination or separation agreement with, or grant any rights to change of control, transaction bonus, retention bonus, severance or termination pay to, any Company Service Provider, (iii) except as otherwise permitted by the Merger Agreement, enter into or adopt any new Company plan, or materially amend or terminate any existing Company plan, (iv) hire or terminate any Company Service Provider, other than in the ordinary course of business or for cause with respect to any employee, consultant or other individual service provider with an annual base compensation no greater than $150,000, (v) affirmatively or expressly waive or release any noncompetition, non-solicitation, non-disclosure, non-interference, non-disparagement or similar restrictive covenant obligation of any Company Service Provider, (vi) negotiate, enter into, modify, extend, amend, or terminate any labor agreement or recognize or certify any labor union, works council, labor organization, other employee representative or group of employees as the bargaining representative for any employees or (vii) implement or announce any employee layoffs, plant closings, reductions in force, furloughs, or other workforce actions that would trigger the requirements of the WARN Act;

•
except as required by the terms of any Company Equity Plans, (i) accelerate, amend or change the period of exercisability or vesting of any Company Stock Options, Company RSUs, Company PRSUs, Company OPRSUs and Company DSUs or other rights granted under the Company Equity Plans, or (ii) amend or change any other terms of such Company Stock Options, Company RSUs, Company PRSUs, Company OPRSUs and Company DSUs;

•
transfer, lease, license, sell, assign, mortgage, pledge, place or permit to exist a lien (other than a permitted lien) upon or otherwise dispose of any properties or assets (including any real property of the Company) or capital stock or other equity interests in any of the minority joint ventures (but not any other capital stock or other equity interests in any other subsidiary) (but excluding any intellectual property) other than (i) transactions among the Company and its wholly owned subsidiaries or (ii) pursuant to residential leases for multi-family housing on the forms used by the Company immediately prior to the date of the Merger Agreement and entered into in the ordinary course of business consistent with past practice;

•
(i) issue, deliver, sell, grant, transfer, pledge or otherwise dispose of, or place or permit to exist a lien (other than a permitted lien) upon or otherwise encumber, or authorize the issuance, delivery, sale, grant, transfer, pledge, lien or encumbrance of, any shares of its capital stock or other equity or voting securities, or any securities convertible or exchangeable into or exercisable for, or any options, warrants or other rights to acquire (or any rights linked to the value of), any Shares or any other equity or voting interests in the Company, or any of its subsidiaries (including any award under the Company Equity Plans), or (ii) enter into any Contract with respect to the sale, registration or voting of the Shares or any other equity or voting interests in the Company, or any of its subsidiaries (including forward equity sales), except (A) for any issuances of Shares pursuant to the exercise of Company Stock Options or pursuant to the vesting or settlement of Company RSUs, Company PRSUs, Company OPRSUs and Company DSUs, in each case, outstanding as of the date of the Merger Agreement, (B) by wholly owned subsidiaries to the Company or to any other wholly owned subsidiary of the Company and (C) for any issuance as necessary to effect the redemption of any Common Units for Shares or the conversion of (1) any Common Units into Shares or (2) any Company LTIP Units or Preferred Units into Common Units, in each case, in accordance with the terms of the Company Limited Partnership Agreement;
•
other than (i) pursuant to existing contractual obligations of the Company or any of its subsidiaries set forth in the Company Disclosure Letter, or (ii) acquisitions of personal property or equipment in the ordinary course of business for a purchase price not in excess of $2,000,000 in the aggregate, acquire, whether by merger, consolidation, purchase of property or assets or otherwise (valuing any non-cash consideration at its fair market value as of the date of the agreement for such acquisition) any interest in any person (or equity interests thereof) or any assets, real property, personal property, equipment, business or other rights of a person;

•
make any material change (i) to its methods, principles or procedures of accounting in effect as of December 31, 2024, or (ii) with respect to its financial accounting policies or procedures, in each case, except as required by changes in GAAP (or any interpretation thereof) or by applicable law;

•
enter into any new line of business;

•
other than (x) in the ordinary course of business and not exceeding $1,000,000 individually or $2,500,000 in the aggregate or (y) to the extent arising under any contractual obligation existing on the date of the Merger Agreement, make any loans, advances or capital contributions to, or investments in, any person (including to any of its affiliates, officers, directors, employees, consultants or agents), other than loans, advances or capital contributions to the Company or any direct or indirect wholly owned subsidiary of the Company;

•
except in connection with the matters permitted under the provisions of the Merger Agreement, (i) amend or modify in any material respect, or terminate (excluding terminations upon expiration of the term thereof in accordance with the terms thereof) any material contract or certain leases, or waive, release, exercise or assign any material rights, claims or benefits under, renew (other than, in each case, a renewal pursuant to its terms), permit to lapse or expire, or modify, in each case in any material respect, any material contract or certain leases, or (ii) enter into any contract that would have been a material contract or certain leases had it been entered into prior to the date of the Merger Agreement, or (iii) take or consent to the taking of any “major decision” or substantially equivalent term under any of the joint venture agreements; provided that the foregoing will not prohibit or restrict the ability of the Company or its subsidiaries to take any action described above with respect to contracts between the Company and one or more of its wholly owned subsidiaries;

•
settle, release, waive or compromise any pending or threatened proceedings before or threatened to be brought before a governmental entity, other than settlements if (i) the amount of any such settlement is not in excess of $500,000 individually or $2,500,000 in the aggregate (in each case in excess of amounts available under the Company’s applicable property-level insurance policy) and (ii) such settlement does not (A) involve the imposition of injunctive relief against the Company or any of its affiliates or (B) provide for any admission of liability by the Company or any of its subsidiaries (excluding, in each case, any such matter related to taxes);

•
other than (i) as required by applicable law or (ii) to the extent reasonably necessary (x) to preserve the Company’s qualification as a REIT under the Code or (y) to qualify or preserve the status of any subsidiary of the Company as a disregarded entity or partnership for U.S. federal income tax purposes or as a qualified REIT subsidiary or a taxable REIT subsidiary under the applicable provisions of Section 856 of the Code, as the case may be, (A) take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause the Company to fail to qualify for taxation as a REIT, (B) make or change any material tax election, (C) adopt or change any tax accounting period or material method of tax accounting, (D) file any amended tax Return, if the filing of such amended tax Return would result in a material increase in the taxes payable by the Company, any of its subsidiaries, (E) settle or compromise any material liability for taxes or any tax audit or other proceeding relating to a material amount of taxes, (F) enter into any closing or similar agreement with any tax authority, (G) surrender any right to claim a material refund of taxes or (H) except in the ordinary course of business, agree to any extension or waiver of the statute of limitations with respect to a material amount of taxes, to the extent such action would reasonably be expected to materially increase the taxes payable by the Company or any of its subsidiaries (or by Parent or either Merger Sub or their direct or indirect owners after the Closing);
•
other than in the ordinary course of business consistent with past practice, (i) abandon, disclaim, dedicate to the public, sell, assign, transfer or grant any lien (other than a permitted lien) upon, to or under any intellectual property owned by the Company or any of its subsidiaries (“Company-Owned IP”) (other than immaterial or obsolete intellectual property), including failing to perform (or cause to be performed) all applicable filings, recordings and other acts, or to pay or cause to be paid all required fees to maintain and such Company-Owned IP, (ii) grant to any third party any license, or enter into any covenant not to sue, with respect to any Company-Owned IP (other than non-exclusive licenses granted to vendors, suppliers, customers or end users in the ordinary course of business), or (iii) knowingly disclose any material trade secrets of the Company or any of its subsidiaries (other than to a person bound by adequate confidentiality obligations);

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adopt or implement any stockholder rights plan or “poison pill” agreement or similar takeover protection;

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fail to renew, or materially modify or reduce, the insurance coverage provided by the material insurance policies held by or for the benefit of the Company and its subsidiaries as of the date of the Merger Agreement;

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solely with respect to the Company, convene any regular or special meeting (or any adjournment or postponement thereof) of its stockholders other than a stockholder meeting to approve the Mergers and the other Transactions; or

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agree, resolve or commit to do any of the foregoing.

Acquisition Proposals
No Solicitation or Negotiation
From the date of the Merger Agreement to the Effective Time, the Company and the Company Partnership will not, and will cause their respective subsidiaries and each of its and their respective directors and officers not to, and will direct its and their representatives not to, directly or indirectly:
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solicit, initiate, seek, knowingly encourage or knowingly facilitate any Acquisition Proposal or an Inquiry (including by approving any transaction, or approving any person acquiring Shares in excess of the “Ownership Limit” (as defined in the charter of the Company));

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enter into, continue, or otherwise participate in any discussions or negotiations with any person that makes an Inquiry or an Acquisition Proposal regarding any Inquiry or Acquisition Proposal;

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provide any non-public information concerning the Company or any of its subsidiaries or afford access to the books and records, officers or employees of the Company or any of its subsidiaries to any person in connection with any Inquiry or Acquisition Proposal;

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approve or recommend any Acquisition Proposal;

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approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or enter into any letter of intent, memorandum of understanding, agreement in principle, expense reimbursement agreement, acquisition agreement, merger agreement, option agreement or other definitive agreement with respect to any Acquisition Proposal (other than an acceptable confidentiality agreement), or that would reasonably be expected to lead to an Acquisition Proposal or require the Company or the Company Partnership to abandon, terminate or fail to consummate the Transactions, including the Mergers (an “Alternative Acquisition Agreement”); or

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resolve, propose or agree to do any of the foregoing.

Immediately following the execution of the Merger Agreement, the Company and the Company Partnership will, and will cause their subsidiaries and its and their respective directors and officers to, and direct its and their representatives to immediately:
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cease and cause to be terminated any solicitation, discussions or negotiations with any person (other than Parent and the Merger Subs, and their respective representatives) conducted theretofore with respect to any Inquiry or Acquisition Proposal;

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terminate all physical and electronic data room access granted to any Person (other than Parent, the Merger Subs, their respective affiliates, the Debt Financing Sources, the Sponsors and their respective representatives) in connection with the Transactions or any Acquisition Proposal; and

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request that each person (other than Parent, the Merger Subs, the Sponsors and their respective representatives) that has previously executed a confidentiality agreement in the last twelve (12) months prior to the date of the Merger Agreement and relating to an Inquiry or Acquisition Proposal promptly return to the Company or destroy all non-public information previously furnished or made available to such person or any of its representatives by or on behalf of the Company, the Company Partnership or their respective representatives in accordance with the terms of such confidentiality agreement.

Each of the Company and the Company Partnership will not, and will cause its subsidiaries not to, release any person from, or waive, amend or modify any provision of, or grant permission under, any standstill or confidentiality provision with respect to an Acquisition Proposal or Inquiry that would reasonably be expected to lead to an Acquisition Proposal or similar matter in any contract to which the Company or any of its subsidiaries is a party; provided that nothing in the Merger Agreement will restrict the Company from (x) permitting a person to request a limited waiver of a “standstill” or similar obligation or from granting such a waiver, in each case, to the extent necessary to permit such person to make a non-public Acquisition Proposal to the Board, in each case, solely to the extent the Board determines in good faith (after consultation with the Company’s financial advisor and outside legal counsel) that the failure to take such action would be inconsistent with the Company directors’ duties under applicable law or (y) informing any person that makes an Inquiry or an Acquisition Proposal of the terms of the non-solicitation provisions of the Merger Agreement described above.
Fiduciary Exception to No Solicitation Provision
Notwithstanding anything to the contrary in the non-solicitation provisions of the Merger Agreement described above, prior to the approval of the Mergers and the other Transactions by the Company’s stockholders, the Company may, in response to an unsolicited, bona fide written Acquisition Proposal made after the date of the Merger Agreement that did not result from a breach of the non-solicitation provisions of the Merger Agreement, (i) contact and engage in discussions with the person who made such Acquisition Proposal and such person’s representatives to clarify the terms and conditions thereof or to request that any Acquisition Proposal made orally be made in writing so as, in each case, to permit the Company to determine whether such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal or to notify such person and such person’s representatives of the non-solicitation provisions of the Merger Agreement described above, (ii) provide access to non-public information regarding the Company or any of its subsidiaries to such person who made such Acquisition Proposal and such person’s representatives; provided that such information has previously been made available to Parent or is provided to Parent promptly (and in any event within twenty-four (24) hours) following the time such information is made available to such person and that, prior to furnishing any such information, the Company receives from such person making such Acquisition Proposal an acceptable confidentiality agreement and (iii) pursuant to the terms of an acceptable confidentiality agreement, engage or participate in any discussions or negotiations with any such person and such person’s representatives regarding such Acquisition Proposal if, and only if, prior to taking any action described in clause (i), (ii) or (iii) above, the Board determines in good faith after consultation with its financial advisors and outside legal counsel that (A) such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal and (B) the failure to take such action would reasonably be expected to be inconsistent with the Company directors’ duties under applicable law.

The Merger Agreement provides that, from the date of the Merger Agreement until the Effective Time (or, if earlier, the valid termination of the Merger Agreement), the Company will promptly (and, in any event, within twenty-four (24) hours) notify Parent in writing if (i) any written or other bona fide Acquisition Proposal or Inquiry is received by the Company, the Company Partnership or any of their representatives, (ii) any non-public information is requested or provided in connection with any Acquisition Proposal from the Company or (iii) any discussions or negotiations with respect to an Acquisition Proposal are sought to be initiated or continued with the Company, the Company Partnership or their respective representatives, including in such written notice, the material terms and conditions of any such Acquisition Proposal or Inquiry and the identity of the person or group (as defined in or under Section 13 of the Exchange Act) making such Acquisition Proposal or Inquiry, and thereafter, the Company will keep Parent reasonably informed, on a reasonably current basis, of any material changes, developments, discussions or negotiations, whether written or oral, regarding any such Acquisition Proposal or such Inquiry and of the status of such Acquisition Proposal or such Inquiry (including delivery to Parent within twenty-four (24) hours of copies of any written documentation related thereto delivered by or on behalf of such person or group in connection with such Acquisition Proposals or Inquiries). Each of the Company and the Company Partnership agrees that none of the Company, the Company Partnership or any of their subsidiaries will enter into any confidentiality or similar agreement with any person subsequent to the date of the Merger Agreement which prohibits any of the Company, the Company Partnership or any of their subsidiaries from providing any information required to be provided to Parent hereunder within the time periods contemplated by the Merger Agreement.
No Change in Recommendation or Alternative Acquisition Agreement
The Merger Agreement provides that, except as described below, the Board will not (i) withhold, withdraw, qualify, amend or modify (or publicly propose or resolve to withhold, withdraw, qualify, amend or modify), in a manner adverse to Parent, the recommendation of the Board to the Company’s stockholders to approve the Mergers and the other Transactions (the “Company Recommendation”), (ii) fail to include the Company Recommendation in the Proxy Statement, (iii) authorize, endorse, adopt, or approve, recommend or otherwise declare advisable, or publicly propose to authorize, endorse, adopt, approve, recommend or otherwise declare advisable any Acquisition Proposal or Alternative Acquisition Agreement, (iv) if any Acquisition Proposal (other than an Acquisition Proposal in the circumstances described in clause (v)) has been made public, fail to publicly affirm or reaffirm the Company Recommendation upon request of Parent within five (5) Business Days after the date an Acquisition Proposal will have been publicly announced (or if the Company Stockholders Meeting is scheduled to be held within five (5) Business Days from the date an Acquisition Proposal is publicly announced, promptly and in any event prior to the date on which the Company Stockholders Meeting is scheduled to be held), (v) fail to publicly recommend against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D under the Exchange Act (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by the Company’s stockholders) within ten (10) Business Days after the commencement of such tender or exchange offer (each of the actions described in clauses (i) through (v) above, a “Change in Recommendation”) or (vi) cause or permit the Company or any of its subsidiaries to enter into any Alternative Acquisition Agreement relating to any Acquisition Proposal.
Superior Proposal Exception to Change in Recommendation Provision or Entry into an Alternative Acquisition Agreement
Following receipt of an unsolicited bona fide written Acquisition Proposal by the Company at any time after the date of the Merger Agreement that the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, constitutes a Superior Proposal, the Board may, at any time prior to the approval of the Mergers and the other Transactions by the Company’s stockholders, make a Change in Recommendation or terminate the Merger Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, or authorize, resolve, agree or propose publicly to take any such action, if all of the following conditions are met:
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the Company has (i) provided to Parent prior written notice (the “Notice of Change in Recommendation”), which will state expressly (a) that the Company has received a written Acquisition Proposal that constitutes a Superior Proposal, (b) the material terms and conditions of the Acquisition Proposal (including the consideration offered therein and the identity of the person or group making the Acquisition Proposal) and will have contemporaneously provided an unredacted, true and complete copy of the Alternative Acquisition Agreement and all other documents or written proposals or offers related to the Superior Proposal (it being understood and agreed that any amendment to the financial terms or any other material term or condition of such Superior Proposal will require a new notice and an additional three (3) business day period) and the Company will be required to comply again with the obligations set forth in this bullet point and (c) that, subject to the next bullet, the Board has determined to make a Change in Recommendation or to terminate the Merger Agreement in order to enter into the Alternative Acquisition Agreement, as applicable and (ii) prior to making such a Change in Recommendation or terminating the Merger Agreement, as applicable, engaged in good faith with Parent (to the extent Parent wishes to negotiate) during the four (4) business day period following Parent’s receipt of such notice regarding any adjustments to the terms and conditions of the Merger Agreement such that the Alternative Acquisition Agreement ceases to constitute a Superior Proposal; and
•
the Board has determined, in good faith, after consultation with its financial advisors and outside legal counsel, that, taking into account any revised terms committed to in writing by Parent, such Superior Proposal continues to constitute a Superior Proposal and that the failure to make such Change in Recommendation or to so terminate the Merger Agreement, as applicable, would reasonably be expected to be inconsistent with the directors’ duties under applicable law.

Intervening Event Exception to Change in Recommendation Provision
Notwithstanding anything to the contrary set forth in the provisions restricting a Change in Recommendation or the Company entering into Alternative Acquisition Agreements in the Merger Agreement, upon the occurrence of any Intervening Event, the Board may, at any time prior to the approval of the Mergers and the other Transactions by the Company’s stockholders, make a Change in Recommendation, if all of the following conditions are met:
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the Company has (i) provided to Parent a Notice of Change in Recommendation, which will (a) set forth in reasonable detail information describing the Intervening Event and the rationale for the Change in Recommendation and (b) state expressly that, subject to the next bullet, the Board has determined to make a Change in Recommendation and (ii) prior to making such a Change in Recommendation, engaged in good faith with Parent (to the extent Parent wishes to negotiate) during such notice period to consider any adjustments to the terms and conditions of the Merger Agreement such that to obviate the need to make a Change in Recommendation in response to the Intervening Event; and

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the Board has determined in good faith, after consultation with its financial advisors and outside legal counsel, that in light of such Intervening Event and taking into account any revised terms committed to in writing by Parent, the failure to make a Change in Recommendation would reasonably be expected to be inconsistent with the directors’ duties under applicable law.

Obligations with Respect to this Proxy Statement and the Special Meeting
The Company is required, as promptly as reasonably practicable in accordance with applicable law and the Company’s charter and bylaws, to establish a record date for and give notice of a meeting of the holders of Shares for the purpose of considering and voting upon the approval of the Mergers and the other Transactions.
The Company agreed to, as promptly as reasonably practicable following the date of the Merger Agreement, prepare and, after reasonable review and comment thereon by Parent, file within thirty (30) days after the date of the Merger Agreement, with the SEC this proxy statement in preliminary form. The Company and Parent will each use their reasonable best efforts to promptly provide responses to the SEC with respect to any comments received on this proxy statement from the SEC or the staff of the SEC, and the Company will cause the definitive proxy statement to be mailed to its stockholders as of the record date for notice established for the Company Stockholders Meeting as promptly as reasonably practicable after the date of the Merger Agreement, and in no event more than ten (10) Business Days after the date on which the SEC or the staff of the SEC advises that it has no further comments on this proxy statement (the “Clearance Date”) provided that if the SEC or its staff has failed to affirmatively notify the Company within ten (10) calendar days after the initial filing of this proxy statement with the SEC that it will or will not be reviewing the proxy statement, then the eleventh (11th) calendar day after the initial filing will be the Clearance Date.

Efforts to Complete the Mergers
The Company and Parent will cooperate with each other and use, and will cause their respective subsidiaries and affiliates to use, their respective reasonable best efforts to take (or cause to be taken) all actions, and do (or cause to be done) all things necessary, proper or advisable under the Merger Agreement and applicable laws to consummate and make effective the Mergers and the other Transactions as expeditiously as possible and in no event later than the Termination Date, including (i) as promptly as practicable, preparing and filing all documentation to effect all necessary notices, reports, information and other filings required to be filed with any governmental entity with respect to the Transactions and to obtain as expeditiously as possible all consents in order to consummate the Mergers, (ii) satisfying the conditions to consummating the Mergers, (iii) obtaining (and cooperating with each other in obtaining) any consent, approval of, waiver or any exemption by, any non-governmental third party, in each case, to the extent necessary, proper or advisable in connection with the Mergers and (iv) executing and delivering any reasonable additional instruments necessary to consummate the Transactions and to fully carry out the purposes of the Merger Agreement.
None of the parties to the Merger Agreement will take, cause or permit to be taken, or omit to take, any action which such party reasonably expects is likely to materially delay or prevent consummation of the Transactions, unless otherwise agreed to by the parties.
In furtherance of the foregoing, from the date of the Merger Agreement until the Effective Time (or, if earlier, the valid termination of the Merger Agreement in accordance with its terms), Parent will not, directly or indirectly (but subject in all respects to the immediately preceding sentence) acquire or agree to acquire by merger or consolidation with, or by purchasing the assets of or equity in, any person, if the entering into of a definitive agreement relating to or the consummation of such a transaction would reasonably be expected to prevent or delay Closing past the Termination Date.
Parent and the Company will cooperate with respect to the antitrust laws and will have joint decision making authority with respect to the appropriate course of action with respect to obtaining any applicable consents required to consummate the Mergers prior to the Termination Date. No party to the Merger Agreement or its counsel will independently participate in any substantive call or meeting relating to the antitrust laws with any governmental entity in respect of such filings, investigation, or other inquiry without first giving the other party or its counsel prior notice of such call or meeting and, to the extent permitted by such governmental entity, the opportunity to attend and participate. In furtherance of the foregoing and to the extent permitted by applicable law:
•
each party will notify the other of any filing or material or substantive communication or inquiry it or any of its subsidiaries intends to make with any governmental entity relating to the Transactions;

•
prior to submitting any such filing or making any such communication or inquiry, such party will provide the other party and its counsel a reasonable opportunity to review, and will consider in good faith the comments of the other party in connection with, any such filing, communication or inquiry;

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promptly following the submission of such filing or making such communication or inquiry, provide the other party with a copy of any such filing or, if in written form, communication or inquiry, or a summary of any oral communication; and

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consult with the other party in connection with any inquiry, hearing, investigation or litigation by, or negotiations with, any governmental entity relating to the Mergers, including the scheduling of, and strategic planning for, any meetings with any governmental entity relating thereto.

Parent, including its subsidiaries and affiliates, will use its reasonable best efforts to resolve such objections, if any, as may be asserted by any governmental entity in connection with any applicable antitrust laws with respect to the Transactions and to avoid the entry of, or effect the dissolution of, any decree, order, judgment, injunction, temporary restraining order or other order in any suit or proceeding, that would otherwise have the effect of preventing the consummation of the Transactions.
Access to Information
From the date of the Merger Agreement until the Effective Time (or the earlier termination of the Merger Agreement), (i) upon reasonable advance notice (and in any event not less than twenty-four (24) hours’ notice), the Company will, and will cause its subsidiaries and each of its and their respective directors, officers, and employees to, and direct its and their other representatives to, (x) afford Parent and its representatives reasonable access, during normal business hours, to the Company’s and its subsidiaries’ properties, offices, personnel, assets, books and records, (y) make the Company and its subsidiaries’ employees available for, and provide Parent and its representatives the opportunity to conduct, pre-employment interviews by Parent and its representatives regarding their continuing employment (if any) in accordance with the terms of the Merger Agreement and (z) furnish promptly to Parent all information concerning the Company’s or any of its subsidiaries’ capital stock, business, real properties (and their operations) and personnel (including information regarding personnel changes) as may reasonably be requested by Parent, solely in connection with consummating the Mergers and the other Transactions; (ii) subject to reasonable prior written notification to the Company, Parent and its representatives will be entitled to contact, make information requests from and communicate with (1) applicable governmental entities to obtain or access any files or information related to the Company’s owned or leased real property and/or their operations (and the Company will (and will cause its subsidiaries and its and their respective directors, officers, employees and lenders to) reasonably assist Parent in making any such communications and information requests), (2) the existing lenders to the Company or its subsidiaries and (3) third parties that are party to any joint venture or partnership agreement with the Company or its subsidiaries, provided that the Company will be permitted to participate in any meetings with such third parties; and (iii) with respect to the properties set forth in the Company Disclosure Letter (collectively, the “Specified Properties”), afford Parent and its representatives (A) reasonable access during normal business hours (and, upon reasonable advance notice of not less than twenty-four (24) hours, outside of normal business hours) to the Specified Properties and all buildings, structures, improvements, and equipment located thereon; (B) the right to conduct, at Parent’s sole cost and expense, such physical inspections, walkthroughs, assessments, appraisals, surveys, and other due diligence activities with respect to the Specified Properties as Parent or its representatives may reasonably request; (C) access to, and the right to copy, all leases, service contracts, rent rolls, maintenance records, environmental reports, title documents, surveys, zoning materials, permits, licenses, certificates of occupancy, and other property-level documents and records relating to the Specified Properties, in each case to the extent in the Company’s or its subsidiaries’ possession or reasonably available to them; and (D) reasonable cooperation in facilitating meetings and communications between Parent or its representatives and property-level employees, managers, brokers, tenants, lenders, and other third parties having material business or service relationships relating to the Specified Properties, in each case subject to reasonable prior written notification to the Company and the Company’s right to participate in any such meetings or communications; provided, that the Company will not be required to provide any access or information to the extent that such access or information that the Company determines in its reasonable judgment relates to the negotiation and execution of the Merger Agreement, or except as expressly provided in the Merger Agreement, any Acquisition Proposal or Change in Recommendation; provided, further, that no investigation pursuant to the Merger Agreement will affect or be deemed to modify any representation or warranty made by the Company Parties or limit or otherwise affect the rights or remedies of the parties to the Merger Agreement; and provided, further, that neither Parent nor any of its Representatives will be permitted access to such properties in connection with any subsurface invasive environmental sampling or investigation, and the foregoing will not require the Company to disclose any information pursuant to the Merger Agreement, (provided the Company informs Parent of the basis of such non-disclosure) to the extent that such disclosure would (I) in the reasonable good faith judgment of the Company, violate any applicable law, (II) in the reasonable good faith judgment of the Company, violate confidentiality obligations to a third party pursuant to a Contract that is binding on the Company or any of its subsidiaries or (III) result in the waiver or loss of attorney-client privilege, work product doctrine or any other legal privilege; provided, however, that with respect to the foregoing clauses (I) through (III), the Company will and will cause its subsidiaries and each of its and their respective directors, officers and employees to, and direct its other representatives to, use its commercially reasonable efforts to allow for such access or disclosure without violating such clauses (I) through (III), including to (1) obtain the required consent of any such third party to provide such disclosure or access, (2) develop an alternative to providing such information so as to not violate clauses (I) through (III) or (3) implement appropriate and mutually agreeable measures to permit the disclosure or access of such information in a manner to remove the basis for the objection, including by arrangement of appropriate clean room procedures, redaction or entry into a customary joint defense agreement with respect to any information to be so provided. Any investigation pursuant to the Merger Agreement will be conducted in such a manner as not to interfere unreasonably with the conduct of the business of the Company.

Director and Officer Indemnification and Insurance
The Merger Agreement provides that for a period of six (6) years from and after the Effective Time, Parent will cause the Surviving Entity to, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each present and former director or officer of the Company or any of its subsidiaries, determined as of the Effective Time (the “Indemnified Parties”) against any and all costs (including settlement costs) or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, penalties or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative with respect to matters existing or occurring at or prior to the Effective Time (including the Merger Agreement and the Transactions), arising out of or based on, in whole or in part, the fact that such Indemnified Party is or was a director or officer of the Company, or is or was serving at the written request of the Company as a director, officer or fiduciary of another person prior to the Effective Time, in each case, whether threatened, pending or completed and whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under the charter or bylaws of the Company, in each case, in effect on the date of the Merger Agreement or any applicable indemnification agreement to which such person is a party in effect on, and provided to Parent as of, the date of the Merger Agreement to indemnify, such person (and Parent shall cause the Surviving Entity to also advance expenses as incurred to the fullest extent permitted under the charter or bylaws of the Company, in each case, in effect on the date of the Merger Agreement or any applicable indemnification agreement to which such person is a party in effect on, and provided to Parent as of, the date of the Merger Agreement; provided that the person to whom expenses are advanced will provide a written undertaking to repay such advances if it is ultimately determined by final adjudication that such person is not entitled to indemnification). Parent will cause the Surviving Entity to ensure that the organizational documents of the Surviving Entity and its subsidiaries will, for a period of six (6) years from and after the Effective Time, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its subsidiaries than those that are set forth in the Company’s charter and bylaws (or equivalent organizational and governing documents of any subsidiary), as in effect as of the date of the Merger Agreement. For a period of six (6) years from and after the Effective Time, any right of indemnification of an Indemnified Party pursuant to the Merger Agreement will not be amended, repealed or otherwise modified at any time in a manner that would adversely affect the rights of such Indemnified Party except to the extent required by applicable law.
Prior to the Effective Time, the Company will, in reasonable consultation with Parent, and, if the Company is unable to, Parent will cause the Surviving Entity as of the Effective Time to, obtain and fully pay for directors’ and officers’ liability and fiduciary liability “tail” insurance covering the Company, its subsidiaries and their respective insured persons, with a claims period of six (6) years from and after the Effective Time from an insurance carrier(s) with the same or better credit rating as insurance carrier(s) with respect to the Company’s directors’ and officers’ liability and fiduciary liability insurance in effect as of immediately prior to the Effective Time (collectively, “Current D&O Insurance”) with benefits and levels of coverage at least as favorable to the insureds thereunder as the Current D&O Insurance with respect to matters existing or occurring at or prior to the Effective Time (including in connection with the Merger Agreement or the Transactions); provided, however, that in no event will the Company expend, or the Surviving Entity be required to expend, for such insurance an aggregate cost in excess of three-hundred percent (300%) of the aggregate annual cost for such insurance in effect as of the date of the Merger Agreement (“Maximum Amount”) and provided, further, that if such “tail” insurance is not reasonably available or the aggregate cost for such “tail” insurance exceeds the Maximum Amount, then the Company or the Surviving Entity, as the case may be, will obtain “tail” insurance with the most favorable coverage available for a cost not exceeding the Maximum Amount. If the Company or the Surviving Entity for any reason fail to obtain such “tail” insurance as of the Effective Time, the Surviving Entity will, and Parent will cause the Surviving Entity to, continue to maintain in effect for a period of six (6) years from and after the Effective Time the Current D&O Insurance, or the Surviving Entity will, and Parent will cause the Surviving Entity to, purchase comparable insurance for such six (6)-year period covering the Company, its subsidiaries and their respective insured persons with benefits and levels of coverage at least as favorable to the insureds thereunder as provided in the Current D&O Insurance; provided, however, that in no event will Parent or the Surviving Entity be required to expend for such insurance an aggregate annual cost in excess of the Maximum Amount; provided, further, that if such insurance is not reasonably available or the aggregate annual cost for such insurance coverage exceeds the

Maximum Amount, the Surviving Entity will be required to maintain directors’ and officers’ liability and fiduciary liability insurance with the most favorable coverage available for a cost not exceeding the Maximum Amount.
Employee Benefits
Parent has agreed that each employee of the Company or its subsidiaries who continues to remain employed with the Company or its subsidiaries following the Closing (each, a “Continuing Employee”) will, for the one (1) year period following the Effective Time (or, if earlier, until the date of termination of employment of the applicable Continuing Employee), be provided with (i) a base salary or base wage that is no less favorable than the base salary or base wage provided to such Continuing Employee by the Company or its subsidiaries immediately prior to the Effective Time and (ii) short-term cash incentive compensation opportunities, and employee health, welfare, vacation, retirement, severance and termination benefits (excluding defined benefit pension and retiree health and welfare benefits) that are substantially comparable in the aggregate to those provided by the Company or its subsidiaries to such Continuing Employees as of immediately prior to the Effective Time. Parent will or will cause the Surviving Entity to honor and assume all obligations under all employment agreements and severance plans of the Company or its subsidiaries, in accordance with their terms as in effect immediately prior to the Effective Time.
Parent will or will cause the Surviving Entity to use commercially reasonable efforts to provide that no pre-existing conditions, exclusions or waiting periods will apply to Continuing Employees under the benefit plans in which Continuing Employees participate following the Effective Time. With respect to the plan year during which the Effective Time occurs, Parent will use commercially reasonable efforts to provide each Continuing Employee with credit for deductibles and out-of-pocket requirements paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any Parent plan in which such Continuing Employee is eligible to participate following the Closing Date.
From and after the Closing Date, Parent will or will cause the Surviving Entity to, provide credit to Continuing Employees for their service recognized by the Company and its subsidiaries as of the Effective Time for purposes of eligibility, vesting, severance, vacation and benefit accrual, except for benefit accrual under defined benefit pension plans; provided that such service will not be recognized to the extent that such recognition would result in a duplication of benefits.
Nothing contained in the Merger Agreement is intended to (i) prevent Parent or the Surviving Entity or any of their affiliates, after the Closing, from terminating the employment of any Continuing Employee, (ii) create any third party beneficiary rights in any current or former employee of the Company or any of its affiliates, any beneficiary or dependent thereof, or any collective bargaining representative thereof or (iii) be treated as an amendment of, or undertaking to amend, any Company plan.
Financing Cooperation
Each of Parent and the Merger Subs will, and Parent will cause the Merger Subs to, use commercially reasonable efforts, as promptly as practicable after the date of the Merger Agreement and prior to the earlier of the Closing Date and the date the Merger Agreement is terminated in accordance with its terms, to:
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negotiate definitive financing agreements with respect to the Debt Financing (the “Definitive Financing Agreements”) substantially consistent with the terms and conditions contained in the Debt Commitment Letter (including any “market flex” terms, if applicable);

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enter into Definitive Financing Agreements and consummate the Debt Financing at or prior to the Closing;

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satisfy on a timely basis all covenants and conditions in the Debt Commitment Letter within the control of Parent and the Merger Subs in all material respects;

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pay in a timely manner any commitment or other fees that are or become due and payable under the Debt Commitment Letter on or following the date of the Merger Agreement;

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if necessary and applicable, comply with any “market flex” provisions contained in the Debt Commitment Letter, in the event such “market flex” provisions are exercised in accordance with the terms thereof; and

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enforce its rights under the Debt Commitment Letter to cause the lenders to provide the Financing pursuant to the applicable Debt Commitment Letter.

To the extent effective prior to the Closing, (i) Parent will furnish correct and complete copies of all Definitive Financing Agreements to the Company promptly upon their execution and (ii) Parent will comply with its obligations, and enforce its rights, thereunder. Without limiting any of its obligations hereunder, Parent will keep the Company reasonably informed, upon written request by the Company in reasonable detail with respect to the status of the Financing, including the status of Parent’s and the Merger Subs’ efforts to comply with their covenants and other obligations under, and satisfy the conditions and other contingencies set forth in, the Debt Commitment Letter and Definitive Financing Agreements. Without limiting the foregoing, to the extent effective prior to the Closing Date, Parent will give the Company and the Company’s legal counsel reasonable opportunity to review and comment upon drafts of all Definitive Financing Agreements and will reflect in such Definitive Financing Agreements all reasonable comments and changes proposed on behalf of the Company. Without limiting the generality of the foregoing, Parent and the Merger Subs will give the Company prompt notice (in no event later than 48 hours after obtaining knowledge) of (i) any material breach or default on the part of any party to any Commitment Letter, (ii) the receipt by Parent or the Merger Subs of any written notice or other communication from any Debt Financing Source with respect to any material breach, default or dispute by or involving any party under any Debt Commitment Letter with respect to the Debt Commitment Letter,(iii) any actual or purported withdrawal, termination, rescission or repudiation of the Debt Commitment Letter by any Debt Financing Source, (iv) to the extent effective prior to the Closing Date, the exercise of any “market flex” provisions provided for in any Commitment Letter or Definitive Financing Agreement, and (v) any other circumstance (including any dispute with any Debt Financing Source) that would reasonably be expected to adversely affect the ability of Parent to obtain, prior to the date the Closing is required to occur in accordance with the Merger Agreement, all or any portion of the Financing. As promptly as reasonably practicable, but in any event within 48 hours after the Company delivers to Parent or the Merger Subs a written request therefor, Parent and the Merger Subs will provide any readily available information reasonably requested by the Company relating to any circumstance referred to in clauses (i)-(v) of the preceding sentence.
Neither Parent nor the Merger Subs will agree to or permit any amendment or modification to be made to, or any waiver of any provision or remedy under, any Commitment Letter unless such amendment, modification or waiver (i) does not reduce the aggregate amount of the Financing, (ii) does not expand the conditions or other contingencies relating to the receipt or funding of the Financing, amend or modify in a manner, taken as a whole, adverse to Parent, the Merger Subs, the Company or any holders of Shares any of the conditions or other contingencies relating to the receipt or funding of the Financing (including by making any of such conditions or other contingencies less likely to be satisfied on a timely basis) or imposes new or additional conditions or other contingencies relating to the receipt or funding of the Financing, (iii) could not reasonably be expected to materially delay or prevent or adversely affect the availability of all or a portion of the Financing or the consummation of the Closing, (iv) to add lenders, lead arrangers, bookrunners, syndication agents or other Debt Financing Sources (in each case, of similar creditworthiness) who had not executed the Debt Commitment Letter as of the date of the Merger Agreement and, in connection therewith, amend the economic (as between the Debt Financing Sources) and other arrangements with respect to the appointment of such additional lenders, lead arrangers, bookrunners, syndication agents or other Debt Financing Sources, to provide for the assignment and reallocation of a portion of the financing commitments contained therein and to grant customary (and substantially similar) approval rights to such additional arrangers and other entities in connection with such appointments, or to increase the aggregate amount of the Debt Financing or (v) would not adversely affect the ability of Parent to enforce its rights against the other parties under the Debt Commitment Letter. Neither Parent nor the Merger Subs will agree to or permit the withdrawal, repudiation, termination or rescission of any Commitment Letter other than in connection with an Alternative Financing (as defined below) or an amendment or modification executed pursuant to the Merger Agreement. Without limiting the preceding sentence, Parent will promptly deliver (or cause to be delivered) to the Company a true, correct and complete and fully executed and delivered copy of any amendment, supplement, replacement, modification, waiver or consent.
In the event that any portion of the Debt Financing required to fund a portion of the consideration required to be paid by Parent pursuant to the Merger Agreement (taking into account the amount of the equity commitment and other funds available to Parent) becomes unavailable on the terms and conditions, taken as a whole, contemplated in the Debt Commitment Letter, regardless of the reason therefor, Parent will (i) use its reasonable best efforts (x) to obtain alternative financing (in an amount sufficient, when taken together with the other funds and commitments available to Parent, to pay all amounts required to be paid by Parent and the Merger Subs under or in connection with the Merger Agreement on its terms) (the “Alternative Financing”) and (y) if obtained, will provide the Company with a copy of, a new financing commitment letter, and (ii) if applicable, promptly notify the Company of such unavailability and the reason therefor. In the event Alternative Financing is obtained, references in the Merger Agreement to the Financing will also be deemed to refer to such Alternative Financing, and if one or more commitment letters are entered into or proposed to be entered into in connection with such Alternative Financing, references in the Merger Agreement to the Commitment Letters will also be deemed to refer to such commitment letters relating to such Alternative Financing, and all obligations of Parent and the Merger Subs will be applicable thereto to the same extent as Parent’s and the Merger Subs’ obligations with respect to the Financing. In connection with any Alternative Financing, notwithstanding the foregoing or anything in the Merger Agreement to the contrary, in no event will Parent or the Merger Subs be required to (i) pay any fees or original issue discount in excess of those contemplated by the Debt Commitment Letter in effect as of the date of the Merger Agreement or (ii) agree to terms that are less favorable than those contemplated by the Debt Commitment Letter in effect as of the date of the Merger Agreement.
At Parent’s sole cost and expense (other than any cost or expense related to preparation of the Company’s ordinary course financials), the Company will, and will cause its subsidiaries to, and will use its commercially reasonable efforts to cause the officers, employees, and advisors, including legal and accounting, of the Company and its subsidiaries to, use their commercially reasonable efforts to provide to Parent all reasonable cooperation reasonably requested by Parent that is customary for financings of the type contemplated by the Debt Commitment Letter (including the Debt Cooperation Matters (as defined below)), in connection with Parent’s arrangement and obtaining the Debt Financing; provided, however, that such cooperation does not:
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require the entry by Company or any of its subsidiaries into any agreement or commitment that would be effective prior to the Effective Time and that is not contingent on the occurrence of the Effective Time (other than as explicitly contemplated within the Debt Cooperation Matters);

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unreasonably and materially interfere with the normal operations of the Company and its subsidiaries;

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include any actions that the Company reasonably believes would (A) result in a violation of any material contract, including the Existing Credit Agreement, or confidentiality agreement or any law, or the loss of any applicable legal privilege, (B) conflict with or violate the Company’s organizational documents as in effect on the date of the Merger Agreement or (C) cause any representation, warranty, covenant or other obligation in the Merger Agreement to be breached or any condition set forth in the Merger Agreement to fail to be satisfied (unless such breach is waived by Parent);

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except as set forth in the Merger Agreement, involve approaching any third parties prior to Closing to discuss agreements limiting the rights of such third parties;

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involve consenting to the pre-filing of UCC-1s or any other grant of liens or other encumbrances that would be effective prior to the Closing;

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require the giving of representations or warranties to any third parties or the indemnification thereof, unless such representations, warranties or indemnification would not be effective until (and are subject to the occurrence of) the Closing;

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require the waiver or amendment of any terms of the Merger Agreement or the payment of any fees or reimbursement of any expenses prior to the Closing for which the Company would not be reimbursed or which would not otherwise be indemnified by Parent;

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cause any director, officer or employee of the Company or any of its subsidiaries to incur any personal liability (including that none of the board of directors of the Company or any of its subsidiaries will be required to enter into any resolutions or take any similar action approving the Financing that would be effective prior to the Closing);

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require the delivery of any projections, pro forma financial information or any other forward-looking information; or

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require the delivery of any financial statements in a form or subject to a standard different than those provided to Parent on or prior to the date of the Merger Agreement.

Parent will, promptly upon request of the Company, reimburse the Company for all reasonable and documented out-of-pocket costs incurred by the Company or any of its subsidiaries in connection with such cooperation requested by Parent, including all the reasonable and documented out-of-pocket fees and expenses of legal counsel and other advisors (to the extent reasonably necessary to comply with a request of Parent), in each case, except (i) any costs and expenses that would otherwise have been incurred by the Company in the ordinary course or (ii) to the extent such cost or expense, liability, loss, damage, claim, interest, award, judgment or penalty results from the willful breach of the Company, any of its subsidiaries or any of their respective representatives.
Debt Cooperation
Without limiting the above, prior to the Closing, the Company will, and will cause its subsidiaries to, use their respective good faith efforts to reasonably cooperate with Parent and its affiliates (at Parent’s sole cost and expense, other than any cost or expense that would otherwise have been incurred by the Company in the ordinary course) as may be reasonably requested by Parent in connection with the Debt Financing, including:
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upon reasonable advance notice, reasonable participation by members of senior management of the Company in a reasonable number of meetings, conference calls, or presentations in connection with the Debt Financing and facilitation of direct contact between appropriate members of senior management of the Company and the actual and potential Debt Financing Sources or rating agencies;

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cooperating with Parent in Parent’s review, execution and delivery of the Definitive Financing Agreements, including the preparation of schedules to the Definitive Financing Agreements, assistance with any applicable flood zone determinations and other customary matters related to the Definitive Financing Agreements;

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assist with the preparation of customary materials for bank information memoranda and similar marketing documents (including customary authorization letters to the Debt Financing Sources authorizing the distribution of information to prospective lenders or investors and containing a representation to the Debt Financing Sources that the public side versions of such documents, if any, do not include material non-public information about the Company or its securities for the purposes of United States federal securities laws) reasonably necessary in connection with the Debt Financing to the extent reasonable and customary; in each case in this bullet: (A) subject to the confidentiality agreements and customary confidentiality provisions and disclaimers and (B) limited to information to be contained therein with respect to the Company and its subsidiaries;

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provide reasonable assistance in the preparation and, subject to the limitations set forth herein, execution of the Definitive Financing Agreements, including executing and delivering by officers of the Company or its subsidiaries, as applicable, that are remaining in such position following the Closing, effective only on or after the Closing, of any credit agreements, guarantees, pledge and security documents, other definitive financing documents or other certificates or documents contemplated by the Debt Financing or to evidence by delivery of customary payoff letter(s), loan party release(s) or lien release documentation, as applicable, the payment or discharge, as applicable, of prior financings, hedging agreements reasonably requested by Parent and otherwise facilitating the pledging of, and creation and perfection of the security interests in the collateral (including taking actions reasonably necessary to permit the Debt Financing Sources to evaluate the Company or its subsidiaries’ current assets for the purpose of establishing collateral arrangements required to be established as of the Closing under the Debt Commitment Letter) contemplated by the Debt Financing;

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obtain, execute and deliver customary evidence of authority, customary officer’s certificates, customary solvency certificates, customary insurance certificates, in each case, as reasonably requested by Parent and the Debt Financing Sources to be effective only as of the Closing or thereafter (provided, however, that no officer who is not remaining in such position following the Closing will be obligated to execute any certificate or other document contemplated by this bullet in connection with the Debt Financing);

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assisting in the taking of all corporate and other organizational actions, subject to the occurrence of, and effective only after, the Closing, as are reasonably necessary to authorize the entry by the applicable subsidiaries of the Company into the Debt Financing after the Closing on the Closing Date (including using reasonable best efforts to cause directors and officers who will continue to hold such offices and positions from and after the Closing to execute resolutions or consents authorizing such applicable Subsidiaries of the Company to enter into the Definitive Financing Agreements); it being understood that no such corporate or other organizational action will take effect prior to the Closing;
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provide to Parent promptly, and in any event at least four (4) Business Days prior to the Closing Date, all documentation and other information with respect to the Company and its subsidiaries reasonably requested by (or on behalf of) the Debt Financing Sources and required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, in connection with the Debt Financing, that has in each case been requested by Parent in writing at least nine (9) Business Days prior to the Closing Date; and

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to the extent reasonably requested by Parent in connection with the Debt Financing, request and reasonably pursue obtaining estoppel certificates from non-residential tenants, ground lessors, ground lessees, counterparties to PILOT agreements, reciprocal easement agreements, declarations, and/or parking agreements, and boards or other applicable governing bodies of condominium associations and/or property owner associations, in each case, in form and substance reasonably satisfactory to any Debt Financing Source.

provided that, in each case of the preceding bullets (collectively, the “Debt Cooperation Matters”) any material breach of the above by the Company will not be deemed to be a failure to satisfy the closing conditions set forth in the Merger Agreement, except to the extent of any breach by the Company or its subsidiary is the proximate cause of the failure of the Debt Financing to be consummated at or prior to the Closing.
Parent will not release or consent to the termination of any Debt Commitment Letter in accordance with the terms of any Debt Commitment Letter prior to the first to occur of Closing and the expiration of such Debt Commitment Letter in accordance with its terms with the Company’s prior written consent; provided, such prior written consent will not be required in connection with an Alternative Financing or an amendment, restatement or other modification pursuant to the Merger Agreement.
Parent will take all actions and do all things necessary, proper or advisable to obtain the Equity Financing, including by (i) maintaining in effect the Equity Commitment Letters, (ii) using reasonable best efforts to ensure the accuracy of all representations and warranties of Parent, if any, set forth in the Equity Commitment Letters, (iii) complying with its obligations under the Equity Commitment Letters, (iv) satisfying on a timely basis all conditions applicable to Parent in the Equity Commitment Letters that are within its control, (v) enforcing its rights under the Equity Commitment Letters and (vi) consummating the Equity Financing at or prior to the Closing, including by causing the Sponsor to fund the Equity Financing at the Closing.
Parent will indemnify and hold harmless each of the Company and its subsidiaries and their respective officers, directors, employees, agents, affiliates, and representatives (collectively, the “Financing Indemnitees”) from and against any liability or obligation to the lenders or other Debt Financing Sources in connection with the arrangement of the Debt Financing (other than with respect to any information provided by the Company and its affiliates or to the extent any such liability or obligation results from the willful breach of the Company or any of its subsidiaries or any of their respective Representatives). The above provisions will survive the termination of the Merger Agreement for twelve (12) months, and is intended to benefit, and may be enforced by, the Financing Indemnitees and their respective affiliates.
Other Covenants and Agreements
The Company and Parent have made certain other covenants to and agreements with each other regarding various other matters including:
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public statements and disclosure concerning the Merger Agreement and the Transactions;

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anti-takeover or other similar laws;

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control of their respective operations prior to the Effective Time;

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Company stockholder litigation relating to the Merger Agreement or the Transactions;

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pay-off of the Company’s obligations under its Existing Credit Agreement;

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the Company’s ability to take all actions reasonably necessary or advisable to cause any dispositions (or deemed dispositions) of equity securities of the Company (including derivative securities) in connection with the Transactions by each individual who is a director or executive officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act; and

•
the Company’s ability to use reasonable best efforts to delist the Shares from NYSE and deregister such Shares under the Exchange Act as promptly as practicable after the Effective Time.

Conditions to the Mergers
Conditions to Each Party’s Obligations (“Mutual Closing Conditions”)
The respective obligations of the parties to the Merger Agreement to effect the Mergers are subject to the satisfaction, or, to the extent permitted by law, waiver by a party thereto with respect to itself, at or prior to the Effective Time of each of the following conditions:
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approval of the Mergers and the other Transactions by the Company’s stockholders; and

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no governmental entity of competent jurisdiction in the United States having enacted, issued, promulgated, enforced or entered any law or order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Mergers (the “No Order Condition”).

Conditions to Parent’s and Merger Subs’ Obligations (“Parent’s and Merger Subs’ Closing Conditions”)
The obligations of Parent and the Merger Subs to effect the Mergers are also subject to the satisfaction or, to the extent permitted by law, waiver by Parent at or prior to the Effective Time of the following additional conditions:
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the Company’s representations and warranties contained in the Merger Agreement related to the Company’s capital structure must be true and correct in all respects, subject only to de minimis inaccuracies, as of the date of the Merger Agreement and as of the Closing (in each case except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty must be true and correct in all respects as of such particular date);

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the Company’s representation and warranty contained in the Merger Agreement related to the absence of certain changes must be true and correct in all respects as of the date of the Merger Agreement and as of the Closing;

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certain of the Company’s representations and warranties contained in the Merger Agreement related to the Company’s organization, good standing and qualification to do business, subsidiaries, corporate authority, takeover statutes, broker’s and finder’s fees and opinions of financial advisors that are (i) not qualified by any materiality or “Company Material Adverse Effect” qualifications must be true and correct in all material respects as of the date of the Merger Agreement and at and as of the Closing (in each case, except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty must be true and correct as of such particular date) and (ii) qualified by any materiality or “Company Material Adverse Effect” qualifications must be true and correct (without disregarding such materiality or Company Material Adverse Effect qualifications therein) in all respects, in each case, as of the date of the Merger Agreement and as of the Closing (in each case, except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty must be true and correct (without disregarding such materiality or Company Material Adverse Effect qualifications therein) as of such particular date);

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each of the Company’s other representations and warranties contained in the Merger Agreement must be true and correct as of the date of the Merger Agreement and at and as of the Closing (in each case, except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty must be true and correct as of such particular date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any “materiality,” “Company Material Adverse Effect” or similar qualifications contained within such representations and warranties), individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect;
•
the Company Parties must have performed and complied with, in all material respects, each of its obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Closing;

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since the date of the Merger Agreement, there must not have occurred a Company Material Adverse Effect;

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Parent must have received at the Closing a certificate signed on behalf of the Company by a duly authorized senior executive officer of the Company, dated as of the Closing Date, certifying that the conditions set forth in the six bullets immediately above have been satisfied; and

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Parent will have received a tax opinion of Seyfarth Shaw LLP (or such other nationally recognized REIT counsel as may be reasonably acceptable to Parent and the Company), dated as of the Closing Date (which such opinion will be subject to customary assumptions, qualifications and representations) to the effect that beginning with its initial taxable year ended December 31, 1994 and through and including its short taxable year that ends on the Closing Date (taking into account the effects of the Mergers), the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s current and proposed method of operation through the Effective Time will enable it to qualify for taxation as a REIT under the Code for such years.

Conditions to the Company Parties’ Obligations (“Company’s Closing Conditions”)
The Company Parties’ obligations to effect the Mergers are also subject to the satisfaction or, to the extent permitted by law, waiver by the Company Parties at or prior to the Effective Time of the following additional conditions:
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each of the representations and warranties of Parent and Merger Subs contained in the Merger Agreement related to organization, good standing and qualification to do business and corporate authority and approval, that are (i) not qualified by any materiality or “Parent Material Adverse Effect” qualifications must be true and correct in all material respects as of the date of the Merger Agreement and at and as of the Closing (in each case, except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty must be true and correct as of such particular date) and (ii) qualified by any materiality or “Parent Material Adverse Effect” qualifications must be true and correct (without disregarding such materiality or Parent Material Adverse Effect qualifications therein) in all respects as of the date of the Merger Agreement and at and as of the Closing (in each case, except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty must be true and correct (without disregarding such materiality or Parent Material Adverse Effect qualifications therein) as of such particular date);

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each of Parent’s and Merger Subs’ other representations and warranties contained in the Merger Agreement must be true and correct as of the date of the Merger Agreement and at and as of the Closing (in each case, except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty will be true and correct as of such particular date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any materiality, “Parent Material Adverse Effect” or similar qualifications contained within such representations and warranties), individually or in the aggregate, has not had and would not reasonably be expected to have, a Parent Material Adverse Effect;

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each of Parent and the Merger Subs must have performed and complied with, in all material respects, each of its obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Closing; and

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the Company must have received at the Closing a certificate signed on behalf of Parent by a duly authorized officer of Parent, dated as of the Closing Date, certifying that the conditions set forth in the three bullets immediately above have been satisfied.

To the extent permitted by applicable law, each of Parent and the Merger Subs, on the one hand, and the Company, on the other hand, may waive the conditions to the performance of its respective obligations under the Merger Agreement and effect the Mergers even though one or more of these conditions has not been met. The Company cannot give any assurance that all of the conditions of the Mergers will be either satisfied or waived or that the Mergers will occur.
Termination of the Merger Agreement
Termination Rights Exercisable by Either Party
The Merger Agreement may be terminated, and the Mergers may be abandoned, at any time prior to the Effective Time, whether before, on or after the approval of the Mergers and the other Transactions by the Company’s stockholders, by the mutual written consent of Parent and the Company.
In addition, the Merger Agreement may be terminated, and the Mergers may be abandoned, at any time prior to the Effective Time by either Parent or the Company by written notice to the other party if:
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the Mergers have not been consummated on or prior to the Termination Date, whether such date is before, on or after the date the Company’s stockholders approve the Mergers and the other Transactions; provided that this right to terminate the Merger Agreement will not be available to any party if such party’s breach of, or failure to perform in all material respects, its obligations under the Merger Agreement materially contributed to, or resulted in, the failure of the Closing to have occurred on or prior to the Termination Date (the termination right described in this bullet, the “Termination Date Termination Right”);

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the Company stockholders’ approval of the Mergers and the other Transactions has not been obtained at a duly held Company Stockholders Meeting, or at any postponement or adjournment thereof; provided that this right to terminate the Merger Agreement will not be available to any party if such party’s breach of, or failure to perform in all material respects, its obligations under the Merger Agreement materially contributed to, or resulted in, the failure to obtain the Company stockholders’ approval of the Mergers and the other Transactions (the “Stockholder No Vote Termination Right”); or

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a governmental entity in the United States has enacted, issued, promulgated, enforced or entered any law or order permanently restraining, enjoining or otherwise prohibiting the consummation of the Mergers, and such law or order will have become final and non-appealable, whether before, on or after the date the Company’s stockholders approved the Mergers and the other Transactions; provided that this right to terminate the Merger Agreement will not be available to any party if such party’s breach of, or failure to perform in all material respects, its obligations under the Merger Agreement materially contributed to, or resulted in, the issuance or enactment of such law or order.

The right to terminate the Merger Agreement pursuant to the above circumstances will not be available to any party that has breached in any material respect any of its respective obligations under the Merger Agreement in any manner that has materially contributed to, or resulted in, the issuance of such law or order.
Company Termination Rights
The Merger Agreement may be terminated, and the Mergers may be abandoned, at any time prior to the Effective Time by the Company by written notice to Parent if:
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whether or not the Company’s stockholders have approved the Mergers and the other Transactions, there has been a breach of any representation, warranty, covenant or agreement made by Parent or the Merger Subs in the Merger Agreement, or any such representation and warranty will have become untrue after the date of the Merger Agreement which breach or failure to be true would result in the failure to satisfy the conditions set forth in the first three bullets of the Company’s Closing Conditions and such breach or failure to be true is not curable or, if curable, is not cured prior to the earlier of (i) thirty (30) days following written notice to Parent from the Company of such breach or failure and (ii) two (2) Business Days prior to the Termination Date; provided that the Company will not have this right to terminate the Merger Agreement if the Company or the Company Partnership is then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement so as to cause any of the conditions set forth in the first five bullets of Parent’s and the Merger Subs’ Closing Conditions not to be satisfied or capable of being satisfied (the termination right described in this bullet, the “Breach Company Termination Right”);
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at any time prior to the Company’s stockholders approving the Mergers and the other Transactions, if the Board has determined to terminate the Merger Agreement in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal and the Company has complied in all respects with the non-solicitation provisions of the Merger Agreement (other than any non-compliance that was immaterial and unintentional); provided that prior to or concurrently with such termination (and as a condition to such termination being effective), the Company pays to Parent the Company Termination Fee, and substantially concurrently with, or immediately following, such termination, the Company enters into the Alternative Acquisition Agreement with respect to such Superior Proposal (the termination right described in this bullet, the “Superior Proposal Termination Right”); or

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(i) all of the Mutual Closing Conditions and Parent’s and Merger Subs’ Closing Conditions have been satisfied or waived by Parent (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, so long as such conditions are at the time of delivery of the notice referred to in clause (ii) capable of being satisfied as if such time were the Closing), (ii) on or after the date the Closing should have occurred, the Company has irrevocably confirmed to Parent in writing that (A) all of the conditions Mutual Closing Conditions and the Company’s Closing Conditions have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, so long as such conditions would be satisfied as of the date of such notice if the Closing were to occur on the date of such notice) or, with respect to the Company’s conditions, will be waived by the Company and (B) the Company and the Company Partnership are ready, willing and able to consummate the Closing and (iii) Parent fails to consummate the Mergers within three (3) Business Days after the delivery of the notice described in the immediately preceding clause (ii) and the Company and the Company Partnership were ready, willing and able to consummate the Closing through the end of such three (3) Business Day period (the termination right described in this bullet, the “Failure to Close Company Termination Right”).

Parent Termination Rights
The Merger Agreement may be terminated, and the Mergers may be abandoned, at any time prior to the Effective Time by Parent by written notice to the Company if:
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whether or not the Company’s stockholders have approved the Mergers and the other Transactions, there has been a breach of any representation, warranty, covenant or agreement made by the Company Parties in the Merger Agreement, or any such representation and warranty will have become untrue after the date of the Merger Agreement which breach or failure to be true would result in the failure to satisfy a condition set forth in the first five bullets of Parent’s and Merger Sub’s Closing Conditions and such breach or failure to be true is not curable or, if curable, is not cured prior to the earlier of (i) thirty (30) days following written notice to the Company from Parent of such breach or failure and (ii) two (2) Business Days prior to the Termination Date; provided that Parent will not have this right to terminate the Merger Agreement if Parent or the Merger Subs are then in material breach of any of its representations, warranties, covenants or agreements under the Merger Agreement so as to cause any of the conditions set forth in the first three bullets of the Company’s Closing Conditions not to be satisfied or capable of being satisfied (the termination right described in this bullet, the “Breach Parent Termination Right”); or

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(i) at any time prior to the Company’s stockholders approving the Mergers and the other Transactions, there has been a Change in Recommendation or (ii) the Company or any of its subsidiaries enters into an Alternative Acquisition Agreement (the termination right described in this bullet, the “Change in Recommendation Termination Right”).

Effect of Termination
If the Merger Agreement is terminated and the Mergers are abandoned pursuant to the terms of the Merger Agreement, the Merger Agreement, (other than as set forth below) will become void and of no further force or effect with no liability on the part of any party to the Merger Agreement (or of any of its respective affiliates or representatives) relating to, based on or arising under or out of the Merger Agreement and the Transactions, including the Mergers; provided, however, that no such termination will relieve any party to the Merger Agreement from any liability:
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for damages resulting from the willful breach of the Merger Agreement prior to such termination by any party to the Merger Agreement or from actual fraud by any party to the Merger Agreement, subject to the limitations of the Parent Liability Cap (as defined below), which are described more fully in “Miscellaneous — Parent Liability Cap,” beginning on page 99; or

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any party to the Merger Agreement from any liability with respect to the Company Termination Fee and Parent Termination Fee.

Termination Fees
The Company has agreed to pay Parent the Company Termination Fee if:
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Parent terminates the Merger Agreement pursuant to the Change in Recommendation Termination Right or the Superior Proposal Termination Right; or

•
(i) the Merger Agreement is terminated (a) by Parent or the Company pursuant to the Termination Date Termination Right or the Stockholder No Vote Termination Right or (b) by Parent pursuant to the Breach Parent Termination Right, (ii) prior to any such valid termination referred to in clause (i) of this sentence, but after the date of the Merger Agreement, an Acquisition Proposal will have been publicly made to the Company, the Company Partnership or their representatives or any person will have publicly proposed or made (or publicly announced an intention, whether or not conditional to make) an Acquisition Proposal, including directly to the Company’s stockholders generally (and, in the case of the Stockholder No Vote Termination Right, such Acquisition Proposal, or publicly proposed or announced intention will have been made prior to the Company’s special meeting), and (iii) within twelve (12) months after the date of termination in either of the cases referred to in clauses (i)(a) and (i)(b) above, the Company enters into a definitive agreement providing for the implementation of any Acquisition Proposal or any Acquisition Proposal is consummated (in each case, whether or not such Acquisition Proposal is the same Acquisition Proposal as the one referenced in clause (ii) above), then the Company will be obligated to pay the Company Termination Fee to Parent concurrently by wire transfer of immediately available funds to an account designated by Parent upon the earlier of (x) the consummation of such Acquisition Proposal or (y) the entry into a definitive agreement in respect of such Acquisition Proposal; provided that solely for purposes of this bullet, the term “Acquisition Proposal” will have the meaning assigned to such term in the Merger Agreement, except that the references to “twenty-five percent (25%) or more” will be deemed to be references to “fifty percent (50%) or more.”

Parent has agreed to pay the Company the Parent Termination Fee if the Merger Agreement is terminated:
•
by the Company pursuant to the Breach Company Termination Right or the Failure to Close Company Termination Right; or

•
by Parent pursuant to the Termination Date Termination Right at a time when the Company could have terminated the Merger Agreement pursuant to the Breach Company Termination Right or the Failure to Close Company Termination Right.

Miscellaneous
Parent Liability Cap
Notwithstanding anything to the contrary in the Merger Agreement, the maximum aggregate liability of Parent and the Merger Subs for monetary losses, damages, costs or expenses in connection with the Merger Agreement, the Equity Commitment Letters and the Transactions will be limited to an amount equal to the Parent Termination Fee, plus (i) amounts payable by Parent pursuant to certain indemnification obligations in connection with Financing, and (ii) out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred in connection with any proceeding commenced for purposes of obtaining payment of the Company Termination Fee or Parent Termination Fee, together with interest on the amount of such payment, or any portion thereof not yet paid, at the prime rate published in the Wall Street Journal, Eastern Edition, in effect on the date such payment was required to be paid from such date through the date of full payment thereof (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding) (the “Recovery Costs,” and collectively, the “Parent Liability Cap”); provided, however, that the Parent Liability Cap shall not apply to, and shall not limit, any monetary losses, damages, costs or expenses recoverable by the Company, the Company Partnership or any of their respective affiliates to the extent arising out of or resulting from actual fraud by Parent or any Merger Sub. The Company, the Company Partnership or any of their respective Affiliates will not be permitted to seek any monetary damages of any kind, including consequential, indirect, or punitive damages, from any officer, director, agent or employee of Parent or the Merger Subs, any direct or indirect holder of any equity interests or securities of Parent or the Merger Subs or any direct or indirect director, officer, employee, partner, affiliate, member, controlling person or representative of any of the foregoing, in connection with the Merger Agreement or the Transactions; other than, in each case, (x) as expressly provided by and subject to the terms of the Equity Commitment Letters or (y) claims for actual fraud committed by Parent or any Merger Sub.
Specific Performance
The parties to the Merger Agreement acknowledged and agreed that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the obligations, undertakings, covenants or agreements of the parties to the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It was accordingly agreed that the Company Parties, on the one hand, and Parent and the Merger Subs, on the other hand, will be entitled to an injunction or injunctions to prevent breaches or threatened breaches of the Merger Agreement by the other parties thereto, and to enforce specifically the terms and provisions of the Merger Agreement by a decree of specific performance, in accordance with the terms of the Merger Agreement, without the necessity of proving actual harm or damages or posting a bond or other security therefor, this being in addition to any other remedy to which such party is entitled at law or in equity, and each party to the Merger Agreement agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at law; provided that solely with respect to the equitable remedy to specifically enforce Parent’s and the Merger Subs’ obligations to effect the Closing, Parent and the Merger Subs may oppose the granting of specific performance on the basis that one of the Specific Performance Conditions (as defined below) has not been satisfied. Without limitation of the foregoing, the parties to the Merger Agreement further acknowledge and agree that prior to the Closing, the Company Parties will be entitled to specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of the covenants required to be performed by Parent and the Merger Subs under the Merger Agreement in addition to any other remedy to which the Company Parties are entitled at law or in equity, including the Company Parties’ right to terminate the Merger Agreement pursuant to its terms and seek money damages. Each party to the Merger Agreement further agrees that it will not take any position in any proceeding concerning the Merger Agreement that is contrary to its terms. Parent will cause the Merger Subs and each of their respective affiliates to perform their respective obligations under the Merger Agreement. If, before the Termination Date, any party to the Merger Agreement brings any Proceeding to enforce specifically the performance of the terms and provisions to the Merger Agreement or any of the Commitment Letters by the other parties, then the Termination Date will automatically be extended (i) for the period during which such proceeding is pending and until such action has been finally resolved by a non-appealable ruling by a court of competent jurisdiction in accordance with the terms of the Merger Agreement, plus ten (10) Business Days, or (ii) by such greater time period established by the court presiding over such proceeding, as the case may be.
Notwithstanding the specific performance provisions described in the paragraph immediately above, it is explicitly agreed that, unless the Merger Agreement is terminated in accordance with its terms, the Company Parties will be entitled to specific performance of Parent’s obligation to cause the Equity Financing to be funded in accordance with the terms of the Equity Commitment Letters to fund the transactions contemplated by the Merger Agreement and consummate the Closing only in the event that (i) all conditions described in the first two bullets of the Mutual Closing Conditions have been satisfied or waived (other than those conditions that by their terms are to be satisfied by actions taken at the Closing; provided that each such condition is then capable of being satisfied at the Closing), (ii) the Debt Financing is available to be funded at the Closing and has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing, in each case in accordance with the terms of the Debt Commitment Letter, (iii) Parent has failed to consummate the Mergers on the date the Closing should have occurred and (iv) the Company Parties have irrevocably confirmed in writing to Parent if specific performance were granted and the Debt Financing and the Equity Financing were funded, then the Closing would occur (such clauses (i)-(iv), the “Specific Performance Conditions”).
For the avoidance of doubt, in no event will the exercise of (i) the Company’s or the Company Partnership’s right to seek specific performance reduce, restrict or otherwise limit the Company’s right to terminate the Merger Agreement pursuant to its terms or pursue all applicable remedies at law, including seeking payment of the Parent Termination Fee in accordance with the terms of the Merger Agreement or (ii) Parent’s or the Merger Subs’ right to seek specific performance reduce, restrict or otherwise limit Parent’s right to terminate the Merger Agreement pursuant to its terms or pursue all applicable remedies at law, including seeking payment of the Company Termination Fee in accordance with the terms of the Merger Agreement. Notwithstanding the foregoing, in no event will (i) the Company or any of its affiliates be entitled to the Parent Termination Fee if the Closing actually occurs or (ii) Parent or any of its affiliates be entitled to the Company Termination Fee if the Closing actually occurs.
Modification or Amendment of the Merger Agreement
Subject to the provisions of applicable law, at any time prior to the Effective Time, the Merger Agreement (including any Schedule thereto) may be amended, supplemented or modified if, and only if, such amendment or modification is in writing and signed on behalf of each of the parties to the Merger Agreement; provided, however, that after the Company’s stockholders approve the Mergers and the other Transactions, no amendment may be made that, pursuant to applicable law, requires further approval or adoption by the stockholders of the Company, without such further approval or adoption. Notwithstanding the foregoing, no amendments or modifications to the provisions which the Debt Financing Sources or the Sponsors are expressly made third party beneficiaries will be permitted in a manner adverse to any Debt Financing Source or Sponsor without the prior written consent of such Debt Financing Source or such Sponsor.
Waiver
Subject to applicable law, any provision of the Merger Agreement may be waived prior to the Effective Time if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective; provided, however, that after the Company’s stockholders have approved the Mergers and the other Transactions, no waiver may be made that, pursuant to applicable law, requires further approval by the stockholders of the Company, without such further approval.
Governing Law; Submission to Jurisdiction; No Jury Trial
The Merger Agreement is governed by Maryland law (other than with respect to issues related to the Merger or Partnership Merger that are required to be governed by the DLLCA or the DRULPA), without giving effect to principles of conflicts of law thereof. Each of the parties to the Merger Agreement has (i) consented to submit itself to the personal jurisdiction of the Circuit Court for Baltimore City, Maryland (or, if the Circuit Court for Baltimore City, Maryland declines to accept jurisdiction over any dispute arising out of or related to the Merger Agreement or the Transactions, any state court within the State of Maryland or the U.S. District Court for the State of Maryland, Northern Division) and any appellate court therefrom, in the event any dispute arises out of or is related to the Merger Agreement or any of the Transactions, (ii) agreed that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agreed that it will not bring any proceeding by or before any governmental entity relating to the Merger Agreement or any of the Transactions in any court other than the Circuit Court for Baltimore City, Maryland (or, if such court lacks subject matter jurisdiction, any state court located in the State of Maryland or the U.S. District Court for the State of Maryland, Northern Division) and any appellate court therefrom, (iv) waived any objection that it may now or hereafter have to the venue of any such proceeding in the Circuit Court for Baltimore City, Maryland (or, if such court lacks subject matter jurisdiction, any state court located in the State of Maryland or the U.S. District Court for the State of

Maryland, Northern Division) and any appellate court therefrom or that such proceeding was brought in an inconvenient court and agrees not to plead or claim the same, (v) agreed, with respect to any proceeding filed in the Circuit Court for Baltimore City, Maryland, to jointly request an assignment to the Maryland Business and Technology Case Management Program and (vi) consents to service being made through the notice procedures set forth in the Merger Agreement. Each of the parties to the Merger Agreement agreed that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in the Merger Agreement will be effective service of process for any proceeding in connection with the Merger Agreement or the Transactions.
Each party to the Merger Agreement waived any right such party may have to a trial by jury in respect of any proceeding directly or indirectly arising out of or relating to the Merger Agreement or any of the agreements delivered in connection therewith. Notwithstanding anything to the contrary contained in the Merger Agreement, the Company (on behalf of itself and its subsidiaries), and each of the other parties to the Merger Agreement waived any right to trial by jury with respect to any action related to any debt financing obtained by Parent or any of its subsidiaries in connection with the Mergers or the performance thereof or the Transactions.
Expenses
Except as otherwise expressly set forth in the Merger Agreement, whether or not the Mergers are consummated, all costs and expenses incurred in connection with the Merger Agreement and the Transactions will be paid by the party incurring such expense, except that Parent will be responsible for, and pay, one hundred percent (100%) of the fees, costs and expenses incurred in connection with the filings with governmental entities required in the Merger Agreement.
All transfer, documentary, sales, use, stamp, registration and other similar taxes and fees (including penalties and interest) incurred in connection with the Mergers will be paid by or on behalf of Parent when due and payable.
The Support Agreement
This section describes the material terms of the Support Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Support Agreement, a copy of which is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. This summary does not purport to be complete and may not contain all of the information about the Support Agreement. You are encouraged to read the Support Agreement carefully and in its entirety.
Concurrently with the execution of the Merger Agreement on February 23, 2026, Parent entered into the Support Agreement with the Supporting Stockholder with respect to the Subject Shares. As of the date of the execution of the Support Agreement, the Supporting Stockholder owned 5,195,930 Shares, which constituted approximately 5.6% of the issued and outstanding Shares as of February 23, 2026.
Pursuant to the Support Agreement, the Supporting Stockholder agreed to vote or cause to be voted any Shares owned by them in favor of (“for”) (i) the Mergers and the other Transactions and (ii) any proposal to postpone or adjourn such meeting to a later date. Pursuant to the Support Agreement, the Supporting Stockholder agreed to vote or cause to be voted any Shares owned by them against (i) any Acquisition Proposal if any, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or inconsistent with the Mergers or the other Transactions, (ii) any action or agreement that would reasonably be expected to result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement, or of the Supporting Stockholder in the Support Agreement, and (iii) any other action, agreement, transaction or proposal involving the Company or any of its subsidiaries that would reasonably be expected to prevent, interfere with, delay, discourage, adversely affect or impair the timely consummation of the Mergers or the fulfillment of any of the conditions to Closing under the Merger Agreement or the performance by the Supporting Stockholder of its obligations under the Support Agreement.
In addition, the Supporting Stockholder has agreed not to take certain actions, including (i) tendering, agreeing to tender or permitting to be tendered any of the Subject Securities (as defined in the Support

Agreement) in response to or otherwise in connection with any tender or exchange offer, (ii) transferring (or causing or permitting the transfer of) any Subject Securities (subject to certain exceptions), or (iii) depositing the Subject Shares in a voting trust or enter into any tender, voting or other similar agreement, or granting a proxy or power of attorney, with respect to Subject Shares, or (iv) taking any other action with respect to any of such Supporting Stockholder’s Subject Securities that would in any way prevent, interfere with or impair the performance of the Supporting Stockholder’s obligations under the Support Agreement.
The Support Agreement will terminate upon the earliest to occur of (a) the valid termination of the Merger Agreement in accordance with its terms; (b) the Effective Time; (c) with respect to the Supporting Stockholder, the election of the Supporting Stockholder in its sole discretion to terminate the Support Agreement (x) following a Change in Recommendation prior to the time the Company’s stockholders approve the Mergers and the other Transactions or (y) in the event that the Merger Agreement is amended, modified or supplemented in a manner that (i) decreases the Merger Consideration payable to the Supporting Stockholder (other than any such decrease in accordance with the Merger Agreement) or (ii) changes the form of the Merger Consideration payable to the Supporting Stockholder; and (d) with respect to the Supporting Stockholder, the termination of the Support Agreement by written agreement of each of Parent and the Supporting Stockholder.
The Rollover Agreement
This section describes the material terms of the Rollover Agreement. This summary does not purport to be complete and may not contain all of the information about the Rollover Agreement. You are encouraged to read the Rollover Agreement carefully and in its entirety.
Concurrently with the execution of the Merger Agreement on February 23, 2026, Parent entered into a Rollover Agreement with the Rollover Holders, the Company Partnership, Merger Sub I and Merger Sub II with respect to the Common Units held by the Rollover Holders in the Company Partnership. Following the execution of the Merger Agreement, certain additional holders of Common Units executed joinders to the Rollover Agreement and became bound by the terms of the Rollover Agreement.
Immediately prior to the Closing, the Rollover Holders will contribute, assign, transfer, convey and deliver their Rollover Units to Merger Sub II, free and clear of all liens, and, in exchange therefor, Merger Sub II will issue to the Rollover Holders, equity interests in Merger Sub II. The Rollover Holders will not receive any cash payment for their re-invested equity interests in connection with the consummation of the Mergers.
In addition, the Rollover Holders have agreed not to take certain actions, including (i) directly or indirectly selling, pledging, hypothecating, granting an option with respect to, transferring or disposing of their Rollover Units (or any interest therein) to any Person other than Merger Sub II, subject to certain exceptions, (ii) depositing the Rollover Units in a voting trust or enter into any tender, voting or other similar agreement, or granting a proxy or power of attorney, with respect to the Rollover Units, or (iii) taking any other action with respect to any of the Rollover Units that would reasonably be expected to, in any way prevent, materially interfere with or materially impair the performance of each Rollover Holder’s obligations under the Rollover Agreement.

NO DISSENTERS’ RIGHTS OF APPRAISAL
The Company is organized as a corporation under the MGCL. Because our Shares were listed on the NYSE on the record date for determining stockholders entitled to vote at the special meeting, our stockholders holding Shares do not have any appraisal rights, dissenters’ rights or the rights of an objecting stockholder under the MGCL in connection with the Merger.
MARKET PRICE AND DIVIDEND DATA
Company common stock is traded on NYSE under the symbol “VRE.”
As of the close of business on April 9, 2026, the Record Date, there were 93,838,017 Shares outstanding and entitled to vote, held by approximately 169 holders of record of Shares. Because many of the Shares are held by banks, brokers, trusts and other institutions on behalf of Company stockholders, we are unable to estimate the total number of stockholders represented by these record holders.
The closing price of the Shares on February 20, 2026, the last trading day prior to the public announcement of the execution of the Merger Agreement, was $16.77 per Share. On April 9, 2026, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for the Shares on NYSE was $18.91 per Share.
If the Merger is completed, the Shares will be delisted from NYSE, will be deregistered under the Exchange Act, will cease to be publicly traded and the Company will no longer file periodic reports with the SEC.
You are encouraged to obtain current market prices of the Shares in connection with voting your Shares.
The Company has historically paid dividends on its Shares, however under the terms of the Merger Agreement, from and after the date of the Merger Agreement, prior to the Closing (or the earlier termination of the Merger Agreement), the Company is prohibited from declaring or paying any cash dividend or other distribution on the Shares, except for regular quarterly dividends for the fiscal quarter ending March 31, 2026 in an amount not to exceed $0.08 per Share, without Parent’s prior written consent.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
Unless otherwise noted, the following table sets forth information with respect to the beneficial ownership of Shares as of April 9, 2026 by (i) each person or group known by us to beneficially own more than 5% of the outstanding Shares, (ii) each of our directors, (iii) each of our named executive officers and (iv) all of our directors and executive officers as a group.
In accordance with SEC rules, each listed person’s beneficial ownership includes all Shares the person actually owns beneficially or of record, all Shares over which the person has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund), and all Shares the person has the right to acquire within 60 days (such as Shares that may be issued upon conversion of Common Units). Unless otherwise indicated, each person has sole voting and investment power with respect to the securities beneficially owned by that person.
Unless otherwise indicated, each of our directors and named executive officers has (a) the same business address as Veris (Harborside 3, 210 Hudson St. Ste. 400, Jersey City, NJ 07311) and (b) sole investment and voting power over all of the Shares that he or she beneficially owns. All Share numbers have been rounded to the nearest whole number.
Percentage ownership calculations are based on 93,838,017 Shares outstanding as of April 9, 2026.
Name	Number of Shares Beneficially Owned	Percentage of Common Shares
Beneficial Owners of More than 5%
BlackRock, Inc.(1)	14,240,933	15.2%
The Mack Group(2)	7,452,969	7.9%
H/2 Credit Manager LP(3)	5,472,814	5.8%
Bow Street, LLC(4)	5,241,593	5.6%
Madison International Realty Holdings, LLC(5)	5,189,120	5.5%
Prudential Financial, Inc.(6)	4,752,218	5.1%
Directors
Tammy K. Jones	42,863	*
Mahbod Nia(7)	2,785,521	3.0%
Frederic Cumenal	47,132	*
A. Akiva Katz(8)	5,241,593	5.6%
Nori Gerardo Lietz	57,132	*
Christopher Papa	7,942	*
Victor B. MacFarlane	36,977	*
Howard S. Stern	42,863	*
Stephanie L. Williams	24,218	*
Named Executive Officers
Mahbod Nia(7)	2,785,521	3.0%
Amanda Lombard(9)	264,010	*
Anna Malhari(10)	316,016	*
Taryn Fielder(11)	276,458	*
Jeffrey S. Turkanis(12)	295,775	*
All directors and officers (12 persons as a group)(13)	9,438,500	10.1%

*
Beneficial ownership of less than 1% omitted.

(1)
Address: 50 Hudson Yards, New York, NY 10001. Share information is furnished in reliance on the Schedule 13G/A (Amendment No. 4) dated June 30, 2025 of BlackRock, Inc. (“BlackRock”) filed with the SEC on July 18, 2025, which represents holdings as of June 30, 2025. Based upon information included in the Schedule 13G/A and other Forms 13F filed by BlackRock and its affiliates, the Company believes that such shares are held for investment advisory clients of BlackRock. This number represents a total number of Shares beneficially owned equal to 14,240,933, including (i) 13,900,377 Shares beneficially owned by BlackRock for which it has sole voting power and (ii) 14,240,933 Shares for which it has sole dispositive power. BlackRock has disclosed that the interest of iShares Core S&P Small-Cap ETF in the common stock of Veris Residential, Inc. is more than five percent of the total outstanding common stock.
(2)
Address: c/o the Mack Real Estate Group, 60 Columbus Cir., 20th Floor, New York, NY 10023. The Mack Group (which is not a legal entity) is composed of, among others, William L. Mack, the former Chairman of the Board of Directors, David S. Mack, a former director of the Company, Fredric Mack, Earle I. Mack, a former director of the Company, and their immediate family members and related trusts. Share information is furnished in reliance on the Schedule 13G/A dated February 16, 2021 of the Mack Group filed with the SEC, which represents holdings as of December 31, 2020. This number represents 7,452,969 shares for which the Mack Group has shared dispositive and voting power, and includes 7,271,838 common Units, redeemable for shares of Common Stock on a one-for-one basis (each such unit being a “Reported Share”). Furthermore, William L. Mack, a member of The Mack Group, is a trustee of The William and Phyllis Mack Foundation, Inc., a charitable foundation that owns 100,000 Reported Shares. Earle I. Mack, a member of the Mack Group, is a trustee of The Earle I. Mack Foundation, Inc., a charitable foundation that owns 30,000 Reported Shares. Richard Mack, a member of the Mack Group, is a trustee of The Mack 2010 Family Trust II, a trust that owns 330,097 Reported Shares. David S. Mack, a member of the Mack Group, is a trustee of The David and Sondra Mack Foundation, a charitable foundation that owns 225,000 Reported Shares. Stephen Mack, a member of the Mack Group, is a trustee of The Stephen Mack and Kelly Mack Family Foundation, a charitable foundation that owns 5,000 Reported Shares. Each of William L. Mack, Earle I. Mack, Richard Mack, David S. Mack and Stephen Mack, pursuant to Rule 13d-4 under the Exchange Act, has specifically disclaimed beneficial ownership of any Reported Shares owned by such foundations.

(3)
Two Greenwich Plaza, Greenwich, Connecticut 06830. Share information is furnished in reliance on the Schedule 13G/A of H/2 Credit Manager LP (“H/2”) filed with the SEC on February 17, 2026, which represents holdings as of December 31, 2025. Based upon information included in the Schedule 13G/A and other Forms 13F filed by H/2 and its affiliates, the Company believes that such shares are held for investment advisory clients of H/2. This number represents 5,472,814 Shares beneficially owned by H/2.

(4)
Address: 595 Madison Avenue, 29th Floor, New York, NY 10022. Share information is furnished in reliance on the Schedule 13D/A dated February 24, 2026 of Bow Street LLC (“Bow Street”), Howard Shainker and A. Akiva Katz. The Schedule 13D/A was filed pursuant to the Support Agreement, entered into on February 23, 2026 concurrently with the execution of the Merger Agreement. This number includes 5,241,593 shares beneficially owned by each of Bow Street, Mr. Shainker and Mr. Katz for which each of Bow Street, Mr. Shainker and Mr. Katz has shared voting and dispositive power; 5,195,930 Shares beneficially owned by Mr. Shainker and Mr. Katz from which Mr. Shainker and Mr. Katz have shared voting and dispositive power, and 45,663 Shares for which Mr. Katz has sole voting and dispositive power.

(5)
300 Park Avenue, 3rd Floor, New York, NY 10022. Share information is furnished in reliance on the Schedule 13G/A (Amendment No. 2) dated September 22, 2025 of Madison International Realty Holdings, LLC (“MIRH”), Madison International Realty Partners GP, LLC (“Madison GP”), Madison International Realty Partners, LP (“MIRP”) and Ronald M. Dickerman (the “Reporting Persons”) filed with the SEC on September 24, 2025, which represents holdings as of September 22, 2025. The Reporting Persons previously reported their beneficial ownership on Schedule 13D and are now reporting on Schedule 13G pursuant to Rule 13d-1(c) as they no longer hold the securities with the purpose or effect of changing or influencing the control of the Issuer. Based upon information included in the Schedule 13G/A and other Forms 13F filed by MIRH and its affiliates, the Company believes that such shares are held for investment advisory clients of MIRH. This number represents 5,189,120 Shares beneficially owned by each of MIRH, Madison GP, MIRP and Mr. Dickerman, which includes 5,189,120 Shares for which each of MIRH, Madison GP, MIRP and Mr. Dickerman has shared voting and dispositive power.

(6)
Address: 751 Broad Street, Newark, NJ 07102. Share information is furnished in reliance on the Schedule 13G dated February 13, 2025 of Prudential Financial, Inc. (“Prudential”) filed with the SEC, which represents holdings as of December 31, 2024. Based upon information included in the Schedule 13G and other Forms 13F filed by Prudential and its affiliates, the Company believes that such shares are held for investment advisory clients of Prudential. This number represents 4,752,218 Shares beneficially owned by Prudential, which includes (i) 16,852 Shares for which Prudential has voting and sole dispositive power, and (ii) 4,735,366 Shares for which Prudential has voting and shared dispositive power.

(7)
Includes 286,459 unvested Company RSUs, 438,449 unvested Company PRSUs, 429,787 unvested Company OPRSUs, 299,957 vested Shares, and 950,000 vested Company Stock Options. Also includes 380,869 Shares indirectly beneficially owned by a family limited liability company whose beneficiaries are Mr. Nia, his spouse and children and over which Mr. Nia and his spouse share voting and dispositive control.

(8)
5,241,593 Shares may be deemed to be beneficially owned by Mr. Katz by virtue of being a Managing Partner of Bow Street and holding Shares in personal accounts.

(9)
Includes 50,960 unvested Company RSUs, 76,071 unvested Company PRSUs, 74,769 unvested Company OPRSUs and 62,210 vested Shares.

(10)
Includes 62,294 unvested Company RSUs, 90,531 unvested Company PRSUs, 89,245 unvested Company OPRSUs and 73,946 vested Shares.

(11)
Includes 45,574 unvested Company RSUs, 69,752 unvested Company PRSUs 68,376 unvested Company OPRSUs and 92,756 vested Shares.

(12)
Includes 12,328 unvested Company PRSUs, 11,619 Company OPRSUs, 250,000 vested Company Stock Options and 21,828 vested Shares. Jeffrey S. Turkanis ceased to serve as the Company’s Executive Vice President and Chief Investment Officer effective June 27, 2025. Mr. Turkanis is not currently an executive officer or employee of the Company.

(13)
This total does not include Jeffrey S. Turkanis, who ceased to serve as the Company’s Executive Vice President and Chief Investment Officer effective June 27, 2025. Mr. Turkanis is not currently an executive officer or employee of the Company.

FUTURE STOCKHOLDER PROPOSALS
We will not hold an annual meeting of stockholders in 2026 if the Merger is completed because we will no longer be held by public stockholders. However, if the Merger Agreement is terminated for any reason, we expect to hold an annual meeting of stockholders in 2026 and the Company’s stockholders will continue to be entitled to attend and participate in the Company’s stockholder meetings.
If the Company holds a 2026 annual meeting, any proposal or proposals by a Company stockholder intended to be included in the proxy statement and form of proxy relating to the annual meeting of Company stockholders to be held in 2026 must comply with the procedures set forth in Rule 14a-8 of the Exchange Act. To be eligible for inclusion, your proposal(s) must satisfy all applicable requirements of Rule 14a-8 and must have been received by the Corporate Secretary of Veris no later than the close of business on December 30, 2025. If the 2026 annual meeting is held on a date that is more than 30 calendar days before or after the anniversary date of the immediately preceding annual meeting, a stockholder proposal in accordance with Rule 14a-8 must be received by a reasonable time before Veris begins to print and distribute its proxy solicitation for the 2026 annual meeting. Nothing in this paragraph will be deemed to require the Company to include in its proxy statement and proxy relating to the 2026 annual meeting any stockholder proposal that may be omitted from the proxy materials of the Company under applicable regulations of the Exchange Act in effect at the time such proposal is received.
Our bylaws currently provide that for a proposal to be properly brought before an annual meeting by a stockholder, including any proposal for the nomination of individuals for election to the Board of Directors, notice of such proposal must be delivered to the Corporate Secretary of Veris not earlier than 120 days nor later than 90 days prior to the anniversary of the date of the preceding year’s annual meeting; provided, however, that in the event that the annual meeting is called for a date that is not within thirty days before or sixty days after the anniversary date of the immediately preceding annual meeting, notice by the stockholder in order to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of the annual meeting is first made. As a result, notice of any proposal with respect to the 2026 annual meeting of stockholders submitted pursuant to these provisions of our bylaws, and containing the information required by our bylaws, must be delivered to the Corporate Secretary of Veris no earlier than February 11, 2026, and no later than March 13, 2026.
In addition to satisfying the foregoing requirements, to comply with the SEC’s universal proxy rules, Company stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide timely notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
Stockholder proposals and nominations should be sent to:
Corporate Secretary
Taryn Fielder
Veris Residential, Inc.
Harborside 3, 210 Hudson St. Ste. 400
Jersey City, NJ 07311

HOUSEHOLDING OF PROXY MATERIAL
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders who reside at the same address by delivering a single proxy statement, Notice of Availability of Proxy Materials or annual report, as applicable, addressed to those stockholders. A number of brokers with account holders who are stockholders of the Company “household” the Company’s proxy materials in this manner. If you have received notice from your broker it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. As permitted by the Exchange Act, only one copy of this proxy statement is being delivered to stockholders residing at the same address, unless such stockholders have notified Veris of their desire to receive multiple copies of this proxy statement. This process, which is commonly referred to as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of this proxy statement and wish to receive only one, please contact the Company at the telephone number or address below. The Company will promptly deliver, upon oral or written request, a separate copy of this proxy statement to any stockholder residing at an address to which only one copy was mailed. Requests for additional copies should be directed to the Company at (732) 590-1010 or by writing to Taryn Fielder, General Counsel and Corporate Secretary, Veris Residential, Inc., Harborside 3, 210 Hudson Street, Ste. 400, Jersey City, New Jersey 07311. Beneficial stockholders can request information about householding from their banks, brokers or other holders of record.
OTHER MATTERS
Pursuant to the MGCL and our bylaws, only the matters set forth in the notice of special meeting may be brought before the special meeting.
WHERE YOU CAN FIND MORE INFORMATION
Veris files periodic reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC’s website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investors page of our corporate website at www.verisresidential.com. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference.
Statements contained in this proxy statement, or in any document incorporated in this proxy statement by reference, regarding the contents of any contract or other document, are not necessarily complete, and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement. This proxy statement and the information that we later file with the SEC may update and supersede the information incorporated by reference and may update and supersede the information in this proxy statement.
We also incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting (provided that we are not incorporating by reference any information furnished to, but not filed with, the SEC):
•
our Definitive Proxy Statement for the 2025 Annual Meeting of Stockholders, filed with the SEC on April 29, 2025;

•
our Annual Report on Form 10-K for the year ended December 31, 2025 filed on February 23, 2026, as amended by the Annual Report on Form 10-K/A filed with the SEC on March 23, 2026; and

•
our Current Report on Form 8-K filed with the SEC on February 23, 2026 (Two Filings).

We also incorporate by reference into this proxy statement additional documents that the Company may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this proxy statement to the date of the special meeting.

Information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, including related exhibits, is not and will not be incorporated by reference into this proxy statement.
Any statement contained in a document incorporated by reference into this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement or any other subsequently filed document that is incorporated by reference into this proxy statement modifies or supersedes the statement.
Copies of any of the documents we file with the SEC may be obtained free of charge either on our website, by contacting Taryn Fielder, Corporate Secretary at Veris Residential, Inc., Harborside 3, 210 Hudson St. Ste. 400 Jersey City, NJ 07311, or on the Investor Relations page of our corporate website at www.verisresidential.com, or by contacting Innisfree M&A Incorporated, our proxy solicitor, at the contact information listed below or through the SEC website. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents. If you would like to request documents from us, please do so at least five (5) business days before the date of the special meeting in order to receive timely delivery of those documents prior to the special meeting.
Innisfree M&A Incorporated
501 Madison Avenue, 20th floor
New York, New York 10022
Stockholders may call toll free: (866) 239-1760
Banks and Brokers may call collect: (212) 750-5833
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 10, 2026. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A
Execution Version

AGREEMENT AND PLAN OF MERGER
among
VERIS RESIDENTIAL, INC.,
VERIS RESIDENTIAL, L.P.,
AC RESIDENTIAL ACQUISITION LP,
AC RESIDENTIAL REIT LLC
and
AC RESIDENTIAL OP LP
Dated as of February 23, 2026

A-i

A-ii

EXHIBITS
Exhibit A Form of REIT Opinion
Exhibit B Form of REIT Officer’s Certificate

A-iii

INDEX OF DEFINED TERMS
Defined Term	Section
Acceptable Confidentiality Agreement	9.14
Acquisition Proposal	9.14
Affiliate	9.14
Agreement	Preamble
Alternative Acquisition Agreement	6.2(a)(v)
Alternative Financing	6.18(d)
Anti-Corruption Laws	9.14
Antitrust Laws	9.14
Applicable Date	Article IV
Applicable Withholding Agent	3.2(f)
Articles of Merger	1.1(a)
Assumption Documents	6.19
Assumption Expenses	6.19
Balance Sheet Date	4.6
Bankruptcy and Equity Exception	4.3
Business Day	9.14
Capitalization Date	4.2(a)
Certificate of Designation	9.14
Certificate of Limited Partnership	4.1(c)
Certificates	3.1(b)(ii)
Change in Recommendation	6.2(d)
Clearance Date	6.3(a)
Closing	1.2
Closing Date	1.2
Code	9.14
Commercial Space Leases	4.19(e)
Commercial Space Units	4.19(e)
Commitment Letters	5.7(a)(i)
Common Certificate	3.1(a)(i)
Common Unit Certificate	3.1(b)(i)
Common Unit Merger Consideration	3.1(b)(i)
Common Units	Recitals
Company	Preamble
Company Bylaws	4.1(c)
Company Certificate of Merger	1.1(a)
Company Charter	4.1(c)
Company Controlled Person	6.1
Company Disclosure Letter	Article IV
Company DSU	3.5(f)
Company Equity Plans	9.14
Company Ground Lease	4.19(b)

A-iv

Defined Term	Section
Company IT Systems	4.16(d)
Company Leased Real Property	4.19(c)
Company Limited Partnership Agreement	9.14
Company LTIP Units	9.14
Company Material Adverse Effect	9.14
Company OPRSU	3.5(d)
Company Parties	9.14
Company Partnership	Preamble
Company Plan	9.14
Company PRSU	3.5(c)
Company Real Property	4.19(c)
Company Recommendation	4.3
Company Related Parties	8.5(g)
Company Reports	4.5(a)
Company Requisite Vote	4.3
Company RSU	3.5(b)
Company Service Provider	4.10(d)
Company Space Lease	4.19(c)
Company Stock Option	3.5(a)
Company Stockholders Meeting	6.4(a)
Company Termination Fee	8.5(b)
Company Unit Leases	4.19(e)
Company-Owned IP	9.14
Condominium Property	4.19(i)
Confidentiality Agreements	9.7
Consent	4.4(a)
Continuing Employee	6.9(b)
Contract	9.14
Contracting Party	9.13(d)
Converted Common Units	9.14
Current D&O Insurance	6.11(b)
Debt Commitment Letter	5.7(a)(i)
Debt Cooperation Matters	6.18
Debt Financing	5.7(a)(i)
Debt Financing Sources	9.14
Debt Payoff Letter	6.17
Definitive Financing Agreements	6.18(a)(i)
DLLCA	Recitals
DRULPA	9.14
EDGAR	9.14
Effect	9.14
Effective Time	1.3(a)
Effective Times	1.3(b)

A-v

Defined Term	Section
Environmental Law	9.14
Environmental Permit	9.14
Equity Commitment Letters	Recitals
Equity Financing	5.7(a)(ii)
Equity Investors	Recitals
ERISA	9.14
Exchange Act	4.4(a)
Exchange Fund	3.2(a)
Excluded Common Unit	3.1(b)(i)
Excluded Common Units	3.1(b)(i)
Excluded Preferred Unit	3.1(b)(ii)
Excluded Preferred Units	3.1(b)(ii)
Excluded Share	3.1(a)(i)
Excluded Shares	3.1(a)(i)
Excluded Units	9.14
Exempted Holder	4.2(f)
Existing Credit Agreement	6.17
Existing Lenders	6.19
Existing Loan Documents	4.12(a)(vi)
Financing	5.7(a)(ii)
Financing Indemnitees	6.18(i)
GAAP	9.14
Governmental Entity	4.4(a)
Ground Leased Real Property	4.19(b)
Hazardous Substances	9.14
Indebtedness	9.14
Indemnified Parties	6.11(a)
Information Technology Systems	9.14
Inquiry	6.2(a)(i)
Insurance Policies	4.18
Intellectual Property	9.14
Intended Tax Treatment	1.4
Intervening Event	9.14
IRS	9.14
Joint Venture	4.2(e)
Joint Venture Agreements	9.14
Knowledge of Parent	9.14
Knowledge of the Company	9.14
Labor Agreement	4.10(b)
Law	9.14
Lenders	5.7(a)(i)
License	4.11(b)
Licenses	4.11(b)

A-vi

Defined Term	Section
Lien	9.14
LTIP Unit Conversion Date	9.14
LTIP Unit Forced Conversion Notice	9.14
Majority Joint Venture	4.2(e)
Material Contracts	4.12(a)(xvi)
Maximum Amount	6.11(b)
Merger	Recitals
Merger Consideration	3.1(a)(i)
Merger Sub I	Preamble
Merger Sub II	Preamble
Merger Subs	Preamble
Mergers	Recitals
MGCL	Recitals
Minority Joint Venture	4.2(e)
Non-Recourse Party	9.13(d)
Non-Rollover Holder	Recitals
Notice of Change in Recommendation	6.2(e)(i)
Notice of Change Period	6.2(e)(i)
NYSE	9.14
Order	9.14
Organizational Documents	9.14
Outside Counsel Only Material	6.6(b)
Owned Real Property	4.19(a)
Parent	Preamble
Parent Liability Cap	9.13(d)
Parent Material Adverse Effect	9.14
Parent Related Parties	8.5(g)
Parent Termination Fee	8.5(d)
Partnership Certificate of Merger	1.3(b)
Partnership Merger	Recitals
Partnership Merger Effective Time	1.3(b)
Partnership Units	9.14
Pass-Through Income Tax Return	9.14
Pass-Through Income Taxes	9.14
Paying Agent	3.2(a)
Payment	8.5(f)
Permitted Liens	9.14
Person	9.14
Personal Data	9.14
Pre-Closing Tax Period	9.14
Preferred Shares	4.2(a)
Preferred Unit Certificate	3.1(b)(ii)
Preferred Unit Merger Consideration	9.14

A-vii

Defined Term	Section
Preferred Units	9.14
Prior Sale Contract	4.19(h)
Prior Sale Contracts	9.14
Privacy Laws	9.14
Privacy Requirements	9.14
Proceedings	4.7
Processing	9.14
Proxy Statement	6.3(a)
Qualified REIT Subsidiary	4.15(b)
Recovery Costs	8.5(f)
Registered IP	4.16(a)
Regulatory Actions	6.5(d)
REIT	4.15(b)
Related Person Agreements	4.20
Representatives	9.14
Residential Space Units	4.19(e)
Residential Unit Leases	4.19(e)
Restricted Stock	3.5(e)
Rollover Agreement	Recitals
Rollover Holders	Recitals
Sarbanes-Oxley Act	4.5(a)
SDAT	1.3(a)
SEC	4.5(a)
Securities Act	4.4(a)
Share	3.1(a)(i)
Shares	3.1(a)(i)
Solvent	9.14
Space Leased Real Property	4.19(c)
Specific Performance Conditions	9.13(b)
Specified Acquisition	6.5(b)
Specified Properties	6.6(a)
Staff	6.3(a)
Subsidiary	9.14
Superior Proposal	9.14
Support Agreement	3
Supporting Stockholder	Recitals
Surviving Entity	1.1(a)
Surviving Partnership	1.1(b)
Takeover Statute	4.13
Tax	9.14
Tax Return	9.14
Taxable	9.14
Taxable REIT Subsidiary	4.15(b)

A-viii

Defined Term	Section
Taxes	9.14
Termination Date	8.2(a)
Transfer Taxes	6.10(b)
Uncertificated Common Units	3.1(b)(i)
Uncertificated Preferred Units	3.1(b)(ii)
Uncertificated Shares	3.1(a)(i)
WARN Act	9.14
Willful Breach	9.14

A-ix

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER (this “Agreement”), is entered into as of February 23, 2026, by and among Veris Residential, Inc., a Maryland corporation (the “Company”), AC Residential Acquisition LP, a Delaware limited partnership (“Parent”), AC Residential REIT LLC, a Delaware limited liability company (“Merger Sub I”), AC Residential OP LP, a Delaware limited partnership (“Merger Sub II”, together with Merger Sub I, the “Merger Subs”) and Veris Residential, L.P., a Delaware limited partnership and the operating partnership of the Company (the “Company Partnership”).
RECITALS
WHEREAS, the parties hereto wish to effect a business combination transaction in which (a) the Company will be merged with and into Merger Sub I, with Merger Sub I being the surviving entity (the “Merger”), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Maryland General Corporation Law, as amended (the “MGCL”), and the Delaware Limited Liability Company Act, as amended (the “DLLCA”), and (b) Merger Sub II will be merged with and into the Company Partnership, with the Company Partnership being the surviving entity (the “Partnership Merger” and together with the Merger, the “Mergers”), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DRULPA;
WHEREAS, the board of directors of the Company, by resolutions duly adopted, has unanimously (a) authorized the execution and delivery of this Agreement, and approved and declared advisable this Agreement and the consummation of the transactions contemplated hereby, including the Merger and the Partnership Merger, upon the terms and subject to the conditions set forth in this Agreement, (b) determined that this Agreement, the Merger, the Partnership Merger and the other transactions contemplated by this Agreement are advisable, and in the best interests of the Company and its stockholders, (c) directed that the Merger and the other transactions contemplated by this Agreement be submitted to the common stockholders of the Company for their consideration and approval at the Company Stockholders Meeting (as defined herein) and (d) resolved to recommend to the Company’s stockholders the approval of the Merger and the other transactions contemplated by this Agreement;
WHEREAS, the Company is the sole general partner of the Company Partnership through which the Company operates its business, and, as of the date hereof, the Company owns approximately 91.7% of the Company Partnership’s outstanding common partnership units (“Common Units”);
WHEREAS, the Company, as the sole general partner of the Company Partnership, has (a) approved and declared advisable this Agreement and the consummation of the transactions contemplated hereby, including the Merger and the Partnership Merger, upon the terms and subject to the conditions set forth in this Agreement and (b) determined that this Agreement, the Partnership Merger and the other transactions contemplated by this Agreement are fair to, and in the best interests of, the Company Partnership and its limited partners;
WHEREAS, the sole general partner of Parent, by resolutions duly adopted, has authorized the execution and delivery of this Agreement and approved and declared advisable this Agreement and the consummation of the transactions contemplated hereby, including the Merger and the Partnership Merger, upon the terms and subject to the conditions set forth in this Agreement;
WHEREAS, the managing member of Merger Sub I, by resolutions duly adopted, has authorized the execution and delivery of this Agreement and approved and declared advisable this Agreement and the consummation of the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth in this Agreement;
WHEREAS, Merger Sub I, as the sole general partner of Merger Sub II, by resolutions duly adopted, has authorized the execution and delivery of this Agreement and approved and declared advisable this Agreement and the consummation of the transactions contemplated hereby, including the Partnership Merger, upon the terms and subject to the conditions set forth in this Agreement;
WHEREAS, the parties hereto intend that, for U.S. federal and applicable state and local income tax purposes, (a) the Merger shall be treated as a taxable sale by the Company of all of its assets to Merger Sub I

(or, if Merger Sub I is a disregarded entity for U.S. federal income tax purposes, to the regarded owner of Merger Sub I) in exchange for the Merger Consideration and the assumption of all of the Company’s liabilities, followed by a distribution of such Merger Consideration to the stockholders of the Company in liquidation pursuant to Section 331 and Section 562 of the Code, and that this Agreement be, and is hereby adopted as, a “plan of liquidation” of the Company for U.S. federal income tax purposes, subject to the Company Requisite Vote, (b) the contributions by the Rollover Holders (as defined below) to Merger Sub II pursuant to that certain Rollover Agreement among the Company Partnership, Parent, the Merger Subs and the other signatories thereto (the “Rollover Holders”) entered into substantially concurrently with the execution of this Agreement (the “Rollover Agreement”), and the Partnership Merger, will be disregarded and such transactions instead will be treated as though (i) each holder of Partnership Units that is not a Rollover Holder (each, a “Non-Rollover Holder”) sold its Partnership Units to Merger Sub I in exchange for the Common Unit Merger Consideration or the Preferred Unit Merger Consideration, as applicable, and (ii) each Rollover Holder retained its Partnership Units in the Company Partnership, and (c) the Company Partnership will be treated as the same partnership (with the same employer identification number) following the Partnership Merger as before, and its taxable year will not end as a result of the Partnership Merger;
WHEREAS, as an inducement to the Company’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, an Affiliate of each of GIC Real Estate, Inc. and Affinius Capital Advisors LLC (collectively, the “Equity Investors”) is entering into a separate equity financing commitment letter in favor of Parent and, with respect to the guarantee of certain obligations of Parent under this Agreement, in favor of the Company (together with all exhibits, schedules, annexes and other attachments thereto, collectively, the “Equity Commitment Letters”), pursuant to which each Equity Investor has committed, subject to the terms and conditions therein, to invest in, or pay to, Parent, the respective amounts set forth therein;
WHEREAS, as an inducement to Parent’s and the Merger Subs’ willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, a certain stockholder of the Company (the “Supporting Stockholder”) is entering into a Stockholder Support Agreement with Parent (the “Support Agreement”), pursuant to which, among other things, the Supporting Stockholder has agreed, on the terms and subject to the conditions set forth in the Support Agreement, to vote its Shares in favor of the approval of the Merger and the other transactions contemplated by this Agreement; and
WHEREAS, the Company, the Company Partnership, Parent, Merger Sub I and Merger Sub II desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.
NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the receipt and sufficiency of which is acknowledged and agreed, the parties hereto agree as follows:
ARTICLE I
THE MERGERS; CLOSING; EFFECTIVE TIME
1.1   The Mergers.
(a)   Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the MGCL and the DLLCA, at the Effective Time, the Company shall be merged with and into Merger Sub I, whereupon the separate existence of the Company shall cease, and Merger Sub I shall continue as the surviving entity in the Merger (the “Surviving Entity”) and shall be governed by the laws of Delaware. The Merger shall have the effects specified in the MGCL, DLLCA, the articles of merger with respect to the Merger (the “Articles of Merger”), the certificate of merger with respect to the Merger (the “Company Certificate of Merger”) and this Agreement. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, the Surviving Entity shall possess all properties, rights, privileges, powers and franchises of the Company and Merger Sub I, and all of the claims, obligations, liabilities and debts of the Company and Merger Sub I shall become the claims, obligations, liabilities and debts of the Surviving Entity.
(b)   Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DRULPA, at the Partnership Merger Effective Time, Merger Sub II shall be merged with and into the Company Partnership, whereupon the separate existence of Merger Sub II shall cease, and the Company Partnership shall continue as the surviving partnership in the Partnership Merger (the “Surviving Partnership”) and shall be governed by the laws of Delaware. The Partnership Merger shall have the effects specified in the DRULPA, the Partnership Certificate of Merger and this Agreement. Without limiting the generality of the foregoing, and subject thereto, from and after the Partnership Merger Effective Time, the Surviving Partnership shall possess all properties, rights, privileges, powers and franchises of the Company Partnership and Merger Sub II, and all of the claims, obligations, liabilities, debts and duties of the Company Partnership and Merger Sub II shall become the claims, obligations, liabilities, debts and duties of the Surviving Partnership.
1.2   Closing.   Unless this Agreement shall have been terminated pursuant to ARTICLE VIII and unless otherwise mutually agreed in writing by the parties hereto, the closing of the Mergers (the “Closing”) shall be conducted remotely via the electronic exchange of documents and signatures at 8:00 a.m., Eastern Time, on the date that is three (3) Business Days following the day on which the last to be satisfied or, to the extent permitted by applicable Law, waived of each of the conditions set forth in ARTICLE VII (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, but subject to the satisfaction or waiver of those conditions) shall have been satisfied or, to the extent permitted by applicable Law, waived in accordance with this Agreement (the date on which the Closing occurs is referred to as the “Closing Date”).
1.3   Effective Times.
(a)   Upon the terms and subject to the conditions set forth in this Agreement, prior to the Closing, Parent and the Company shall prepare and, on the Closing Date, the Company, Parent and Merger Sub I shall (i) cause the (A) Articles of Merger to be duly executed and filed with, and accepted for record by, the State Department of Assessments and Taxation of Maryland (the “SDAT”) as provided under the MGCL and (B) Company Certificate of Merger to be duly executed and filed with the Secretary of State of the State of Delaware as provided under the DLLCA and (ii) make any other filings, recordings or publications required to be made by the Company or Merger Sub I under the MGCL or the DLLCA in connection with the Merger. The Merger shall become effective at the later of (x) the time the Articles of Merger are accepted for record by the SDAT on the Closing Date, (y) the time the Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware on the Closing Date or (z) such other date and time (not to exceed 30 days after the Articles of Merger are accepted for record by the SDAT) as may be agreed to by the Company and Parent and specified in the Articles of Merger and Company Certificate of Merger (the date and time the Merger becomes effective being the “Effective Time”), it being understood and agreed that, unless otherwise agreed by the parties, the parties shall cause the Effective Time to occur on the Closing Date and prior to the Partnership Merger Effective Time.
(b)   Upon the terms and subject to the conditions set forth in this Agreement, prior to the Closing, Parent and the Company shall prepare and, on the Closing Date, the Company Partnership and Merger Sub II shall (i) cause a certificate of merger with respect to the Partnership Merger (the “Partnership Certificate of Merger”) to be duly executed and filed with the Secretary of State of the State of Delaware as provided under the DRULPA and (ii) make any other filings, recordings or publications required to be made by the Company Partnership or Merger Sub II under the DRULPA in connection with the Partnership Merger. The Partnership Merger shall become effective at the later of (A) the time the Partnership Certificate of Merger shall have been duly filed with the Secretary of State of the State of Delaware on the Closing Date or (B) such other date and time as may be agreed to by the Company Partnership and Parent and specified in the Partnership Certificate of Merger (such date and time being hereinafter referred to as the “Partnership Merger Effective Time” and, together with the Effective Time, the “Effective Times”), it being understood and agreed that, unless otherwise agreed by the parties, the parties shall cause the Partnership Merger Effective Time to occur on the Closing Date after the Effective Time.
1.4   Intended Tax Treatment.   The parties intend that, for U.S. federal and applicable state and local income tax purposes, (a) the Merger shall be treated as a taxable sale by the Company of all of its assets to Merger Sub I (or, if Merger Sub I is a disregarded entity for U.S. federal income tax purposes, to the regarded owner of Merger Sub I) in exchange for the Merger Consideration and the assumption of all of the Company’s liabilities, followed by a distribution of such Merger Consideration to the stockholders of the Company in liquidation pursuant to Section 331 and Section 562 of the Code, and that this Agreement be, and is hereby adopted as, a “plan of liquidation” of the Company for U.S. federal income tax purposes, subject to the Company Requisite Vote, (b) the contributions by the Rollover Holders to Merger Sub II pursuant to the Rollover Agreement, and the Partnership Merger, will be disregarded and such transactions instead will be treated as though (i) each Non-Rollover Holder sold its Partnership Units to Merger Sub I in exchange for the Common Unit Merger Consideration or the Preferred Unit Merger Consideration, as applicable, and (ii) each Rollover Holder retained its Partnership Units in the Company Partnership, and (c) the Company Partnership will be treated as the same partnership (with the same employer identification number) following the Partnership Merger as before, and its taxable year will not end as a result of the Partnership Merger (clauses (a)  – (c), collectively, the “Intended Tax Treatment”).
ARTICLE II
ORGANIZATIONAL DOCUMENTS, DIRECTORS AND OFFICERS
OF THE SURVIVING ENTITY
2.1   Organizational Documents of the Surviving Entity and the Surviving Partnership.   Subject to Section 6.11, at the Effective Time, unless otherwise determined by Parent and the Company, the certificate of formation and limited liability company agreement of Merger Sub I, as in effect immediately prior to the Effective Time, shall be, except to the extent amended by the Articles of Merger and the Company Certificate of Merger, the certificate of formation and limited liability company agreement of the Surviving Entity, until thereafter amended in accordance with applicable Law and the applicable provisions of such certificate of formation and limited liability company agreement of the Surviving Entity. At the Partnership Merger Effective Time, unless otherwise determined by Parent and the Company, the certificate of limited partnership of the Company Partnership and the limited partnership agreement of Merger Sub II, each as in effect immediately prior to the Partnership Merger Effective Time, shall be, except to the extent amended by the Partnership Certificate of Merger, the certificate of limited partnership and the limited partnership agreement of the Surviving Partnership, until thereafter amended in accordance with applicable Law and the applicable provisions of such certificate of limited partnership and limited partnership agreement of the Surviving Partnership.
2.2   Manager of Surviving Entity; General Partner of Surviving Partnership.   At the Effective Time, by virtue of the Merger, Parent shall be the sole member and holder of units of the Surviving Entity and shall manage the Surviving Entity, entitling Parent to such rights, duties and obligations as are more fully set forth in the limited liability company agreement of the Surviving Entity. At the Partnership Merger Effective Time, by virtue of the Partnership Merger, the Surviving Entity shall be the sole general partner of the Surviving Partnership, entitling the Surviving Entity to such rights, duties and obligations as are more fully set forth in the limited partnership agreement of the Surviving Partnership.
2.3   Officers of the Surviving Entity.   The officers, if any, of Merger Sub I immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Entity to hold office until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the limited liability company agreement of the Surviving Entity.
2.4   Officers of the Surviving Partnership.   The officers, if any, of Merger Sub II immediately prior to the Partnership Merger Effective Time shall, from and after the Partnership Merger Effective Time, be the officers of the Surviving Partnership to hold office until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the limited partnership agreement of the Surviving Partnership.
ARTICLE III
EFFECT OF THE MERGER ON SECURITIES;
EXCHANGE
3.1   Effect on Capital Stock.
(a)   At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub I, the Company or any holder of any of the following securities:

(i)   Merger Consideration.   Each share of common stock, par value $0.01 per share, of the Company (the “Shares” and each a “Share”), issued and outstanding immediately prior to the Effective Time (other than Shares owned immediately prior to the Effective Time by (x) Parent or Merger Sub I or any of their respective Subsidiaries and (y) any direct or indirect wholly owned Subsidiary of the Company, if any (each such Share referred to in clauses (x) and (y) above, an “Excluded Share” and, collectively, the “Excluded Shares”)) shall be converted into the right to receive $19.00 per Share in cash, without interest thereon (the “Merger Consideration”). At the Effective Time, all of the Shares (other than Excluded Shares) shall cease to be outstanding, shall automatically be cancelled and shall cease to exist, and (A) each certificate (a “Common Certificate”) formerly representing any of the Shares (other than the Excluded Shares) and (B) each book-entry account formerly representing any uncertificated Shares (“Uncertificated Shares”) (other than Excluded Shares) shall thereafter represent only the right to receive the Merger Consideration therefor upon the surrender thereof in accordance with Section 3.2, and the holders thereof shall cease to have any rights with respect to such Shares other than the right to receive the Merger Consideration upon surrender thereof in accordance with Section 3.2.
(ii)   Cancellation of Excluded Shares.   Each Excluded Share outstanding as of immediately prior to the Effective Time, if any, shall cease to be outstanding, shall automatically be cancelled, without payment of any consideration therefor, and shall cease to exist.
(iii)   Merger Sub I.   Each unit of Merger Sub I issued and outstanding immediately prior to the Effective Time shall remain unchanged and outstanding and continue to represent in the aggregate all (100%) of the outstanding units in the Surviving Entity.
(b)   At the Partnership Merger Effective Time, by virtue of the Partnership Merger and without any action on the part of Merger Sub II, the Company Partnership or the holders of any of the following securities:
(i)   Common Unit Merger Consideration.   Each Common Unit (including each Converted Common Unit), issued and outstanding immediately prior to the Partnership Merger Effective Time (other than Common Units owned immediately prior to the Partnership Merger Effective Time by (x) Parent or Merger Sub II or any of their respective Subsidiaries and (y) the Surviving Entity (each such Common Unit referred to in clauses (x) and (y) above, an “Excluded Common Unit” and, collectively, the “Excluded Common Units”)) shall be converted into the right to receive the Merger Consideration (the “Common Unit Merger Consideration”). At the Partnership Merger Effective Time, all of the Common Units (other than Excluded Common Units) shall cease to be outstanding, shall automatically be cancelled and shall cease to exist, and (A) each certificate (a “Common Unit Certificate”) formerly representing any of the Common Units (other than the Excluded Common Units) and (B) each book-entry account formerly representing any uncertificated Common Units (“Uncertificated Common Units”) (other than Excluded Common Units) shall thereafter represent only the right to receive the Common Unit Merger Consideration therefor upon the surrender thereof in accordance with Section 3.2, and the holders thereof shall cease to have any rights with respect to such Common Units other than the right to receive the Common Unit Merger Consideration upon surrender thereof in accordance with Section 3.2.
(ii)   Preferred Unit Merger Consideration.   Each Preferred Unit, issued and outstanding immediately prior to the Partnership Merger Effective Time (other than Preferred Units owned immediately prior to the Partnership Merger Effective Time by (x) Parent or Merger Sub II or any of their respective Subsidiaries and (y) the Surviving Entity (each such Preferred Unit referred to in clauses (x) and (y) above, an “Excluded Preferred Unit” and, collectively, the “Excluded Preferred Units”)) shall be converted into the right to receive the Preferred Unit Merger Consideration. At the Partnership Merger Effective Time, all of the Preferred Units (other than Excluded Preferred Units) shall cease to be outstanding, shall automatically be cancelled and shall cease to exist, and (A) each certificate (a “Preferred Unit Certificate,” together with the Common Certificate and the Common Unit Certificate, the “Certificates”) formerly representing any of the Preferred Units (other than the Excluded Preferred Units) and (B) each book-entry account formerly representing any uncertificated Preferred Units (“Uncertificated Preferred Units”) (other than Excluded Preferred Units) shall thereafter represent only the right to receive the Preferred Unit Merger Consideration, and the holders thereof shall cease to have any rights with respect to such Preferred Units other than the right to receive the Preferred Unit Merger Consideration upon surrender thereof in accordance with Section 3.2.
(iii)   Cancellation of Excluded Units.   Each Excluded Unit outstanding as of immediately prior to the Partnership Merger Effective Time shall cease to be outstanding, shall automatically be cancelled, without payment of any consideration therefor, and shall cease to exist.
(iv)   Merger Sub II Interests.   The partnership interests of Merger Sub II issued and outstanding immediately prior to the Partnership Merger Effective Time shall remain unchanged and continue to remain outstanding as partnership interests of the Surviving Partnership.
3.2   Exchange of Certificates.
(a)   Paying Agent.   Immediately prior to the Effective Times, Parent shall deposit, or cause to be deposited, with a paying agent selected by Parent with the Company’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed (the “Paying Agent”), for the benefit of the holders of Shares (other than Excluded Shares), Common Units (other than Excluded Common Units) or Preferred Units (other than Excluded Preferred Units), an aggregate amount of cash comprising the amounts required to be delivered pursuant to Section 3.1(a) and Section 3.1(b) in respect of Shares and Partnership Units (such aggregate amount of cash being hereinafter referred to as the “Exchange Fund”). The Paying Agent shall invest the Exchange Fund as directed by Parent; provided that no such investment (or losses thereon) shall affect the amount of (A) Merger Consideration payable to the holders of Shares, (B) Common Unit Merger Consideration payable to holders of Common Units, and (C) Preferred Unit Merger Consideration payable to holders of Preferred Units pursuant to Section 3.1(a) and Section 3.1(b), as applicable. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for any other reason below the level required to make prompt cash payment of the Merger Consideration, the Common Unit Merger Consideration, and the Preferred Unit Merger Consideration, as applicable, as contemplated hereby, Parent shall promptly replace or restore the cash in the Exchange Fund so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make all cash payments required pursuant to Section 3.1(a) and Section 3.1(b), as applicable. Prior to the Closing Date, Parent shall enter into an agreement with the Paying Agent, in form and substance reasonably satisfactory to the Company, to effect the applicable terms of this Agreement. The Exchange Fund shall not be used for any purpose other than to fund payments of (x) Merger Consideration to holders of Shares, (y) Common Unit Merger Consideration to holders of Common Units and (z) Preferred Unit Merger Consideration to the holders of Preferred Units, except as provided for in this Agreement. Parent shall cause the Paying Agent to make, and the Paying Agent shall make, delivery of the Merger Consideration, Common Unit Merger Consideration and Preferred Unit Merger Consideration from the Exchange Fund in accordance with this Agreement and the agreement with the Paying Agent.
(b)   Exchange Procedures.   Promptly after the Effective Times (and in any event within five (5) Business Days thereafter), Parent shall cause the Paying Agent to, in accordance with, and as required by the Paying Agent’s customary procedures, mail to each holder of record of a (i) Common Certificate representing Shares (other than Excluded Shares), (ii) Common Unit Certificate representing Common Units (other than Excluded Common Units) or (iii) Preferred Unit Certificate representing Preferred Units (other than Excluded Preferred Units) in each case of (i), (ii) and (iii): (x) a letter of transmittal in customary form advising such Person of the effectiveness of the Mergers and the conversion of its Shares, Common Units or Preferred Units into the right to receive the Merger Consideration, the Common Unit Merger Consideration or the Preferred Unit Merger Consideration, as applicable, and specifying that delivery shall be effected, and risk of loss and title to the Certificates, shall pass, only upon proper delivery of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 3.2(e)) and (y) instructions for use in effecting the surrender of such Certificates (or affidavits of loss in lieu of such Certificates as provided in Section 3.2(e)). Upon the surrender of a Certificate (or affidavit of loss in lieu thereof as provided in Section 3.2(e)), together with a letter of transmittal duly completed and validly executed and such other documents as may be reasonably required by the Paying Agent, to the Paying Agent in accordance with the terms of such transmittal materials, the holder of such Certificate shall be entitled to receive in exchange therefor an amount (after giving effect to any required Tax withholding provided in Section 3.2(f)) equal to the cash amount that such holder is entitled to receive pursuant to

Section 3.1(a) and Section 3.1(b), as applicable, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable to holders of Certificates. In the event of a transfer of ownership of (A) Shares represented by a Common Certificate, (B) Common Units represented by a Common Unit Certificate or (C) Preferred Units represented by a Preferred Unit Certificate, in each case, that is not registered in the transfer records of the Company or Company Partnership, as applicable, payment of the appropriate amount of the Merger Consideration, Common Unit Merger Consideration or the Preferred Unit Merger Consideration, as applicable, may be made to a Person that is not registered in transfer records of the Company or Company Partnership, as applicable, if such Certificates formerly representing such Shares, Common Units or Preferred Units, as applicable, is properly endorsed or otherwise is in proper form for transfer and presented to the Paying Agent, accompanied by all documents required by the Paying Agent to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.
(c)   Transfers.   From and after the applicable Effective Times, there shall be no further registration of transfers on the stock transfer books of the Company of the Shares and the unit transfer books of the Common Units and the Preferred Units, in each case, that were outstanding immediately prior to the Effective Times.
(d)   Termination of Exchange Fund.   Any portion of the Exchange Fund (including the proceeds of any investments of the Exchange Fund) that remains unclaimed by the stockholders of the Company or unitholders of the Company Partnership after the date which is twelve (12) months after the Effective Times shall be delivered, at Parent’s option, to the Surviving Entity or the Surviving Partnership. Any holder of Shares, Common Units or Preferred Units (other than Excluded Shares, Excluded Common Units and Excluded Preferred Units) who has not theretofore complied with this ARTICLE III shall thereafter look only to the Surviving Entity or the Surviving Partnership, as applicable, and only as general creditors thereof, for delivery of any payment of the applicable Merger Consideration, Common Unit Merger Consideration or Preferred Unit Merger Consideration (after giving effect to any required Tax withholdings as provided in Section 3.2(f)) upon due surrender of such Certificates (or affidavits of loss in lieu of such Certificates as provided in Section 3.2(e)), without any interest. Notwithstanding the foregoing, none of the Surviving Entity, Surviving Partnership, Parent, the Paying Agent or any other Person shall be liable to any Person, including any former holder of Shares, Common Units or Preferred Units, as applicable, including for any amounts payable under this ARTICLE III that are properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. To the fullest extent permitted by Law, immediately prior to the date any portion of the Exchange Fund (including the proceeds of any investments of the Exchange Fund) that would otherwise escheat to or become the property of any Governmental Entity, such portion of the Exchange Fund shall become the property of the Surviving Entity or the Surviving Partnership, as applicable, free and clear of all claims or interest of any Person previously entitled thereto.
(e)   Lost, Stolen or Destroyed Certificates.   In the event any of the Certificates shall have been lost, stolen or destroyed, upon the making of an affidavit to Parent and the Paying Agent (in form and substance satisfactory to Parent and the Paying Agent) of that fact by the Person claiming such Certificates to be lost, stolen or destroyed, and, if reasonably required by Parent or the Surviving Entity, the posting by such Person of a bond, in such reasonable and customary amount as Parent or the Surviving Entity may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificates the applicable Merger Consideration, Common Unit Merger Consideration or Preferred Unit Merger Consideration that would have been issuable or payable pursuant to the provisions of this ARTICLE III (after giving effect to any required Tax withholdings as provided in Section 3.2(f)) had such lost, stolen or destroyed Certificates been surrendered.
(f)   Withholding Rights.   Each of Parent, the Merger Subs, the Company Parties, the Surviving Entity, the Surviving Partnership and the Paying Agent (each, an “Applicable Withholding Agent”) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any other applicable state, local or foreign Tax Law, provided that, except for any compensatory payments to current or former employees of the Company and its Subsidiaries, each

Applicable Withholding Agent shall use commercially reasonable efforts to provide written notice to the Company of any anticipated deduction or withholding (together with the legal basis thereof) at least five (5) days prior to making any deduction or withholding pursuant to this Section 3.2(f), and shall cooperate in good faith to obtain any available exemption from, or reduction of, such deduction or withholding. To the extent that amounts are so deducted or withheld, such amounts shall be timely remitted to the applicable Governmental Entity by an Applicable Withholding Agent, and such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.
(g)   Uncertificated Shares, Common Units or Preferred Units.   Notwithstanding anything to the contrary in this Agreement, any holder of Uncertificated Shares, Uncertificated Common Units or Uncertificated Preferred Units will not be required to deliver a Certificate or an executed letter of transmittal to the Paying Agent to receive the consideration payable in respect thereof pursuant to Section 3.1. In lieu thereof, each holder of record (as of immediately prior to the applicable Effective Time) of (i) Uncertificated Shares that, immediately prior to the Effective Time, represented an outstanding Share (other than an Excluded Share) and whose Shares were converted into the right to receive the Merger Consideration payable in respect thereof pursuant to Section 3.1 will, upon receipt of an “agent’s message” in customary form (it being understood that the holders of Uncertificated Shares will be deemed to have surrendered such Uncertificated Shares upon receipt of an “agent’s message” or such other evidence, if any, as the Paying Agent may reasonably request) be entitled to receive an amount (after giving effect to any required Tax withholding provided in Section 3.2(f)) equal to the cash amount that such holder is entitled to receive pursuant to Section 3.1(a), and (ii) Uncertificated Common Units or Uncertificated Preferred Units that, immediately prior to the Partnership Merger Effective Time, represented an outstanding Common Unit (other than an Excluded Common Unit) or Preferred Unit (other than an Excluded Preferred Unit) and whose Common Units or Preferred Units, as applicable, were converted into the right to receive the Common Unit Merger Consideration or Preferred Unit Merger Consideration payable in respect thereof pursuant to Section 3.1 will, upon receipt of an “agent’s message” in customary form (it being understood that the holders of Uncertificated Common Units or Uncertificated Preferred Units will be deemed to have surrendered such Uncertificated Common Units or Uncertificated Preferred Units upon receipt of an “agent’s message” or such other evidence, if any, as the Paying Agent may reasonably request) be entitled to receive an amount (after giving effect to any required Tax withholding provided in Section 3.2(f)) equal to the cash amount that such holder is entitled to receive pursuant to Section 3.1(b). The Uncertificated Shares, Uncertificated Common Units and Uncertificated Preferred Units so surrendered will be cancelled. The Paying Agent will accept transferred Uncertificated Shares, Uncertificated Common Units and Uncertificated Preferred Units upon compliance with such reasonable terms and conditions as the Paying Agent may impose to cause an orderly exchange thereof in accordance with customary exchange practices.
3.3   Dissenters’ Rights.   No dissenters’ or appraisal rights shall be available with respect to the Mergers or the other transactions contemplated by this Agreement.
3.4   Adjustments to Prevent Dilution.   In the event that the number of Shares, Common Units or Preferred Units or securities convertible or exchangeable into or exercisable for any such Shares, Common Units or Preferred Units, in each case issued and outstanding prior to the Effective Times, changes as a result of a distribution, reclassification, stock or unit split (including a reverse stock or unit split), stock or unit dividend or distribution, recapitalization, subdivision, or other similar transaction, the Merger Consideration, the Common Unit Merger Consideration, or the Preferred Unit Merger Consideration, as applicable, shall be equitably adjusted, without duplication, to provide the same economic effect as contemplated by this Agreement prior to such event on the Merger Consideration, the Common Unit Merger Consideration, or the Preferred Unit Merger Consideration, as applicable. Nothing in this Section 3.4 shall be construed to (i) permit the Company or any of its Subsidiaries to take any action with respect to its securities that is otherwise prohibited by the terms of this Agreement, or (ii) supersede or in any way limit the prohibitions set forth in Section 6.1.

3.5   Treatment of Equity Awards.
(a)   Treatment of Stock Options.   Immediately prior to the Effective Time (but contingent upon the Effective Time), each then-outstanding option to purchase Shares (each, a “Company Stock Option”) granted under the Company Equity Plans, whether vested or unvested, will become fully vested, and will be, as of immediately prior to the Effective Time (but contingent upon the Effective Time), canceled and converted into the right to receive an amount in cash equal to the product of (i) the excess, if any, of the Merger Consideration over the applicable exercise price per share underlying such Company Stock Option and (ii) the number of Shares underlying such Company Stock Option immediately prior to the Effective Time. All amounts payable pursuant to this Section 3.5(a) to the holders of Company Stock Options will be paid by the Surviving Entity as promptly as practicable after, and in any event within five (5) Business Days following, the Effective Time, without any interest thereon and less required Tax withholding pursuant to Section 3.2(f).
(b)   Treatment of Time-Based Restricted Stock Units.   Immediately prior to the Effective Time (but contingent upon the Effective Time), each then-outstanding restricted stock unit granted under the Company Equity Plans (each, a “Company RSU”), will become fully vested, and will be, as of immediately prior to the Effective Time, cancelled and converted into the right to receive an amount in cash equal to (A) the product of (i) the Merger Consideration and (ii) the number of Shares underlying such Company RSU immediately prior to the Effective Time plus (B) all accumulated but unpaid dividend equivalent rights with respect to such Company RSU. All amounts payable pursuant to this Section 3.5(b) to the holders of Company RSUs will be paid by the Surviving Entity as promptly as practicable after, and in any event within five (5) Business Days following, the Effective Time, without any interest thereon and less required Tax withholding pursuant to Section 3.2(f).
(c)   Treatment of Performance-Based Restricted Stock Units.   Immediately prior to the Effective Time (but contingent upon the Effective Time), each then-outstanding performance restricted stock unit granted under the Company Equity Plans (each, a “Company PRSU”), will be, as of immediately prior to the Effective Time, cancelled and converted into the right to receive an amount in cash equal to (A) the product of (i) the Merger Consideration and (ii) the number of Shares underlying such Company PRSU immediately prior to the Effective Time, as determined by the board of directors of the Company prior to the Closing based on the achievement of the greater of (1) target performance and (2) actual performance as of the Closing Date (or, in the case of the 2026 executive awards, based on the achievement of maximum performance), plus (B) all accumulated but unpaid dividend equivalent rights with respect to such Company PRSU that are treated as vested in accordance with subsection (A)(ii) of this Section 3.5(c). All amounts payable pursuant to this Section 3.5(c) to the holders of Company PRSUs will be paid by the Surviving Entity as promptly as practicable after, and in any event within five (5) Business Days following, the Effective Time, without any interest thereon and less required Tax withholding pursuant to Section 3.2(f).
(d)   Treatment of Outperformance Restricted Stock Units.   Immediately prior to the Effective Time (but contingent upon the Effective Time), each then-outstanding outperformance restricted stock unit granted under the Company Equity Plans (each, a “Company OPRSU”), will be, as of immediately prior to the Effective Time, cancelled and converted into the right to receive an amount in cash equal to (A) the product of (i) the Merger Consideration and (ii) the number of Shares underlying such Company OPRSU immediately prior to the Effective Time, as determined by the board of directors of the Company prior to the Closing based on actual performance as of the Closing Date (or, in the case of the 2026 executive awards, based on the achievement of maximum performance), plus (B) all accumulated but unpaid dividend equivalent rights with respect to such Company OPRSU that are treated as vested in accordance with subsection (A)(ii) of this Section 3.5(d). All amounts payable pursuant to this Section 3.5(d) to the holders of Company OPRSUs will be paid by the Surviving Entity as promptly as practicable after, and in any event within five (5) Business Days following, the Effective Time, without any interest thereon and less required Tax withholding pursuant to Section 3.2(f).
(e)   Treatment of Company Restricted Stock.   Immediately prior to the Effective Time (but contingent upon the Effective Time), each then-outstanding share of restricted stock granted under the Company Equity Plans (each, “Restricted Stock”), will become fully vested, and will be, as of immediately prior to the Effective Time, cancelled and converted into the right to receive (A) an amount in cash equal to the Merger Consideration plus (B) all accumulated but unpaid dividends with respect to such Restricted Stock. All amounts payable pursuant to this Section 3.5(e) to the holders of Restricted Stock will be paid in accordance with Section 3.1(a)(i), less required Tax withholding pursuant to Section 3.2(f).
(f)   Treatment of Director Deferred Stock Units.   Immediately prior to the Effective Time (but contingent upon the Effective Time), each then-outstanding deferred stock unit that is held in an account under the Company’s Deferred Compensation Plan for Directors (each, a “Company DSU”) will be, in accordance with Section 409A of the Code, as of immediately prior to the Effective Time, cancelled and converted into the right to receive an amount in cash equal the Merger Consideration, in accordance with Section 3.1(a)(i) and less required Tax withholding pursuant to Section 3.2(f).
(g)   Further Action.   At or prior to the Effective Time, the Company, the board of directors of the Company and the compensation committee of the board of directors of the Company, as applicable, shall adopt any resolutions and take any actions which are reasonably necessary to effectuate the provisions of this Section 3.5.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except (a) as set forth in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company at the time of entering into this Agreement (the “Company Disclosure Letter”) (it being understood and agreed that any disclosure set forth in one section or subsection of the Company Disclosure Letter shall be deemed to be disclosed with respect to, and shall be deemed to apply to and qualify, the section or subsection of this Agreement to which it corresponds in number and each other section or subsection of this Agreement to the extent the relevance and qualifying nature of such disclosure with respect to such other section or subsection is reasonably apparent on the face of such disclosure) or (b) as disclosed in any Company Reports filed with the SEC since January 1, 2024 (the “Applicable Date”) and available on EDGAR at least three (3) days prior to the date of this Agreement to the extent the relevance and qualifying nature of such disclosure set forth in the Company Reports would qualify the representations and warranties contained herein (excluding any information or documents incorporated by reference therein, or filed as exhibits thereto, and excluding any disclosures (other than statements of historical fact) contained in any “Forward-Looking Statements” and “Risk Factors” sections of such Company Reports and any other disclosures included or referenced in any such Company Reports that are cautionary, predictive or forward looking in nature), the Company Parties hereby represent and warrant to Parent and the Merger Subs as follows:
4.1   Organization, Good Standing and Qualification.
(a)   The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Maryland and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted. The Company is duly qualified and in good standing to do business and is in good standing as a foreign corporation (to the extent such concept is recognized under applicable Law) in each jurisdiction where the ownership, leasing or operation of its assets or properties or the conduct of its business requires such qualification and good standing, except where the failure to be so qualified and in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Each Subsidiary of the Company is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is duly qualified and in good standing to do business and is in good standing as a foreign legal entity (to the extent such concept is recognized under applicable Law) in each jurisdiction where the ownership, leasing or operation of its assets or properties or the conduct of its business requires such qualification and good standing, except where the failure to be so qualified or in good standing, or to have such power or authority, has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)   Prior to the date of this Agreement, the Company Parties have made available to Parent complete and correct copies of the (i) Articles of Restatement of the Company, dated September 18, 2009 (as amended and supplemented, the “Company Charter”), and the Fourth Amended and Restated Bylaws of the Company, dated June 14, 2023 (the “Company Bylaws”), and (ii) the certificate of limited partnership of the Company Partnership (the “Certificate of Limited Partnership”) and the Company Limited Partnership Agreement. The Company Parties are each in compliance with the terms of the Company Charter, the Company Bylaws, the Certificate of Limited Partnership and the Company Limited Partnership Agreement, as applicable, in all material respects.
4.2   Capital Structure; Subsidiaries and Joint Ventures.
(a)   The authorized capital stock of the Company consists of (x) 190,000,000 Shares and (y) 5,000,000 preferred shares, par value $0.01 per share (the “Preferred Shares”). As of the close of business on February 22, 2026 (the “Capitalization Date”), (i) 93,458,338 Shares were issued and outstanding (67,729 of which were shares of Restricted Stock), (ii) no Shares were held by any Subsidiary of the Company, (iii) no Preferred Shares were issued or outstanding, (iv) no Shares were reserved for issuance upon exercise or settlement of all outstanding awards granted under the Company Equity Plans, of which (A) 1,530,000 Shares were subject to outstanding Company Stock Options, (B) 1,168,436 Shares were subject to outstanding Company RSUs, (C) 1,676,549 Shares were subject to outstanding Company PRSUs, (D) 1,026,216 Shares were subject to outstanding Company OPRSUs and (E) 134,775 Shares were subject to outstanding Company DSUs, in each case, as granted under the Company Equity Plans and (v) 8,520,090 Shares were reserved for issuance upon redemption of issued and outstanding classes of units of limited partnership interests in the Company Partnership pursuant to the Company Limited Partnership Agreement. All equity awards issued under the Company Equity Plans and the award agreements thereunder were or will be issued in accordance with the respective terms thereof, are duly authorized and validly issued and are fully paid and nonassessable and were not, and will not be, issued in violation of any preemptive rights, rights of first refusal, rights of first offer or similar rights. Section 4.2(a) of the Company Disclosure Letter sets forth a complete and correct list of each outstanding Company Stock Option, Company RSU, Company PRSU, Company OPRSU and Company DSU, including, as applicable, the holder, date of grant, exercise price per share, the number of Shares subject to such Company Stock Option, Company RSU, Company PRSU, Company OPRSU or Company DSU, as applicable, and vesting schedule.
(b)   The Company is the sole general partner of the Company Partnership. As of the Capitalization Date, there were 8,270,116 Common Units outstanding (exclusive of Common Units owned by the Company), 9,213 Preferred Units and an aggregate of 249,974 Company LTIP Units outstanding, consisting of 249,974 earned and vested Company LTIP Units and no unvested Company LTIP Units. All of the outstanding Partnership Units have been duly authorized and validly issued pursuant to the Company Limited Partnership Agreement. The Partnership Units that are owned by the Company or any of its Subsidiaries are free and clear of any Liens, other than any transfer and other restrictions under the Company Limited Partnership Agreement. Section 4.2(b) of the Company Disclosure Letter sets forth a true, correct and complete list of the authorized and outstanding Common Units and Company LTIP Units as of the Capitalization Date, including all holders of the Partnership Units and the Company LTIP Units, the number and type of such units held by each such holder, the date of issuance or grant, and vesting schedule. Each Company LTIP Unit that is intended to qualify as a “profits interest” (within the meaning of IRS Revenue Procedure 93-27) is, to the Knowledge of the Company, so qualified and, to the Knowledge of the Company, (i) neither the Company nor any of its Affiliates have taken any action or position on a Tax Return that is inconsistent with the application of IRS Revenue Procedure 93-27 to such Company LTIP Unit and (ii) all conditions set for in IRS Revenue Procedure 2001-43, 2001-2 C.B. 191 are satisfied with respect to each such Company LTIP Unit.
(c)   From the Capitalization Date to the execution of this Agreement, the Company has not issued any Shares or Partnership Units, except pursuant to the exercise of Company Stock Options, the redemption of Partnership Units and the settlement of Company RSUs, Company PRSUs, Company OPRSUs and Company DSUs and, since the Capitalization Date, except as would be permitted by this Agreement for the period following the date of this Agreement, the Company has not granted any Company Stock Options, Company RSUs, Company PRSUs, Company OPRSUs, Company DSUs or any other equity awards under the Company Equity Plans.

(d)   Except as set forth in Section 4.2(a), as of the date of this Agreement, there are no preemptive or outstanding (i) shares of capital stock or other equity or voting securities or obligations of the Company or its Subsidiaries, or securities convertible into or exchangeable or exercisable for shares of capital stock or other equity or voting securities of the Company or its Subsidiaries or (ii) rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, rights of first refusal, rights of first offer, “phantom” stock rights, equity-based compensation, contingent value rights, subscriptions, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue, transfer, acquire, redeem, exchange, convert or sell any shares of capital stock or other equity or voting securities of the Company or any of its Subsidiaries, or any securities or obligations convertible into or exchangeable or exercisable for any equity or voting securities of the Company or any of its Subsidiaries, or giving any Person a right to subscribe for or acquire from the Company or any of its Subsidiaries any equity or voting securities of the Company or any of its Subsidiaries, or any securities convertible into or exchangeable or exercisable for any equity or voting securities of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has outstanding any bonds, debentures, notes or other obligations that grant the holders thereof the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. There are no Contracts pursuant to which the Company or any of its Subsidiaries is bound with respect to the voting or registration of any shares of capital stock or other equity or voting securities of the Company or any of its Subsidiaries, or any securities convertible into or exchangeable or exercisable for any equity or voting securities of the Company or any of its Subsidiaries. All dividends or other distributions in respect of the Shares or any other capital stock of the Company or in respect of the Partnership Units or any other partnership interests of the Company Partnership, and any dividends or other distributions in respect of any securities of any Subsidiary of the Company, which have been authorized or declared prior to the date hereof, have been paid in full, and, other than in accordance with their terms, there are no accrued and unpaid dividends or other distributions in respect of any such equity interests.
(e)   Section 4.2(e) of the Company Disclosure Letter sets forth, as of the date of this Agreement, a true, correct and complete list identifying (i) each of the Company’s Subsidiaries, including each Subsidiary of the Company (other than the Company Partnership) in which a Person other than the Company or a wholly owned Subsidiary of the Company holds capital stock or other equity or voting securities or interest (other than securities held by any employee benefit plan of the Company or any of its Subsidiaries or any trustee, agent or other fiduciary in such capacity under any such employee benefit plan), or securities convertible or exchangeable into or exercisable for capital stock or other equity or voting securities or interest (each such Subsidiary, a “Majority Joint Venture”), and (ii) any other Person (other than the Company Partnership) in which the Company or any of its Subsidiaries holds capital stock or other equity or voting securities or interests (other than securities held by any employee benefit plan of the Company or any of its Subsidiaries or any trustee, agent or other fiduciary in such capacity under any such employee benefit plan), or securities convertible or exchangeable into or exercisable for capital stock or other equity or voting securities or interest (each such Person, a “Minority Joint Venture”, and together with any Majority Joint Venture, a “Joint Venture”), in each case, together with the name and jurisdiction of organization or formation of each such Subsidiary or Minority Joint Venture, as the case may be, and the ownership interest and percentage equity interest owned or held by the Company or any of its Subsidiaries in each such Subsidiary or Minority Joint Venture. To the extent applicable in the relevant jurisdiction and for the applicable entity type, each of the outstanding shares of capital stock or other securities of each of the Company’s Subsidiaries has been duly authorized and validly issued and is fully paid, nonassessable and is owned by the Company or by a direct or indirect Subsidiary of the Company, free and clear of any Liens (except for Permitted Liens and Liens arising under applicable securities Laws). Other than as set forth in Section 4.2(e) of the Company Disclosure Letter, none of the Company or its Subsidiaries, directly or indirectly, owns any equity interest or investment (whether equity or debt) in any Person (other than investments in short-term investment securities).
(f)   The Company does not have a “poison pill” or similar stockholder rights plan in effect. The Company has not exempted any Person as an “Exempted Holder” from, or rendered inapplicable, any “Ownership Limit” (each as defined in the Company Charter).

4.3   Corporate Authority and Approval.   Each of the Company Parties has all requisite corporate and limited partnership power and authority and has taken all corporate and limited partnership action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Mergers, subject only with respect to the Merger, to the approval of the Merger and the other transactions contemplated by this Agreement by the affirmative vote of a majority of all votes entitled to be cast by the holders of Shares on the matter (the “Company Requisite Vote”), and no other corporate, limited partnership or other action or proceedings on the part of the Company Parties (including the Company in its capacity as the general partner of the Company Partnership) or any of their Subsidiaries are necessary to authorize this Agreement or the Mergers or to consummate the other transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company Parties and, assuming due execution and delivery by Parent and the Merger Subs, constitutes a legal, valid and binding agreement of the Company Parties, enforceable against the Company Parties in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”). The board of directors of the Company has duly and unanimously (a) (i) authorized the execution and delivery of this Agreement, and approved and declared advisable this Agreement and the consummation of the transactions contemplated hereby, including the Merger and the Partnership Merger, upon the terms and subject to the conditions set forth in this Agreement, (ii) determined that this Agreement, the Merger, the Partnership Merger and the other transactions contemplated by this Agreement are advisable, and in the best interests of the Company and its stockholders and (iii) subject to Section 6.2, resolved to recommend to the Company’s stockholders the approval of the Merger and the other transactions contemplated by this Agreement (the “Company Recommendation”) and (b) directed that the Merger and the other transactions contemplated by this Agreement be submitted to the common stockholders of the Company for their consideration and approval at the Company Stockholders Meeting. Except for the Company Requisite Vote, no vote of the holders of capital stock or other equity interests of the Company or any of its Subsidiaries is necessary pursuant to applicable Law or the Organizational Documents of the Company or its Subsidiaries to approve the Mergers and the other transactions contemplated by this Agreement.
4.4   Governmental Filings; No Violations.
(a)   Other than (i) the filing of the Articles of Merger, the Company Certificate of Merger and Partnership Certificate of Merger pursuant to Section 1.3, (ii) the rules and regulations of the NYSE and (iii) the necessary filings, notices, reports, consents, registrations, approvals, permits, expirations of waiting periods, clearances or authorizations (any of the foregoing being a “Consent”) required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act of 1933, as amended (the “Securities Act”), no filings, notices or reports are or will be required to be made by the Company or its Subsidiaries with, nor are any Consents required to be obtained by the Company or its Subsidiaries from, any domestic (national, federal, state, territorial, provincial, municipal or local), foreign, supranational or transnational governmental, quasi-governmental, competition, legislative, tax, administrative or regulatory authority, court, arbitral, tribunal, agency, commission, department, board, bureau, body, instrumentality or other legislative, executive or judicial governmental entity or any self-regulatory agency or organization (including NYSE) (each, a “Governmental Entity”) in connection with the execution, delivery and performance of this Agreement by the Company Parties or the consummation by the Company Parties of the Mergers and the other transactions contemplated hereby, except, in each case, those that the failure to make or obtain has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b)   Subject to the receipt of the consents, clearances, approvals, authorizations, expirations or terminations of any waiting period and other requirements set forth in Section 4.4(a), or on Section 4.4(b) of the Company Disclosure Letter, the execution, delivery and performance of this Agreement by the Company Parties does not, and the consummation by the Company Parties of the Mergers and the other transactions contemplated hereby will not, (i) constitute or result in, subject in the case of the consummation of the Merger, to obtaining the Company Requisite Vote, a breach or violation of, or contravention or a default under, (A) the Company Charter, the Company Bylaws, the Certificate of Limited Partnership and the Company Limited Partnership Agreement, or (B) any Organizational Documents of any other Subsidiary of the Company or any Joint Venture Agreement, (ii) require any consent, notice or approval under, constitute or result in, with or without the lapse of time or the giving of notice or both, a breach or violation of, a default or termination, modification, vesting or cancellation (or right of termination, modification, vesting or cancellation) under, loss of any benefit, increase in any obligation or payment of additional fees under, the creation or acceleration of any obligations under, give rise to any right of payment, purchase, sale, first offer, first refusal or similar right under, or the creation of a Lien (other than a Permitted Lien) on any of the properties or assets of the Company or any of its Subsidiaries pursuant to, any Material Contract or Company Ground Lease to which the Company or any of its Subsidiaries is a party or is subject, or (iii) assuming (solely with respect to performance of this Agreement and consummation of the Mergers and the other transactions contemplated hereby) the Consents referred to in Section 4.4(a) are made or obtained and receipt of the Company Requisite Vote, contravene, conflict with or violate or breach any Law or License to which the Company or any of its Subsidiaries is subject, except, in the case of clauses (i)(B), (ii) and (iii) above, for any such breach, violation, contravention, default, termination, modification, vesting, cancellation, loss, payment, requirement, creation, acceleration, Lien, conflict or other occurrence that has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
4.5   Company Reports; Financial Statements.
(a)   The Company has filed or furnished, as applicable, on a timely basis, all forms, statements, certifications, reports and documents required to be filed or furnished by it or the Company Partnership with or to the U.S. Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act or the Securities Act since the Applicable Date (such forms, statements, reports and documents filed with or furnished to the SEC, the “Company Reports”). Since the Applicable Date, (i) each of the Company Reports, at the time of its filing or being furnished, complied as to form or, if not yet filed or furnished, will comply as to form, in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and any rules and regulations promulgated thereunder applicable to the Company Reports and (ii) as of their respective filing dates (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such amended or superseded filing), the Company Reports did not, and any Company Reports filed with or furnished to the SEC subsequent to the date of this Agreement will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. There are no outstanding or unresolved comments in comments letters received from the SEC with respect to the Company Reports and, to the Knowledge of the Company, none of the Company Reports are the subject of ongoing SEC review. The Company has made available to Parent true, correct and complete copies of all material written correspondence between the SEC, on the one hand, and the Company, on the other hand, since the Applicable Date.
(b)   The Company is, and at all times since the Applicable Date has been, in compliance in all material respects with (i) the applicable listing and corporate governance rules and regulations of the NYSE and (ii) the applicable provisions of the Sarbanes-Oxley Act.
(c)   The Company and its Subsidiaries maintain disclosure controls and procedures (as defined in Rule 13a-15(e) or 15d-15(e) under the Exchange Act) that are reasonably designed to ensure that information required to be disclosed by the Company in its filings with the SEC under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC and is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Entity challenging or questioning the accuracy, completeness, form or manner of filing of such certifications.
(d)   The Company maintains internal controls over financial reporting (as defined in Rule 13a-15(f) or 15d-15(f), as applicable, under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Since the Applicable Date, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm, has identified, received any written notification or been made aware of (A) any “significant deficiencies” or “material weaknesses” in the design or operation of its internal controls over financial reporting, (B) any fraud or allegation of fraud, whether or not material, that involves management or other employees who have a significant role in the preparation of financial statements or the Company’s internal control over financial reporting or (C) any complaints regarding a material violation of accounting procedures, internal accounting controls or auditing matters relating to the period since the Applicable Date. Since the Applicable Date, no personal loan or other extension of credit by the Company or any of its Subsidiaries to any of its or their executive officers or directors has been made or modified in violation of Section 13 of the Exchange Act and Section 402 of the Sarbanes-Oxley Act.
(e)   Each of the audited consolidated financial statements and the unaudited consolidated financial statements of the Company and its Subsidiaries included in or incorporated by reference into the Company Reports since the Applicable Date, including the consolidated balance sheets and the consolidated statements of income, cash flows and changes in stockholders’ equity (deficit) for the respective periods then ended (including the related notes and schedules) (i) complied, as of their respective dates, in all material respects with the then-applicable accounting requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis during the applicable periods involved (except as may be indicated therein or in the notes thereto or, in the case of the unaudited financial statements, for normal and recurring year-end adjustments and as may be permitted by the SEC on Form 10-Q, Form 8-K, Regulation S-X or any successor or like form under the Exchange Act), and (iii) fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries, as of the date of such financial statements, and the results of operations, retained earnings (loss) and changes in financial position, as the case may be, of the Company and its Subsidiaries for the periods set forth therein (subject, in the case of the unaudited financial statements, to notes and normal year-end audit adjustments that are not or will not be material in amount or effect), in each case, in accordance with GAAP consistently applied during the periods involved, except as may be noted therein or in the notes thereto.
(f)   Neither the Company nor any of its Subsidiaries is required to be registered as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.
(g)   Except as have been described in the Company Reports, there are no unconsolidated Subsidiaries of the Company or any off-balance sheet arrangements of the type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated by the SEC.
(h)   Except as permitted by the Exchange Act, including Sections 13(k)(2) and (3), since the enactment of the Sarbanes-Oxley Act, none of the Company or its Subsidiaries has made or permitted to remain outstanding any “extensions of credit” (within the meaning of Section 402 of the Sarbanes-Oxley Act) or prohibited loans to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.
(i)   Since January 1, 2021, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, none of the Company or its Subsidiaries nor, to the Knowledge of the Company, any of their respective directors, officers or employees, in their capacity as such, has (i) knowingly used any corporate funds for any unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) unlawfully offered or provided, directly or indirectly, anything of value to (or received anything of value from) any foreign or domestic government official or employee or any other Person or (iii) made any unlawful bribe, rebate, payoff, kickback or other unlawful payment to any foreign or domestic government official or employee, or any other Person, in each case, in violation of any applicable Anti-Corruption Law.
4.6   Absence of Certain Changes.   Since September 30, 2025 (the “Balance Sheet Date”) and through the date of this Agreement, (a) there has not been any Effect which has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, and (b) other than with respect to the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby, (i) the Company and its Subsidiaries have conducted their respective businesses in the ordinary course of such businesses in all material respects and (ii) none of the Company or its Subsidiaries has taken any action that, if taken or proposed to be taken after the date of this Agreement, would require the consent of

Parent to be obtained pursuant to subsections (B)(a), (B)(b), (B)(c), (B)(h), (B)(j), (B)(k), (B)(o), (B)(p) or (B)(u) (solely with respect to the foregoing clauses) of Section 6.1.
4.7   Litigation.   There are, and since January 1, 2024, have been, no civil, criminal, or administrative or other actions, litigation, suits, demands, claims, causes of action, complaints, charges, arbitrations, mediations, hearings, grievances, assessments, examinations, subpoenas, notices of violation, investigations, audits, reviews, inquiries, proceedings, demand letters, settlements or enforcement actions, by, before or otherwise involving any Governmental Entity (“Proceedings”), pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries, or against any of their respective properties or assets, or any of their respective directors or officers, in each case, that would reasonably be expected to be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole, or to prevent, materially delay or materially impair the ability of the Company Parties to consummate the Mergers. Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any Order or any settlement, compromise, conciliation or similar agreement with any Person, in each case, that would reasonably be expected to be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole (except to the extent expressly consented to by Parent pursuant to Section 6.5), or that would prevent, materially delay or materially impair the ability of the Company Parties to consummate the Mergers.
4.8   No Undisclosed Liabilities.   There are no obligations or liabilities of the Company or any of its Subsidiaries, whether or not accrued, whether known or unknown, on- or off-balance sheet, contingent, absolute or otherwise other than (a) liabilities or obligations disclosed, reflected, reserved against or otherwise provided for in the consolidated balance sheet of the Company as of the Balance Sheet Date and the notes thereto set forth in the Company’s quarterly report on Form 10-Q for the fiscal quarter ended September 30, 2025, (b) liabilities or obligations incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, (c) liabilities or obligations arising out of this Agreement or the transactions contemplated hereby, (d) liabilities that have been discharged or paid in full in the ordinary course of business prior to the date hereof, or (e) liabilities or obligations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
4.9   Employee Benefits.
(a)   Each material Company Plan (or forms thereof, to the extent a number of Company Plans take a substantially similar form) as of the date of this Agreement is listed in Section 4.9(a) of the Company Disclosure Letter. With respect to each material Company Plan, true, correct and complete copies of each material Company Plan (or a summary of material terms, if unwritten) and all amendments thereto, together with applicable trust agreements, investment management agreements, administrative service Contracts and insurance Contracts and all non-routine communications with the Internal Revenue Service, Department of Labor or Pension Benefit Guaranty Corporation in the past three (3) years, in each case, are publicly available or have been provided or made available to Parent prior to the date of this Agreement.
(b)   All Company Plans have been established, funded, maintained and administered, and are in compliance, with their terms and applicable Laws, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c)   Each Company Plan that is intended to be qualified under Section 401(a) of the Code, has received a current favorable determination letter from the Internal Revenue Service or may rely upon a current favorable opinion letter from the Internal Revenue Service, and nothing has occurred or, to the Knowledge of the Company, circumstances do not currently exist that are reasonably likely to result in the loss of the qualification of such plan under Section 401(a) of the Code.
(d)   Neither the Company nor any of its Subsidiaries, nor any Person that at any relevant time could be, is or has been treated as a single employer with the Company or any of its Subsidiaries under Section 414 of the Code, sponsor, contribute to or have any liability, whether actual or contingent in respect of (i) an employee benefit plan subject to the minimum funding requirements of Section 412 of the Code or Title IV of ERISA, (ii) a “multiemployer plan” (within the meaning of Section (3)(37) of ERISA), (iii) a “multiple employer plan” as defined in Section 413(c) of the Code or (iv) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.

(e)   All contributions required to be made by the Company or its Subsidiaries under each Company Plan, as of the date of this Agreement, have been timely made and all obligations in respect of each Company Plan have been properly accrued and reflected in the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement, except, in each case, as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(f)   As of the date of this Agreement, there is no Proceeding pending or, to the Knowledge of the Company, threatened relating to the Company Plans, except as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(g)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby would reasonably be expected to, either alone or in combination with any other event, (i) result in any payment becoming due to any Company Service Provider, (ii) increase any benefits under any Company Plan, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefits, or (iv) result in any payment or benefit to any current or former employee, director or other individual service provider of the Company who is a “disqualified individual” within the meaning of Section 280G of the Code that could reasonably be expected to be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) as a result of the consummation of the transactions contemplated by this Agreement.
(h)   The Company does not provide and none of its Subsidiaries provide, coverage under any welfare plan (including life insurance, disability, medical, dental, prescription drugs or accidental death or dismemberment) to any of their respective retirees, other than any continuation or conversion coverage which any such retiree may have purchased at his or her own expense.
(i)   Each Company Plan that is a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) has been operated and administered in compliance (including documentary compliance) with, Section 409A of the Code and the Treasury Regulations and other official guidance promulgated thereunder, except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Company or its Subsidiaries has any indemnity obligation for any Taxes imposed under Section 4999 or 409A of the Code.
4.10   Labor Matters.
(a)   The Company has provided to Parent a true, complete and correct list of all employees of the Company and its Subsidiaries as of the date within five (5) Business Days hereof, showing for each: (i) name, (ii) hire date, (iii) current job title, (iv) base salary or hourly wage rate, (v) employment classification (exempt vs. nonexempt, full vs. part time, and whether or not on leave and expected return to work date if known), (vi) balance of accrued paid vacation or paid time off (PTO), (vii) location (country, state and city), (viii) employing entity, (ix) visa or work permit status (and if applicable, type of visa or work permit and expiration date), and (x) target bonus, commission, or other cash incentive compensation opportunity.
(b)   (i) Neither the Company nor any of its Subsidiaries is a party to or otherwise bound by, or in the process of negotiating, a collective bargaining agreement or other agreement or arrangement with a labor union, works council, labor organization or other employee representative body (“Labor Agreement”), and no employees of the Company or any of its Subsidiaries are represented by any labor union, works council, labor organization, or other employee representative with respect to their employment with the Company or any of its Subsidiaries, (ii) there is not, nor has there been in the past three (3) years, any pending or, to the Knowledge of the Company, threatened labor strike, walkout, concerted work stoppage, concerted work slow-down, lockout, picketing, handbilling, unfair labor practice charge, material labor grievance, labor arbitration or other material labor dispute against the Company or any of its Subsidiaries and (iii) there is no, and since the Applicable Date there has been no, to the Knowledge of the Company, pending or threatened organizing activity with respect to the formation of a collective bargaining unit or a labor organization seeking to represent employees occurring or threatened involving or with respect to employees of the Company or any of its Subsidiaries.

(c)   The Company and each of its Subsidiaries is, and at all times since January 1, 2024, has been, in compliance in all material respects with all applicable Laws governing or related to employment or labor, including all such Laws relating to wages, hours, worker and employee classification, immigration, labor relations, equal employment opportunities, fair employment practices, disability rights or benefits, immigration, hiring (including regarding criminal background checks, drug testing and similar screening or medical testing of candidates as required by applicable Laws), promotion and termination of employees, working conditions, plant closings and layoffs (including the WARN Act), employee health and safety, workers’ compensation, leaves of absence, paid time off, pay equity, unemployment insurance, the use of automated decision tools and other artificial intelligence in employment, and employment discrimination, harassment or retaliation.
(d)   To the Knowledge of the Company, no current or former director, officer, employee, consultant or other individual service provider (each, a “Company Service Provider”) is in material violation of any provision of any employment agreement, non-disclosure agreement, noncompetition agreement, or restrictive covenant agreement (i) with or owed to the Company or any of its Subsidiaries, or (ii) owed to or with a third party (including a former employer) with respect to such person’s right to be employed or engaged or perform particular duties or services for, the Company or any of its Subsidiaries.
(e)   Neither the Company nor any Subsidiary is party to a settlement agreement with any current or former officer, employee or individual independent contractor that involves allegations of harassment or discrimination of any kind against an officer, director, or executive-level employee of the Company or its Subsidiaries, and, to the Knowledge of the Company, no allegations of harassment or discrimination of any kind have been made against any such officer, director, or executive-level employee since the Applicable Date.
4.11   Compliance with Laws, Licenses.
(a)   (i) The businesses of each of the Company and its Subsidiaries since the Applicable Date have not been, and are not being, conducted in violation of any applicable Law and (ii) none of the Company or its Subsidiaries has received any written notice or, to the Knowledge of the Company, other communication from any Governmental Entity regarding any actual or alleged failure of any of the Company and its Subsidiaries to comply with any Law, except for such violations or failures that would not reasonably be expected to be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole. To the Knowledge of the Company, no investigation, audit or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, as of the date of this Agreement, threatened, nor has any Governmental Entity indicated in writing an intention to conduct the same, except for such investigations or reviews the outcome of which would not reasonably be expected to be material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole.
(b)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the Company and its Subsidiaries is, and at all times since the Applicable Date has been, in possession of and in compliance with the terms of each permit, license, certification, approval, registration, consent, authorization, franchise, ordinance, concession, accreditation, variance, exemption, notification and Order issued or granted by, obtained from or made with or to a Governmental Entity (each, a “License” and collectively, the “Licenses”) necessary to conduct their respective businesses as presently conducted and to own, lease and, to the extent applicable, operate their respective properties, (ii) all such Licenses are valid and in full force and effect, and (iii) with respect to any such License, no Proceeding is pending or, to the Knowledge of the Company, threatened, and there is no event, condition or circumstance, that would (with or without notice or lapse of time or both) permit the suspension, cancellation, revocation, termination or adverse modification of such License, preclude such License from being renewed in the ordinary course (to the extent such License is renewable by its terms), or impair the validly of such License or the rights of the holder thereof.
4.12   Material Contracts.
(a)   Section 4.12(a) of the Company Disclosure Letter sets forth a true, correct and complete list, as of the date of this Agreement, of each Contract (other than any Company Plan) to which either the

Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of its properties or assets are bound, or pursuant to which the Company or such Subsidiary has current or future obligations, other than any Contract solely among the Company and its wholly owned Subsidiaries, that:
(i)   (A) involves a joint venture entity, limited liability company or legal partnership or strategic alliance, including the Joint Venture Agreements, or (B) provides any Person (other than the Company and its wholly owned Subsidiaries) the right to receive fees or a profits interest in, invest, join or partner in (whether characterized as a contingent fee, profits interest, equity interest or otherwise), or have the right to any of the foregoing in any proposed or anticipated investment opportunity, joint venture or partnership with respect to any current or future real property in which the Company or any of its Subsidiaries has or will have a material interest, including those transactions or properties identified, sourced, produced or developed by such Person;
(ii)   (A) evidences a loan for borrowed money to any Person by the Company or any of its Subsidiaries in an amount in excess of $1,000,000 or (B) requires the Company or any of its Subsidiaries to make an investment (in the form of a loan, capital contribution, preferred equity investment or similar transaction) in, or to purchase or sell, as applicable, equity or voting securities or interests (or securities convertible or exchangeable into or exercisable for equity or voting securities or interests) of, any Person or assets (including through a pending purchase or sale of assets, merger, consolidation or similar business combination transaction);
(iii)   (A) expressly provides that the Company, any of its Subsidiaries or any of their Affiliates will not compete with any other Person or otherwise limits in any material respect the freedom or right of the Company or any of its Subsidiaries to engage in any line of business or geographic region, (B) expressly grants “most favored nation” protections to the counterparty to such Contract or (C) expressly provides for minimum volume commitments or requires the Company or any of its Subsidiaries to provide any minimum level of service, and, in each case of clause (B) or (C), is material, individually or in the aggregate, to the Company and its Subsidiaries, taken as a whole;
(iv)   expressly prohibits in any material respect either the type of business in which the Company, any of its Subsidiaries or any of their Affiliates may engage or the manner or locations in which any of them may so engage in any business;
(v)   requires the Company or its Subsidiaries (or, after the Effective Times, Parent or its Subsidiaries) to deal exclusively with any Person or group of related Persons (other than any licenses entered into in the ordinary course of business consistent with past practice);
(vi)   relates to any third party Indebtedness of the Company, its Subsidiaries or any of the Minority Joint Ventures for borrowed money (A) with an outstanding principal amount, together with the aggregate amount of all undrawn commitments related thereto, as of the date hereof greater than $2,000,000, whether secured or unsecured, or (B) secured by any Company Real Property (such Contracts, collectively, the “Existing Loan Documents”);
(vii)   (A) relates to an acquisition, divestiture, merger or similar transaction that has continuing indemnification, guarantee, “earn-out” or other contingent payment obligations on the Company or any of its Subsidiaries or (B) provides for the acquisition, disposition, assignment, transfer or ground leasing (whether by merger, purchase or sale of assets or stock or otherwise) of any real property (including any Company Real Property);
(viii)   is a Contract pursuant to which the Company or any of its Subsidiaries manages, is a development manager of, or the leasing agent of any real properties of any Person under which the aggregate annual payments or other consideration to the Company or such Subsidiary thereunder is more than $1,000,000;
(ix)   is required to be filed by the Company as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act, but that has not yet been so filed;
(x)   was entered into between the Company or any of its Subsidiaries and a Governmental Entity;

(xi)   (A) was entered into with any Affiliate of the Company or any of its Subsidiaries (other than the Company and its wholly owned Subsidiaries) or (B) is otherwise a Related Person Agreement, in each case that has not been filed with the SEC;
(xii)   resulted in payments during the fiscal year ended December 31, 2025, or would reasonably be expected to result in payments during for the fiscal year ending December 31, 2026, in each case, to any vendor or supplier of the Company, any of its Subsidiaries, or any of their respective real properties (including any service provider of telecommunications, utilities, waste management, maintenance and turnover, amenities and similar services), in each case, in excess of $1,000,000 in the aggregate;
(xiii)   contains a license, covenant not to sue or other right to use granted (A) by the Company or any of its Subsidiaries to any Person with respect to any material Company-Owned IP, or (B) to the Company or any of its Subsidiaries with respect to any Intellectual Property of any other Person that would reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, other than, in the case of (A), non-exclusive licenses granted by the Company or any of its Subsidiaries in the ordinary course of business, or in the case of (B), licenses for software that is commercially available on standard terms;
(xiv)   relates to the settlement (or proposed settlement) of any pending or threatened Proceeding that involves payments in excess of $1,000,000 or that imposes material restrictions or obligations on the Company or any of its Subsidiaries;
(xv)   (A) contains a put, call, redemption right, option to purchase, a marketing right, a forced sale, tag or drag right or a right of first offer, right of first refusal or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any voting or equity interests (or securities convertible or exchangeable into or exercisable for equity or voting securities or interests) or any material assets, material rights or material properties of the Company or any of its Subsidiaries or any other Person, including the Minority Joint Ventures, or (B) limits or restricts the ability of the Company or any of its Subsidiaries to sell, transfer, pledge or otherwise dispose of any voting or equity interests or any material assets, material rights or properties of the Company or any of its Subsidiaries; or
(xvi)   is a Contract not of a type (disregarding any dollar thresholds, materiality or other qualifiers, restrictions or other limitations applied to such Contract type) described in the foregoing clauses (i) through (xv) that has or would reasonably be likely to involve payments or receipts in excess of $5,000,000 in any twelve-month period (such Contracts required to be listed pursuant to clauses (i) through (xv) above, the “Material Contracts”).
(b)   A true, correct and complete copy of each Material Contract, as amended as of the date of this Agreement, including all attachments, schedules and exhibits thereto, has been made available to Parent prior to the date of this Agreement. Each of the Material Contracts is a valid and binding obligation of the Company or its Subsidiaries, as the case may be and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, except for such failures to be valid, binding and enforceable or in full force and effect as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries nor, to the Knowledge of the Company, any other party, is in breach of or in default under any Material Contract, neither the Company nor any of its Subsidiaries has received written notice of any breach or default under any Material Contract, no event or condition has occurred that, with the lapse of time or the giving of notice or both, would constitute a breach or default thereunder by the Company or any of its Subsidiaries, there are no material disputes pending or, to the Knowledge of the Company, threatened with respect to any Material Contract, and neither the Company nor any of its Subsidiaries has received written notice from any other party to any Material Contract that such other party intends to terminate, not renew or renegotiate the terms of such Material Contract, except, in each case, for such breaches, defaults, disputes, terminations, non-renewals or renegotiations as have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
4.13   Takeover Statutes.   The board of directors of the Company has taken all action necessary to render inapplicable to the Merger the restrictions on business combinations contained in Subtitle 6 of Title 3 of the MGCL. No “business combination”, “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover statute or regulation (each, a “Takeover Statute”) or any anti-takeover provision in the Company Charter, Company Bylaws, Certificate of Limited Partnership, the Company Limited Partnership Agreement or the Organizational Documents of any other Subsidiary of the Company is applicable to this Agreement, the Mergers or the other transactions contemplated by this Agreement.
4.14   Environmental Matters.
Except for such matters that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a)   the Company and its Subsidiaries are, and since January 1, 2021, have been, in compliance with all applicable Environmental Laws and all applicable Environmental Permits and none of the Company or any of its Subsidiaries has received any written notice alleging non-compliance with any Environmental Laws or Environmental Permits, except for matters which have been resolved;
(b)   the Company and its Subsidiaries hold all material Environmental Permits required under applicable Environmental Laws to permit the Company and its Subsidiaries to operate their assets in the manner in which they are now operated and maintained and to conduct the business of the Company and its Subsidiaries as currently conducted, and all such Environmental Permits are valid and in full force and effect with all necessary applications for renewal thereof having been timely filed, and to the Knowledge of the Company, there are no facts, events or circumstances that would reasonably be expected to result in the revocation, suspension, termination, non-issuance, non-renewal or adverse modification of any such Environmental Permits;
(c)   no pending or unresolved written Order arising under applicable Environmental Laws or written notice of violation arising under applicable Environmental Laws has been received by the Company;
(d)   no Proceeding arising under applicable Environmental Laws is pending or threatened against the Company, any of its Subsidiaries or any Company Real Property;
(e)   any and all Hazardous Substance disposed of by the Company or any of its Subsidiaries was disposed of in accordance with all applicable Environmental Laws and Environmental Permits;
(f)   no Hazardous Substances that require further investigation or remediation by the Company or any its Subsidiaries under applicable Environmental Laws are present in the soil or groundwater at any real properties of the Company and its Subsidiaries;
(g)   none of the Company or its Subsidiaries has agreed to assume or retain any liability of any other Person under Environmental Law or relating to Hazardous Substances; and
(h)   The Company has made available to Parent true, correct and complete copies of all reports of any environmental site assessments, investigations, remediation, environmental or health and safety compliance audits, or other similar documents, to the extent within the possession of the Company or any of its Subsidiaries.
4.15   Taxes.
(a)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and each of its Subsidiaries (i) have prepared, duly and timely filed (taking into account all applicable extensions) all Tax Returns required to be filed by any of them and all such filed Tax Returns are complete and accurate in all material respects and (ii) have paid all material Taxes that are required to be paid, whether or not shown as due on any such Tax Returns (other than Taxes that are not yet delinquent or that are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP).
(b)   The Company (i) for all taxable years commencing with the Company’s initial tax year ended December 31, 1994 and through December 31, 2025, has been subject to taxation as a real estate investment trust within the meaning of Section 856 of the Code (a “REIT”) and has satisfied all requirements to qualify as a REIT for such years; (ii) has operated since January 1, 2026, to the date hereof, in a manner consistent with the requirements for qualification and taxation as a REIT; (iii) intends to continue to operate in such a manner as to qualify for taxation as a REIT for its taxable year that will end on the day of the Mergers (taking into account the effects of the Mergers); and (iv) to the Knowledge of the Company, has not taken or omitted to take any action that could reasonably be expected to result in a challenge by the IRS or any other Governmental Entity to its qualification for taxation as a REIT, and, to the Knowledge of the Company, no such challenge is pending or threatened. No entity in which the Company or any subsidiary of the Company directly or indirectly owns an interest is or has been a corporation for U.S. federal income Tax purposes, other than (i) a corporation that qualifies as a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code (each a “Qualified REIT Subsidiary”) or (ii) a corporation that qualifies as a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code (each, a “Taxable REIT Subsidiary”). The Company has satisfied the requirement under Section 856(c)(4)(B)(ii) of the Code with respect to all Taxable REIT Subsidiaries (including any entities with respect to which a protective Taxable REIT Subsidiary election was made).
(c)   Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (i) there are no audits, examinations, investigations or other proceedings by any Tax authority pending or, to the Knowledge of the Company, threatened with regard to any material Taxes or Tax Returns of the Company or any of its Subsidiaries; (ii) no material deficiency for Taxes of the Company or any of its Subsidiaries has been claimed, proposed, assessed or, to the Knowledge of the Company, threatened, by any Tax authority, which deficiency has not yet been settled except for such deficiencies which are being contested in good faith and for which appropriate reserves have been established in accordance with GAAP; (iii) neither the Company nor any of its Subsidiaries has waived any statute of limitations with respect to the assessment or collection of material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency for any open tax year; (iv) neither the Company nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any material Tax Return; and (v) neither the Company nor any of its Subsidiaries has entered into any material “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law).
(d)   There are no Liens for a material amount of Taxes upon any property or assets of the Company or any of its Subsidiaries, except for Permitted Liens.
(e)   Neither the Company nor any of its Subsidiaries holds any asset the disposition of which would be subject to Section 337(d) or Section 1374 of the Code or the regulations thereunder (or any similar provisions of state, local, or foreign Tax Law), nor has the Company or any of its Subsidiaries disposed of any such asset at any time on or after January 1, 2025.
(f)   For any taxable year that remains open under applicable Law, (i) neither the Company nor any of its Subsidiaries has incurred any liability for Taxes under Sections 857(b), 857(f), 860(c) or 4981 of the Code which have not been previously paid. To the Knowledge of the Company, no event has occurred, which presents a material risk that any material amount of Tax described in the previous sentence will be imposed upon the Company or any its Subsidiaries.
(g)   The Company and its Subsidiaries have complied, in all material respects, with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 1471, 3102 and 3402 of the Code or similar provisions under any state and foreign Laws) and have duly and timely withheld and, in each case, have paid over to the appropriate Tax authority all material amounts required to be so withheld and paid over on or prior to the due date thereof under all applicable Laws.
(h)   Neither the Company nor any of its Subsidiaries has requested, has received or is subject to any written ruling from the Internal Revenue Service, or a material ruling from any other Tax authority, or has entered into any written agreement with a Tax authority with respect to any material Taxes (other than payment in lieu of property taxes (PILOT) agreements).
(i)   Neither the Company nor any of its Subsidiaries is a party to any Tax protection, allocation or sharing agreements or similar arrangements, and after the Closing Date neither the Company nor any of its Subsidiaries shall be bound by any such Tax protection, sharing, or allocation agreements or similar arrangements or have any liability thereunder for amounts due in respect of periods prior to the Closing Date, in each case, other than customary provisions of commercial contracts not primarily relating to Taxes and any agreements or arrangements solely between or among the Company and any of its Subsidiaries.
(j)   Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (or any combined, consolidated, or unitary group under state, local, or foreign Tax Law) other than any such group solely among the Company and its Subsidiaries or (ii) has any material liability for the Taxes of any Person (other than any Subsidiary of the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Tax Law), as a transferee or successor, or otherwise.
(k)   Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).
(l)   Neither the Company nor any of its Subsidiaries (other than Taxable REIT Subsidiaries) has, or has had at the close of any taxable year, any earnings and profits at the close of any taxable year attributable to any non-REIT year within the meaning of Section 857 of the Code.
(m)   Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 or Section 361(a) of the Code in the two years prior to the date of this Agreement.
(n)   To the Knowledge of the Company, no written claim has been made by any Tax authority in any jurisdiction where the Company or any of its Subsidiaries does not file a particular type of Tax Return or pay a particular type of Tax (or where no such Tax Return is filed or such Tax is not paid with respect to the operations of the Company or any of its Subsidiaries) asserting that the Company or any of its Subsidiaries is, or that the operations of the Company or any of its Subsidiaries are, or may be, subject to taxation by, or a Tax Return filing requirement in, such jurisdiction.
(o)   The Company’s aggregate tax basis in its assets exceeds its aggregate liabilities for U.S. federal income tax purposes (including its allocable share thereof under Section 752 of the Code).
(p)   Notwithstanding any other provision in this Agreement, (i) the representations and warranties in this Section 4.15 (and Section 4.2(b) and Section 4.9, to the extent related to Taxes) constitute the sole and exclusive representations and warranties of the Company and each of its Subsidiaries with respect to Taxes, (ii) no representation or warranty is made with respect to the existence, availability, amount, usability or limitations (or lack thereof) of any net operating loss, net operating loss carryforward, capital loss, capital loss carryforward, basis amount or other Tax attribute (whether federal, state, local or foreign) of the Company after the Closing Date, and (iii) the Company and any of its respective representatives or Affiliates make no representation or warranty with respect to Taxes of the Company or any of its Subsidiaries with respect to any period (or portion thereof) following the Closing.
4.16   Intellectual Property.
(a)   Section 4.16(a) of the Company Disclosure Letter sets forth a list of all (i) patents and patent applications, (ii) registered trademarks, service marks, trade dress, logos, slogans, brand names, trade names and corporate names and applications therefor, (iii) domain name and social media handle registrations, and (iv) copyright registrations and applications for copyright registration that, in each case, are included in the Company-Owned IP (“Registered IP”). Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (A) all Registered IP is subsisting in all material respects, (B) all Registered IP that has been registered or has been issued is, to the Knowledge of the Company, valid and enforceable and (C) either the Company or a Subsidiary solely and exclusively owns, free and clear of all Liens (other than Permitted Liens) the Company-Owned IP and has a valid right to use, all other Intellectual Property used or held for use in connection with or necessary for the operation of the businesses of the Company and its Subsidiaries as currently conducted. There are no pending or, to the Knowledge of the Company, threatened, inventorship challenges, inter partes reviews, post grant reviews, covered business method patent reviews, reexaminations, cancellations, oppositions, nullity proceedings, interferences or other Proceedings against the material Company-Owned IP or the Company or any of its Subsidiaries to challenge the validity or enforceability of any material Company-Owned IP.
(b)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) (x) the operation of the businesses of the Company and its Subsidiaries has not, since January 1, 2023, infringed or misappropriated or otherwise violated the Intellectual Property rights of any third party and (y) there are no administrative claims or Proceedings pending or threatened against the Company or any of its Subsidiaries alleging the same and (ii) no third party is engaging in any activity that infringes, misappropriates, or otherwise violates any Company-Owned IP, and no such claims are pending or threatened against any Person by the Company or any of its Subsidiaries.
(c)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have taken commercially reasonable measures to maintain the confidentiality of and protect the proprietary nature of each item of Company-Owned IP, including trade secrets, and to maintain in confidence information owned by another Person with respect to which the Company or any of its Subsidiaries has a confidentiality obligation.
(d)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Information Technology Systems owned, lease or used or held for use by the Company and its Subsidiaries (“Company IT Systems”) are reasonably adequate for the Company’s and its Subsidiaries’ respective businesses as currently conducted, (ii) since January 1, 2023, the Company IT Systems have not suffered a breakdown, malfunction or failure, (iii) the Company and its Subsidiaries have, at all times since January 1, 2023, maintained and implemented (x) commercially reasonable policies and procedures to protect the security and integrity of the Company IT Systems and (y) commercially reasonable data backup, data storage, system redundancy and disaster avoidance and recovery plans and procedures, in each case generally consistent with prevailing industry practices, and (iv) there has been no security breach or other unauthorized access to the Company IT Systems that has resulted in the unauthorized access, use, disclosure, deletion, destruction, modification, corruption or encryption of any information or data contained therein.
4.17   Data Privacy.
(a)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, at all times since January 1, 2023, the Company and its Subsidiaries and, to the Knowledge of the Company, any Person acting for or on behalf of the Company or any of its Subsidiaries: (i) have had reasonable safeguards in place designed to protect all Personal Data processed by or on behalf of or in the possession or under the control of the Company or any of its Subsidiaries against loss, theft or unauthorized disclosure; (ii) have complied with all Privacy Requirements; (iii) have not experienced any breaches involving any Personal Data in their possession or under their control; and (iv) have not received any written notice of any regulatory investigation, enforcement action or other claims relating to, or been charged with, the violation of any Privacy Requirements by the Company and its Subsidiaries and there are no facts or circumstances that could reasonably form the basis of any such regulatory investigation, enforcement action or other claim.
(b)   Since January 1, 2023, neither the Company nor any of its Subsidiaries has provided or been required by applicable Law to provide any notice to any Person in connection with an unauthorized disclosure of Personal Data.
(c)   Neither the Company nor any of its Subsidiaries is subject to any contractual requirements or other legal obligation that, following the Closing, would prohibit, in any material respect, the Company or any of its Subsidiaries from Processing such Personal Data in the manner in which such Personal Data was processed prior to the Closing. The transfer of Personal Data in connection with the transactions contemplated by this Agreement will not violate any Privacy Requirements in any material respect.

4.18   Insurance.   The Company has made available to Parent prior to the date of this Agreement true, correct and complete copies of all material insurance policies held by or for the benefit of the Company and its Subsidiaries (the “Insurance Policies”). The Insurance Policies provide coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, and the Insurance Policies are sufficient to comply with applicable Law, all Material Contracts and all Company Ground Leases (to the extent applicable), except for any such failures to maintain such coverage or policies that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Insurance Policy is in full force and effect and all premiums due with respect to all such policies have been paid in full; the limits of the Insurance Policies are fully in place without any erosion; the Company and its Subsidiaries are in compliance in all respects with the terms and conditions of all of the Insurance Policies and predecessor insurance policies, including with respect to the giving of timely and otherwise valid notice to the applicable insurer(s) of any claim, occurrence or other matter that may be covered thereunder, and there are no claims pending under any Insurance Policies or predecessor insurance policies, with such exceptions that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. No written notice of premature cancellation, refusal of coverage, refusal to renew, termination prior to the expiration of the term thereof or material increase in premium has been received by the Company or any of its Subsidiaries with respect to any Insurance Policy that has not been replaced on substantially similar terms prior to the date of such cancellation.
4.19   Real Property.
(a)   Section 4.19(a) of the Company Disclosure Letter contains a true, correct and complete list of all real property owned by the Company or any of its Subsidiaries (together with all of the buildings, structures, fixtures and other improvements thereon, the “Owned Real Property”) and sets forth the common street address for such Owned Real Property and the applicable owner of such Owned Real Property. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or one of its Subsidiaries has good and valid fee simple title (or the jurisdictional equivalent) to the Owned Real Property, free and clear of all Liens (other than Permitted Liens).
(b)   Section 4.19(b) of the Company Disclosure Letter contains a true, correct and complete list of all real property ground leased by the Company or any of its Subsidiaries (the “Ground Leased Real Property”) and sets forth the common street address and each applicable lease, sublease, or other occupancy arrangement, whether written or oral (together with the applicable parties thereto) affecting such Ground Leased Real Property, and any amendments, guarantees, supplements or other modifications thereto (each, a “Company Ground Lease”). True, correct and complete copies of all Company Ground Leases have been made available to Parent. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Ground Lease is valid, binding and enforceable against the parties thereto. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company or one of its Subsidiaries has a good and valid leasehold interest in the Ground Leased Real Property pursuant to the applicable Company Ground Lease, free and clear of all Liens (except Permitted Liens), (ii) each such Company Ground Lease is in full force and effect, subject to the Bankruptcy and Equity Exception, and (iii) none of the Company or any of its Subsidiaries has received written notice, or delivered notice to any other party, of any material default, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute a material default, under any Company Ground Lease, other than defaults that have been cured or waived in writing or would not reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.
(c)   Section 4.19(c) of the Company Disclosure Letter contains a true, correct and complete list of all real property other than Ground Leased Real Property leased by or subleased to the Company or any of its Subsidiaries as tenant, lessee or similar party thereto (the “Space Leased Real Property” and together with the Ground Leased Real Property, the “Company Leased Real Property” and the foregoing, collectively with the Owned Real Property, the “Company Real Property”) and sets forth the common street address, unit number, and each applicable lease, sublease, or other occupancy arrangement, whether written or oral (together with the applicable parties thereto) affecting such Space Leased Real Property, and any amendments, guarantees, supplements or other modifications thereto (each a “Company Space Lease”). True, correct and complete copies of all Company Space Leases have been made available to Parent. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Space Lease is valid, binding and enforceable against the parties thereto. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company or one of its Subsidiaries has a good and valid leasehold interest in the Space Leased Real Property pursuant to the applicable Company Space Lease, free and clear of all Liens (other than Permitted Liens), (ii) each Company Space Lease is in full force and effect, subject to the Bankruptcy and Equity Exception, and (iii) none of the Company or any of its Subsidiaries has received written notice, or delivered notice to any other party, of any material default, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute a material default, under any Company Space Lease, other than defaults that have been cured or waived in writing or would not reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.
(d)   Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) neither the Company nor any of its Subsidiaries has received written notice of (and, with respect to the Company Leased Real Property, to the Knowledge of the Company, no party has received written notice of) any violation of any applicable Law affecting any portion of any of the Company Real Property issued by any Governmental Entity that has not been resolved as of the date of this Agreement and (ii) neither the Company nor any of its Subsidiaries has received written notice of, nor to the Knowledge of the Company are there, (A) any condemnation, eminent domain, rezoning or similar Proceedings that are pending with respect to any of the Company Real Property or (B) applicable zoning, building or similar Laws that, to the Knowledge of the Company, are or will be violated by the continued maintenance, operation or use of any buildings, fixtures or other improvements on any of the Company Real Property or by the continued maintenance, operation or use of any parking areas.
(e)   Neither the Company nor any of its Subsidiaries, on the one hand, nor, to the Knowledge of the Company, any other party, on the other hand, is in default under any residential lease, sublease or other occupancy agreement relating to any Company Real Property where the Company or any of its Subsidiaries is the landlord, lessor or similar party thereto (the “Residential Unit Leases” and the Company Real Property subject thereto, the “Residential Space Units”), except for defaults that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. With respect to any non-residential lease, sublease or other occupancy agreement relating to any Company Real Property where the Company or any of its Subsidiaries is the landlord, lessor or similar party thereto (the “Commercial Space Leases”, and the Company Real Property subject thereto, the “Commercial Space Units”, and the Commercial Space Leases together with the Residential Unit Leases, the “Company Unit Leases”), the Company has made available true, correct and complete copies of all Commercial Space Leases as of the date hereof. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Commercial Space Lease is in full force and effect, subject to the Bankruptcy and Equity Exceptions and (ii) none of the Company or any of its Subsidiaries has received written notice, or delivered notice to any other party, of any material default, and no event has occurred or circumstance exists which, with the delivery of notice, the passage of time or both, would constitute a material default, under any Commercial Space Lease, other than defaults that have been cured or waived in writing or would not reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Unit Lease is valid, binding and enforceable against the parties thereto.
(f)   Except as set forth in any Company Space Lease, any Commercial Space Lease or any Joint Venture Agreements, to the Knowledge of the Company, there are no outstanding rights of first refusal, rights of first offer or any other option to acquire any Owned Real Property or Ground Leased Real Property (or material portion thereof or material interest therein) in favor of any third party.

(g)   Section 4.19(g) of the Company Disclosure Letter lists all material property management, development management, or construction management services agreements between the Company and a third party pursuant to which any Company Real Property is managed by such third party, and copies of each such agreement have been made available to Parent.
(h)   Section 4.19(h) of the Company Disclosure Letter lists each Prior Sale Contract since January 1, 2023. The Company has made available to Parent true, correct and complete copies of all Prior Sale Contracts. To the Knowledge of the Company, as of the date hereof, neither the Company nor any of its Subsidiaries has received any written notice of any outstanding claims under any Prior Sale Contract except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(i)   Section 4.19(i) of the Company Disclosure Letter sets forth each Company Real Property that is subject to a condominium regime (the “Condominium Property”) and, except as would not have or be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company or its applicable Subsidiary that owns such Condominium Property is not in default of the applicable documents governing such condominium regime.
4.20   Related Party Transaction.   Except for indemnification, compensation or other employment arrangements in the ordinary course of business, there are no Contracts or other arrangements between the Company or any of its Subsidiaries (or binding on any of their respective properties or assets), on the one hand, and any Affiliate (including any director or officer) or “associate” (as defined in Rule 12b-2 promulgated under the Exchange Act) thereof, but not including any wholly owned Subsidiary of the Company, on the other hand, that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders and that has not been disclosed in the Company Report (such Contracts or other arrangements, collectively, the “Related Person Agreements”).
4.21   Brokers and Finders.   The Company and its Subsidiaries have not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders’ fees in connection with the Mergers or the other transactions contemplated by this Agreement, except that the Company has engaged Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC to act as the Company’s financial advisors in connection with the Mergers. The Company has made available to Parent accurate and complete copies of all Contracts between the Company, its Subsidiaries and Morgan Stanley & Co. LLC, and between the Company, its Subsidiaries and J.P. Morgan Securities LLC, in each case, relating to this Agreement and the transactions contemplated hereby, which agreements disclose all fees payable thereunder.
4.22   Opinions of Financial Advisors.   The board of directors of the Company has received (i) the oral opinion of J.P. Morgan Securities LLC, to be subsequently confirmed by delivery of a written opinion, that, as of the date of such opinion and based upon and subject to the various qualifications, assumptions, limitations and other matters set forth therein, the Merger Consideration to be paid to the holders of Shares in the proposed Merger is fair, from a financial point of view, to such holders and (ii) the oral opinion of Morgan Stanley & Co. LLC, to be subsequently confirmed by delivery of a written opinion, to the effect that, as of the date of such opinion and based upon and subject to the various qualifications, assumptions, limitations and other matters set forth therein, the Merger Consideration to be received by the holders of Shares (other than Excluded Shares) pursuant to this Agreement is fair, from a financial point of view, to such holders. An accurate and complete copy of each such written opinion will be made available to Parent solely for informational purposes and on a non-reliance basis promptly following the execution of this Agreement.
4.23   Information Supplied.   The Proxy Statement will not, at the time it is first mailed to the Company’s stockholders, at the time of any amendment or supplement to the Proxy Statement, at the time of the Company Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. All documents that the Company is responsible for filing with the SEC in connection with the Mergers will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act; provided that no representation in this Section 4.23 is made as to statements made or incorporated by reference based on information supplied by or on behalf of Parent or the Merger Subs in writing specifically for inclusion or incorporation by reference therein.
4.24   No Other Representations and Warranties.   Except for the representations and warranties of the Company Parties contained in this ARTICLE IV, or the certificate contemplated by Section 7.2(c), the Company Parties are not making and have not made, and no other Person is making or has made on behalf of the Company Parties, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby; and neither the Company Parties nor any Person on behalf of the Company Parties is making any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses or with respect to any other information made available to Parent or the Merger Subs in connection with the transactions contemplated by this Agreement. Except for the representations and warranties expressly set forth in this ARTICLE IV, or the certificate contemplated by Section 7.2(c), the Company Parties hereby disclaim all liability and responsibility for all projections, forecasts, estimates, financial statements, financial information, appraisals, statements, promises, advice, data or information made available, communicated or furnished (orally or in writing, including electronically) to Parent, any Representatives of Parent or any of Parent’s Affiliates, including omissions therefrom.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBS
Parent and the Merger Subs hereby represent and warrant to the Company Parties as follows:
5.1   Organization, Good Standing and Qualification.   Each of Parent and the Merger Subs is a legal entity duly organized, validly existing and in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign legal entity (to the extent such concept is recognized under applicable Law) in each jurisdiction where the ownership, leasing or operation of its assets or properties or the conduct of its business requires such qualification, except where the failure to be so organized, qualified or in good standing, or to have such power or authority, has not had and would not reasonably be expected to have a Parent Material Adverse Effect. Prior to the date of this Agreement, Parent has made available to the Company complete and correct copies of the organizational documents of Parent and the Merger Subs, in each case as amended to and in effect on the date of this Agreement.
5.2   Ownership.   All of the issued and outstanding equity interests and limited partnership interests of the Merger Subs are, and at the Effective Times will be, owned, directly or indirectly, by Parent. Each Merger Sub was formed solely for purposes of engaging in the transactions contemplated by this Agreement and has not conducted any business prior to the date of this Agreement and does not have any assets, liabilities or obligations of any nature other than those incident to its formation, and prior to the Effective Times will not have engaged in any business and will not have any assets, liabilities or obligations other than those arising pursuant to this Agreement and the transactions contemplated hereby, including the Mergers.
5.3   Corporate Authority; Approval.   Each of Parent and the Merger Subs have all requisite power and authority and each has taken all action necessary in order to execute, deliver and, subject to obtaining the approval contemplated by Section 6.15 of this Agreement in the case of the Merger Subs, perform its obligations under this Agreement and to consummate the Mergers and the other transactions contemplated by this Agreement. This Agreement has been duly executed and delivered by Parent and the Merger Subs and constitutes a valid and binding agreement of Parent and the Merger Subs, enforceable against each of Parent and the Merger Subs in accordance with its terms, subject to the Bankruptcy and Equity Exception. The approval and adoption of this Agreement by (a) Parent, as the sole member of Merger Sub I that is to be delivered pursuant to Section 6.15, and (b) Merger Sub I, as the general partner of Merger Sub II, in each case, is the only vote or approval required in order for the Merger Subs to execute and deliver this Agreement, to perform their obligations under this Agreement, or to consummate the transactions contemplated hereby, including the Mergers, on the terms and subject to the conditions set forth in this Agreement. No approval by the limited partners of Parent is required in order for Parent to execute, deliver and perform its obligations under this Agreement or to consummate the transactions contemplated hereby on the terms and subject to the conditions set forth in this Agreement.

5.4   Governmental Filings; No Violations.
(a)   Other than (i) the filing of the Articles of Merger, Company Certificate of Merger and Partnership Certificate of Merger pursuant to Section 1.3 and (ii) the necessary Consents required under the Exchange Act and the Securities Act, no filings, notices or reports are required to be made by Parent, the Merger Subs or their Subsidiaries with, nor are any Consents required to be obtained by Parent, the Merger Subs or their Subsidiaries from any Governmental Entity in connection with the execution, delivery and performance of this Agreement by Parent and the Merger Subs or the consummation by Parent and the Merger Subs of the Mergers and the other transactions contemplated hereby, except, in each case, those that the failure to make or obtain has not had and would not reasonably be expected to have a Parent Material Adverse Effect.
(b)   Subject to the receipt of the consents, clearance, approval, authorizations, expirations or terminations of any waiting period and other requirements set forth in Section 5.4(a), the execution, delivery and performance of this Agreement by Parent and the Merger Subs does not, and the consummation by Parent and the Merger Subs of the Mergers and the other transactions contemplated hereby will not, (i) constitute or result in a breach or violation of, or a default under, the Organizational Documents of Parent or the Merger Subs, (ii) constitute or result in, with or without the lapse of time or the giving of notice or both, a breach or violation of, a default or termination or modification (or right of termination or modification) under, payment of additional fees under, the creation or acceleration of any obligations under, or the creation of a Lien (other than applicable Permitted Liens) on any of the assets of Parent or any of its Subsidiaries pursuant to any Contract binding upon Parent or any of its Subsidiaries, or (iii) assuming (solely with respect to performance of this Agreement and consummation of the Mergers and the other transactions contemplated hereby) the Consents referred to in Section 5.4(a) are made or obtained, conflict with or violate any Law or License to which Parent or any of its Subsidiaries is subject; except, in the case of clauses (ii) and (iii) above, for any such breach, violation, default, termination, modification, payment, requirement, creation, acceleration, Lien, conflict or violation that has not had and would not reasonably be expected to have a Parent Material Adverse Effect.
5.5   Litigation.   As of the date of this Agreement, there are no Proceedings pending or, to the Knowledge of Parent, threatened against Parent or the Merger Subs that seek to enjoin, or would reasonably be expected to have the effect of preventing or making illegal, any of the transactions contemplated by this Agreement, except as would not, individually or in the aggregate, reasonably be expected to (i) have a Parent Material Adverse Effect or (ii) affect the legality, validity or enforceability of any Financing. Neither Parent nor the Merger Subs or any of their respective Subsidiaries is a party to or subject to the provisions of any Order, award, stipulation or settlement of or with any Governmental Entity that would, individually or in the aggregate, reasonably be likely to (i) have a Parent Material Adverse Effect or (ii) affect the legality, validity or enforceability of any Financing.
5.6   Brokers and Finders.   There are no investment bankers, brokers or finders that have been retained by or are authorized to act on behalf of Parent or the Merger Subs who are entitled to any brokerage fees, commissions or finders’ fees payable by the Company or any of its Affiliates or any of their respective stockholders in connection with the Mergers or the other transactions contemplated by this Agreement based upon arrangements made by and on behalf of Parent or the Merger Subs.
5.7   Financial Ability.
(a)   Concurrently with the execution and delivery of this Agreement, Parent has delivered to the Company true, accurate and complete copies of:
(i)   a fully executed debt commitment letter (together with all annexes, schedules and exhibits thereto and any fee letters, closing payment letters or engagement letters related thereto collectively, the “Debt Commitment Letter” and together with the Equity Commitment Letters, the “Commitment Letters”) from the lenders party thereto (collectively, the “Lenders”) relating to the commitment of the Lenders to provide the full amount of the debt financing as set forth therein (the “Debt Financing”); provided the Debt Commitment Letter and any ancillary documents may include customary redactions related to fee amounts, other economics (other than as to the total debt quantum) or “market flex” provisions so long as such redactions do not relate to any matters or terms that would affect the conditionality, enforceability, availability or termination of the Debt Financing, and
(ii)   fully executed Equity Commitment Letters relating to the commitment of each Equity Investor, severally and not jointly, to (x) invest, or cause to be invested, directly or indirectly, in the equity capital of Parent the amount set forth in each Equity Investor’s respective Equity Commitment Letter, solely for the purpose of funding the payment of the applicable portion of the aggregate Merger Consideration, the Common Unit Merger Consideration and the Preferred Unit Merger Consideration and all other amounts payable pursuant to ARTICLE III, including any related fees, costs and expenses, and (y) provide a guarantee in respect of Parent’s payment obligations with respect to certain fees, costs and expenses hereunder, including each Equity Investor’s applicable portion of (1) the Parent Termination Fee and any Recovery Costs, in each case to the extent any such amounts become due and payable pursuant to Section 8.5(d) (Parent Termination Fee) or Section 8.5(f) (Recovery Costs), (2) the indemnification and reimbursement obligations of Parent to the extent any such amounts become due and payable pursuant to Section 6.18(i) (Financing) or Section 6.19 (Cooperation Regarding Existing Loans) and (3) any monetary damages related to, arising out of or in connection with this Agreement that Parent may become obligated to pay to the Company, in each case, on the terms and subject to the conditions and limitations set forth therein and herein (the “Equity Financing”, and together with the Debt Financing, the “Financing”). Each Equity Commitment Letter provides, and will continue to provide, that the Company is an express third-party beneficiary of the Equity Commitment Letters and is entitled to enforce such Equity Commitment Letter, and that Parent and the Equity Investors have waived any defenses to the enforceability of such third-party beneficiary rights, in each case in accordance with its terms and subject to the conditions and limitations set forth therein and in Section 9.13 (Specific Performance).
(b)   The Equity Commitment Letters are legal, valid and binding obligations of the parties thereto, are in full force and effect, and are enforceable against the parties thereto in accordance with their terms, subject only to the (i) conditions precedent set forth therein and (ii) Bankruptcy and Equity Exception. The Debt Commitment Letter is the legal, valid and binding obligation of Parent and, to the Knowledge of Parent, the other parties thereto, is in full force and effect as of the date hereof, and is enforceable against Parent (and, to the Knowledge of Parent, the other parties thereto) in accordance with its terms, subject only to the Bankruptcy and Equity Exception. As of the date of this Agreement, (i) none of the Commitment Letters have been replaced or terminated and (ii) the respective commitments set forth in the Commitment Letters have not been withdrawn, rescinded, amended, restated, amended and restated or otherwise modified in any respect (and no such withdrawal, rescission, replacement or termination is contemplated (other than, in the case of the Debt Commitment Letter, any amendment to add lenders, lead arrangers, bookrunners, syndication agents or any person with similar roles or titles)). As of the date of this Agreement, no event has occurred that, with or without notice, lapse of time, or both, would reasonably be expected to constitute a default or breach by Parent or Merger Sub or a failure to satisfy a condition precedent on the part of Parent or the Merger Subs or, to the Knowledge of Parent, any other party thereto, under the terms and conditions of the Commitment Letters, that would reasonably be expected to adversely affect the availability of the Financing, other than any such default, breach or failure that has been waived by the Lenders or the Equity Investors, as the case may be, or otherwise cured by Parent or the Merger Subs to the satisfaction of the Lenders or Equity Investors, as the case may be.
(c)   Except as expressly set forth in the Commitment Letters, there are no (i) conditions precedent to the obligations of the Lenders or the Equity Investors to provide the Financing or (ii) contingencies (including any condition or contingency relating to the availability of any “market flex” provisions, if applicable) that would permit the Lenders or the Equity Investors to reduce the total amount of the Financing or impose any additional conditions precedent to the availability of the Financing. There are no side letters, agreements, arrangements or understandings to which Parent or any of its Affiliates is a party related to the funding or investing, as applicable, of the Financing that would reasonably be expected to adversely affect the availability of the Financing (or add (or have the effect of adding)

additional conditions to funding under the applicable Commitment Letter) other than as expressly set forth in the Commitment Letters.
(d)   Assuming the satisfaction of the conditions set forth in Sections 7.1 and 7.3, Parent will have at the Closing, after giving effect to the Commitment Letters, the resources and capabilities (financial and otherwise) to perform its obligations under this Agreement (including, without limitation, the payoff, satisfaction and discharge or defeasance by Parent of the Existing Loan Documents and all other payments to be made by it in connection herewith).
(e)   As of the date of this Agreement, assuming the satisfaction of the conditions to Parent’s obligation to consummate the Mergers as set forth herein, Parent (both before and after giving effect to any “market flex” provisions contained in the Debt Commitment Letter, if applicable) does not have Knowledge of any (i) event that would result in any breach of, violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default) by Parent or the Merger Subs under the Financing, (ii) reason that assuming the satisfaction of the conditions set forth in Sections 7.1 and 7.3, any of the conditions to the Financing required to be satisfied by Parent or Merger Sub will not be satisfied or that the Financing will not be available on the Closing Date, or (iii) reason that Parent will not have funds otherwise available at the Closing sufficient to satisfy its obligations hereunder, including any reason to believe that any Equity Investor or any Lender will not perform their respective funding obligations under the Commitment Letters in accordance with their respective terms and conditions. Notwithstanding anything to the contrary contained herein, in no event shall the receipt or availability of any financing by Parent or any Affiliate be a condition to any of Parent’s obligations hereunder.
(f)   Parent has fully paid (or caused to be paid) any and all commitment fees and other fees required by the Commitment Letters to be paid on or prior to the date of this Agreement and will pay in full any other commitment fees and other fees required to be paid thereunder as and when they become payable. The Equity Commitment Letters contain all of the conditions precedent to the obligations of the parties thereunder to make the full amount of the Equity Financing available to Parent on the terms set forth therein. The Debt Commitment Letter contains all of the conditions precedent to the obligations of the parties thereunder to make the full amount of the Debt Financing available to Parent on the terms set forth therein.
(g)   Tax Classification. Since its formation, Merger Sub II has been classified as a disregarded entity for U.S. federal income tax purposes, with Parent or one of its Affiliates treated as the owner of such entities.
5.8   Solvency.   Neither Parent nor the Merger Subs is entering into this Agreement or the Financing (or any Commitment Letters related thereto) with the intent to hinder, delay or defraud either present or future creditors of Parent, the Company or any of its Subsidiaries or any other Person. As of the applicable Effective Time and immediately after giving effect to all of the transactions contemplated by this Agreement and the Commitment Letters, including the Financing and the making of the payments contemplated by this Agreement, and assuming (a) satisfaction of the conditions to Parent’s and the Merger Subs’ obligations to consummate the Mergers as set forth herein, (b) the accuracy of the representations and warranties of the Company Parties set forth herein and (c) the performance by the Company Parties of its obligations hereunder, each of Parent, the Surviving Entity and the Surviving Partnership will be Solvent.
5.9   Information Supplied.   None of the information supplied or to be supplied in writing on or behalf of Parent or the Merger Subs or any of their respective Subsidiaries specifically for inclusion or incorporation by reference in the Proxy Statement will, at the time it is first mailed to the Company’s stockholders, at the time of any amendment or supplement to the Proxy Statement, at the time of the Company Stockholders Meeting or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
5.10   No Other Representations and Warranties.   Except for the representations and warranties of Parent and the Merger Subs contained in this ARTICLE V, or the certificate contemplated by Section 7.3(c), Parent and the Merger Subs are not making, and have not made, and no other Person is making or has made on behalf of Parent and the Merger Subs, any express or implied representation or warranty in connection with this Agreement or the transactions contemplated hereby; and neither Parent, the Merger Subs nor any Person on behalf of Parent or the Merger Subs is making any express or implied representation or warranty with respect to Parent and the Merger Subs or their respective businesses, or with respect to any other information made available to the Company or any of its Representatives in connection with the transactions contemplated by this Agreement, including the accuracy or completeness thereof. Except for the representations and warranties expressly set forth in this ARTICLE V or the certificate contemplated by Section 7.3(c), Parent and the Merger Subs hereby disclaim all liability and responsibility for all projections, forecasts, estimates, financial statements, financial information, appraisals, statements, promises, advice, data or information made available, communicated or furnished (orally or in writing, including electronically) to the Company, its Affiliates or any of its Representatives, including omissions therefrom.
5.11   Access to Information; Disclaimer.   Parent and the Merger Subs each acknowledge and agree that they have conducted their own independent investigation of the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, and have not relied on any representation, warranty or other statement by any Person on behalf of the Company or any of its Subsidiaries, other than the written representations and warranties of the Company contained in ARTICLE IV or in any document, agreement, certificate or instrument delivered in connection with this Agreement, and that all other representations and warranties are specifically disclaimed. Without limiting the foregoing, except for the written representations and warranties set forth in ARTICLE IV or in any document, agreement, certificate or instrument delivered in connection with this Agreement, each of Parent and the Merger Subs further acknowledges and agrees that none of the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents or other Representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding the Company, its subsidiaries or their respective businesses and operations. Each of Parent and the Merger Subs hereby acknowledges that there are uncertainties inherent in attempting to develop such estimates, projections, forecasts, business plans and other forward-looking information, that Parent and the Merger Subs are familiar with such uncertainties, that Parent and the Merger Subs have made their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and that Parent and the Merger Subs will have no claim against the Company or any of its stockholders, directors, officers, employees, Affiliates, advisors, agents, Subsidiaries or other Representatives with respect thereto.
ARTICLE VI
COVENANTS
6.1   Interim Operations.   Except (1) as required by applicable Law, (2) as Parent may approve in writing (such approval not to be unreasonably withheld, conditioned or delayed), (3) as expressly disclosed in Section 6.1(a) of the Company Disclosure Letter or (4) as expressly provided for in this Agreement, the Company covenants and agrees, as to itself and each of its Subsidiaries and each of the Minority Joint Ventures over which the Company or any of its Subsidiaries exercises control (but only to the extent of such control) and their respective Subsidiaries (each, a “Company Controlled Person”), that, from and after the execution of this Agreement and prior to the earlier of (x) the Effective Time or (y) the termination of this Agreement in accordance with ARTICLE VIII, (A) the Company shall, and shall cause each of its Subsidiaries and each of the Company Controlled Persons to, (I) conduct its respective business in the ordinary course of business, consistent with past practice and (II) use its commercially reasonable efforts to (i) preserve in all material respects its current relationships with Persons with which it has significant business relations and its current officers and key employees, (ii) preserve intact its current business organization, goodwill and ongoing businesses, (iii) preserve its assets and properties in good repair and condition (normal wear and tear excepted) and (iv) maintain the Company’s qualification for taxation as a REIT; provided, however, that no action that is specifically permitted by any of subclauses (a) through (u) of Section 6.1(B) shall be deemed a breach of either this clause (A) or any other subclause of Section 6.1(B), and (B) without limiting the generality of, and in furtherance of, the foregoing, the Company shall not, and shall not permit any of its Subsidiaries or any of the Company Controlled Persons to:
(a)   (i) amend the Company Charter or bylaws (or comparable Organizational Documents), whether by merger, consolidation or otherwise, (ii) split, combine, subdivide or reclassify its outstanding shares of capital stock or other equity securities (except for any such transaction by a wholly owned Subsidiary of the Company which remains a wholly owned Subsidiary after consummation of such transaction), (iii) make, declare, set aside or pay any dividend or distribution payable in cash, stock or property (or any combination thereof) in respect of any shares of its capital stock or other equity securities (except for any (1) dividends or distributions paid by a direct or indirect wholly owned Subsidiary of the Company to another direct or indirect wholly owned Subsidiary of the Company or to the Company, (2) regular quarterly cash dividends for the fiscal quarter ending March 31, 2026, with an anticipated declaration date on or about February 27, 2026, and an anticipated payment date on or about April 10, 2026, on the Shares in an amount not to exceed $0.08 per Share, (3) dividends or distributions on Company RSUs, Company PRSUs, and Company DSUs in each case, as and solely to the extent required by the terms of the Company Equity Plan or (4) dividends or distributions on the Partnership Units or the Company LTIP Units, in each case, as and solely to the extent expressly required by the terms of the Company Limited Partnership Agreement) or (iv) purchase, repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity securities, or any securities convertible or exchangeable into or exercisable for any shares of its respective capital stock or other equity securities (other than (1) as expressly required pursuant to the terms of the Company Plans or (2) purchases, repurchases, redemptions or other acquisitions of securities of any Subsidiary of the Company by the Company or any other Subsidiary of the Company, as and to the extent expressly required by the terms of the Organizational Documents of such Subsidiary); provided, however, that, notwithstanding the restriction on dividends and other distributions in this Section 6.1(B)(a), the Company and any Subsidiary thereof shall be permitted to make distributions, including under Sections 857, 858 or 860 of the Code, to the extent reasonably necessary for the Company to maintain its status as a REIT under the Code and avoid or reduce the imposition of any entity level income or excise Tax under the Code; provided, further, that in the event the Company or any of its Subsidiaries makes, declares, sets aside or pays any dividends or distributions required for the Company to maintain its status as a REIT under the Code or avoid or reduce the imposition of any entity level income or excise Tax under the Code pursuant to the foregoing proviso (in each case, after giving effect to dividends or distributions expressly permitted by this Section 6.1(B)(a)), the Merger Consideration and the Common Unit Merger Consideration shall be decreased by an amount equal to the per share amount of any such dividend or distribution on the Shares or the Common Units, as the case may be (subject to adjustment in accordance with Section 3.4, if applicable);
(b)   merge or consolidate with any other Person (other than mergers between wholly owned Subsidiaries of the Company Partnership and other wholly owned Subsidiaries of the Company Partnership that would not prevent, materially delay or materially impair the consummation of the Mergers or the other transactions contemplated by this Agreement) or restructure, reorganize, declare for bankruptcy, dissolve or completely or partially liquidate;
(c)   incur, assume, refinance, replace, or guarantee any Indebtedness, materially amend or modify the terms of any existing Indebtedness, or issue any rights to acquire any Indebtedness, except (i) in the ordinary course of business, borrowings under the Company’s revolving credit facility as in effect as of the date hereof, including pursuant to the Company’s Existing Credit Agreement, (ii) in replacement of existing Indebtedness which has matured or is scheduled to mature, in each case, after the date of this Agreement, on prevailing market terms or on terms substantially consistent with or more beneficial to the Company and its Subsidiaries, taken as a whole, than the Indebtedness being replaced; provided that the amount of such Indebtedness shall not exceed the principal amount of such existing Indebtedness being replaced plus the amount of accrued interest and fees and expenses incurred in connection therewith, (iii) guarantees or credit support of the obligations of any Subsidiary of the Company provided in the ordinary course of business in respect of any Indebtedness that is in existence on the date of this Agreement or is incurred after the date of this Agreement in compliance with clause (i) of this Section 6.1(c), (iv) repayments under the Company’s revolving credit facility as in effect as of the date hereof, including under the Company’s Existing Credit Agreement, in the ordinary course of business consistent with past practice, or mandatory payments under the terms of any Indebtedness in accordance with its terms, (v) inter-company Indebtedness among the Company and its wholly owned Subsidiaries, (vi) (A) to the extent not drawn upon and payments are not triggered thereby, letters of credit, bank guarantees, security or performance bonds or similar credit support instruments and (B) overdraft facilities or cash management programs, in each case issued, made or entered into in the ordinary course of business or (vii) hedging in compliance with the hedging strategy of the Company as of the date of this Agreement in the ordinary course of business and not for speculative purposes;
(d)   except (x) as required to comply with applicable health and safety Laws, (y) on an emergency basis for the safety of individuals, assets or the environment in respect of any emergency that is actively and imminently occurring (provided that the Company promptly notifies Parent of such emergency and any actions taken in connection therewith) and only for so long as such emergency exists, or (z) in the ordinary course of business consistent with past practice, make or commit to any capital expenditures, other than such expenditures which do not exceed (i) 125% of the capital expenditures allocated to any individual line item or (ii) 115% of the aggregate capital expenditures for all Company Real Property, in each case, in the capital expenditure budget of the Company and its Subsidiaries for the Company Real Properties through December 31, 2026 (as set forth on Section 6.1(d) of the Company Disclosure Letter);
(e)   continue to carry out, initiate or expand any construction or renovation projects (including entering into, renewing or amending any related Contracts, or making or committing to any capital expenditures in connection therewith) at any Company Real Property set forth in Section 6.1(e) of the Company Disclosure Letter;
(f)   except as required by (x) applicable Law, (y) the terms of this Agreement or (z) pursuant to any Company Plan listed in Section 4.9(a) of the Company Disclosure Letter, (i) grant any increase in or accelerate in any manner (or agree to grant any increase in or accelerate in any manner) the compensation or benefits paid or provided to any Company Service Provider, other than in the ordinary course of business with respect to any employee, consultant, or other individual service provider with an annual base compensation no greater than $150,000, (ii) enter into any new employment, consulting, change of control, retention, severance, termination or separation agreement with, or grant any rights to change of control, transaction bonus, retention bonus, severance or termination pay to, any Company Service Provider, (iii) except as otherwise permitted by Section 6.1 of this Agreement, enter into or adopt any new Company Plan, or materially amend or terminate any existing Company Plan, (iv) hire or terminate any Company Service Provider, other than in the ordinary course of business or for cause with respect to any employee, consultant or other individual service provider with an annual base compensation no greater than $150,000, (v) affirmatively or expressly waive or release any noncompetition, non-solicitation, non-disclosure, non-interference, non-disparagement or similar restrictive covenant obligation of any Company Service Provider, (vi) negotiate, enter into, modify, extend, amend, or terminate any Labor Agreement or recognize or certify any labor union, works council, labor organization, other employee representative or group of employees as the bargaining representative for any employees or (vii) implement or announce any employee layoffs, plant closings, reductions in force, furloughs, or other workforce actions that would trigger the requirements of the WARN Act;
(g)   except as required by the terms of any Company Equity Plan, (i) accelerate, amend or change the period of exercisability or vesting of any Company Stock Options, Company RSUs, Company PRSUs, Company OPRSUs and Company DSUs or other rights granted under the Company Equity Plans, or (ii) amend or change any other terms of such Company Stock Options, Company RSUs, Company PRSUs, Company OPRSUs and Company DSUs;
(h)   transfer, lease, license, sell, assign, mortgage, pledge, place or permit to exist a Lien (other than a Permitted Lien) upon or otherwise dispose of any properties or assets (including any Company Real Property) or capital stock or other equity interests in any of the Minority Joint Ventures (but not any other capital stock or other equity interests in any other Subsidiary (which is governed by Section 6.1(i))), (but excluding any Intellectual Property, which is governed by Section 6.1(q)), other than (i) transactions among the Company and its wholly owned Subsidiaries or (ii) pursuant to residential leases for multi-family housing on the forms used by the Company immediately prior to the date of this Agreement and entered into in the ordinary course of business consistent with past practice;
(i)   (i) issue, deliver, sell, grant, transfer, pledge or otherwise dispose of, or place or permit to exist a Lien (other than a Permitted Lien) upon or otherwise encumber, or authorize the issuance, delivery, sale, grant, transfer, pledge, Lien or encumbrance of, any shares of its capital stock or other equity or voting securities, or any securities convertible or exchangeable into or exercisable for, or any options, warrants or other rights to acquire (or any rights linked to the value of), any Shares or any other equity or voting interests in the Company, or any of its Subsidiaries or any Company Controlled Persons (including any award under the Company Equity Plans), or (ii) enter into any Contract with respect to the sale, registration or voting of the Shares or any other equity or voting interests in the Company, or any of its Subsidiaries or any Company Controlled Persons (including forward equity sales), except (A) for any issuances of Shares pursuant to the exercise of Company Stock Options or pursuant to the vesting or settlement of Company RSUs, Company PRSUs, Company OPRSUs and Company DSUs, in each case, outstanding as of the date of this Agreement, (B) by wholly owned Subsidiaries to the Company or to any other wholly owned Subsidiary of the Company and (C) for any issuance as necessary to effect the redemption of any Common Units for Shares or the conversion of (1) any Common Units into Shares or (2) any Company LTIP Units or Preferred Units into Common Units, in each case, in accordance with the terms of the Company Limited Partnership Agreement;
(j)   other than (i) pursuant to existing contractual obligations of the Company or any of its Subsidiaries set forth in Section 6.1(B)(j) of the Company Disclosure Letter, or (ii) acquisitions of personal property or equipment in the ordinary course of business for a purchase price not in excess of $2,000,000 in the aggregate, acquire, whether by merger, consolidation, purchase of property or assets or otherwise (valuing any non-cash consideration at its fair market value as of the date of the agreement for such acquisition) any interest in any Person (or equity interests thereof) or any assets, real property, personal property, equipment, business or other rights of a Person;
(k)   make any material change (i) to its methods, principles or procedures of accounting in effect as of December 31, 2024, or (ii) with respect to its financial accounting policies or procedures, in each case, except as required by changes in GAAP (or any interpretation thereof) or by applicable Law;
(l)   enter into any new line of business;
(m)   other than (x) in the ordinary course of business and not exceeding $1,000,000 individually or $2,500,000 in the aggregate or (y) to the extent arising under any contractual obligation existing on the date hereof, make any loans, advances or capital contributions to, or investments in, any Person (including to any of its Affiliates, officers, directors, employees, consultants or agents), other than loans, advances or capital contributions to the Company or any direct or indirect wholly owned Subsidiary of the Company;
(n)   except in connection with the matters permitted under the provisions of this Section 6.1(B), (i) amend or modify in any material respect, or terminate (excluding terminations upon expiration of the term thereof in accordance with the terms thereof) any Material Contract, Company Space Lease or Commercial Space Lease, or waive, release, exercise or assign any material rights, claims or benefits under, renew (other than, in each case, a renewal pursuant to its terms), permit to lapse or expire, or modify, in each case in any material respect, any Material Contract, Company Space Lease or Commercial Space Lease, (ii) enter into any Contract that would have been a Material Contract, Company Space Lease or Commercial Space Lease had it been entered into prior to the date of this Agreement, or (iii) take or consent to the taking of any “major decision” or substantially equivalent term under any of the Joint Venture Agreements; provided that the foregoing shall not prohibit or restrict the ability of the Company or its Subsidiaries or any Company Controlled Persons to take any action described in this Section 6.1(B)(n) with respect to Contracts between the Company and one or more of its wholly owned Subsidiaries;
(o)   settle, release, waive or compromise any pending or threatened Proceedings before or threatened to be brought before a Governmental Entity, other than settlements if (i) the amount of any such settlement is not in excess of $500,000 individually or $2,500,000 in the aggregate (in each case in excess of amounts available under the Company’s applicable property-level insurance policy) and (ii) such settlement does not (A) involve the imposition of injunctive relief against the Company or any of its Affiliates or (B) provide for any admission of liability by the Company or any of its Subsidiaries or any Company Controlled Persons (excluding, in each case, any such matter related to Taxes, which shall be covered by Section 6.1(B)(p));
(p)   other than (i) as required by applicable Law or (ii) to the extent reasonably necessary (x) to preserve the Company’s qualification as a REIT under the Code or (y) to qualify or preserve the status of any Subsidiary of the Company as a disregarded entity or partnership for U.S. federal income Tax purposes or as a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be, (A) take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause the Company to fail to qualify for taxation as a REIT, (B) make or change any material Tax election, (C) adopt or change any Tax accounting period or material method of Tax accounting, (D) file any amended Tax Return, if the filing of such amended Tax Return would result in a material increase in the Taxes payable by the Company, any of its Subsidiaries or any Company Controlled Persons, (E) settle or compromise any material liability for Taxes or any Tax audit or other proceeding relating to a material amount of Taxes, (F) enter into any closing or similar agreement with any Tax authority, (G) surrender any right to claim a material refund of Taxes or (H) except in the ordinary course of business, agree to any extension or waiver of the statute of limitations with respect to a material amount of Taxes, to the extent such action would reasonably be expected to materially increase the Taxes payable by the Company or any of its Subsidiaries (or by Parent or either Merger Sub or their direct or indirect owners after the Closing);
(q)   other than in the ordinary course of business consistent with past practice, (i) abandon, disclaim, dedicate to the public, sell, assign, transfer or grant any Lien (other than a Permitted Lien) upon, to or under any Company-Owned IP (other than immaterial or obsolete Intellectual Property), including failing to perform (or cause to be performed) all applicable filings, recordings and other acts, or to pay or cause to be paid all required fees to maintain the Company-Owned IP, (ii) grant to any third party any license, or enter into any covenant not to sue, with respect to any Company-Owned IP (other than non-exclusive licenses granted to vendors, suppliers, customers or end users in the ordinary course of business), or (iii) knowingly disclose any material trade secrets of the Company or any of its Subsidiaries (other than to a Person bound by adequate confidentiality obligations);
(r)   adopt or implement any stockholder rights plan or “poison pill” agreement or similar takeover protection;
(s)   fail to renew, or materially modify or reduce, the insurance coverage provided by the Insurance Policies as of the date of this Agreement;
(t)   solely with respect to the Company, convene any regular or special meeting (or any adjournment or postponement thereof) of its stockholders other than a stockholder meeting to adopt this Agreement and approve the Mergers; or
(u)   agree, resolve or commit to do any of the foregoing.
Notwithstanding anything to the contrary set forth in this Agreement but subject to the proviso in Section 6.1(B)(a) with respect to the reduction of the Merger Consideration and Common Unit Merger Consideration, nothing in this Agreement shall prohibit the Company from taking any action, at any time or from time to time, that in the reasonable judgment of the board of directors of the Company, and upon the advice of counsel to the Company, and prior written notification to, and good faith consultation with, Parent, is reasonably necessary or prudent for the Company to avoid incurring entity level income or excise Taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the Partnership Merger Effective Time, including making dividend or other distribution payments to stockholders of the Company in accordance with this Agreement or otherwise; provided that, prior to taking any such action, the Company reasonably cooperates with Parent to mitigate any adverse effect on Parent, the Equity Investors or their respective Affiliates of the taking of such action.
6.2   Acquisition Proposals.
(a)   No Solicitation or Negotiation.   Except as expressly permitted by this Section 6.2, from the date of this Agreement until the Effective Time (or, if earlier, the valid termination of this Agreement in accordance with ARTICLE VIII), each of the Company and the Company Partnership shall not, and shall cause their respective Subsidiaries and each of its and their respective directors and officers not to, and shall direct its and their other Representatives not to, directly or indirectly:
(i)   solicit, initiate, seek, knowingly encourage or knowingly facilitate any Acquisition Proposal or any inquiry, discussion, request or offer that constitutes, or could reasonably be expected to lead to, an Acquisition Proposal (an “Inquiry”) (including by approving any transaction, or approving any Person acquiring Shares in excess of the “Ownership Limit” (as defined in the Company Charter));
(ii)   enter into, continue, or otherwise participate in any discussions or negotiations with any Person that makes an Inquiry or an Acquisition Proposal regarding any Inquiry or Acquisition Proposal (other than to inform such Person of this Section 6.2(a));
(iii)   provide any non-public information concerning the Company or any of its Subsidiaries or afford access to the books and records, officers or employees of the Company or any of its Subsidiaries to any Person in connection with any Inquiry or Acquisition Proposal;
(iv)   approve or recommend any Acquisition Proposal;
(v)   approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or enter into any letter of intent, memorandum of understanding, agreement in principle, expense reimbursement agreement, acquisition agreement, merger agreement, option agreement or other definitive agreement with respect to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement), or that would reasonably be expected to lead to an Acquisition Proposal or require the Company or the Company Partnership to abandon, terminate or fail to consummate the transactions contemplated by this Agreement, including the Mergers (an “Alternative Acquisition Agreement”); or
(vi)   resolve, propose or agree to do any of the foregoing.
Immediately following the execution of this Agreement (except with respect to clause (iii) of this sentence, which shall occur within forty-eight (48) hours of the execution of this Agreement), each of the Company and the Company Partnership shall, and shall cause their respective Subsidiaries and its and their respective directors and officers to, and direct its and their other Representatives to, immediately (i) cease and cause to be terminated any solicitation, discussions or negotiations with any Person (other than Parent and the Merger Subs, and their respective Representatives) conducted heretofore with respect to any Inquiry or Acquisition Proposal, (ii) terminate all physical and electronic data room access granted to any Person (other than Parent, the Merger Subs, their respective Affiliates, the Debt Financing Sources, the Equity Investors and their respective Representatives) in connection with the transactions contemplated hereby or any Acquisition Proposal and (iii) request that each Person (other than Parent, the Merger Subs, the Equity Investors and their respective Representatives) that has previously executed a confidentiality agreement in the last twelve (12) months prior to the date of this Agreement and relating to an Inquiry or Acquisition Proposal promptly return to the Company or destroy all non-public information previously furnished or made available to such Person or any of its Representatives by or on behalf of the Company, the Company Partnership or their respective Representatives in accordance with the terms of such confidentiality agreement. Each of the Company and the Company Partnership shall not, and shall cause its Subsidiaries not to, release any Person from, or waive, amend or modify any provision of, or grant permission under, any standstill or confidentiality provision with respect to an Acquisition Proposal or Inquiry that would reasonably be expected to lead to an Acquisition Proposal or similar matter in any Contract to which the Company or any of its Subsidiaries is a party; provided that nothing in this Agreement shall restrict the Company from (x) permitting a Person to request a limited waiver of a “standstill” or similar obligation or from granting such a waiver, in each case, to the extent necessary to permit such Person to make a non-public Acquisition Proposal to the board of directors of the Company, in each case, solely to the extent the board of directors of the Company determines in good faith (after consultation with the Company’s financial advisor and outside legal counsel) that the failure to take such action would be inconsistent with the Company directors’ duties under applicable Law or (y) informing any Person that makes an Inquiry or an Acquisition Proposal of the terms of this Section 6.2. The Company agrees that all references to the Company or the board of directors of the Company in this Section 6.2 shall include its Representatives, all references to the Company in this Section 6.2, shall include the board of the directors of the Company and any breach of this Section 6.2 by the board of directors of the Company or any Representatives of the Company will be deemed to be a breach of this Agreement by the Company.
(b)   Fiduciary Exception to No Solicitation Provision.   Notwithstanding anything to the contrary in this Section 6.2, but subject to compliance with the other provisions in this Section 6.2, prior to the time that the Company Requisite Vote is obtained, the Company may, in response to an unsolicited, bona fide written Acquisition Proposal made after the date of this Agreement and that did not result from a breach of this Section 6.2, (i) contact and engage in discussions with the Person who made such Acquisition Proposal and such Person’s Representatives to clarify the terms and conditions thereof or to request that any Acquisition Proposal made orally be made in writing so as, in each case, to permit the Company to determine whether such Acquisition Proposal constitutes or could reasonably be expected to lead to a Superior Proposal or to notify such Person and such Person’s Representatives of the provisions of Section 6.2(a), (ii) provide access to non-public information regarding the Company or any of its Subsidiaries to such Person who made such Acquisition Proposal and such Person’s Representatives; provided that such information has previously been made available to Parent or is provided to Parent promptly (and in any event within twenty-four (24) hours) following the time such information is made available to such Person and that, prior to furnishing any such information, the Company receives from such Person making such Acquisition Proposal an Acceptable Confidentiality Agreement and (iii) pursuant to the terms of an Acceptable Confidentiality Agreement, engage or participate in any discussions or negotiations with any such Person and such Person’s Representatives regarding such Acquisition Proposal if, and only if, prior to taking any action described in clause (i), (ii) or (iii) above, the Company’s board of directors determines in good faith after consultation with its financial advisors and outside legal counsel that (A) such Acquisition Proposal either constitutes a Superior Proposal or could reasonably be expected to lead to a Superior Proposal and (B) the failure to take such action would reasonably be expected to be inconsistent with the Company directors’ duties under applicable Law. The parties hereto acknowledge and agree that a factually accurate public announcement by the Company or the board of directors of the Company (or a committee thereof) that (A) describes the Company’s receipt of an Acquisition Proposal, (B) identifies the Person or group making such Acquisition Proposal, (C) provides the material terms of such Acquisition Proposal, or (D) describes the operation of this Agreement with respect to an Acquisition Proposal shall not constitute a Change in Recommendation or otherwise, in and of itself, constitute a basis for Parent to terminate this Agreement pursuant to Section 8.4(b).
(c)   Notice.   From the date of this Agreement until the Effective Time (or, if earlier, the valid termination of this Agreement in accordance with ARTICLE VIII), the Company shall promptly (and, in any event, within twenty-four (24) hours) notify Parent in writing if (i) any written or other bona fide Acquisition Proposal or Inquiry is received by the Company, the Company Partnership or any of their Representatives, (ii) any non-public information is requested or provided in connection with any Acquisition Proposal from the Company or (iii) any discussions or negotiations with respect to an Acquisition Proposal are sought to be initiated or continued with the Company, the Company Partnership or their respective Representatives, including in such written notice, the material terms and conditions of any such Acquisition Proposal or Inquiry and the identity of the Person or group (as defined in or under Section 13 of the Exchange Act) making such Acquisition Proposal or Inquiry, and thereafter, the Company shall keep Parent reasonably informed, on a reasonably current basis, of any material changes, developments, discussions or negotiations, whether written or oral, regarding any such Acquisition Proposal or such Inquiry and of the status of such Acquisition Proposal or such Inquiry (including delivery to Parent within twenty-four (24) hours of copies of any written documentation related thereto delivered by or on behalf of such Person or group in connection with such Acquisition Proposals or Inquiries). Each of the Company and the Company Partnership agrees that none of the Company, the Company Partnership or any of their Subsidiaries will enter into any confidentiality or similar agreement with any Person subsequent to the date hereof which prohibits any of the Company, the Company Partnership or any of their Subsidiaries from providing any information required to be provided to Parent hereunder within the time periods contemplated hereby.
(d)   No Change in Recommendation or Alternative Acquisition Agreement.   Except as provided in Section 6.2(e) and Section 6.2(f), the Company’s board of directors shall not (i) withhold, withdraw, qualify, amend or modify (or publicly propose or resolve to withhold, withdraw, qualify, amend or modify), in a manner adverse to Parent, the Company Recommendation, (ii) fail to include the Company Recommendation in the Proxy Statement, (iii) authorize, endorse, adopt, or approve, recommend or otherwise declare advisable, or publicly propose to authorize, endorse, adopt, approve, recommend or otherwise declare advisable any Acquisition Proposal or Alternative Acquisition Agreement, (iv) if any Acquisition Proposal (other than an Acquisition Proposal in the circumstances described in clause (v))

has been made public, fail to publicly affirm or reaffirm the Company Recommendation upon request of Parent within five (5) Business Days after the date an Acquisition Proposal shall have been publicly announced (or if the Company Stockholders Meeting is scheduled to be held within five (5) Business Days from the date an Acquisition Proposal is publicly announced, promptly and in any event prior to the date on which the Company Stockholders Meeting is scheduled to be held), (v) fail to publicly recommend against any Acquisition Proposal that is a tender offer or exchange offer subject to Regulation 14D under the Exchange Act (including, for these purposes, by taking no position with respect to the acceptance of such tender offer or exchange offer by the Company’s stockholders) within ten (10) Business Days after the commencement of such tender or exchange offer (each of the actions described in clauses (i) through (v) of this Section 6.2(d), a “Change in Recommendation”), or (vi) cause or permit the Company or any of its Subsidiaries to enter into any Alternative Acquisition Agreement relating to any Acquisition Proposal.
(e)   Superior Proposal Exception to Change in Recommendation Provision or Entry into an Alternative Acquisition Agreement.   Notwithstanding anything to the contrary set forth in Section 6.2(d), following receipt of an unsolicited bona fide written Acquisition Proposal by the Company at any time after the date of this Agreement that the Company’s board of directors determines in good faith, after consultation with its financial advisors and outside legal counsel, constitutes a Superior Proposal, the Company’s board of directors may, at any time prior to the time the Company Requisite Vote is obtained, make a Change in Recommendation or terminate this Agreement to enter into an Alternative Acquisition Agreement with respect to such Superior Proposal, or authorize, resolve, agree or propose publicly to take any such action, if all of the following conditions are met:
(i)   the Company shall have (A) provided to Parent prior written notice (the “Notice of Change in Recommendation”), which shall state expressly (1) that the Company has received a written Acquisition Proposal that constitutes a Superior Proposal, (2) the material terms and conditions of the Acquisition Proposal (including the consideration offered therein and the identity of the Person or group making the Acquisition Proposal) and shall have contemporaneously provided an unredacted, true and complete copy of the Alternative Acquisition Agreement and all other documents or written proposals or offers related to the Superior Proposal (it being understood and agreed that any amendment to the financial terms or any other material term or condition of such Superior Proposal shall require a new Notice of Change in Recommendation and the Company shall be required to comply again with the requirements of this Section 6.2(e)(i)); provided, however, that the Notice of Change Period (as defined below) shall be reduced to three (3) Business Days following receipt by Parent of any such new Notice of Change in Recommendation and ending at 11:59 p.m., Eastern Time, on such third (3rd) Business Day, and (3) that, subject to clause (ii) below, the Company’s board of directors has determined to make a Change in Recommendation or to terminate this Agreement in accordance with Section 8.3(b) (specifying the action it intends to take) in order to enter into the Alternative Acquisition Agreement, as applicable and (B) prior to making such a Change in Recommendation or terminating this Agreement in accordance with Section 8.3(b), as applicable, made its Representatives reasonably available for the purpose of engaging in negotiations and shall have negotiated, and shall have directed its Representatives to negotiate, in good faith with Parent (to the extent Parent wishes to negotiate) during the four (4) Business Day period following Parent’s receipt of the Notice of Change in Recommendation and ending at 11:59 p.m., Eastern Time, on such fourth (4th) Business Day (the “Notice of Change Period”) regarding any adjustments to the terms and conditions of this Agreement such that the Superior Proposal ceases to constitute a Superior Proposal; and
(ii)   after the expiration of the Notice of Change Period, the Company’s board of directors shall have determined, in good faith, after consultation with its financial advisors and outside legal counsel and taking into account any revised terms committed to in writing by Parent, Superior Proposal that gave rise to the Change in Recommendation continues to constitute a Superior Proposal and that the failure to make such Change in Recommendation or to so terminate this Agreement in accordance with Section 8.3(b), as applicable, would reasonably be expected to be inconsistent with the directors’ duties under applicable Law.
(f)   Intervening Event Exception to Change in Recommendation Provision.   Notwithstanding anything to the contrary set forth in Section 6.2(d), upon the occurrence of any Intervening Event, the

Company’s board of directors may, at any time prior to the time the Company Requisite Vote is obtained, make a Change in Recommendation if all of the following conditions are met:
(i)   the Company shall have (A) provided to Parent a Notice of Change in Recommendation, which shall (1) set forth in reasonable detail information describing the Intervening Event and the rationale for the Change in Recommendation and (2) state expressly that, subject to clause (ii) below, the Company’s board of directors has determined to make a Change in Recommendation and (B) prior to making such a Change in Recommendation, the Company shall have made its Representatives reasonably available for the purpose of engaging in negotiations and shall have negotiated, and shall have caused its Representatives to negotiate, in good faith with Parent (to the extent Parent wishes to negotiate) during the Notice of Change Period regarding any adjustments to the terms and conditions of this Agreement in order to obviate the need to make a Change in Recommendation in response to the Intervening Event; and
(ii)   the Company’s board of directors shall have determined in good faith, after consultation with its financial advisors and outside legal counsel, that in light of such Intervening Event, and taking into account any revised terms committed to in writing by Parent, the failure to make a Change in Recommendation would reasonably be expected to be inconsistent with the directors’ duties under applicable Law.
(g)   Certain Permitted Disclosure.   Nothing contained in this Section 6.2 shall prohibit the Company or the Company’s board of directors from (i) disclosing to the Company’s stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act, making a statement contemplated by Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act or making any “stop, look and listen” statement to the stockholders of the Company pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to the Company’s stockholders if the Company’s board of directors reasonably determines in good faith, after consultation with its financial advisors and outside legal counsel, that the failure to make such disclosure would reasonably be expected to be inconsistent with the directors’ duties under applicable Law or violate applicable Law; provided, however, that the Company’s board of directors (or any authorized committee thereof) shall not make a Change in Recommendation except in accordance with Section 6.2(e) and Section 6.2(f); provided, further, that neither the Company nor the Company’s board of directors (or any authorized committee thereof) shall be permitted to recommend that the stockholders of the Company tender any securities in connection with any tender offer or exchange offer that is an Acquisition Proposal or otherwise effect a Change in Recommendation with respect thereto, except as permitted by Section 6.2(e) and Section 6.2(f).

6.3   Proxy Statement; Information Supplied.
(a)   As promptly as reasonably practicable following the date hereof the Company shall prepare and, after reasonable review and comment thereon by Parent in accordance with Section 6.3(b), file within thirty (30) days after the date of this Agreement (or if such thirtieth (30th) day is not a Business Day, the next succeeding Business Day), with the SEC a proxy statement on Schedule 14A (such proxy statement, including any amendment or supplement thereto, the “Proxy Statement”) in preliminary form relating to the Company Stockholders Meeting. The Company and Parent shall each use their reasonable best efforts to promptly provide responses to the SEC with respect to any comments received on the Proxy Statement from the SEC or the staff of the SEC (the “Staff”), and the Company shall cause the definitive Proxy Statement to be mailed to its stockholders as of the record date for notice established for the Company Stockholders Meeting as promptly as reasonably practicable after the date of this Agreement, and in no event more than ten (10) Business Days after the date on which the SEC or the Staff advises that it has no further comments on the Proxy Statement (the “Clearance Date”); provided that if the SEC or its Staff has failed to affirmatively notify the Company within ten (10) calendar days after the initial filing of the Proxy Statement with the SEC that it will or will not be reviewing the Proxy Statement, then the eleventh (11th) calendar day after the initial filing shall be the Clearance Date.
(b)   No filing of, or amendment or supplement to, the Proxy Statement will be made by the Company without providing Parent a reasonable opportunity to review and comment thereon (other than any filing, amendment or supplement in connection with a Change in Recommendation) and the Company shall consider Parent’s comments in good faith. The Company shall promptly provide Parent with copies of all such filings, amendments or supplements to the extent not readily publicly available. Parent shall (i) furnish all information reasonably necessary or advisable to be included in the Proxy Statement concerning it and its Affiliates to the Company, (ii) provide such other reasonable assistance as may be reasonably requested by the Company in connection with the preparation of information to be included therein and (iii) otherwise reasonably assist and cooperate with the Company in the preparation of the Proxy Statement and the resolution of any comments received from the SEC. If at any time prior to the receipt of the Company Requisite Vote, any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, is discovered by the Company or Parent and such information is required to be set forth in an amendment or supplement to the Proxy Statement such that the Proxy Statement would not (A) include any misstatement of a material fact or (B) omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then (x) the party that makes such discovery shall promptly notify the other parties and (y) the Company shall prepare (with Parent’s reasonable assistance) and file with the SEC an appropriate amendment or supplement describing such information and, to the extent required by applicable Law, disseminate such amendment or supplement the stockholders of the Company. The Company shall notify Parent promptly of the receipt of any comments from the SEC or the Staff or of any request by the SEC or the Staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or the Staff, on the other hand, with respect to the Proxy Statement or the Merger. No response to any comments from the SEC or the Staff relating to the Proxy Statement will be made by the Company without providing Parent a reasonable opportunity to review and comment thereon, unless made pursuant to a telephone call initiated by the SEC, and the Company shall consider Parent’s comments in good faith. The information supplied by the Company or Parent, as applicable, for inclusion or incorporation by reference in the Proxy Statement will not, on the date it is first mailed to its stockholders and at the time of the Company Stockholders Meeting (as defined below), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will cause the Proxy Statement to comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder.

6.4   Company Stockholders Meeting.
(a)   The Company shall take all actions reasonably necessary, as promptly as reasonably practicable, in accordance with applicable Law and the Company Charter and Company Bylaws, (i) establish a record date for and give notice of a meeting of holders of Shares for the purpose of considering and voting upon the approval of the Merger and the other transactions contemplated by this Agreement (including any postponement or adjournment thereof, the “Company Stockholders Meeting”) and (ii) after the Clearance Date, duly call, convene and hold the Company Stockholders Meeting. Subject to the provisions of Section 6.2, the Company’s board of directors shall (i) include the Company Recommendation in the Proxy Statement, (ii) recommend at the Company Stockholders Meeting that the holders of Shares approve the Merger and the other transactions contemplated by this Agreement and (iii) use its reasonable best efforts to obtain and solicit such approval. The Company shall keep Parent reasonably informed on a reasonably current basis regarding its solicitation efforts and voting results following the dissemination of the Proxy Statement to holders of Shares. Notwithstanding the foregoing, the Company may postpone, recess or adjourn the Company Stockholders Meeting: (A) with the consent of Parent, (B) to solicit additional proxies for the purpose of obtaining the Company Requisite Vote if the Company will not receive proxies representing the Company Requisite Vote, whether or not a quorum is present, (C) if the Company will not have enough Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting, (D) if a postponement or adjournment is required by Law, or (E) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that the Company board of directors has determined in good faith, after consultation with outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated to and reviewed by the holders of Shares prior to the Company Stockholders Meeting; provided, however, that, Parent shall be consulted in advance regarding any postponement, recess or adjournment in the case of clauses (B) – (E) and, without the prior written consent of Parent, the Company Stockholders Meeting shall not be postponed, recessed or adjourned to a date that is (i) more than thirty (30) days after the date for which the Company Stockholders Meeting was originally scheduled (excluding any postponements, recesses or adjournments required by applicable Law) or (ii) more than ninety (90) days from the record date for the Company Stockholders Meeting; provided, further, that, except as required under applicable Law, the Company Stockholders Meeting may not be postponed, recessed or adjourned on the date the Company Stockholders Meeting is scheduled if the Company shall have received proxies in respect of an aggregate number of Shares, which have not been withdrawn, such that the Company Requisite Vote would be obtained at such meeting.
(b)   Notwithstanding any Change in Recommendation, the Company shall nonetheless submit the Merger and the other transactions contemplated by this Agreement to the holders of Shares for approval at the Company Stockholders Meeting unless this Agreement is terminated in accordance with ARTICLE VIII prior to the Company Stockholders Meeting. Further, the obligations of the Company with respect to calling, giving notice of, convening and holding the Company Stockholders Meeting and mailing the Proxy Statement (and any amendment or supplement thereto that may be required by Law) to the holders of Shares shall not be affected by any Change in Recommendation unless this Agreement is terminated in accordance with ARTICLE VIII.
(c)   Notwithstanding anything herein to the contrary, without the prior written consent of Parent, (i) the approval of the Merger shall be the only matter (other than matters of procedure and matters required by applicable Law to be voted on by the stockholders of the Company in connection with this Agreement or the approval of the Merger) that the Company shall propose to be acted on by the holders of Shares at the Company Stockholders Meeting and (ii) the Company shall not submit to the vote of the holders of Shares any competing Acquisition Proposal.
6.5   Filings; Other Actions; Notification and Cooperation.
(a)   The Company and Parent shall, cooperate with each other and use, and shall cause their respective Subsidiaries and Affiliates to use, their respective reasonable best efforts to take (or cause to be taken) all actions, and do (or cause to be done) all things necessary, proper or advisable under this Agreement and applicable Laws to consummate and make effective the Mergers and the other transactions contemplated by this Agreement as expeditiously as possible and in no event later than the

Termination Date, including (i) as promptly as practicable, preparing and filing all documentation to effect all necessary notices, reports, information and other filings required to be filed with any Governmental Entity with respect to the transactions contemplated hereby and to obtain as expeditiously as possible all Consents in order to consummate the Mergers, (ii) satisfying the conditions to consummating the Mergers, (iii) obtaining (and cooperating with each other in obtaining) any consent, approval of, waiver or any exemption by, any non-governmental third party, in each case, to the extent necessary, proper or advisable in connection with the Mergers and (iv) executing and delivering any reasonable additional instruments necessary to consummate the transactions contemplated hereby and to fully carry out the purposes of this Agreement.
(b)   None of the parties hereto, shall take, cause or permit to be taken, or omit to take, any action which such party reasonably expects is likely to materially delay or prevent consummation of the contemplated transactions, unless otherwise agreed to by the parties. In furtherance of the foregoing, from the date of this Agreement until the Effective Time (or, if earlier, the valid termination of this Agreement in accordance with ARTICLE VIII), Parent shall not, directly or indirectly (but subject in all respects to the immediately preceding sentence) acquire or agree to acquire, by merger or consolidation with, or by purchasing the assets of or equity in, any Person (a “Specified Acquisition”), if the entering into of a definitive agreement relating to or the consummation of such a Specified Acquisition would reasonably be expected to prevent or delay Closing past the Termination Date.
(c)   Parent and the Company shall cooperate with respect to the Antitrust Laws and shall have joint decision making authority with respect to the appropriate course of action with respect to obtaining any applicable Consents required to consummate the Mergers prior to the Termination Date. No party hereto or its counsel shall independently participate in any substantive call or meeting relating to the Antitrust Laws with any Governmental Entity in respect of such filings, investigation or other inquiry without first giving the other party or its counsel prior notice of such call or meeting and, to the extent permitted by such Governmental Entity, the opportunity to attend and participate. In furtherance of the foregoing and to the extent permitted by applicable Law, (i) each party shall notify the other of any filing or material or substantive communication or inquiry it or any of its Subsidiaries intends to make with any Governmental Entity relating to the matters that are the subject of this Section 6.5, (ii) prior to submitting any such filing or making any such communication or inquiry, such party shall provide the other party and its counsel a reasonable opportunity to review, and shall consider in good faith the comments of the other party in connection with, any such filing, communication or inquiry, (iii) promptly following the submission of such filing or making such communication or inquiry, provide the other party with a copy of any such filing or, if in written form, communication or inquiry, or a summary of any oral communication and (iv) consult with the other party in connection with any inquiry, hearing, investigation or litigation by, or negotiations with, any Governmental Entity relating to the Mergers, including the scheduling of, and strategic planning for, any meetings with any Governmental Entity relating thereto. In exercising the foregoing cooperation rights, the Company and Parent each shall act reasonably and as promptly as reasonably practicable. Notwithstanding the foregoing, materials provided pursuant to this Section 6.5 may be reasonably redacted as necessary to address reasonable privilege concerns or to comply with contractual arrangements or applicable Law. It is understood that Parent and the Merger Subs shall be deemed a single party and that the Company Parties shall be deemed a single party, in each case, for purposes of this Section 6.5(c).
(d)   In furtherance and not in limitation of the covenants of the parties contained in this Section 6.5, Parent, including its Subsidiaries and Affiliates, shall use its reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Entity in connection with any applicable Antitrust Laws with respect to the transactions contemplated hereby and to avoid the entry of, or effect the dissolution of, any decree, order, judgment, injunction, temporary restraining order or other order in any suit or Proceeding, that would otherwise have the effect of preventing the consummation of the transactions contemplated hereby. For the purposes of this Section 6.5, “reasonable best efforts” shall include taking any and all actions (such actions, the “Regulatory Actions”) necessary to eliminate each and every impediment under any Law that may be asserted by any Governmental Entity and obtain the consents, approvals, permits, waiting period expirations or authorizations of any Governmental Entity required to consummate the Mergers and the other transactions contemplated hereby as expeditiously as possible, and in no event later than the Termination Date, including (i) proposing, negotiating, committing to, effecting and agreeing to, by consent decree, hold separate order, or otherwise, the sale, divestiture, license, hold separate, and other disposition of the businesses, assets, products, product lines, services or equity interests of the Company or Parent or the Company’s Subsidiaries or Affiliates, (ii) creating, terminating, or amending any existing or new relationships, ventures, contractual rights or obligations of Parent, the Company or the Company’s Subsidiaries or Affiliates, (iii) otherwise taking or committing to take any action that would limit Parent’s freedom of action with respect to the operation of, or its ability to retain or hold, directly or indirectly, any businesses, assets, products, product lines, services or equity interests of Parent or the Company (including any of the Company’s Subsidiaries or Affiliates); provided that such Regulatory Actions shall be conditioned upon and become effective only from and after the Effective Time. Nothing in this Section 6.5 or any other provision of this Agreement shall require Parent, the Merger Subs, the Equity Investors, or any of their respective Affiliates, to take, or agree to take, any action with respect to any of their respective direct or indirect portfolio companies (as such term is commonly understood in the private equity industry) or any investment funds or vehicles affiliated with, or managed or advised by, one or more Affiliates of Parent, the Merger Subs or the Equity Investors, including selling, divesting, conveying, holding separate, or otherwise limiting its freedom or action with respect to any assets, rights, businesses, operations or interest therein, of any such portfolio companies or investment funds or vehicles. Without limiting the foregoing, (i) in no event shall Parent, the Merger Subs or the Equity Investors, or any of their respective Affiliates, be required to proffer and consent and/or agree to any Order or other agreement providing for the sale, divesture, or other disposition, contemporaneously with or subsequent to the Effective Time, of any property or properties of the Company or its Subsidiaries, or effect any such sale, divestiture, or other disposition of any property or properties of the Company or its Subsidiaries and (ii) the entry by any Governmental Entity in any Proceeding of an Order permitting the consummation of the Mergers or any other transaction contemplated by this Agreement but requiring any of the properties of the Company or its Subsidiaries to be sold, divested or disposed of thereafter shall not be deemed a failure to satisfy any condition specified in ARTICLE VII.
(e)   Information.   The Company and Parent each shall, upon request by the other, promptly furnish the other with all information concerning itself, its Subsidiaries, Affiliates, directors, officers and stockholders and such other matters as may be reasonably requested by the other party that is necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of Parent, the Company or any of their respective Subsidiaries to any third party or any Governmental Entity in connection with the Mergers and the other transactions contemplated by this Agreement.
(f)   Status.   The Company and Parent shall keep each other reasonably apprised of the status of matters relating to completion of the transactions contemplated hereby, including promptly furnishing the other with copies of any notice or other communications received by the Company or Parent, as the case may be, or any of their respective Subsidiaries or Affiliates from any third party or any Governmental Entity with respect to the Mergers and the other transactions contemplated by this Agreement, other than immaterial communications.
(g)   Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent from any Person (other than any Governmental Entity) with respect to the Mergers and the other transactions contemplated by this Agreement, (i) without the prior written consent of Parent, none of the Company or any of its Subsidiaries or Representatives shall pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any accommodation or commitment or incur any liability or other obligation to such Person and (ii) none of Parent or Merger Subs or any of their respective Representatives shall be obligated to pay or commit to pay to such Person whose approval or consent is being solicited any cash or other consideration, make any accommodation or commitment or incur any liability or other obligation to such Person other than (x) payments required under any Contract and (y) de minimis amounts.

6.6   Access; Consultation.
(a)   From the date of this Agreement until the Effective Time (or, if earlier, the valid termination of this Agreement in accordance with ARTICLE VIII), (i) upon reasonable advance notice (and in any event not less than twenty-four (24) hours’ notice), the Company shall, and shall cause its Subsidiaries and each of its and their respective directors, officers and employees to, and direct its and their other Representatives to, (x) afford Parent and its Representatives reasonable access, during normal business hours, to the Company’s and its Subsidiaries’ properties, offices, personnel, assets, books and records, (y) make the Company and its Subsidiaries’ employees available for, and provide Parent and its Representatives the opportunity to conduct, pre-employment interviews by Parent and its Representatives regarding their continuing employment (if any) in accordance with the terms of Section 6.9(a) herein and (z) furnish promptly to Parent all information concerning the Company’s or any of its Subsidiaries’ capital stock, business, real properties (and their operations) and personnel (including information regarding personnel changes) as may reasonably be requested by Parent, solely in connection with consummating the Mergers and the other transactions contemplated by this Agreement; (ii) subject to reasonable prior written notification to the Company, Parent and its Representatives shall be entitled to contact, make information requests from and communicate with (1) applicable Governmental Entities to obtain or access any files or information related to Company Real Property and/or their operations (and the Company shall (and shall cause its Subsidiaries and its and their respective directors, officers, employees and lenders to) reasonably assist Parent in making any such communications and information requests), (2) the existing lenders to the Company or its Subsidiaries and (3) third parties that are party to any joint venture or partnership agreement with the Company or its Subsidiaries, provided that the Company shall be permitted to participate in any meetings with such third parties; and (iii) with respect to the properties set forth on Section 6.6 of the Company Disclosure Letter (collectively, the “Specified Properties”), afford Parent and its Representatives (A) reasonable access during normal business hours (and, upon reasonable advance notice of not less than twenty-four (24) hours, outside of normal business hours) to the Specified Properties and all buildings, structures, improvements, and equipment located thereon; (B) the right to conduct, at Parent’s sole cost and expense, such physical inspections, walkthroughs, assessments, appraisals, surveys, and other due diligence activities with respect to the Specified Properties as Parent or its Representatives may reasonably request; (C) access to, and the right to copy, all leases, service contracts, rent rolls, maintenance records, environmental reports, title documents, surveys, zoning materials, permits, licenses, certificates of occupancy, and other property-level documents and records relating to the Specified Properties, in each case to the extent in the Company’s or its Subsidiaries’ possession or reasonably available to them; and (D) reasonable cooperation in facilitating meetings and communications between Parent or its Representatives and property-level employees, managers, brokers, tenants, lenders, and other third parties having material business or service relationships relating to the Specified Properties, in each case subject to reasonable prior written notification to the Company and the Company’s right to participate in any such meetings or communications; provided, that the Company shall not be required to provide any access or information to the extent that such access or information that the Company determines in its reasonable judgment relates to the negotiation and execution of this Agreement, or except as expressly provided in Section 6.2, any Acquisition Proposal or Change in Recommendation; provided, further, that no investigation pursuant to this Section 6.6 shall affect or be deemed to modify any representation or warranty made by the Company Parties or limit or otherwise affect the rights or remedies of the parties hereto; and provided, further, that neither Parent nor any of its Representatives shall be permitted access to such properties in connection with any subsurface invasive environmental sampling or investigation, and the foregoing shall not require the Company to disclose any information pursuant to this Section 6.6, (provided the Company informs Parent of the basis of such non-disclosure) to the extent that such disclosure would (I) in the reasonable good faith judgment of the Company, violate any applicable Law, (II) in the reasonable good faith judgment of the Company, violate confidentiality obligations to a third party pursuant to a Contract that is binding on the Company or any of its Subsidiaries or (III) result in the waiver or loss of attorney-client privilege, work product doctrine or any other legal privilege; provided, however, that with respect to the foregoing clauses (I) through (III) of this Section 6.6(a), the Company shall and shall cause its Subsidiaries and each of its and their respective directors, officers and employees to, and direct its other Representatives to, use its commercially reasonable efforts to allow for such access or disclosure without violating such clauses (I) through (III) of this Section 6.6(a), including to (1) obtain the required consent of any such third party to provide such disclosure or access, (2) develop an alternative to providing such information so as to not violate clauses (I) through (III) of this Section 6.6(a) or (3) implement appropriate and mutually agreeable measures to permit the disclosure or access of such information in a manner to remove the basis for the objection, including by arrangement of appropriate clean room procedures, redaction or entry into a customary joint defense agreement with respect to any information to be so provided. Any investigation pursuant to this Section 6.6 shall be conducted in such a manner as not to interfere unreasonably with the conduct of the business of the Company.
(b)   The Company may, as it deems, in good faith and after consultation with outside counsel, advisable and necessary to comply with applicable Law, designate competitively sensitive material as “Outside Counsel Only Material” and such materials and the information contained therein shall be given only to the outside counsel of the recipient, pursuant to the terms of an agreement with respect thereto on terms that are reasonably acceptable to the Company and Parent pursuant to which, except as otherwise set forth in such agreement, such information shall not be disclosed by such outside counsel to any Representatives of the recipient without the express prior permission of the Company or its legal counsel, and shall be subject to any additional confidentiality or joint defense agreement between the parties as set forth in such agreement. All information exchanged pursuant to this Section 6.6, including all information or discussions resulting from any access provided pursuant to this Section 6.6 shall be subject to the Confidentiality Agreements, which shall survive any termination of this Agreement and continue in full force and effect in accordance with its terms; provided, however, Parent, its equityholders and their respective Representatives may disclose “Confidential Information” and “Transaction Information” (each as defined in the Confidentiality Agreements) to their potential financing sources, which financing sources will be deemed to be “Representatives” (as defined in the Confidentiality Agreement).
(c)   To the extent that any of the information or material furnished pursuant to this Section 6.6 or otherwise in accordance with the terms of this Agreement may include material subject to the attorney-client privilege, work product doctrine or any other applicable privilege concerning pending or threatened Proceedings or governmental investigations, the parties understand and agree that they have a commonality of interest with respect to such matters and it is their desire, intention and mutual understanding that the sharing of such material is not intended to, and shall not, waive or diminish in any way the confidentiality of such material or its continued protection under the attorney-client privilege, work product doctrine or other applicable privilege. All such information that is entitled to protection under the attorney-client privilege, work product doctrine or other applicable privilege shall remain entitled to such protection under these privileges, this Agreement, and under the joint defense doctrine.
(d)   From the date of this Agreement until the Effective Time (or, if earlier, the valid termination of this Agreement in accordance with ARTICLE VIII), the Company shall, and shall cause its Subsidiaries and each of its and their respective directors, officers and employees to, and direct its and their other Representatives to, reasonably cooperate with Parent and its Representatives for the purpose of transitioning all books and records of the Company and its Subsidiaries to Parent’s possession, custody and control as of the Effective Time.
6.7   Stock Exchange De-listing and De-registration.   The Company shall use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, necessary, proper or advisable under applicable Law and rules and policies of the NYSE to cause (a) the Shares to be de-listed from the NYSE as promptly as practicable after the Effective Time and de-registered under the Exchange Act as promptly as practicable following such de-listing and (b) the securities of the Company Partnership to be de-registered under the Exchange Act as promptly as practicable after the Partnership Merger Effective Time.
6.8   Publicity.   The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form mutually agreed by the Company and Parent. Thereafter, the Company and Parent shall consult with each other prior to issuing or making, and provide each other the opportunity to review and comment on, any press releases or other public announcements with respect to the Mergers and the other transactions contemplated by this Agreement and any filings with any third party or any Governmental Entity (including any national securities exchange) with respect thereto, and no party hereto shall issue any press release or make any public announcement without the prior written consent of the other parties hereto, which consent may be granted or withheld by such party in its sole and absolute discretion;

provided, however, that (except with respect to any public disclosure or statement that includes a reference to or otherwise identifies any direct or indirect investor in Parent, which shall require the prior approval of Parent in all instances, which approval may be granted or withheld by Parent in its sole and absolute discretion), a party may, without the prior written consent of the other parties hereto, issue a press release or make any public announcement (after complying with the above review and consultation requirements) (a) as may be required by applicable Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or the NYSE, (b) if such press release or public statement is consistent with (and not expansive of) prior press releases issued or public statements made in compliance with this Section 6.8, (c) with respect to any Change in Recommendation made in accordance with this Agreement or Parent’s response thereto or (d) that relates to any dispute or actual or threatened Proceedings between or among the parties or their respective Affiliates related to this Agreement or the transactions contemplated hereby.
6.9   Employee Benefits.
(a)   The Company and its Subsidiaries shall cooperate with Parent, its Affiliates and its and their Representatives with respect to the matters set forth on Section 6.9(a) of the Company Disclosure Letter.
(b)   Parent agrees that each employee of the Company or its Subsidiaries who continues to remain employed with the Company or its Subsidiaries following the Closing (each, a “Continuing Employee”) shall, for the one (1) year period following the Effective Time (or, if earlier, until the date of termination of employment of the applicable Continuing Employee), be provided with (i) a base salary or base wage that is no less favorable than the base salary or base wage provided to such Continuing Employee by the Company or its Subsidiaries immediately prior to the Effective Time and (ii) short-term cash incentive compensation opportunities, and employee health, welfare, vacation, retirement,, severance and termination benefits (excluding defined benefit pension and retiree health and welfare benefits) that are substantially comparable in the aggregate to those provided by the Company or its Subsidiaries to such Continuing Employees as of immediately prior to the Effective Time. Parent shall or shall cause the Surviving Entity to honor and assume all obligations under all employment agreements and severance plans of the Company or its Subsidiaries, in accordance with their terms as in effect immediately prior to the Effective Time.
(c)   Parent shall or shall cause the Surviving Entity to use commercially reasonable efforts to provide that no pre-existing conditions, exclusions or waiting periods shall apply to Continuing Employees under the benefit plans in which Continuing Employee participate following the Effective Time. With respect to the plan year during which the Effective Time occurs, Parent shall use commercially reasonable efforts to provide each Continuing Employee with credit for deductibles and out-of-pocket requirements paid prior to the Closing Date in satisfying any applicable deductible or out-of-pocket requirements under any Parent plan in which such Continuing Employee is eligible to participate following the Closing Date.
(d)   From and after the Closing Date, Parent shall or shall cause the Surviving Entity to, provide credit to Continuing Employees for their service recognized by the Company and its Subsidiaries as of the Effective Time for purposes of eligibility, vesting, severance, vacation and benefit accrual, except for benefit accrual under defined benefit pension plans; provided that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits.
(e)   The provisions of this Section 6.9 are solely for the benefit of the parties to this Agreement, and nothing contained in this Agreement is intended to (i) prevent Parent or the Surviving Entity or any of their Affiliates, after the Closing, from terminating the employment of any Continuing Employee, (ii) create any third party beneficiary rights in any current or former employee of the Company or any of its Affiliates, any beneficiary or dependent thereof, or any collective bargaining representative thereof or (iii) be treated as an amendment of, or undertaking to amend, any Company Plan.
6.10   Expenses; Certain Tax Matters.
(a)   Except as otherwise expressly set forth in this Agreement, whether or not the Mergers are consummated, all costs and expenses incurred in connection with this Agreement and the Mergers and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense.
(b)   All transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees (including penalties and interest) (“Transfer Taxes”) incurred in connection with the Mergers shall be paid by or on behalf of Parent when due and payable.

(c)   Prior to the Closing, the Company shall use reasonable best efforts to ensure that the Company (i) will qualify for taxation as a REIT for U.S. federal income tax purposes for all taxable years through the taxable year ending at the Closing and (ii) will not become liable for U.S. federal income Tax under Section 857(b) or 4981 of the Code (or state or local income tax under corresponding provisions of state or local tax law) in any material respects. Prior to the Closing, the Company shall promptly notify Parent in writing if the Company has Knowledge of any matter that would reasonably be expected to adversely affect the maintenance of the Company’s qualification for taxation as a REIT for any taxable year, or would reasonably be expected to result in a material amount of Tax under Section 857(b) or 4981 of the Code (or corresponding state or local Tax) and cooperate and consult in good faith with Parent with respect thereto.
(d)   Prior to the Closing, the Company shall deliver to Parent a duly completed and executed IRS Form W-9 with respect to the Company, dated as of the Closing Date.
(e)   The Company shall use commercially reasonable efforts to cooperate with Parent regarding modifications to the structure of the transactions contemplated hereby that Parent reasonably requests in writing, including such modifications that are intended to mitigate, reduce or eliminate any material Transfer Tax or other material Tax that may be borne by any Parent, Merger Subs, the Company, the Surviving Entity, the Surviving Partnership, any of their respective Affiliates, or any direct or indirect owner of Parent (in each case, to the extent arising in connection with the transactions contemplated hereby) (which, by way of example, may include the transfer of one or more assets or equity interests in one or more Subsidiaries to one or more designees of Parent immediately prior to the Closing); provided that (i) any such modifications do not have an adverse effect on the Company, the Company Partnership or their respective equityholders, including any adverse effect on the time by which the Mergers may be consummated in accordance with the terms of this Agreement, as reasonably determined by the Company, (ii) neither the Company nor any of its Subsidiaries shall be required to take any action in contravention of (A) any organizational document of the Company or its Subsidiaries, (B) any Contract required to be set forth on Section 4.12(a) of the Company Disclosure Letter or (C) applicable Law, (iii) any such modifications or other obligations of the Company or its Subsidiaries to incur any liabilities with respect thereto (other than customary and reasonable joinder agreements), shall be contingent upon all of the conditions set forth in ARTICLE VII having been satisfied or waived and receipt by the Company of a written notice from Parent to such effect and that Parent is prepared to proceed with the Closing and any other evidence reasonably requested by the Company in writing to allow it to confirm that the Closing will occur (it being understood that in any event, unless otherwise agreed by Parent and the Company, the transactions described in this Section 6.10(e) will be deemed to have occurred prior to the Closing), (iv) such modifications (or the inability to complete such modifications) shall not affect or modify in any respect the obligations of Parent or the Merger Subs under this Agreement, including the amount, or timing of payment, of the Merger Consideration, Common Unit Merger Consideration or Preferred Unit Merger Consideration, (v) none of the Company nor any of its Subsidiaries shall be required to take any such action that would reasonably be expected (as determined by the Company in consultation with its tax advisors) to adversely affect the (A) classification of the Company as a REIT or the current classification of any of the Company’s Subsidiaries for Tax purposes, or (B) Intended Tax Treatment of the Mergers, and (vi) any costs and expenses resulting from such modification (including any Taxes incurred) shall be borne by Parent. Such modifications shall be undertaken in the manner (including in the order) agreed by Parent and the Company and, subject to the provisions of this Section 6.10(e) and except as agreed by Parent and the Company, such actions or transactions shall be implemented immediately prior to, or concurrently with, the Closing. Without limiting the foregoing, none of the representations, warranties or covenants of the Company or any of its Subsidiaries shall be deemed to apply to, or be deemed to be breached or violated by, the transactions or cooperation contemplated by this Section 6.10(e). The Company shall not be deemed to have made a Change in Recommendation or entered into or agreed to enter an Alternative Acquisition Agreement as a result of providing any cooperation or taking any actions to the extent requested by Parent in accordance with this Section 6.10(e).
(f)   The Surviving Partnership shall prepare or cause to be prepared, and file or cause to be timely filed, all Pass-Through Income Tax Returns that are required to be filed by, or with respect to, the Company Partnership for any Pre-Closing Tax Period (i) in a manner consistent with past practices and the Intended Tax Treatment and (ii) using positions, elections, conventions and methodologies that do not materially, disproportionately and adversely affect the unitholders of the Company Partnership as a whole with respect to any Pre-Closing Tax Period, in the case of each of clauses (i) and (ii) except as required by applicable Law.
6.11   Indemnification; Directors’ and Officers’ Insurance.
(a)   For a period of six (6) years from and after the Effective Time, Parent shall cause the Surviving Entity to, to the fullest extent permitted by applicable Law, indemnify, defend and hold harmless each present and former director or officer of the Company or any of its Subsidiaries, determined as of the Effective Time (the “Indemnified Parties”), against any and all costs (including settlement costs) or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, penalties or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative with respect to matters existing or occurring at or prior to the Effective Time (including this Agreement and the transactions and actions contemplated hereby), arising out of or based on, in whole or in part, the fact that such Indemnified Party is or was a director or officer of the Company, or is or was serving at the written request of the Company as a director, officer or fiduciary of another Person prior to the Effective Time, in each case, whether threatened, pending or completed and whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company would have been permitted under the Company Charter or the Company Bylaws, in each case, in effect on the date of this Agreement or any applicable indemnification agreement to which such Person is a party in effect on, and provided to Parent as of, the date of this Agreement, to indemnify such Person (and Parent shall cause the Surviving Entity to also advance expenses as incurred to the fullest extent permitted under the Company Charter or the Company Bylaws, in each case, in effect on the date of this Agreement or any applicable indemnification agreement to which such Person is a party in effect on, and provided to Parent as of, the date of this Agreement; provided that the Person to whom expenses are advanced shall provide a written undertaking to repay such advances if it is ultimately determined by final adjudication that such Person is not entitled to indemnification). Parent shall cause the Surviving Entity to ensure that the organizational documents of the Surviving Entity and its Subsidiaries, shall, for a period of six (6) years from and after the Effective Time, contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of the Company and its Subsidiaries than those that are set forth in the Company Charter and Company Bylaws (or equivalent organizational and governing documents of any Subsidiary), as in effect as of the date of this Agreement. For a period of six (6) years from and after the Effective Time, any right of indemnification of an Indemnified Party pursuant to this Section 6.11 shall not be amended, repealed or otherwise modified at any time in a manner that would adversely affect the rights of such Indemnified Party as provided herein except to the extent required by applicable Law.
(b)   Prior to the Effective Time, the Company shall, in reasonable consultation with Parent, and, if the Company is unable to, Parent shall cause the Surviving Entity as of the Effective Time to, obtain and fully pay for directors’ and officers’ liability and fiduciary liability “tail” insurance covering the Company, its Subsidiaries and their respective insured persons, with a claims period of six (6) years from and after the Effective Time from an insurance carrier(s) with the same or better credit rating as insurance carrier(s) with respect to the Company’s directors’ and officers’ liability and fiduciary liability insurance in effect as of immediately prior to the Effective Time (collectively, “Current D&O Insurance”) with benefits and levels of coverage at least as favorable to the insureds thereunder as the Current D&O Insurance with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby); provided, however, that in no event shall the Company expend, or the Surviving Entity be required to expend, for such insurance an aggregate cost in excess of three-hundred percent (300%) of the aggregate annual cost for such insurance in effect as of the date of this Agreement (“Maximum Amount”); and provided, further, that if such “tail” insurance is not reasonably available or the aggregate cost for such “tail” insurance exceeds the Maximum Amount, then the Company or the Surviving Entity, as the case may be, shall obtain “tail” insurance with the most favorable coverage available for a cost not exceeding the Maximum Amount. If the Company or the Surviving Entity for any reason fail to obtain such “tail” insurance as of the Effective Time, the Surviving Entity shall, and Parent shall cause the Surviving Entity to, continue to maintain in effect for a period of six (6) years from and after the Effective Time the Current D&O Insurance, or the Surviving Entity shall, and Parent shall cause the Surviving Entity to, purchase comparable insurance for such six (6)-year period covering the Company, its Subsidiaries and their respective insured persons with benefits and levels of coverage at least as favorable to the insureds thereunder as provided in the Current D&O Insurance; provided, however, that in no event shall Parent or the Surviving Entity be required to expend for such insurance an aggregate annual cost in excess of the Maximum Amount; provided, further, that if such insurance is not reasonably available or the aggregate annual cost for such insurance coverage exceeds the Maximum Amount, the Surviving Entity shall be required to maintain directors’ and officers’ liability and fiduciary liability insurance with the most favorable coverage available for a cost not exceeding the Maximum Amount.
(c)   If Parent, the Surviving Entity or any of their respective successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then and in each such case as a condition thereto, Parent or the Surviving Entity (or their respective successors or assigns), as applicable, shall cause such Person to assume all of their respective obligations set forth in this Section 6.11.
(d)   The provisions of this Section 6.11 are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their representatives. The rights of each Indemnified Party under this Section 6.11 shall be in addition to any rights such individual may have under the Laws of the State of Maryland, any applicable indemnification agreement to which such Person is a party, the Company Charter or the Company Bylaws, and Parent acknowledges and agrees that all rights to indemnification, advancement of expenses and exculpation from liabilities now existing in favor of any Indemnified Party for actions or omissions occurring at or prior to the Effective Time shall continue in full force and effect in accordance with their terms for a period of six (6) years from and after the Effective Time.
(e)   Neither Parent nor the Surviving Entity shall settle, compromise or consent to the entry of any judgment in any Proceeding for which indemnification has been sought by an Indemnified Party hereunder, unless such settlement, compromise or consent includes a release of such Indemnified Party from all liability arising out of such Proceeding or such Indemnified Party otherwise consents in writing (such consent not to be unreasonably withheld, conditioned or delayed) to such settlement, compromise or consent.
(f)   Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to any directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors or, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 6.11 is not prior to or in substitution for any such claims under such policies.
6.12   Takeover Statute.   The parties hereto shall take all action reasonably necessary so that no Takeover Statute is or becomes applicable to the Mergers or the other transactions contemplated by this Agreement. If any Takeover Statute is or may become applicable to the Mergers or the other transactions contemplated by this Agreement, the Company and its board of directors shall take all action reasonably necessary (a) so that the Mergers and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and (b) to eliminate or minimize the effects of such Takeover Statute or the restrictions in the Company Charter or the Company Limited Partnership Agreement on the Mergers and the transactions contemplated by this Agreement. The Company and its board of directors (or any committee thereof) shall not take any action on or after the date hereof to exempt any Person (other than Parent and its Affiliates) from or render inapplicable (other than with respect to this Agreement and the transactions contemplated hereby) (i) the “Ownership Limit” (as defined in the Company Charter) or other restrictions in the Company Charter or (ii) any Takeover Statute of any jurisdiction, in each case, unless such actions are taken concurrently with the termination of this Agreement in accordance with ARTICLE VIII.
6.13   Control of the Company’s or Parent’s Operations.   Nothing contained in this Agreement shall give Parent or the Company, directly or indirectly, rights to control or direct the operations of the other prior to the Effective Time. Prior to the Effective Time, each of Parent and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision of their respective operations.

6.14   Section 16(b).   Prior to the Effective Time, the Company shall (and shall be permitted to) take all actions as may be reasonably necessary to cause any dispositions (or deemed dispositions) of equity securities of the Company (including any derivative securities with respect to any equity securities of the Company) by each individual who is a director or officer of the Company, and who would otherwise be subject to Rule 16b-3 under the Exchange Act, to be exempt under Exchange Act Rule 16b-3.
6.15   Approval by Sole Member of Merger Sub I and General Partner of Merger Sub II.   Immediately following the execution and delivery of this Agreement by the parties hereto, Parent, in its capacity as the sole member of Merger Sub I, and Merger Sub I, as the general partner of Merger Sub II, shall adopt this Agreement and approve the transactions contemplated hereby, including the Mergers, in accordance with applicable Law, by written consent. Parent shall promptly deliver a copy of such executed written consents to the Company.
6.16   Stockholder Litigation.   Prior to the Effective Time, the Company shall promptly notify Parent in writing of any stockholder Proceeding (including any class action or derivative litigation) against or otherwise involving the Company or any of its directors or officers arising out of or relating to this Agreement and the transactions contemplated hereby, including the Mergers, and shall keep Parent reasonably informed with respect to the status thereof. Subject to applicable Law, the Company shall provide Parent the opportunity to (a) participate in (but not control) the defense and settlement of any Proceeding referenced in the immediately preceding sentence, in each case, in accordance with the terms of a mutually agreed-upon joint defense agreement, and (b) review and comment on all filings or responses to be made by the Company in connection with such Proceeding (and the Company will consider such comments in good faith). No compromise or full or partial settlement of any such Proceeding shall be agreed to by the Company without Parent’s prior written consent (which consent, except in the case of a settlement that includes an admission of fault, shall not be unreasonably withheld, conditioned or delayed).
6.17   Existing Credit Agreement.   The Company shall use commercially reasonable efforts to (a) obtain a customary payoff letter (in form and substance reasonably acceptable to Parent) (the “Debt Payoff Letter”) and lien terminations, if applicable, to the extent necessary for the release of all Liens related to, and the prepayment, payoff, discharge and termination in full of all obligations outstanding under (i) that certain Revolving Credit and Term Loan Agreement, dated as of April 22, 2024, among the Company, JPMorgan Chase Bank, N.A., as agent for the Lenders (as defined therein) and the Lenders (as defined therein) party thereto (as amended, supplemented and modified by that certain Amendment No. 1 to Revolving Credit and Term Loan Agreement, dated as of July 23, 2024, as amended by that certain Amendment No. 2 to Revolving Credit and Term Loan Agreement, dated as of July 9, 2025, and as further amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”) and (ii) any other Indebtedness set forth on Section 4.12(a) to the Company Disclosure Letter and identified by Parent to the Company not later than fifteen (15) Business Days prior to the Closing Date, to the extent such Indebtedness referred to in this clause (ii) is required to be paid off on the Closing Date, (b) provide Parent with a copy of such Debt Payoff Letter at least two (2) Business Days prior to the Closing Date and (c) give (by the date required under the Existing Credit Agreement and the documentation governing any other applicable Indebtedness, as applicable) any necessary notices (including notices of prepayment) to allow for the prepayment, payoff, discharge and termination in full of the Existing Credit Agreement and any other applicable Indebtedness to be paid off at the Closing.
6.18   Financing.
(a)   Each of Parent and the Merger Subs shall, and Parent shall cause the Merger Subs to, use commercially reasonable efforts to obtain the proceeds of the Financing on the terms and conditions described in the Commitment Letters, including using commercially reasonable efforts, as promptly as practicable after the date of this Agreement and prior to the earlier of the Closing Date and the date this Agreement is terminated in accordance with its terms, to:
(i)   negotiate definitive financing agreements with respect to the Debt Financing (the “Definitive Financing Agreements”) substantially consistent with the terms and conditions contained in the Debt Commitment Letter (including any “market flex” terms, if applicable);
(ii)   enter into Definitive Financing Agreements and consummate the Debt Financing at or prior to the Closing;

(iii)   satisfy on a timely basis all covenants and conditions in the Debt Commitment Letter within the control of Parent and Merger Sub in all material respects;
(iv)   pay in a timely manner any commitment or other fees that are or become due and payable under the Debt Commitment Letter on or following the date of this Agreement;
(v)   if necessary and applicable, comply with any “market flex” provisions contained in the Debt Commitment Letter, in the event such “market flex” provisions are exercised in accordance with the terms thereof; and
(vi)   enforce its rights under the Debt Commitment Letter to cause the lenders to provide the Financing pursuant to the applicable Debt Commitment Letter.
(b)   To the extent effective prior to the Closing, (i) Parent will furnish correct and complete copies of all Definitive Financing Agreements to the Company promptly upon their execution and (ii) Parent shall comply with its obligations, and enforce its rights, thereunder. Without limiting any of its obligations hereunder, Parent shall keep the Company reasonably informed, upon written request by the Company in reasonable detail with respect to the status of the Financing, including the status of Parent’s and the Merger Subs’ efforts to comply with their covenants and other obligations under, and satisfy the conditions and other contingencies set forth in, the Commitment Letters and Definitive Financing Agreements. Without limiting the foregoing, to the extent effective prior to the Closing Date, Parent shall give the Company and the Company’s legal counsel reasonable opportunity to review and comment upon drafts of all Definitive Financing Agreements and shall reflect in such Definitive Financing Agreements all reasonable comments and changes proposed on behalf of the Company. Without limiting the generality of the foregoing, Parent and the Merger Subs shall give the Company prompt notice (in no event later than 48 hours after obtaining knowledge) of (i) any material breach or default on the part of any party to any Commitment Letter, (ii) the receipt by Parent or the Merger Subs of any written notice or other communication from any Debt Financing Source with respect to any material breach, default or dispute by or involving any party under any Debt Commitment Letter with respect to the Debt Commitment Letter, (iii) any actual or purported withdrawal, termination, rescission or repudiation of the Debt Commitment Letter by any Debt Financing Source, (iv) to the extent effective prior to the Closing Date, the exercise of any “market flex” provisions provided for in any Commitment Letter or Definitive Financing Agreement, and (v) any other circumstance (including any dispute with any Debt Financing Source) that would reasonably be expected to adversely affect the ability of Parent to obtain, prior to the date the Closing is required to occur in accordance with this Agreement, all or any portion of the Financing. As promptly as reasonably practicable, but in any event within 48 hours after the Company delivers to Parent or the Merger Subs a written request therefor, Parent and the Merger Subs shall provide any readily available information reasonably requested by the Company relating to any circumstance referred to in clauses (i) – (v) of the preceding sentence.
(c)   Neither Parent nor the Merger Subs shall agree to or permit any amendment or modification to be made to, or any waiver of any provision or remedy under, any Commitment Letter unless such amendment, modification or waiver (i) does not reduce the aggregate amount of the Financing, (ii) does not expand the conditions or other contingencies relating to the receipt or funding of the Financing, amend or modify in a manner, taken as a whole, adverse to Parent, the Merger Subs, the Company or any holders of Shares any of the conditions or other contingencies relating to the receipt or funding of the Financing (including by making any of such conditions or other contingencies less likely to be satisfied on a timely basis) or imposes new or additional conditions or other contingencies relating to the receipt or funding of the Financing, (iii) could not reasonably be expected to materially delay or prevent or adversely affect the availability of all or a portion of the Financing or the consummation of the Closing, (iv) to add lenders, lead arrangers, bookrunners, syndication agents or other Debt Financing Sources (in each case, of similar creditworthiness) who had not executed the Debt Commitment Letter as of the date hereof and, in connection therewith, amend the economic (as between the Debt Financing Sources) and other arrangements with respect to the appointment of such additional lenders, lead arrangers, bookrunners, syndication agents or other Debt Financing Sources, to provide for the assignment and reallocation of a portion of the financing commitments contained therein and to grant customary (and substantially similar) approval rights to such additional arrangers and other entities in connection with such appointments, or to increase the aggregate amount of the Debt Financing or (v) would not adversely affect the ability of Parent to enforce its rights against the other parties under the Debt Commitment Letter. Neither Parent nor the Merger Subs shall agree to or permit the withdrawal, repudiation, termination or rescission of any Commitment Letter other than in connection with an Alternative Financing (subject to Section 6.18(d)) or an amendment or modification executed pursuant to this Section 6.18(c). Without limiting the preceding sentence, Parent shall promptly deliver (or cause to be delivered) to the Company a true, correct and complete and fully executed and delivered copy of any amendment, supplement, replacement, modification, waiver or consent. For purposes of this Agreement, references to (i) the “Debt Financing” and “Financing” will include the financing contemplated by the Debt Commitment Letter as amended, supplemented, replaced, modified, waived or consented to as permitted by this Section 6.18(c) and (ii) the “Debt Commitment Letter” or “Commitment Letters” shall include such documents as amended, supplemented, replaced, modified, waived or consented to as permitted by this Section 6.18(c), in each case from and after such amendment, restatement, replacement, supplement or other modification or waiver.
(d)   In the event that any portion of the Debt Financing required to fund a portion of the consideration required to be paid by Parent pursuant to this Agreement (taking into account the amount of the equity commitment and other funds available to Parent) becomes unavailable on the terms and conditions, taken as a whole, contemplated in the Debt Commitment Letter, regardless of the reason therefor, Parent will (i) use its reasonable best efforts (x) to obtain alternative financing (in an amount sufficient, when taken together with the other funds and commitments available to Parent, to pay all amounts required to be paid by Parent and the Merger Subs under or in connection with this Agreement on the terms contemplated hereby) (the “Alternative Financing”), and (y) if obtained, will provide the Company with a copy of, a new financing commitment letter, and (ii) if applicable, promptly notify the Company of such unavailability and the reason therefor. In the event Alternative Financing is obtained, references in this Agreement to the Financing shall also be deemed to refer to such Alternative Financing, and if one or more commitment letters are entered into or proposed to be entered into in connection with such Alternative Financing, references in this Agreement to the Commitment Letters shall also be deemed to refer to such commitment letters relating to such Alternative Financing, and all obligations of Parent and the Merger Subs pursuant to this Section 6.18 shall be applicable thereto to the same extent as Parent’s and the Merger Subs’ obligations with respect to the Financing. In connection with any Alternative Financing, notwithstanding the foregoing or anything in this Agreement to the contrary, in no event shall Parent or the Merger Subs be required to (i) pay any fees or original issue discount in excess of those contemplated by the Debt Commitment Letter in effect as of the date of this Agreement or (ii) agree to terms that are less favorable than those contemplated by the Debt Commitment Letter in effect as of the date of this Agreement.
(e)   At Parent’s sole cost and expense (other than any cost or expense related to preparation of the Company’s ordinary course financials), the Company shall, and shall cause its Subsidiaries to, and shall use its commercially reasonable efforts to cause the officers, employees, and advisors, including legal and accounting, of the Company and its Subsidiaries to, use their commercially reasonable efforts to provide to Parent all reasonable cooperation reasonably requested by Parent that is customary for financings of the type contemplated by the Debt Commitment Letter (including the Debt Cooperation Matters), in connection with Parent’s arrangement and obtaining the Debt Financing; provided, however, that such cooperation does not:
(i)   require the entry by Company or any of its Subsidiaries into any agreement or commitment that would be effective prior to the Effective Time and that is not contingent on the occurrence of the Effective Time (other than as explicitly contemplated within the Debt Cooperation Matters);
(ii)   unreasonably and materially interfere with the normal operations of the Company and its Subsidiaries;
(iii)   include any actions that the Company reasonably believes would (A) result in a violation of any Material Contract, including the Existing Credit Agreement, or confidentiality agreement or any Law, or the loss of any applicable legal privilege, (B) conflict with or violate the Company’s Organizational Documents as in effect on the date hereof or (C) cause any representation, warranty, covenant or other obligation in this Agreement to be breached or any condition set forth in ARTICLE VII to fail to be satisfied (unless such breach is waived by Parent);

(iv)   except as set forth in Section 6.19, involve approaching any third parties prior to Closing to discuss agreements limiting the rights of such third parties;
(v)   involve consenting to the pre filing of UCC-1s or any other grant of Liens or other encumbrances that would be effective prior to the Closing;
(vi)   require the giving of representations or warranties to any third parties or the indemnification thereof, unless such representations, warranties or indemnification would not be effective until (and are subject to the occurrence of) the Closing;
(vii)   require the waiver or amendment of any terms of this Agreement or the payment of any fees or reimbursement of any expenses prior to the Closing for which the Company would not be reimbursed or which would not otherwise be indemnified by Parent;
(viii)   cause any director, officer or employee of the Company or any of its Subsidiaries to incur any personal liability (including that none of the board of directors of the Company or any of its Subsidiaries shall be required to enter into any resolutions or take any similar action approving the Financing that would be effective prior to the Closing);
(ix)   require the delivery of any projections, pro forma financial information or any other forward-looking information; or
(x)   require the delivery of any financial statements in a form or subject to a standard different than those provided to Parent on or prior to the date hereof.
Parent shall, promptly upon request of the Company, reimburse the Company for all reasonable and documented out-of-pocket costs incurred by the Company or any of its Subsidiaries in connection with such cooperation requested by Parent, including all the reasonable and documented out-of-pocket fees and expenses of legal counsel and other advisors (to the extent reasonably necessary to comply with a request of Parent), in each case, except (i) any costs and expenses that would otherwise have been incurred by the Company in the ordinary course or (ii) to the extent such cost or expense, liability, loss, damage, claim, interest, award, judgment or penalty results from the Willful Breach of the Company, any of its Subsidiaries or any of their respective Representatives.
(f)   Debt Cooperation.   Without limiting Section 6.18(e), prior to the Closing, the Company shall, and shall cause its Subsidiaries to, use their respective good faith efforts to reasonably cooperate with Parent and its Affiliates (at Parent’s sole cost and expense, other than any cost or expense that would otherwise have been incurred by the Company in the ordinary course) as may be reasonably requested by Parent in connection with the Debt Financing, including:
(i)   upon reasonable advance notice, reasonable participation by members of senior management of the Company in a reasonable number of meetings, conference calls, or presentations in connection with the Debt Financing and facilitation of direct contact between appropriate members of senior management of the Company and the actual and potential Debt Financing Sources or rating agencies;
(ii)   cooperating with Parent in Parent’s review, execution and delivery of the Definitive Financing Agreements, including the preparation of schedules to the Definitive Financing Agreements, assistance with any applicable flood zone determinations and other customary matters related to the Definitive Financing Agreements;
(iii)   assist with the preparation of customary materials for bank information memoranda and similar marketing documents (including customary authorization letters to the Debt Financing Sources authorizing the distribution of information to prospective lenders or investors and containing a representation to the Debt Financing Sources that the public side versions of such documents, if any, do not include material non-public information about the Company or its securities for the purposes of United States federal securities laws) reasonably necessary in connection with the Debt Financing to the extent reasonable and customary; in each case in this clause (iii): (A) subject to the Confidentiality Agreements and customary confidentiality provisions and disclaimers and (B) limited to information to be contained therein with respect to the Company and its Subsidiaries;
(iv)   provide reasonable assistance in the preparation and, subject to the limitations set forth herein, execution of the Definitive Financing Agreements, including executing and delivering by officers of the Company or its Subsidiaries, as applicable, that are remaining in such position following the Closing, effective only on or after the Closing, of any credit agreements, guarantees, pledge and security documents, other definitive financing documents or other certificates or documents contemplated by the Debt Financing or to evidence by delivery of customary payoff letter(s), loan party release(s) or lien release documentation, as applicable, the payment or discharge, as applicable, of prior financings, hedging agreements reasonably requested by Parent and otherwise facilitating the pledging of, and creation and perfection of the security interests in the collateral (including taking actions reasonably necessary to permit the Debt Financing Sources to evaluate the Company or its Subsidiaries’ current assets for the purpose of establishing collateral arrangements required to be established as of the Closing under the Debt Commitment Letter) contemplated by the Debt Financing;
(v)   obtain, execute and deliver customary evidence of authority, customary officer’s certificates, customary solvency certificates, customary insurance certificates, in each case, as reasonably requested by Parent and the Debt Financing Sources to be effective only as of the Closing or thereafter (provided, however, that no officer who is not remaining in such position following the Closing shall be obligated to execute any certificate or other document contemplated by this clause (v) in connection with the Debt Financing);
(vi)   assisting in the taking of all corporate and other organizational actions, subject to the occurrence of, and effective only after, the Closing, as are reasonably necessary to authorize the entry by the applicable Subsidiaries of the Company into the Debt Financing after the Closing on the Closing Date (including using reasonable best efforts to cause directors and officers who will continue to hold such offices and positions from and after the Closing to execute resolutions or consents authorizing such applicable Subsidiaries of the Company to enter into the Definitive Financing Agreements); it being understood that no such corporate or other organizational action will take effect prior to the Closing;
(vii)   provide to Parent promptly, and in any event at least four (4) Business Days prior to the Closing Date, all documentation and other information with respect to the Company and its Subsidiaries reasonably requested by (or on behalf of) the Debt Financing Sources and required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act, in connection with the Debt Financing, that has in each case been requested by Parent in writing at least nine (9) Business Days prior to the Closing Date; and
(viii)   to the extent reasonably requested by Parent in connection with the Debt Financing, request and reasonably pursue obtaining estoppel certificates from non-residential tenants, ground lessors, ground lessees, counterparties to PILOT agreements, reciprocal easement agreements, declarations, and/or parking agreements, and boards or other applicable governing bodies of condominium associations and/or property owner associations, in each case, in form and substance reasonably satisfactory to any Debt Financing Source;
provided that, in each case of the preceding clauses (i) through (viii) (collectively, the “Debt Cooperation Matters”), any material breach of this Section 6.18(f) by the Company shall not be deemed to be a failure to satisfy the closing conditions set forth in this Agreement, except to the extent of any breach by the Company or its Subsidiary is the proximate cause of the failure of the Debt Financing to be consummated at or prior to the Closing.
(g)   Parent shall not release or consent to the termination of any Debt Commitment Letter in accordance with the terms of any Debt Commitment Letter prior to the first to occur of Closing and the expiration of such Debt Commitment Letter in accordance without its terms with the Company’s prior written consent; provided, such prior written consent shall not be required in connection with an Alternative Financing (subject to Section 6.18(d)) or an amendment, restatement or other modification pursuant to Section 6.18(c).
(h)   Parent shall take all actions and do all things necessary, proper or advisable to obtain the Equity Financing, including by (i) maintaining in effect the Equity Commitment Letters, (ii) using reasonable best efforts to ensure the accuracy of all representations and warranties of Parent, if any, set forth in the Equity Commitment Letters, (iii) complying with its obligations under the Equity Commitment Letters, (iv) satisfying on a timely basis all conditions applicable to Parent in the Equity Commitment Letters that are within its control, (v) enforcing its rights under the Equity Commitment Letters and (vi) consummating the Equity Financing at or prior to the Closing, including by causing the Equity Investor to fund the Equity Financing at the Closing.
(i)   Parent shall indemnify and hold harmless each of the Company and its Subsidiaries and their respective officers, directors, employees, agents, Affiliates, and representatives (collectively, the “Financing Indemnitees”) from and against any liability or obligation to the Lenders or other Debt Financing Sources in connection with the arrangement of the Debt Financing (other than with respect to any information provided by the Company and its Affiliates or to the extent any such liability or obligation results from the Willful Breach of the Company or any of its Subsidiaries or any of their respective Representatives). This Section 6.18(i) shall survive the termination of this Agreement for twelve (12) months, and is intended to benefit, and may be enforced by, the Financing Indemnitees and their respective Affiliates.
6.19   Cooperation Regarding Existing Loans.   Promptly following Parent’s request and at Parent’s sole cost and expense, the Company shall deliver to (x) each of its and its Subsidiaries’ lenders under the Existing Loan Documents (other than the Existing Credit Agreement) and (y) any other Person, in each case, whose consent is required under the Existing Loan Documents in connection with transactions contemplated by this Agreement (collectively, the “Existing Lenders”) a notice prepared by Parent, in form and substance reasonably satisfactory to the Company, requesting that such Existing Lender deliver to Parent a written statement or documents (the “Assumption Documents”): (i) confirming (A) that, other than the Existing Loan Documents, there are no documents or agreements to which the Company or any its Subsidiaries is currently bound in favor of such Existing Lender relating to such loans with respect to the existing Indebtedness of the Company or any of its Subsidiaries, (B) the amount of the existing Indebtedness of the Company or any of its Subsidiaries, and (C) (other than the Existing Credit Agreement) the amount of any escrows being held by such Existing Lender under the Existing Loan Documents; and (ii) consenting to (A) the assumption of the existing Indebtedness, to the extent applicable, and the consummation of the Mergers and the other transactions contemplated by this Agreement and (B) to the modifications of the Existing Loan Documents that Parent may reasonably request after the date hereof; provided that the Company shall be informed of and have consented to any such request or modification; provided, further, that, in the event Parent requests Assumption Documents in accordance with this Section 6.19, the Assumption Documents will be effective as of or immediately prior to and conditioned on the occurrence of the Closing. Parent shall indemnify and hold harmless each the Financing Indemnitees from and against any liability or obligation to the Lenders or other Debt Financing Sources in connection with the arrangement of the Debt Financing (other than with respect to any information provided by the Company and its Affiliates or to the extent any such liability or obligations results from the Willful Breach of the Company or any of its Subsidiaries or any of their respective Representatives). This Section 6.19 shall survive termination of this Agreement for twelve (12) months, and is intended to benefit, and may be enforced by, the Financing Indemnitees and their respective Affiliates. Without limiting the foregoing, in connection with any Indebtedness that Parent intends not to repay or cause the Company or any of its Subsidiaries not to repay at the Closing, the Company and each of its Subsidiaries shall reasonably cooperate with Parent in connection with maintaining such continuing Indebtedness. In furtherance of the foregoing, at the option of Parent and after consultation with the Company, (1) Parent shall have the right to approach any such lender regarding maintaining the Indebtedness (provided that the Company is provided a reasonable opportunity to participate in the discussions and Parent shall provide the Company with updates on the status of discussions upon the Company’s reasonable request) and make all determinations and decisions regarding such Indebtedness and any payment of costs or fees relating thereto and (2) the Company shall provide Parent with reasonable access to any such lender and shall, if required by Parent, provide reasonable cooperation in connection with such Indebtedness. Parent shall pay all fees and expenses payable in connection with the Assumption Documents, including premiums for any endorsements to or re-date of the title insurance policy previously issued to the Existing Lenders, servicing fees, rating agency fees, assignment and assumption fees, attorneys’ fees and disbursements and processing fees required to be paid to the Existing Lenders as a condition to issuance of the Assumption Documents (collectively, the “Assumption Expenses”). If applicable, Parent shall, promptly upon request by the Company, reimburse the Company for any reasonable out-of-pocket Assumption Expenses and other out-of-pocket fees and expenses incurred by the Company or any of its Subsidiaries in connection with such cooperation and actions under this Section 6.19.
6.20   Series A-1 Preferred Units.   On or after the date hereof, and not less than twenty (20) Business Days (as defined in the Certificate of Designation) prior to the Partnership Merger Effective Time, the Company Partnership shall deliver to each holder of Preferred Units written notice of the transactions contemplated hereby (to satisfy the requirement of delivery of the Liquidation Notice (as defined in the Certificate of Designation)) and of such holder’s right to convert its Preferred Units pursuant to, and in accordance with, the Certificate of Designation.
6.21   Company LTIP Units.   On or after the date hereof, and not less than ten (10) and no more than sixty (60) days prior to the LTIP Unit Conversion Date, the Company Partnership shall deliver to the holder of vested Company LTIP Units an LTIP Unit Forced Conversion Notice with respect to the maximum number of Company LTIP Units then eligible for conversion pursuant to and in accordance with, the Company Limited Partnership Agreement.
6.22   Termination of Related Person Agreements; Resignations.
(a)   Effective upon the Closing, each Related Person Agreement, except as set forth on Section 6.22(a) of the Company Disclosure Letter, shall be terminated without any further obligations, liability or payments by or on behalf of the Company or any of its Subsidiaries as of or following the Closing, and the Company will deliver evidence of such termination to Parent at the Closing in form and substance reasonably satisfactory to Parent.
(b)   The Company shall deliver, or cause to be delivered, to Parent, at or prior to the Closing evidence reasonably satisfactory to Parent of the resignation or removal of the directors and officers of the Company, effective as of the Effective Time, and the officers of the Company Partnership, effective as of the Partnership Merger Effective Time.
6.23   Notification of Certain Matters.   From the date of this Agreement until the Effective Time (or, if earlier, the valid termination of this Agreement in accordance with ARTICLE VIII), the Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, upon becoming aware that any representation or warranty made by the Company Parties or Parent or Merger Subs, respectively, in this Agreement has become untrue or inaccurate in any material respect, or of any failure by the Company Parties or Parent or Merger Subs, respectively, to comply with or satisfy in any material respect any covenant to be complied by the Company Parties or Parent or Merger Subs, respectively, pursuant to this Agreement, in each case if and only to the extent that such untruth, inaccuracy or failure would reasonably be expected to cause any of the conditions set forth in Section 7.1, Section 7.2(a) or Section 7.2(b), Section 7.3(a) or Section 7.3(b) to fail to be satisfied at the Closing.
6.24   Assignments of New Jersey PILOTs and RDAs.   To the extent that the Mergers are deemed to constitute a transfer or assignment of any financial agreement or redevelopment agreement with respect to any Owned Real Property or Company Leased Real Property located in the State of New Jersey, each party hereto (to the extent applicable) shall use their commercially reasonable efforts to take such actions prior to the Closing as may be necessary to obtain the consent of the applicable municipality to the transfer or assignment of such financial agreement or redevelopment agreement, including to execute and deliver such documents as may be required by such Governmental Entity.
6.25   Certain Other Matters.   The Company shall take the actions set forth on Section 6.25 of the Company Disclosure Letter.

ARTICLE VII
CONDITIONS TO THE MERGERS
7.1   Conditions to Each Party’s Obligation to Effect the Mergers.   The respective obligation of each party hereto to effect the Mergers is subject to the satisfaction or, to the extent permitted by applicable Law, waiver by a party hereto with respect to itself, at or prior to the Effective Time of each of the following conditions:
(a)   Stockholder Approval.   The Company Requisite Vote shall have been obtained.
(b)   Law.   No Governmental Entity of competent jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins or otherwise prohibits consummation of the Mergers.
7.2   Conditions to the Obligations of Parent and Merger Subs to Effect the Mergers.   The obligations of Parent and the Merger Subs to effect the Mergers are also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by Parent at or prior to the Effective Time of the following additional conditions:
(a)   Representations and Warranties.   The representations and warranties of the Company Parties set forth in (i) Sections 4.2(a) (other than the last sentence), Section 4.2(b) (other than the last sentence) and Section 4.2(c) (Capital Structure) shall be true and correct in all respects, subject only to de minimis inaccuracies, as of the date of this Agreement and at and as of the Closing (in each case, except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct in all respects as of such particular date), (ii) Section 4.6(a) (Absence of Certain Changes) shall be true and correct in all respects as of the date of this Agreement and at and as of the Closing, (iii) Section 4.1 (Organization, Good Standing and Qualification), the last sentence of Section 4.2(a), the last sentence of Section 4.2(b), Section 4.2(d) (solely with respect to the Company and the Company Partnership), Section 4.2(e) (Company Subsidiaries), Section 4.4(b)(i)(A) (No Violations of Organizational Documents), Section 4.3 (Corporate Authority and Approval), Section 4.13 (Takeover Statutes), Section 4.21 (Brokers and Finders) and Section 4.22 (Opinions of Financial Advisors) that (A) are not qualified by any materiality or “Company Material Adverse Effect” qualifications therein, shall be true and correct in all material respects, in each case, as of the date of this Agreement and at and as of the Closing (in each case, except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct as of such particular date) and (B) are qualified by any materiality or “Company Material Adverse Effect” qualifications therein, shall be true and correct (without disregarding such materiality or “Company Material Adverse Effect” qualifications therein) in all respects, in each case, as of the date of this Agreement and at and as of the Closing (in each case, except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct (without disregarding such materiality or “Company Material Adverse Effect” qualifications therein) as of such particular date) and (iv) all other representations and warranties of the Company Parties set forth in ARTICLE IV shall be true and correct as of the date of this Agreement and at and as of the Closing (in each case, except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct as of such particular date), except where the failure of such representations and warranties to be so true and correct (read for purposes of this clause (iv) without giving effect to any “materiality,” “Company Material Adverse Effect” or similar qualification therein), individually or in the aggregate, has not had and would not reasonably be expected to have, a Company Material Adverse Effect.
(b)   Performance of Obligations of the Company Parties.   The Company Parties shall have performed and complied with, in all material respects, each of its obligations required to be performed or complied with by it under this Agreement at or prior to the Closing.
(c)   Company Certificate.   Parent shall have received at the Closing a certificate signed on behalf of the Company by a duly authorized senior executive officer of the Company, dated as of the Closing Date, certifying that each of the conditions set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(d) have been satisfied.

(d)   No Company Material Adverse Effect.   Since the date of this Agreement, there shall not have occurred a Company Material Adverse Effect.
(e)   REIT Opinion.   Parent shall have received a tax opinion of Seyfarth Shaw LLP (or such other nationally recognized REIT counsel as may be reasonably acceptable to Parent and the Company), substantially in the form of Exhibit A to this Agreement, dated as of the Closing Date (which such opinion shall be subject to customary assumptions, qualifications and representations, including representations made by the Company in an officer’s certificate in the form attached hereto as Exhibit B, and which may contain such changes or modifications from the language set forth on such exhibits as may be deemed reasonably necessary or appropriate by the applicable REIT counsel, with the consent of Parent, not to be unreasonably withheld, conditioned or delayed) to the effect that beginning with its initial taxable year ended December 31, 1994 and through and including its short taxable year that ends on the Closing Date (taking into account the effects of the Mergers), the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s current and proposed method of operation through the Effective Time will enable it to qualify for taxation as a REIT under the Code for such years.
7.3   Conditions to the Obligation of the Company Parties to Effect the Mergers.   The obligations of the Company Parties to effect the Mergers is also subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Company Parties at or prior to the Effective Time of the following additional conditions:
(a)   Representations and Warranties.   (i) The representations and warranties of Parent and the Merger Subs set forth in Section 5.1 (Organization, Good Standing and Qualification) and Section 5.3 (Corporate Authority; Approval) that (A) are not qualified by any materiality or “Parent Material Adverse Effect” qualifications therein, shall be true and correct in all material respects, in each case, as of the date of this Agreement and at and as of the Closing (in each case, except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct as of such particular date) and (B) are qualified by any materiality or “Parent Material Adverse Effect” qualifications therein, shall be true and correct (without disregarding such materiality or “Parent Material Adverse Effect” qualifications therein) in all respects, in each case, as of the date of this Agreement and at and as of the Closing (in each case, except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct (without disregarding such materiality or “Parent Material Adverse Effect” qualifications therein) as of such particular date) and (ii) all other representations and warranties of Parent and the Merger Subs set forth in ARTICLE V shall be true and correct as of the date of this Agreement and at and as of the Closing (in each case, except to the extent that any such representation and warranty speaks as of a particular date, in which case such representation and warranty shall be true and correct as of such particular date), except where the failure of such representations and warranties to be so true and correct (read for purposes of this clause (ii) without giving effect to any “materiality,” “Parent Material Adverse Effect” or similar qualification therein), individually or in the aggregate, has not had and would not reasonably be expected to have, a Parent Material Adverse Effect.
(b)   Performance of Obligations of Parent and Merger Subs.   Each of Parent and the Merger Subs shall have performed and complied with, in all material respects, each of its obligations required to be performed or complied with by it under this Agreement at or prior to the Closing.
(c)   Parent Certificate.   The Company shall have received at the Closing a certificate signed on behalf of Parent by a duly authorized officer of Parent, dated as of the Closing Date, certifying that each of the conditions set forth in Section 7.3(a) and Section 7.3(b) have been satisfied.
7.4   Frustration of Conditions.   None of the Company Parties, Parent, or the Merger Subs may rely, either as a basis for not consummating the Mergers or for terminating this Agreement and abandoning the Mergers, on the failure of any condition set forth in Section 7.1, Section 7.2 or Section 7.3, as the case may be, to be satisfied if such failure was caused, in whole or in part, by such party’s material breach of any provision of this Agreement (it being understood that Parent and the Merger Subs, on the one hand, and the Company and Company Partnership on the other hand, shall each be deemed, respectively, a single party for purposes of this Section 7.4).

ARTICLE VIII
TERMINATION
8.1   Termination by Mutual Consent.   This Agreement may be terminated, and the Mergers may be abandoned, at any time prior to the Effective Time, whether before, on or after the date the Company Requisite Vote shall have been obtained, by mutual written consent of the Company and Parent.
8.2   Termination by Either Parent or the Company.   This Agreement may be terminated, and the Mergers may be abandoned, at any time prior to the Effective Time by either Parent or the Company by written notice to the other party if:
(a)   the Mergers shall not have been consummated on or prior to August 23, 2026 (such date, as it may be modified by the mutual written agreement of the Company and Parent, the “Termination Date”), whether such date is before, on or after the date the Company Requisite Vote shall have been obtained; provided that the right to terminate this Agreement pursuant to this Section 8.2(a) shall not be available (i) to any party if such party’s breach of, or failure to perform in all material respects, its obligations under this Agreement materially contributed to, or resulted in, the failure of the Closing to have occurred on or prior to the Termination Date (it being understood that Parent and the Merger Subs shall be deemed a single party for purposes of this proviso and that the Company and the Company Partnership shall be deemed a single party for purposes of this proviso);
(b)   the Company Requisite Vote shall not have been obtained at a duly held Company Stockholders Meeting, or at any postponement or adjournment thereof; provided that the right to terminate this Agreement pursuant to this Section 8.2(b) shall not be available to any party if such party’s breach of, or failure to perform in all material respects, its obligations under this Agreement materially contributed to, or resulted in, the failure to obtain the Company Requisite Vote (it being understood that Parent and the Merger Subs shall be deemed a single party for purposes of this proviso and that the Company and the Company Partnership shall be deemed a single party for purposes of this proviso); or
(c)   a Governmental Entity in the United States shall have enacted, issued, promulgated, enforced or entered any Law or Order permanently restraining, enjoining or otherwise prohibiting the consummation of the Mergers, and such Law or Order shall have become final and non-appealable, whether before, on or after the date the Company Requisite Vote shall have been obtained; provided that the right to terminate this Agreement pursuant to this Section 8.2(c) shall not be available to any party if such party’s breach of, or failure to perform in all material respects, its obligations under this Agreement materially contributed to, or resulted in, the issuance or enactment of such Law or Order (it being understood that Parent and the Merger Subs shall be deemed a single party for purposes of this proviso and that the Company and the Company Partnership shall be deemed a single party for purposes of this proviso).
8.3   Termination by the Company.   This Agreement may be terminated, and the Mergers may be abandoned, at any time prior to the Effective Time by the Company by written notice to Parent if:
(a)   whether or not the Company Requisite Vote has been obtained, there has been a breach of any representation, warranty, covenant or agreement made by Parent or the Merger Subs in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement which breach or failure to be true would result in the failure to satisfy a condition set forth in Sections 7.3(a) or 7.3(b) and such breach or failure to be true is not curable or, if curable, is not cured prior to the earlier of (i) thirty (30) days following written notice to Parent from the Company of such breach or failure and (ii) two (2) Business Days prior to the Termination Date; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.3(a) if the Company or the Company Partnership is then in material breach of any of its representations, warranties, covenants or agreements under this Agreement so as to cause any of the conditions set forth in Sections 7.2(a) or 7.2(b) not to be satisfied or capable of being satisfied;
(b)   at any time prior to the Company Requisite Vote being obtained, if the board of directors of the Company shall have determined to terminate this Agreement in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal and the Company has complied in all respects with Section 6.2 (other than any non-compliance that was immaterial and unintentional); provided that prior to or concurrently with such termination (and as a condition to such termination being effective), the Company pays to Parent the Company Termination Fee pursuant to Section 8.5(b), and substantially concurrently with, or immediately following, such termination, the Company enters into the Alternative Acquisition Agreement with respect to such Superior Proposal; or
(c)   (i) all of the conditions provided for in Sections 7.1 and 7.2 have been satisfied or waived by Parent (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, so long as such conditions are at the time of delivery of the notice referred to in clause (ii) capable of being satisfied as if such time were the Closing), (ii) on or after the date the Closing should have occurred pursuant to Section 1.2, the Company has irrevocably confirmed to Parent in writing that (A) all of the conditions set forth in Sections 7.1 and 7.3 have been satisfied (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, so long as such conditions would be satisfied as of the date of such notice if the Closing were to occur on the date of such notice) or, with respect to the Company’s conditions, will be waived by the Company and (B) the Company and the Company Partnership are ready, willing and able to consummate the Closing and (iii) Parent fails to consummate the Mergers within three (3) Business Days after the delivery of the notice described in the immediately preceding clause (ii) and the Company and the Company Partnership were ready, willing and able to consummate the Closing through the end of such three (3) Business Day period.
8.4   Termination by Parent.   This Agreement may be terminated, and the Mergers may be abandoned, at any time prior to the Effective Time by Parent by written notice to the Company if:
(a)   whether or not the Company Requisite Vote has been obtained, there has been a breach of any representation, warranty, covenant or agreement made by the Company Parties in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement which breach or failure to be true would result in the failure to satisfy a condition set forth in Sections 7.2(a) or 7.2(b) and such breach or failure to be true is not curable or, if curable, is not cured prior to the earlier of (i) thirty (30) days following written notice to the Company from Parent of such breach or failure and (ii) two (2) Business Days prior to the Termination Date; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.4(a) if Parent or the Merger Subs are then in material breach of any of its representations, warranties, covenants or agreements under this Agreement so as to cause any of the conditions set forth in Sections 7.3(a) or 7.3(b) not to be satisfied or capable of being satisfied; or
(b)   (i) at any time prior to the Company Requisite Vote being obtained, there shall have been a Change in Recommendation or (ii) the Company or any of its Subsidiaries enters into an Alternative Acquisition Agreement.
8.5   Effect of Termination; Termination Fees.
(a)   In the event of termination of this Agreement and the abandonment of the Mergers pursuant to this ARTICLE VIII, this Agreement (other than as set forth in Section 6.6(b), Section 6.8, Section 6.10(a), Section 6.18(i), this Section 8.5, ARTICLE IX (other than Section 9.2, Section 9.3 and Section 9.12 and the Confidentiality Agreements)) shall become void and of no further force or effect with no liability on the part of any party hereto (or of any of its respective Affiliates or Representatives) relating to, based on or arising under or out of this Agreement and the transactions contemplated hereby, including the Mergers; provided that no such termination shall relieve any party hereto from any liability (i) subject to Section 9.13(d) for damages resulting from Willful Breach prior to such termination by any party hereto or from actual fraud by any party hereto or (ii) as provided in this Section 8.5 (including, from any obligation to pay, if applicable, the Company Termination Fee pursuant to Section 8.5(b) or Section 8.5(c), or the Parent Termination Fee pursuant to Section 8.5(d)).
(b)   If this Agreement is terminated (i) by Parent pursuant to Section 8.4(b) (Termination for Change in Recommendation; Alternative Acquisition Agreement) or (ii) by the Company pursuant to Section 8.3(b) (Termination for Superior Proposal), then the Company shall promptly, but in no event later than two (2) Business Days after the date of such termination in the case of clause (i) or concurrently with such termination in the case of clause (ii), pay or cause to be paid to Parent, by wire transfer of immediately available funds to an account designated by Parent, an amount equal to $60,000,000 (the “Company Termination Fee”).

(c)   If (i) this Agreement is terminated (A) by Parent or the Company pursuant to Section 8.2(a) (Termination Date) or Section 8.2(b) (Stockholder Vote) or (B) by Parent pursuant to Section 8.4(a) (Company Breach), (ii) prior to such termination referred to in clause (i) of this sentence, but after the date of this Agreement, an Acquisition Proposal shall have been made to the Company, the Company Partnership or their Representatives or any Person shall have publicly proposed or made (or publicly announced an intention, whether or not conditional to make) an Acquisition Proposal, including directly to the Company’s stockholders generally (and, in the case of termination pursuant to Section 8.2(b) (Stockholder Vote), such Acquisition Proposal, or publicly proposed or announced intention shall have been made prior to the Company Stockholders Meeting), and (iii) within twelve (12) months after the date of a termination in either of the cases referred to in clauses (i)(A) or (i)(B) of this Section 8.5(c), the Company enters into a definitive agreement providing for the implementation of any Acquisition Proposal or any Acquisition Proposal is consummated (in each case, whether or not such Acquisition Proposal is the same Acquisition Proposal as the one referenced in clause (ii) of this Section 8.5(c)), then the Company shall pay the Company Termination Fee to Parent concurrently by wire transfer of immediately available funds to an account designated by Parent upon the earlier of (x) the consummation of such Acquisition Proposal or (y) the entry into a definitive agreement in respect of such Acquisition Proposal; provided that solely for purposes of this Section 8.5(c), the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 9.14, except that the references to “twenty-five percent (25%) or more” shall be deemed to be references to “fifty percent (50%) or more.”
(d)   In the event of termination by (i) the Company pursuant to Section 8.3(a) (Parent Breach) or Section 8.3(c) (Failure to Close) or (ii) Parent pursuant to Section 8.2(a) (Termination Date) at a time when the Company could have terminated this Agreement pursuant to Section 8.3(a) or Section 8.3(c), Parent shall promptly, but in no event later than three (3) Business Days after the date of such termination, pay or cause to be paid to the Company, by wire transfer of immediately available funds to an account designated by the Company, an amount equal to $140,000,000 (the “Parent Termination Fee”).
(e)   Each party hereto acknowledges and agrees that each of the Parent Termination Fee and the Company Termination Fee, as applicable, if, as and when required to be paid pursuant to this Section 8.5, shall not constitute a penalty but will be liquidated damages, in a reasonable amount that will compensate the Company and the Company Partnership, and Parent and the Merger Subs, respectively, in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Mergers, which amount would otherwise be impossible to calculate with precision. The parties hereto acknowledge and hereby agree that in no event shall (i) the Company be required to pay the Company Termination Fee on more than one occasion or (ii) Parent be required to pay the Parent Termination Fee on more than one occasion, in each case, whether or not such fee may be payable pursuant to more than one provision of this Agreement at the same time or at different times and upon the occurrence of different events.
(f)   Each party hereto acknowledges and agrees that the agreements contained in this Section 8.5 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, no party hereto would have entered into this Agreement. Accordingly, if the Company or Parent fails to pay when due any amount that may become due pursuant to Section 8.5(b), Section 8.5(c) or Section 8.5(d) (any such amount due, a “Payment”), and, in order to obtain such Payment, Parent or the Company commences a Proceeding which results in a judgment against the Company or Parent, respectively, for the applicable Payment, the party with such judgment against them shall pay, or cause to be paid, to the other party all reasonable and documented out-of-pocket costs and expenses (including reasonable and documented attorneys’ fees) incurred in connection with such Proceeding, together with interest on the amount of the Payment, or any portion thereof not yet paid, at the prime rate published in the Wall Street Journal, Eastern Edition, in effect on the date such Payment was required to be paid from such date through the date of full payment thereof (calculated daily on the basis of a year of 365 days and the actual number of days elapsed, without compounding) (the “Recovery Costs”).
(g)   Notwithstanding anything to the contrary in this Agreement, but subject to the proviso in Section 8.5(a) and Section 9.13, in any circumstance in which this Agreement is terminated and Parent has the right to receive payment of the Company Termination Fee in accordance herewith, the payment of the Company Termination Fee and, if applicable, any Recovery Costs, shall be the sole and exclusive remedy of Parent and its Subsidiaries and Affiliates and any of their respective former, current or future general or limited partners, stockholders, controlling Persons, equityholders, managers, members, directors, officers, employees, Affiliates, representatives, agents or any of their respective assignees or successors or any former, current or future general or limited partner, stockholder, controlling Person, equityholder, manager, member, director, officer, employee, Affiliate, representative, agent, assignee or successor of any of the foregoing (the “Parent Related Parties”) against the Company, its Subsidiaries and Affiliates and any of their respective former, current or future general or limited partners, stockholders, controlling Persons, equityholders, managers, members, directors, officers, employees, Affiliates, representatives, agents or any of their respective assignees or successors or any former, current or future general or limited partner, stockholder, controlling Person, equityholder, manager, member, director, officer, employee, Affiliate, representative, agent, assignee or successor of any of the foregoing (collectively, “Company Related Parties”) for any breach, loss or damage suffered as a result of the failure of the Mergers and the other transactions contemplated by this Agreement to be consummated or for a breach of, or failure to perform under, this Agreement or any certificate or other document delivered in connection herewith or otherwise or in respect of any representation made or alleged to have been made in connection herewith or therewith, and upon payment of such Company Termination Fee and any Recovery Costs, (i) no Person shall have any rights or claims against the Company Related Parties under this Agreement or otherwise, whether in equity or at law, in Contract, in tort or otherwise, and none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement, the Mergers or the other transactions contemplated by this Agreement (except that the Company shall remain obligated to pay to Parent any Recovery Costs), whether in equity or at law, in Contract, in tort or otherwise and (ii) none of Parent, Merger Sub I or Merger Sub II or any of their respective Affiliates will be entitled to bring or maintain any Proceeding against any Company Related Party arising out of this Agreement, the Mergers or the other transactions contemplated by this Agreement or any matters forming the basis of such termination relating to or arising out of this Agreement, the Mergers or the other transactions contemplated by this Agreement. Nothing in this Section 8.5(g) shall in any way expand or be deemed or construed to expand the circumstances in which the Company, the Company Partnership or any other Company Related Party may be liable under this Agreement, the Mergers or the other transactions contemplated by this Agreement.
(h)   Notwithstanding anything to the contrary in this Agreement, but subject to the proviso in Section 8.5(a) and Section 9.13, in any circumstance in which this Agreement is terminated and the Company has the right to receive payment of the Parent Termination Fee in accordance herewith, the payment of the Parent Termination Fee and, if applicable, any Recovery Costs, and any amounts owed to the Company under Section 6.18(i) and Section 6.19, shall be the sole and exclusive remedy of the Company Related Parties against the Parent Related Parties for any loss or damage suffered as a result of the failure of the Mergers and the other transactions contemplated by this Agreement to be consummated or for a breach of, or failure to perform under, this Agreement or any certificate or other document delivered in connection herewith or otherwise or in respect of any representation made or alleged to have been made in connection herewith or therewith, and upon payment of such Parent Termination Fee, any Recovery Costs, and such other amounts owed to the Company under Section 6.18(i) and Section 6.19, (i) no Person shall have any rights or claims against the Parent Related Parties or Debt Financing Sources under this Agreement or otherwise, whether in equity or at law, in Contract, in tort or otherwise, and none of the Parent Related Parties or Debt Financing Sources shall have any further liability or obligation relating to or arising out of this Agreement, the Mergers or the other transactions contemplated by this Agreement (except that Parent shall remain obligated to pay to the Company the amounts payable by Parent pursuant to the provisions of Section 6.18(i), Section 6.19 and any Recovery Costs), whether in equity or at law, in Contract, in tort or otherwise and (ii) none of the Company, the Company Partnership or any of their respective Affiliates will be entitled to bring or maintain any Proceeding against any Parent Related Party or Debt Financing Source arising out of this Agreement, the Mergers or the other transactions contemplated by this Agreement or any matters forming the basis of such termination relating to or arising out of this Agreement, the Mergers or the other transactions contemplated by this Agreement. Nothing in this Section 8.5(h) shall in any way expand or be deemed or construed to expand the circumstances in which Parent, Merger Sub I, Merger Sub II or any other Parent Related Party or Debt Financing Source may be liable under this Agreement, the Mergers or the other transactions contemplated by this Agreement.

(i)   In the event that Parent is obligated to pay the Company the Parent Termination Fee, if requested in writing by the Company, Parent shall pay to the Company from the Parent Termination Fee, deposited into escrow in accordance with the next sentence, an amount equal to the lesser of (i) the Parent Termination Fee and (ii) the sum (calculated for the Company’s taxable year in which such amount is received) of (A) the amount that it is determined should not be gross income to the Company for purposes of the requirements of Sections 856(c)(2) and (3) of the Code, with such determination to be determined by outside tax counsel to the Company, plus (B) such additional amount that it is estimated can be paid to the Company in such taxable year without creating a risk that the payment would cause the Company to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, determined as if the payment of such amount did not constitute income described in Sections 856(c)(2) and (3) of the Code (“Qualifying Income”), which determination shall be made by independent tax accountants to the Company, plus (C) if (i) the Company receives a letter from outside tax counsel to the Company indicating that the Company has received a ruling from the IRS holding that the Company’s receipt of the applicable Parent Termination Fee either would constitute Qualifying Income or would be excluded from gross income of the Company for purposes of Sections 856(c)(2) and (3) of the Code, or (ii) the Company’s outside counsel has determined that the receipt by the Company of the Parent Termination Fee should either constitute Qualifying Income or should be excluded from gross income of the Company for purposes of Sections 856(c)(2) and (3) of the Code, the remaining balance of such Parent Termination Fee. Any amount of any Parent Termination Fee that remains unpaid as of the end of a taxable year shall be paid as soon as possible during the following taxable year, subject to the foregoing limitation of this paragraph. Notwithstanding the foregoing, if the Company shall cease to qualify as a REIT for federal income tax purposes, the entire unpaid balance of any Parent Termination Fee shall be payable immediately. To secure Parent’s obligation to pay these amounts, Parent shall deposit into escrow an amount in cash equal to the applicable Parent Termination Fee with an escrow agent selected by the Company and on such terms (subject to Section 8.5(j)) as shall be mutually agreed upon by Parent, the Company and the escrow agent as reflected in an escrow agreement among such parties. The payment or deposit into escrow of the Parent Termination Fee pursuant to this Section 8.5(i) shall be made at the time Parent is obligated to pay the Company such amount pursuant to Section 8.5(d) by wire transfer of same day funds, and Parent’s deposit into escrow of such amount shall satisfy all of Parent’s obligations with respect thereto.
(j)   The escrow agreement shall provide that the Parent Termination Fee in escrow or any portion thereof shall not be released to the Company unless the escrow agent receives any one or combination of the following: (i) a letter from the Company’s independent tax accountants indicating the maximum amount that can be paid by the escrow agent to the Company without causing the Company or its applicable Affiliate to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code in such year determined as if the payment of such amount did not constitute Qualifying Income or a subsequent letter from the Company’s (or its applicable Affiliate’s) accountants revising that amount, in which case the escrow agent shall release such amount to the Company, or (ii) a letter from the Company’s (or its applicable Affiliate’s) counsel indicating that the Company (or its applicable Affiliate) received a ruling from the IRS holding that the receipt by the Company of the Parent Termination Fee would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code (or alternatively, the Company’s (or its applicable Affiliate’s) outside counsel has determined that the receipt by the Company of the Parent Termination Fee would either constitute Qualifying Income or would be excluded from gross income within the meaning of Sections 856(c)(2) and (3) of the Code), in which case the escrow agent shall release the remainder of the Parent Termination Fee to the Company. The parties hereto agree to amend Section 8.5(i) and this Section 8.5(j) at the reasonable written request of the Company in order to (x) maximize the portion of the Parent Termination Fee that may be distributed to the Company hereunder without causing the Company (or its applicable Affiliate) to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code, (y) improve the Company’s (or its applicable Affiliate’s) chances of securing a favorable ruling described in this Section 8.5(j) or (z) assist the Company (or its applicable Affiliate), at the Company’s sole cost and expense, in obtaining a favorable legal opinion from its outside counsel as described in this Section 8.5(j); provided that no such amendment shall adversely affect Parent, its Affiliates or its direct or indirect owners. Parent shall be deemed to have satisfied its obligations pursuant to this Section 8.5 so long as it deposits into escrow the Parent Termination Fee, notwithstanding any delay or reduction in payment to the Company, and shall have no further liability with respect to payment of the Parent Termination Fee. The portion of the Parent Termination Fee that remains unpaid as of the end of a taxable year shall be paid as soon as possible during the following taxable year, subject to the foregoing limitations of this Section 8.5. Parent shall not bear any cost of or have liability resulting from such escrow agreement.
ARTICLE IX
MISCELLANEOUS AND GENERAL
9.1   Survival.   This ARTICLE IX (other than Section 9.2 (Modification or Amendment) and Section 9.3 (Waiver)) and the agreements of the Company Parties, Parent and the Merger Subs contained in ARTICLE III, Section 6.6(b) (Access; Consultation), Section 6.10(b) (Expenses; Certain Tax Matters), Section 6.11 (Indemnification; Directors’ and Officers’ Insurance), Section 6.18(i) (Financing Indemnification) and the indemnification provisions of Section 6.19 (Cooperation Regarding Existing Loans) shall survive the consummation of the Mergers. All other representations, warranties, covenants and agreements in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the consummation of the Mergers or the termination of this Agreement. This Section 9.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.
9.2   Modification or Amendment.   Subject to the provisions of applicable Law, at any time prior to the Effective Time, this Agreement (including any Schedule hereto) may be amended, supplemented or modified if, and only if, such amendment or modification is in writing and signed on behalf of each of the parties hereto; provided, however, that after the Company Requisite Vote has been obtained, no amendment may be made that, pursuant to applicable Law, requires further approval or adoption by the stockholders of the Company, without such further approval or adoption. Notwithstanding the foregoing, no amendments or modifications to the provisions which the Debt Financing Sources or the Equity Investors are expressly made third party beneficiaries pursuant to Section 9.8 shall be permitted in a manner adverse to any Debt Financing Source or Equity Investor without the prior written consent of such Debt Financing Source or such Equity Investor.
9.3   Waiver.
(a)   Subject to applicable Law, any provision of this Agreement may be waived prior to the Effective Time if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective; provided, however, that after the Company Requisite Vote has been obtained, no waiver may be made that, pursuant to applicable Law, requires further approval by the stockholders of the Company, without such further approval.
(b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Except as otherwise herein provided, the rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.
9.4   Counterparts; Effectiveness.   This Agreement may be executed in any number of counterparts (including by facsimile or by attachment to electronic mail in portable document format (PDF)), each such counterpart being deemed to be an original instrument, and all such counterparts, taken together, shall constitute one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.
9.5   Governing Law and Venue; Waiver of Jury Trial.
(a)   SUBJECT TO SECTION 9.5(C), THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED, ENFORCED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF MARYLAND (OTHER THAN WITH RESPECT TO ISSUES RELATING TO THE MERGER OR THE PARTNERSHIP MERGER THAT ARE REQUIRED TO BE GOVERNED BY THE DLLCA OR THE DRULPA, RESPECTIVELY) WITHOUT REGARD TO THE CONFLICT OR CHOICE OF LAW PRINCIPLES THEREOF.

(b)   Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Circuit Court for Baltimore City, Maryland (or, if the Circuit Court for Baltimore City, Maryland declines to accept jurisdiction over any dispute arising out of or related to this Agreement or any of the transactions contemplated hereby, any state court within the State of Maryland or the U.S. District Court for the District of Maryland, Northern Division) and any appellate court therefrom, in the event any dispute arises out of or is related to this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any Proceeding by or before any Governmental Entity relating to this Agreement or any of the transactions contemplated hereby in any court other than the Circuit Court for Baltimore City, Maryland (or, if such court lacks subject matter jurisdiction, any state court located in the State of Maryland or the U.S. District Court for the State of Maryland, Northern Division) and any appellate court therefrom, (iv) waives any objection that it may now or hereafter have to the venue of any such Proceeding in the Circuit Court for Baltimore City, Maryland (or, if such court lacks subject matter jurisdiction, any state court located in the State of Maryland or the U.S. District Court for the State of Maryland, Northern Division) and any appellate court therefrom or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same, (v) agrees, with respect to any Proceeding filed in the Circuit Court for Baltimore City, Maryland, to jointly request an assignment to the Maryland Business and Technology Case Management Program and (vi) consents to service being made through the notice procedures set forth in Section 9.6. Each of the parties hereto hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.6 shall be effective service of process for any Proceeding in connection with this Agreement or the transactions contemplated hereby.
(c)   Notwithstanding anything in this Agreement to the contrary, the Company Parties hereby, (i) agree that any Proceeding, whether at law or in equity, whether in contract or in tort or otherwise, arising out of or relating to the Debt Financing or involving any Debt Financing Source or any of the transactions contemplated hereby, shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof and each party hereto irrevocably submits itself and its property with respect to any such Proceeding to the exclusive jurisdiction of such court, (ii) agree that any such Proceeding shall be governed by the laws of the State of New York, except as otherwise provided in the applicable documentation relating to the Debt Financing, (iii) agree not to bring or support or permit any of its Affiliates to bring or support any Proceeding of any kind or description, whether at law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Source in any way arising out of or relating to this Agreement or any of the transactions contemplated hereby in any forum other than any federal or state court in the Borough of Manhattan, New York, New York, (iv) agree that service of process in any such Proceeding or Proceeding shall be effective if notice is given in accordance with Section 9.6 hereof, (v) irrevocably waive, to the fullest extent that it may effectively do so, the defense of an inconvenient forum to the maintenance of such Proceeding in any such court, (vi) agree that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law, (vii) knowingly, intentionally and voluntarily waive to the fullest extent permitted by applicable law trial by jury in any Proceeding brought against any Debt Financing Source in any way arising out of or relating to this Agreement or any of the transactions contemplated hereby, and (viii) agree that the Debt Financing Sources are express third party beneficiaries of, and may enforce, any of the provisions of this Section 9.5(c) and that such provisions and the definition of “Debt Financing Sources” shall not be amended in any way that is materially adverse to any Debt Financing Source without the prior written consent of the Debt Financing Sources party to the documentation related to the Debt Financing.
(d)   EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY,

THE COMPANY (ON BEHALF OF ITSELF AND ITS SUBSIDIARIES) AND EACH OF THE OTHER PARTIES HERETO WAIVES ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY ACTION RELATED TO ANY DEBT FINANCING OBTAINED BY PARENT OR ANY OF ITS SUBSIDIARIES IN CONNECTION WITH THE MERGERS OR THE PERFORMANCE THEREOF OR THE TRANSACTIONS CONTEMPLATED THEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.5.
9.6   Notices.   Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (a) when delivered, if delivered personally to the intended recipient, (b) when sent by email (without any “bounceback” or other notice of nondelivery) and (c) one (1) Business Day later, if sent by overnight delivery via a national courier service (providing proof of delivery), and in each case, addressed to a party at the following address for such party:
if to Parent, the Merger Subs, the Surviving Entity or the Surviving Partnership:
277 Park Avenue, 39th Floor
New York, New York 10172
Attention:
See Section 9.6 of the Company Disclosure Letter under the heading “Parent Notice”

Email:
See Section 9.6 of the Company Disclosure Letter under the heading “Parent Notice”

with copies to (which shall not constitute notice):
c/o GIC Real Estate, Inc.
280 Park Avenue, 9th Floor
New York, New York 10017
Attention:
See Section 9.6 of the Company Disclosure Letter under the heading “GIC Notice”

Email:
See Section 9.6 of the Company Disclosure Letter under the heading “GIC Notice”

and
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001
Attention:
Blair Thetford

Email:
blair.thetford@skadden.com

and
Skadden, Arps, Slate, Meagher & Flom LLP
320 S. Canal St.
Chicago, Illinois 60606
Attention:
Nancy Olson; Matea Bozja

Email:
nancy.olson@skadden.com; matea.bozja@skadden.com

and
Greenberg Traurig, LLP
One Vanderbilt Avenue
New York, New York 10017
Attention:
Robert J. Ivanhoe, Esq.

Email:
ivanhoer@gtlaw.com

if to the Company Parties (prior to the Mergers):

Veris Residential, Inc.
210 Hudson Street, Suite 400
Jersey City, New Jersey 07311
Attention:
Taryn Fielder

Email:
Executive Vice President, General Counsel and Corporate Secretary

with copies to (which shall not constitute notice):
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, New York 10153
Attention:
Michael J. Aiello; Matthew J. Gilroy

Email:
Michael.Aiello@weil.com; Matthew.Gilroy@weil.com

and
Seyfarth Shaw LLP
620 Eighth Avenue
New York, New York 10018
Attention:
Blake Hornick; John P. Napoli

Email:
BHornick@seyfarth.com; JNapoli@seyfarth.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.
9.7   Entire Agreement.   (a) This Agreement (including any exhibits and schedules hereto, the Company Disclosure Letter), (b) (i) the Confidentiality Agreement, dated July 18, 2025, between the Company and Affinius Capital Advisors LLC, (ii) the Confidentiality Agreement, dated as of July 18, 2025, between the Company and Vista Hill Partners, LLC and (iii) the Joinder Letter, dated November 19, 2025, among the Company, GIC Real Estate, Inc., Affinius Capital Advisors LLC and Vista Hill Partners, LLC (collectively, the “Confidentiality Agreements”), (c) the Articles of Merger, (d) the Company Certificate of Merger, (e) the Partnership Certificate of Merger and (f) any other certificate or instrument to be delivered hereunder, collectively constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter hereof.
9.8   No Third-Party Beneficiaries.   This Agreement is not intended to, and does not and shall not be deemed to, confer upon any Person other than the parties hereto any rights or remedies hereunder, other than (a) as provided in Section 6.11 (Indemnification; Directors’ and Officers’ Insurance), (b) the right of the Company’s stockholders to receive the Merger Consideration after the Closing in accordance with Section 3.1(a), (c) the right of the Company Partnership’s unitholders to receive the Common Unit Merger Consideration or Preferred Unit Merger Consideration, as applicable, after the Closing in accordance with Section 3.1(b), (d) the right of the holders of awards under the Company Equity Plans to receive such consideration as provided for in Section 3.5 after the Closing, (e) Section 8.5(g) (Liability of Company Related Parties), Section 8.5(h) (Liability of Parent Related Parties), Section 9.2 (Modification or Amendment) and Section 9.5 (Governing Law and Venue; Waiver of Jury Trial), which, to the extent applicable to the Company Related Parties, Parent Related Parties or Debt Financing Sources, are intended to benefit and be enforceable by the Company Related Parties, Parent Related Parties or Debt Financing Sources (as applicable), and (f) following the valid termination of this Agreement pursuant to ARTICLE VIII, subject to Section 8.5(a), the last sentence of this Section 9.8, and Section 9.13(d), the right of the Company, as sole and exclusive agent for and on behalf of the stockholders and unitholders of the Company Parties (which stockholders and unitholders shall not be entitled to pursue such damages on their own behalf) (who are third party beneficiaries hereunder solely to the extent necessary for this clause (f) to be enforceable), to pursue any damages. Notwithstanding anything herein to the contrary, the rights granted pursuant to clause (f) of this Section 9.8 and the provisions of Section 8.5(a) with respect to the recovery of damages based on the losses suffered by the stockholders and unitholders of the Company Parties, as applicable, shall only be enforceable on behalf of the stockholders and unitholders of the Company Parties by the Company in its sole and absolute discretion, as the sole and exclusive agent for the stockholders and unitholders of the Company Parties; provided that, in such capacity as sole and exclusive agent for the stockholders and unitholders of the Company Parties, the Company Parties shall (i) be entitled to reimbursement (from the stockholders and unitholders of the Company Parties, as applicable) from any such recovery of damages of its reasonable and documented out-of-pocket costs and expenses (including reasonable and documented out-of-pocket attorneys’ fees determined by reference to standard hourly rates) that have been incurred by the Company Parties in connection with acting as sole and exclusive agent for the stockholders and unitholders of the Company Parties, as applicable pursuant to clause (f) of this Section 9.8 and (ii) not be liable to the stockholders and unitholders of the Company Parties for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a Company Party’s gross negligence or willful misconduct was the cause of any direct loss to the stockholders and unitholders of the Company Parties, as applicable.
9.9   Obligations of Parent and of the Company.   Whenever this Agreement requires a Merger Sub to take any action, such requirement shall be deemed to include an undertaking on the part of Parent to cause such Merger Sub to take such action. Whenever this Agreement requires a Subsidiary of the Company to take any action, such requirement shall be deemed to include an undertaking on the part of the Company to cause such Subsidiary to take such action and, after the Effective Time, on the part of Parent and the Surviving Entity to cause such Subsidiary to take such action.
9.10   Severability.   The provisions of this Agreement shall be deemed severable and in the event any court of competent jurisdiction finds any provision hereof to be invalid or unenforceable, such invalidity or enforceability shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is found by a court of competent jurisdiction to be invalid or unenforceable, (a) a suitable and equitable provision negotiated in good faith by the parties hereto shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not, subject to clause (a) above, be affected by such invalidity or unenforceability, except as a result of such substitution, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
9.11   Interpretation.
(a)   The table of contents and the Article, Section and paragraph headings or captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “either,” “or,” “neither,” “nor,” and any when used in this Agreement shall not be exclusive, unless context requires otherwise. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any Contract or Law defined or referred to herein or in any agreement or instrument that is referred to herein means such Contract or Law as from time to time amended, modified or supplemented, including (in the case of Contracts) by waiver or consent and (in the case of Laws) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. All references to “dollars” or “$” refer to currency of the United States of America. Any reference to “days” means calendar days unless Business Days are expressly specified. The phrase “ordinary course of business” with respect to a Person means its ordinary course of business, consistent with past practice, similar in nature, magnitude and frequency to actions customarily taken by such Person.
(b)   Unless otherwise specified, any statement that a Contract or information referred to herein has been “delivered,” “provided,” “furnished” or “made available” (or any phrase of similar import) to Parent by the Company means that such Contract or information was (i) made available for review by Parent and its representatives at least two (2) Business Days prior to the date of this Agreement in the “Project Atlantic” virtual data room maintained by the Company with Intralinks in connection with the transaction and not removed from such virtual data room prior to the date hereof, (ii) included in the Company Reports filed with the SEC and publicly available on EDGAR prior to 6:00 p.m., Eastern Time, on the day before the date of this Agreement or (iii) otherwise provided directly (through email or in hard copy) to Parent or any of its Representatives, in each case, prior to the execution and delivery of this Agreement. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of any such period is a day other than a Business Day, the period in question shall end and any such step shall be taken by or on the next succeeding Business Day.
(c)   The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
9.12   Assignment.   This Agreement, and any of the rights, interests or obligations hereunder, shall not be assigned by operation of law or otherwise without the prior written consent of each of the other parties hereto, and any assignment without such consent shall be null and void; provided, however, that, prior to the mailing of the Proxy Statement to the Company’s stockholders, Parent may designate, by written notice to the Company, one or more wholly owned direct or indirect Subsidiaries of Parent to be a party to the Mergers in lieu of the Merger Subs, in which event all references herein to Merger Sub I or Merger Sub II, as applicable, shall be deemed references to such other Subsidiary, except that all representations and warranties made herein with respect to the Merger Subs as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Subsidiary as of the date of such designation; provided, further, that any such designation shall not impede or delay the consummation of the Mergers in any respect or otherwise adversely affect the Company. Upon and after the Effective Time, Parent and Merger Subs may assign their rights under this Agreement to any parties providing secured debt financing for purposes of creating a security interest herein, including in connection with the Debt Financing. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
9.13   Specific Performance; Parent Liability Cap.
(a)   The parties hereto acknowledge and agree that irreparable damage would occur and that the parties would not have any adequate remedy at Law in the event that any of the obligations, undertakings, covenants or agreements of the parties to this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the Company Parties, on the one hand, and Parent and the Merger Subs, on the other hand, shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement by the other parties hereto, and to enforce specifically the terms and provisions of this Agreement (including Section 6.5, and including to cause the parties hereto to consummate the Mergers and the Closing and to make the payments contemplated by this Agreement, including ARTICLE I and ARTICLE III, in each case in accordance with the terms of this Agreement) by a decree of specific performance, in accordance with Section 9.5 of this Agreement, without the necessity of proving actual harm or damages or posting a bond or other security therefor, this being in addition to any other remedy to which such party is entitled at law or in equity, and each party hereto agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that any other party has an adequate remedy at law; provided that solely with respect to the equitable remedy to specifically enforce Parent’s and the Merger Subs’ obligations to effect the Closing, Parent and the Merger Subs may oppose the granting of specific performance on the basis that one of the Specific Performance Conditions has not been satisfied. Without limitation of the foregoing, the parties hereto hereby further acknowledge and agree that prior to the Closing, the Company Parties shall be entitled to specific performance to enforce specifically the terms and provisions of, and to prevent or cure breaches of the covenants required to be performed by Parent and the Merger Subs under this Agreement (including Section 6.5, and including to cause Parent and the Merger Subs to consummate the Mergers and the Closing and to make the payments contemplated by this Agreement, including ARTICLE I and ARTICLE III) in addition to any other remedy to which the Company Parties are entitled at law or in equity, including the Company Parties’ right to terminate this Agreement pursuant to ARTICLE VIII and seek money damages. Each party hereto further agrees that it shall not take any position in any Proceeding concerning this Agreement that is contrary to the terms of this Section 9.13(a). Parent shall cause the Merger Subs and each of their respective Affiliates to perform their respective obligations under this Agreement. If, before the Termination Date, any party hereto brings any Proceeding to enforce specifically the performance of the terms and provisions hereof or any of the Commitment Letters by the other parties, then the Termination Date will automatically be extended (i) for the period during which such Proceeding is pending and until such action has been finally resolved by a non-appealable ruling by a court of competent jurisdiction in accordance with the terms hereof, plus ten (10) Business Days, or (ii) by such greater time period established by the court presiding over such Proceeding, as the case may be.
(b)   Notwithstanding Section 9.13(a), it is explicitly agreed that, unless this Agreement is terminated in accordance with Section 8.1, Section 8.2, Section 8.3 or Section 8.4, the Company Parties shall be entitled to specific performance of Parent’s obligation to cause the Equity Financing to be funded in accordance with the terms of the Equity Commitment Letters to fund the transactions contemplated by this Agreement and consummate the Closing only in the event that (i) all conditions in Section 7.1 and Section 7.2 have been satisfied or waived (other than those conditions that by their terms are to be satisfied by actions taken at the Closing; provided that each such condition is then capable of being satisfied at the Closing), (ii) the Debt Financing is available to be funded at the Closing and has been funded or will be funded at the Closing if the Equity Financing is funded at the Closing, in each case in accordance with the terms of the Debt Commitment Letter, (iii) Parent has failed to consummate the Mergers on the date the Closing should have occurred pursuant to Section 1.2 and (iv) the Company Parties have irrevocably confirmed in writing to Parent if specific performance were granted and the Debt Financing and the Equity Financing were funded, then the Closing would occur in accordance with Section 1.2 (such clauses (i)-(iv), the “Specific Performance Conditions”).
(c)   For the avoidance of doubt, in no event shall the exercise of (i) the Company’s or the Company Partnership’s right to seek specific performance pursuant to this Section 9.13 reduce, restrict or otherwise limit the Company’s right to terminate this Agreement pursuant to ARTICLE VIII or pursue all applicable remedies at law, including seeking payment of the Parent Termination Fee in accordance with the terms of this Agreement or (ii) Parent’s or the Merger Subs’ right to seek specific performance pursuant to this Section 9.13 reduce, restrict or otherwise limit Parent’s right to terminate this Agreement pursuant to ARTICLE VIII or pursue all applicable remedies at law, including seeking payment of the Company Termination Fee in accordance with the terms of this Agreement. Notwithstanding the foregoing, in no event shall (i) the Company or any of its Affiliates be entitled to the Parent Termination Fee if the Closing actually occurs or (ii) Parent or any of its Affiliates be entitled to the Company Termination Fee if the Closing actually occurs.
(d)   Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of Parent and the Merger Subs for monetary losses, damages, costs or expenses in connection with this Agreement, the Equity Commitment Letters and the transactions contemplated by this Agreement shall be limited to an amount equal to the Parent Termination Fee, plus (i) amounts payable by Parent pursuant to the provisions of Section 6.18(i) and Section 6.19, and (ii) the Recovery Costs (collectively, the “Parent Liability Cap”), and in no event shall the Company, the Company Partnership or any of their respective Affiliates seek any amount in excess of the Parent Liability Cap in connection with this Agreement, the Equity Commitment Letters or the transactions contemplated by this Agreement or in respect of any other document or theory of law or equity or in respect of any oral representations made or alleged to be made in connection herewith or therewith, whether at law or in equity, in Contract, tort or otherwise; provided, however, that the Parent Liability Cap shall not apply to, and shall not limit, any monetary losses, damages, costs or expenses recoverable by the Company, the Company Partnership or any of their respective Affiliates to the extent arising out of or resulting from actual fraud by Parent or any Merger Sub. In no event shall the Company, the Company Partnership or any of their respective Affiliates seek, nor shall the Company or the Company Partnership permit to be sought on behalf of the Company or the Company Partnership, any monetary damages of any kind, including consequential, indirect, or punitive damages, from any officer, director, agent or employee of Parent or the Merger Subs, any direct or indirect holder of any equity interests or securities of Parent or the Merger Subs or any direct or indirect director, officer, employee, partner, Affiliate, member, controlling Person or Representative of any of the foregoing, in connection with this Agreement or the transactions contemplated by this Agreement; other than, in each case, (x) as expressly provided by and subject to the terms of the Equity Commitment Letters or (y) claims for actual fraud committed by Parent or any Merger Sub. Except for the liabilities and obligations of the parties to the Equity Commitment Letters, the Debt Commitment Letter and any other agreements pursuant thereto under any of the foregoing agreements to which they are parties and except for claims for actual fraud, all claims, obligations, liabilities, or causes of action (whether in Contract or in tort, at law or in equity, or granted by statute) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to this Agreement or the transactions contemplated by this Agreement, or the negotiation, execution, or performance of this Agreement (including any representation or warranty made in, in connection with, or as an inducement to, this Agreement), may be made only against (and such representations and warranties are those solely of) the Persons that are expressly identified as the parties in the preamble to this Agreement (each, a “Contracting Party”). Each Contracting Party agrees that no Person who is not a Contracting Party, including any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any Contracting Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative or assignee of any of the foregoing and the Equity Investors and their respective Affiliates and Debt Financing Sources (collectively, the “Non-Recourse Party”), shall have any liability (whether in Contract or in tort, at law or in equity, or granted by statute) for any claims, causes of action, obligations, or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or the transactions contemplated by this Agreement or based on, in respect of, or by reason of this Agreement or the transactions contemplated by this Agreement or the negotiation, execution, performance, or breach of this Agreement (other than, in each case, the liabilities and obligations of the parties to the Equity Commitment Letters, the Debt Commitment Letter, and any other agreements pursuant thereto and under any of the foregoing agreements to which they are expressly identified as parties), and, to the maximum extent permitted by applicable Law, each Contracting Party, on behalf of itself and its Affiliates, hereby waives and releases all such liabilities, claims, causes of action, and obligations against any such Non-Recourse Party. Without limiting the foregoing, to the maximum extent permitted by applicable Law, except as provided in the Equity Commitment Letters, the Debt Commitment Letter and any other agreements pursuant thereto, (i) each Contracting Party hereby waives and releases any and all rights, claims, demands, or causes of action that may otherwise be available at law or in equity, or granted by statute, to avoid or disregard the entity form of a Contracting Party or otherwise impute or extend the liability of a Contracting Party to any Non-Recourse Party, whether based on statute or based on theories of equity, agency, control, instrumentality, alter ego, domination, sham, single business enterprise, piercing the veil, unfairness, undercapitalization, or otherwise and (ii) each Contracting Party disclaims any reliance upon any Non-Recourse Party with respect to the performance of this Agreement or any representation or warranty made in, in connection with, or as an inducement to this Agreement. Subject to the terms of the Equity Commitment Letters, in connection with a valid Order requiring Parent to specifically perform the Closing of the Mergers under this Agreement, the Company may enforce the terms of the Equity Commitment Letters in accordance with their terms.
9.14   Definitions.   For purposes of this Agreement, the following terms, when used herein, shall have the respective meanings set forth below:
“Acceptable Confidentiality Agreement” means a customary confidentiality agreement with the Company that is either (i) in effect as of the execution and delivery of this Agreement or (ii) executed and delivered after the execution and delivery of this Agreement, in each case containing provisions no less restrictive in any material respect to such counterparty (and any of its Affiliates and representatives named therein) than the terms of the Confidentiality Agreements, it being understood that such agreement need not contain any “standstill” or similar provisions. If the provisions of such confidentiality agreement in clause (i) or (ii) is or would be less restrictive in any material respect to the counterparty than the terms of the Confidentiality Agreements (other than because of the absence of a “standstill” or similar provisions), then such confidentiality agreement will be deemed to be an Acceptable Confidentiality Agreement if the Company

offers to amend the Confidentiality Agreements so as to make the provisions of the Confidentiality Agreements as restrictive in the aggregate as the provisions of such confidentiality agreement.
“Acquisition Proposal” means (i) any proposal, offer, inquiry or indication of interest from any Person or group (as defined in or under Section 13 of the Exchange Act) relating to a merger, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, share exchange, business combination, joint venture, partnership, dissolution, liquidation, spin-off, extraordinary dividend or similar transaction involving the Company or any of its Subsidiaries which is structured to permit such Person or group to, directly or indirectly, acquire beneficial ownership of twenty-five percent (25%) or more of the outstanding Shares or equity securities of any of the Company’s Subsidiaries, or twenty-five percent (25%) or more of the consolidated net revenues, net income or total assets of the Company and its Subsidiaries (measured by the fair market value thereof), (ii) any acquisition by any Person or group (as defined in or under Section 13 of the Exchange Act) resulting in, or proposal, offer, inquiry or indication of interest, which if consummated would result in, any Person becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, twenty-five percent (25%) or more of the outstanding Shares or equity security securities of any of the Company’s Subsidiaries, or twenty-five percent (25%) or more of the consolidated net revenues, net income or total assets of the Company and its Subsidiaries (measured by the fair market value thereof), in each case, other than the transactions contemplated by this Agreement, or (iii) any sale, lease, exchange, transfer or other disposition to any Person or group (as defined in or under Section 13 of the Exchange Act), directly or indirectly, of twenty-five percent (25%) or more of the consolidated net revenues, net income or total assets of the Company and its Subsidiaries (measured by the fair market value thereof).
“Affiliate” means, when used with respect to any party, another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such party. For purposes of the immediately preceding sentence, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract or otherwise. Notwithstanding the foregoing, (i) Parent, Merger Subs and their respective Subsidiaries shall not be deemed to be Affiliates of the Company, (ii) the Company Parties and their respective Subsidiaries shall not be deemed to be an Affiliate of Parent, Merger Subs or the Equity Investors, (iii) no “portfolio company” (as such term is customarily understood among institutional private equity investors) of any Equity Investor or its Affiliates shall be deemed to be Affiliates of Parent, Merger Subs and their respective Subsidiaries and (iv) Parent, Merger Subs and their respective Subsidiaries shall not be deemed to be Affiliates of any “portfolio company” (as such term is customarily understood among institutional private equity investors) of any Equity Investor or its Affiliates.
“Anti-Corruption Laws” means (i) the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations promulgated thereunder and (ii) any anti-bribery, anti-corruption or similar applicable Law of any other jurisdiction.
“Antitrust Laws” means all federal, state and foreign statutes, rules, regulations, orders, decrees and other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or competition.
“Business Day” means any day that is not a Saturday, a Sunday or other day of the year on which banks are not required or authorized by Law to close in New York, New York; Baltimore, Maryland; or Singapore.
“Certificate of Designation” means the Certificate of Designation of 3.5% Series A-1 Preferred Limited Partnership Units of Mack-Cali Realty, L.P., dated February 28, 2017.
“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder from time to time.
“Company Equity Plans” means, as amended, each of the Company’s 2013 Incentive Stock Plan, the Company’s 2024 Incentive Stock Plan, the Company’s Deferred Compensation Plan for Directors, the Stock Option Agreement by and between the Company and Mahbod Nia effective as of March 10, 2021, the Restricted Stock Unit Agreement by and between the Company and Taryn Fielder dated as of April 18, 2022, the Restricted Stock Unit Agreement by and between the Company and Amanda Lombard dated as of

April 18, 2022, the Restricted Stock Unit Agreement by and between the Company and Jeffrey Turkanis dated as of April 18, 2022, and the Stock Option Agreement by and between the Company and Jeffrey Turkanis effective as of April 18, 2022.
“Company Limited Partnership Agreement” means that certain Second Amended and Restated Agreement of Limited Partners of the Company Partnership, dated as of December 11, 1997, as amended by Amendment No. 1, dated August 21, 1998, Amendment No. 2, dated July 6, 1999, Amendment No. 3, dated September 30, 2003, Amendment No. 4, dated March 8, 2016, Amendment No. 5, dated April 4, 2017, Amendment No. 6, dated April 20, 2018, Amendment No. 7, dated March 13, 2019, Amendment No. 8, dated March 22, 2019, Amendment No. 9, dated March 24, 2020, Amendment No. 10, dated January 4, 2021, and Amendment No. 11, dated December 10, 2021, together with that certain Certificate of Designation of 3.5% Series A Preferred Limited Partnership Units, dated February 3, 2017, and the Certificate of Designation.
“Company LTIP Units” means the Company’s LTIP Units, as defined in the Company Limited Partnership Agreement.
“Company Material Adverse Effect” means any change, event, development, state of facts, circumstance or effect (each, an “Effect”) that individually or taken together with any other Effect (A) does, or would reasonably be expected to prevent or materially impair the ability of the Company or the Company Partnership to consummate the applicable Merger before the Termination Date, or (B) has had or would reasonably be expected to have a material adverse effect on the business, assets, financial condition, operations, properties or results of operations of the Company and its Subsidiaries, taken as a whole; provided that, solely in the case of clause (B), none of the following shall be deemed, either alone or in combination, to constitute, and there shall not be taken into account in determining whether there has been a Company Material Adverse Effect, any Effect to the extent arising from or attributable or relating to: (i) changes in, or events generally affecting, the U.S. or global financial, securities or capital markets, (ii) general economic or political conditions in the United States, including any changes in currency exchange rates, interest rates, monetary policy, inflation or commodity prices, (iii) changes in, or events generally affecting, the real estate industry, (iv) any natural or man-made disaster or acts of God, including earthquakes, floods, hurricanes, tornados, fires, volcanic eruption, epidemics, pandemics or disease outbreak (including COVID-19) or any acts of terrorism, sabotage, military action or war or any escalation or worsening thereof in the United States, (v) any failure, in and of itself, by the Company or any of its Subsidiaries to meet any internal or published budgets, projections, estimates, forecasts or predictions in respect of financial or operating performance for any period, (vi) a decline in the price of the Shares, or a change in the trading volume of the Shares, on the NYSE; provided that the exceptions in clauses (v) and (vi) shall not in any way prevent or otherwise affect a determination that any Effect underlying such failure or decline or change (if not otherwise falling within any of the exclusions pursuant to the other clauses of this definition) has resulted in, or contributed to, a Company Material Adverse Effect, (vii) changes in Law, (viii) changes in GAAP (or authoritative interpretation thereof), (ix) the taking of any specific action expressly required by this Agreement or taken with Parent’s written consent or the failure to take any specific action expressly prohibited by this Agreement, (x) the announcement or pendency of this Agreement and the Mergers, including the impact thereof on the relationships with customers, suppliers, distributors, partners, other third parties with whom the Company has a relationship or employees (including, any cancellation of or delays in customer orders, any reduction in sales, any disruption in or loss of customer, supplier, distributor, partner or similar relationships, or any loss of employees); provided, however, that this clause (x) shall not apply to any inaccuracy in the representations and warranties set forth in Section 4.4(b) (or Section 7.2(a) as it relates to Section 4.4(b)), (xi) any computer hacking, data breaches, ransomware, cybercrime or cyberterrorism resulting in an outage of or termination by a critical web-hosting platform or data center provider providing services to the Company or any of its Subsidiaries or their respective businesses that is not specifically targeted to, or directed at the Company or its Subsidiaries, (xii) any Proceeding brought by stockholders of the Company alleging breach of fiduciary duty or inadequate disclosure in connection with this Agreement or any of the transactions contemplated hereby; provided, however, that this clause (xii) shall not apply to any Effect arising out of, relating to or resulting from an actual breach or false, misleading or inadequate disclosure; provided, however, that the changes, effects, circumstances or developments set forth in the foregoing clauses (i), (ii), (iii), (iv), (vii), (viii) and (xi) shall be taken into account in determining whether a “Company Material Adverse Effect” has occurred only to the extent such Effects have a disproportionate adverse effect on the Company and its Subsidiaries, taken as a whole, relative to similarly situated participants in the industries in the same regions in which the Company and its Subsidiaries operate, but, in such event, only the incremental disproportionate impact of such changes, effects, circumstances or developments shall be taken into account in determining whether a “Company Material Adverse Effect” has occurred.
“Company-Owned IP” means all Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.
“Company Parties” means the Company and the Company Partnership.
“Company Plan” means any benefit and compensation plan, policy, program, agreement or arrangement sponsored, maintained or contributed to by the Company or any of its Subsidiaries covering current or former Company Service Providers or to which the Company and its Subsidiaries have any obligation or liability, including “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (including the rules and regulations promulgated thereunder from time to time, “ERISA”), and any incentive, bonus, deferred compensation, vacation, stock purchase, employment, consulting, retirement, severance, retention, commission, change of control, transaction bonus, equity or equity-based compensation, restricted stock, stock option, stock appreciation right or stock based plans, group insurance, excess or supplemental benefit, paid time off or fringe benefit.
“Contract” means any written or oral contract, subcontract, agreement, lease, sublease, license, sublicense, consent, settlement, note, bond, loan, mortgage, deed of trust, indenture, arrangement, instrument, option, warrant, warranty, permit, understanding, commitment or other obligation that purports to be binding on any Person.
“Converted Common Units” means any Common Units issued upon the conversion of (i) Preferred Units in accordance with the terms of the Certificate of Designation and (ii) Company LTIP Units in accordance with the terms of the Company Limited Partnership Agreement.
“Debt Financing Sources” means the lenders, agents and arrangers of any Debt Financing, together with their respective Affiliates, officers, directors, employees, agents and representative and their successors and assigns, including any successors or assigns via joinder agreements or credit agreements relating thereto.
“DRULPA” means the Delaware Revised Uniform Limited Partnership Act, as amended.
“EDGAR” means Electronic Data Gathering, Analysis and Retrieval System administered by the SEC.
“Environmental Law” means any Law relating to the protection of (i) air, water, soil or any other environmental media, (ii) threatened or endangered species, or (iii) worker health and safety as worker health and safety pertains to Hazardous Substances.
“Environmental Permit” means any License issued, granted, given, authorized by or required under any applicable Environmental Law.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“Excluded Units” means the Excluded Common Units and the Excluded Preferred Units.
“GAAP” means U.S. generally accepted accounting principles.
“Hazardous Substances” means: (i) any material, substance, chemical or waste (or combination thereof) that (A) is listed, defined, designated, regulated or classified as hazardous, toxic, radioactive, a pollutant, a contaminant, or words of similar meaning or effect under any Environmental Law or for which standards of conduct are prescribed under Environmental Law and (ii) any petroleum, petroleum products, per- and polyfluoroalkyl substances, polychlorinated biphenyls, asbestos and asbestos-containing materials, urea formaldehyde foam insulation, methane, 1,4 dioxane, radon, and toxic mold.
“Indebtedness” means, with respect to any Person, without duplication, all obligations or undertakings by such Person (i) for borrowed money (including (x) deposits or advances of any kind to such Person and (y) under the Existing Credit Agreement), (ii) evidenced by bonds, debentures, notes or similar instruments, whether secured or unsecured, (iii) for capitalized leases or to pay the deferred and unpaid purchase price of property or equipment, (iv) pursuant to securitization or factoring programs or arrangements, (v) pursuant to guarantees and arrangements having the economic effect of a guarantee of any Indebtedness of any other Person (other than between or among any of Parent and its wholly owned Subsidiaries or between or among the Company and its wholly owned Subsidiaries), (vi) under swaps, options, collars, derivatives and other hedging agreements, transactions or arrangements (assuming they were terminated on the date of determination), (vii) letters of credit, bank guarantees, and other similar Contracts or arrangements entered into by or on behalf of such Person to the extent they have been drawn upon, (viii) in respect of the deferred purchase price, under conditional sale or other title retention agreements, or incurred as financing, in each case, with respect to any acquired property or assets and (ix) for any prepayment premium or penalty, accrued interest, fees and expenses related to any of the foregoing.
“Information Technology Systems” means information technology and computer systems relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information.
“Intellectual Property” means, collectively, all intellectual property and associated rights in any jurisdiction throughout the world, including (i) patents and patent applications, (ii) trademarks service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, logos, slogans, trade dress and all other source or business identifiers and all applications and registrations and renewals for, and all goodwill associated with and symbolized by, any of the foregoing, (iii) domain names and social media handles, (iv) works of authorship (whether or not copyrightable), registered or applied for copyrights and all renewals, extensions, restorations and reversions thereof, including website content, product artwork, promotion and marketing materials, (v) rights in data, software, databases and data compilations and (vi) trade secrets under applicable Law, and other proprietary know-how, including improvements, processes, methods, techniques, modifications, compilations, protocols, compositions, models, layouts, designs, drawings, plans, specifications, methodologies and other confidential or proprietary information.
“Intervening Event” means any material Effect that, in each case, occurred or arose after the date hereof that, individually or in the aggregate, materially affects the business, assets or operations of the Company and its Subsidiaries, taken as a whole, which was not known to, or reasonably foreseeable by, the board of directors of the Company prior to the execution of this Agreement (or if known, the material consequences or magnitude of which were not known to or reasonably foreseeable by, the board of directors of the Company prior to the execution of this Agreement), which Effect, or any material consequence thereof, becomes known to the board of directors of the Company prior to the receipt of the Company Requisite Vote; provided, however, that none of the following will constitute, or be considered in determining whether there has been, an Intervening Event: (i) the receipt by the Company or any of its Subsidiaries of, or the existence or terms of, an Acquisition Proposal or Inquiry, or any matter relating thereto or consequence thereof, (ii) any matter relating to Parent, Merger Subs, the Equity Investors or their respective Affiliates or (iii) any changes in the market price or trading volume of the Shares, changes in credit ratings and any changes in analysts’ recommendations or ratings with respect to the Company or any of its Subsidiaries or any failure by the Company or any of its Subsidiaries to meet any internal or published budgets, projections, estimates, forecasts or predictions in respect of financial or operating performance for any period.
“IRS” means the Internal Revenue Service.
“Joint Venture Agreements” means the Organizational Documents of the Majority Joint Ventures and the Minority Joint Ventures.
“Knowledge of Parent” means the actual knowledge of the individuals identified on Section 9.14(a) of the Company Disclosure Letter under the heading of “Parent Knowledge”.
“Knowledge of the Company” means the actual knowledge of the individuals identified on Section 9.14(a) of the Company Disclosure Letter under the heading “Company Knowledge”, after reasonable inquiry of direct reports.
“Law” means any and all domestic (federal, state or local), foreign, transnational or other governmental law, act, statute, ordinance, common law, rule, regulation, constitution, treaty, convention, code, Order, or other similar requirement enacted, adopted or applied by, or agreement with, a Governmental Entity.

“Lien” means any lien, charge, mortgage, deed of trust, pledge, hypothecation, security interest, claim, option, right or easement to use, occupy or access, or other lien, encumbrance or restriction of any kind, including any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership
“LTIP Unit Conversion Date” means the Closing Date.
“LTIP Unit Forced Conversion Notice” means the form attached as Annex C to Amendment No. 10, dated January 4, 2021, of the Company Limited Partnership Agreement.
“NYSE” means the New York Stock Exchange.
“Order” means any order, judgment, injunction, stipulation, directive, ruling, writ, determination, decision, verdict, settlement, award, stipulation or decree, in each case, entered, issued, made or rendered by or with of any Governmental Entity.
“Organizational Documents” means (i) with respect to a corporation, the charter, articles of incorporation, articles supplementary or certificate of incorporation, as applicable, and bylaws thereof, (ii) with respect to a limited liability company, the certificate of formation or organization, as applicable, and the operating or limited liability company agreement thereof, (iii) with respect to a partnership, the certificate of limited partnership and the partnership agreement (including any partnership unit designation), and (iv) with respect to any other Person the organizational, constituent or governing documents or instruments of such Person, in each case, as amended, supplemented, restated or corrected from time to time.
“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, prevents or materially impairs the ability of Parent or the Merger Subs to consummate the applicable Merger before the Termination Date.
“Partnership Units” means the Common Units and the Preferred Units.
“Pass-Through Income Tax Return” means any Tax Return filed or required to be filed with any Tax authority with respect to any Pass-Through Income Taxes (including, but not limited to, IRS Form 1065 and Schedules K-1, K-2 and K-3, and any similar Tax Returns or successor forms).
“Pass-Through Income Taxes” means any income Taxes with respect to the operations of the businesses of the Company Partnership if such Company Partnership’s direct or indirect equity holders would be liable as a matter of Law for such income Taxes (e.g., the income Tax liability for items of income, gain, loss, deduction and credit is passed through to the beneficial owners with respect to the Company Partnership for U.S. federal (and applicable state and local) income Tax purposes).
“Permitted Liens” means (i) Liens for Taxes, assessments and governmental charges or levies not yet delinquent or the amount or validity of which are being contested in good faith by appropriate proceedings and for which adequate reserves in the financial statements have been established and provided for in accordance with GAAP, (ii) Liens arising in the ordinary course of business in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens which are not yet due and payable or are due but not yet delinquent or are being contested in good faith by appropriate proceedings and for which adequate reserves in the financial statements have been established and provided for in accordance with GAAP, (iii) Liens affecting the interest of the grantor of any easements benefiting any Owned Real Property and Liens filed or shown in appropriate public records attaching to the Owned Real Property or the Ground Leased Real Property or the fixtures attached thereto that would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation of the assets to which they relate in the business of the Company and its Subsidiaries as presently conducted, (iv) Liens the existence of which are disclosed in the notes to the consolidated financial statements of the Company included in the Company Reports filed as of the date hereof, (v) with respect to the Company Leased Real Property, statutory or contractual Liens of landlords or Liens against the interests of the landlord or owner of any such Company Leased Real Property, (vi) Liens granted (or required to be granted) pursuant to the Existing Credit Agreement, or otherwise reflected in the Company balance sheet in the Company Reports prior to the date hereof, (vii) Liens, exceptions, easements, claims, charges, security interests, rights-of-way, covenants, restrictions and other similar matters of record in the applicable public records that would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation of the assets (including the Owned Real Property or the Ground Leased Real Property) to which they relate in the business of the Company and its Subsidiaries as presently conducted, (viii) zoning, entitlement, building and other land use regulations imposed by a Governmental Entity having jurisdiction over such real property that are not violated by the existing use, operation or occupancy of such real property, (ix) Liens to be released at or prior to Closing, (x) Liens identified on title policies or preliminary title reports or otherwise recorded in the public land records that would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation of the assets (including the Owned Real Property or the Ground Leased Real Property) to which they relate to the business of the Company and its Subsidiaries as presently conducted, (xi) any conditions that might be shown by an accurate survey or physical inspection that would not, individually or in the aggregate, reasonably be expected to materially impair the continued use and operation of the assets (including the Owned Real Property or the Ground Leased Real Property) to which they relate to the business of the Company and its Subsidiaries as presently conducted, (xii) any non-exclusive license to or under Intellectual Property granted in the ordinary course of business and (xiii) any Liens occurring under the applicable organizational documents.
“Person” means any individual, firm, corporation (including not-for-profit), general or limited partnership, limited liability company, limited company, joint venture, joint stock company, estate, trust, incorporated or unincorporated association, organization, Governmental Entity or other entity of any kind or nature.
“Personal Data” means any information that identifies or could be used to identify an individual person, in addition to any definition for “personal data,” “personal information” or any similar term provided by applicable Law.
“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date.
“Preferred Unit Merger Consideration” means an amount equal to $1,000 plus any Accrued Distributions (as defined in the Certificate of Designation) thereon.
“Preferred Units” means the 3.5% Series A-1 Preferred limited partnership units of the Company Partnership.
“Prior Sale Contracts” means any and all fee interest in any real property or leasehold interest in any ground lease (or sublease) conveyed, transferred, assigned or otherwise disposed of by the Company or any of its Subsidiaries for an amount in excess of $50,000,000 since January 1, 2023.
“Privacy Laws” means (i) any Law, rule, regulation or directive and all legally binding guidance issued by any Governmental Entity thereunder applicable to the Company or to any of its Subsidiaries and (ii) to the extent the Company or any of its Subsidiaries has agreed to comply with the same, any legally binding applicable self-regulatory guidelines, in each case of (i) and (ii), relating to: (a) the privacy, protection or security of Personal Data Processed by or on behalf of the Company or any of its Subsidiaries or (b) Processing of Personal Data by or on behalf of the Company or any of its Subsidiaries in connection with requirements for websites, social media sites and mobile applications, online behavioral advertising, tracking technologies, call or electronic monitoring or recording, or any outbound calling and text messaging, telemarketing, or email marketing.
“Privacy Requirements” means (i) all Privacy Laws, (ii) Contracts to which the Company or any of its Subsidiaries is a party or is otherwise bound, (iii) written consents and authorizations, (iv) the Company’s and its Subsidiaries’ written policies, (v) to the extent applicable to the Company or to any of its Subsidiaries, the Payment Card Industry Data Security Standard (PCI-DSS); in each case of (i) through (v), relating to the Processing of any Personal Data by or on behalf of the Company and its Subsidiaries or any data breach notification requirements.
“Processing” means any operation or set of operations performed on any data, whether or not by automated means, including receipt, collection, compilation, use, storage, combination, sharing, safeguarding, disposal, erasure, destruction, disclosure or transfer (including cross-border transfer).
“Representatives” means, with respect to any Person, their trustees, directors, officers, employees, agents, investment bankers, attorneys, accountants, consultants and other advisors or representatives of such Person, acting in such capacity and, in the case of Parent, (i) its financing sources or (ii) with respect to clause (iii) of Section 6.6(a), any potential buyer of the Specified Properties that has executed a joinder to the Confidentiality Agreements, or a standalone confidentiality agreement on substantially the same terms thereof.
“Solvent” when used with respect to any Person, means that, as of any date of determination: (i) the present fair saleable value of its assets and property will, as of such date, exceed the amounts required to pay its debts as they become absolute and mature, as of such date, (ii) such Person will not, as of such date, have unreasonably small capital to carry on its business and (iii) such Person will be able to pay its debts as they become absolute and mature taking into account the timing of and amounts of cash to be received by it and the timing of and amounts of cash to be payable on or in respect of its indebtedness.
“Subsidiary” means, with respect to any Person, any other Person of which (i) at least a majority of the outstanding shares of capital stock, other equity or voting securities, or other ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries, or (ii) such Person is otherwise entitled to elect, directly or indirectly, at least a majority of the board of directors or other Persons performing similar functions, or (iii) if such Person is a limited partnership or limited liability company, such other Person or one of its Subsidiaries is a general partner or managing member or otherwise has the power to direct or cause the direction of the management or policies thereof. For the avoidance of doubt, a Majority Joint Venture is a Subsidiary of the Company or one or more of its Subsidiaries.
“Superior Proposal” means any bona fide written Acquisition Proposal (except that the references therein to “twenty-five percent (25%)” shall be replaced by “fifty percent (50%)”) that: (i) is made by a third party after the date of this Agreement and that did not result from a breach of Section 6.2, (ii) includes a proposed Alternative Acquisition Agreement with respect thereto or confirms in writing that any purchase agreement in connection therewith will be on substantially the same terms as this Agreement, and is not withdrawn, and (iii) is on terms that the Company’s board of directors determines in good faith (after consultation with its outside legal counsel and financial advisors), to be (A) more favorable to the holders of Shares from a financial point of view than the Mergers (taking into account any changes to the terms of this Agreement committed to in writing by Parent at or prior to the time of such determination) and (B) reasonably capable of being completed in accordance with its terms, in each case of (A) and (B), taking into account all financial, legal, regulatory, conditionality, identity of the Person making the Acquisition Proposal, certainty and likelihood of closing, breakup fee provisions and other aspects of such Acquisition Proposal and this Agreement (including any changes to the terms of this Agreement committed to in writing by Parent at or prior to the time of such determination).
“Tax” (including, with correlative meanings, the terms “Taxes” and “Taxable”) means all federal, state, local, foreign or other taxes, including income, profits, franchise, gross receipts, customs duty, capital stock, severance, stamp, payroll, sales, employment, unemployment, use, real and personal property, withholding, excise, value added, transfer, employee, estimated or other taxes, and any other fees, charges, duties or assessments in the nature of tax, in each case that is imposed by a Governmental Entity, including all interest and penalties, fines and additions to tax imposed in connection with any item described in this definition.
“Tax Return” means all returns, reports, statements, declarations, filings or similar documents with respect to Taxes (including any information return, claim for refund, amended return, declaration of estimated Tax, election or disclosure) supplied or required to be supplied to a Tax authority relating to Taxes, including any amendment thereof or attachment thereto.
“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988, and any similar state or local plant closing or mass layoff notice Law.
“Willful Breach” means (i) a material breach by a party of any of its obligations under this Agreement that is a consequence of an act or omission knowingly undertaken or omitted by the breaching party when such party knew or should have known that such act or omission would cause a breach of this Agreement or (ii) subject to the satisfaction or waiver (by the party for whom such condition may be waived) of the conditions to Closing set forth in ARTICLE VII (other than those conditions that by their terms are to be satisfied by actions taken at Closing; provided that those conditions would have been satisfied if the Closing were to occur on such date), the willful or intentional failure of the breaching party to promptly consummate the Mergers in accordance with Section 1.2.
[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.
VERIS RESIDENTIAL, INC.
By:
/s/ Amanda Lombard

Name: Amanda Lombard
Title:   Chief Financial Officer
[Signature Page to Agreement and Plan of Merger]

VERIS RESIDENTIAL, L.P.
By:
/s/ Amanda Lombard

Name: Amanda Lombard
Title:   Chief Financial Officer
[Signature Page to Agreement and Plan of Merger]

AC RESIDENTIAL ACQUISITION LP
By:
AC Residential GP LLC, in its capacity as the General Partner of AC Residential Acquisition LP

By:
/s/ Craig H. Solomon

Name: Craig H. Solomon
Title:   Authorized Signatory
[Signature Page to Agreement and Plan of Merger]

AC RESIDENTIAL REIT LLC
By:
/s/ Craig H. Solomon

Name: Craig H. Solomon
Title:   Authorized Signatory
[Signature Page to Agreement and Plan of Merger]

AC RESIDENTIAL OP LP
By:
AC RESIDENTIAL REIT LLC, in its capacity as the General Partner of AC Residential OP LP

By:
/s/ Craig H. Solomon

Name: Craig H. Solomon
Title:   Authorized Signatory
[Signature Page to Agreement and Plan of Merger]

Exhibit A
Form of REIT Opinion

Seyfarth Shaw LLP
620 Eighth Avenue New York, New York 10018 T (212) 218-5500 F (212) 218-5526 jnapoli@seyfarth.com T (212) 218-5620 www.seyfarth.com
[•], 2026
Veris Residential, Inc.
Veris Residential, L.P.
Harborside 3
210 Hudson Street, Suite 400
Jersey City, New Jersey 07311
AC Residential Acquisition LP
277 Park Avenue, 39th Floor
New York, NY 10172
Ladies and Gentlemen:
We have acted as tax counsel to Veris Residential, Inc. (the “Company”) and Veris Residential, L.P. (the “Company Partnership”) in connection with that certain Agreement and Plan of Merger, entered into as of February 23, 2026 (the “Merger Agreement”), by and among the Company, the Company Partnership, AC Residential Acquisition LP, a Delaware limited partnership (the “Parent”), AC Residential REIT LLC, a Delaware limited liability company, and AC Residential OP LP, a Delaware limited partnership. This opinion relates to the qualification for federal income tax purposes of the Company as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”).
In rendering the opinions expressed herein, we have examined the Articles of Incorporation and Bylaws of the Company, the Second Amended and Restated Limited Partnership Agreement of the Company Partnership, as amended, the representations of the Company contained in an officer’s certificate delivered to us on or about the date hereof (the “Officer’s Certificate”), and such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinions set forth herein.
In our examination of documents, we have assumed, with your consent, that all documents submitted to us are authentic originals, or if submitted as photocopies, that they faithfully reproduce the originals thereof, that all such documents have been or will be duly executed to the extent required, that all representations and statements set forth in such documents are true and correct, and that all obligations imposed by any such documents on the parties thereto have been or will be performed or satisfied in accordance with their terms. We have also assumed, without investigation, that all documents, certificates, warranties and covenants on which we have relied in rendering the opinions set forth below and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinions set forth herein, from such earlier date through and including the date of this letter.
We have relied upon the representations of the Company, the Company Partnership, and their affiliates regarding the manner in which the Company and Company Partnership have been owned and operated, the type and amount of income received by the Company and Company Partnership from January 1, 2026, through the Closing Date (as defined in the Merger Agreement), and the character and amount of distributions made from January 1, 2026, through the Effective Time, and the representations similarly made with respect to prior years of the Company and Company Partnership. We have not independently verified the accuracy of such representations, and we assume that such representations are true, correct, and complete, and that all representations made “to the best of the knowledge and belief” of any person(s) or party(ies) are and will be true, correct, and complete as if made without such qualification. We assume that the Company and Company Partnership have been and will be operated in accordance with applicable laws and the terms and conditions of applicable documents.
The foregoing representations have all been made to us as of the date hereof by officers and representatives of the Company. No facts have come to our attention that are inconsistent with such facts and representations.
Based upon and subject to the foregoing, we are of the opinion that the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code for the taxable years ended December 31, 1994 through and including its short taxable year that ends on the Closing Date taking into account the effects of the Mergers (as those terms are defined in the Merger Agreement), and the Company’s current method of operation as described in the representations referred to above will enable it to qualify for taxation as a REIT under the Code for such years.
The opinions expressed herein are based upon the Code, the Treasury Regulations promulgated thereunder, current administrative positions of the Internal Revenue Service, and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect the opinions rendered herein and the tax consequences to the Company, the Company Partnership, and the Parent. In addition, as noted above, our opinions are based solely on the documents that we have examined, the additional information that we have obtained, and the representations that are being made to us, including the factual representations set forth in the Officer’s Certificate, and cannot be relied upon if any of the facts contained in such documents or in such additional information are, or later become, inaccurate or if any of the representations made to us are, or later become, inaccurate.
We express no opinion other than the one expressly set forth herein. Furthermore, the Company’s qualification as a REIT will depend on the Company meeting, in its actual operations, the applicable asset composition, source of income, shareholder diversification, distribution, recordkeeping and other requirements of the Code necessary for a corporation to qualify as a REIT. We will not review these operations, and no assurance can be given that the actual operations of the Company and its affiliates (including the Company Partnership) will meet these requirements or the representations made to us with respect thereto.
Very truly yours,
SEYFARTH SHAW LLP

2

Exhibit B
Form of REIT Officer’s Certificate

VERIS RESIDENTIAL, INC.
HARBORSIDE 3
210 HUDSON STREET, SUITE 400
JERSEY CITY, NEW JERSEY 07311
[•], 2026
Seyfarth Shaw LLP
620 Eighth Avenue
New York, New York 10018
The undersigned are duly authorized officers of Veris Residential, Inc. (the “Company”), a Maryland corporation, which is the general partner of Veris Residential, L.P., a Delaware limited partnership (the “Operating Partnership”).
In connection with that certain Agreement and Plan of Merger, entered into as of February 23, 2026 (the “Merger Agreement”), by and among the Company, the Company Partnership, AC Residential Acquisition LP, a Delaware limited partnership (the “Parent”), AC Residential REIT LLC, a Delaware limited liability company, and AC Residential OP LP, a Delaware limited partnership, the Company has requested that Seyfarth Shaw LLP (“Counsel”) furnish an opinion to the Company and to Parent with respect to the qualification of the Company as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). In connection with the opinion, Counsel has requested that the Company make the representations set forth below in this officers’ certificate (the “Certificate”), which the Company understands will be relied upon by Counsel in rendering such opinion.1
Each undersigned officer hereby certifies on behalf of the Company and affirms, as of the date of this Certificate, after due inquiry, the accuracy of the representations set forth below on which Counsel will rely in rendering its opinion. To the extent that the following representations refer to future conduct, they represent the intentions of the Company. For purposes of this Certificate, any year in which the Company elects to be treated as a REIT, shall be referred to as a “REIT taxable year” and each of the representations or statements below shall refer to and be made in accordance with the law in effect for the REIT taxable year to which such representation or statement refers.
1.   Each of the Company and any entity in which the Company directly or indirectly has held and will hold an ownership or other beneficial interest (each, a “Subsidiary”, and, collectively, the “Subsidiaries”) has operated and will continue to operate in accordance with (i) their respective organizational documents and (ii) the laws of the jurisdiction under which they are organized.
2.   At all times, the Company has been and will be managed by its board of directors.
3.   All organizational documents and other documents and agreements relating to the Company and its Subsidiaries requested by Counsel have been provided to Counsel by or at the direction of the Company and are correct and complete in all respects and each such document or agreement has not been amended or revoked and is currently in full force and effect. All such documents and agreements will be implemented, construed and enforced in accordance with their written terms without regard to any parol evidence.
4.   The Company will operate, and will cause any Subsidiaries to operate, in a manner such that the statements and representations set forth in this Certificate will continue to be true and complete in the future in all respects, subject only to applicable law changes.
5.   Except as described in this paragraph and paragraph 16, neither the Company nor any Subsidiary has held or will hold, directly or indirectly, in any REIT taxable year more than ten percent (10%) of the voting securities or the value of securities of any issuer other than a REIT, a Subsidiary that is disregarded for federal income tax purposes (a “Transparent Subsidiary”), a Subsidiary treated as a partnership for federal income tax purposes, or a taxable REIT subsidiary as defined in section 856(l) (“TRS”). For any corporation other than a REIT or TRS in which the Company (or any Subsidiary) acquired or acquires in excess of

1
Unless otherwise indicated, all section references contained herein refer to sections of the Code.

ten percent (10%) of the voting securities or the value of securities, the Company has held and will hold, either directly or indirectly through one or more Transparent Subsidiaries (including through qualified REIT subsidiaries, “QRSs”) of the Company within the meaning of section 856(i)(2)), one hundred percent (100%) of the stock of such corporation at all times from the date the Company (or any Transparent Subsidiary of the Company) acquired or acquires the securities of such corporation and such corporation qualified or will qualify as a QRS of the Company. For any REIT taxable year beginning after December 31, 2000, the Company and any Subsidiary has held and may hold securities that constitute more than ten percent (10%) of the value of securities of an issuer if such securities constitute straight debt, as described in section 856(m)(2), or the security is otherwise described in section 856(m)(1) as more fully set forth in paragraph 16.
6.   As of the end of each REIT taxable year, the Company has not had and will not have any current or accumulated “earnings and profits,” as determined pursuant to subchapter C of the Code, and the rules and Treasury Regulations promulgated thereunder, which were acquired in a reorganization or generated by the Company or any entity that was not a REIT or an S corporation at the time that such earnings and profits were generated.
7.   For each REIT taxable year of the Company, at least seventy-five percent (75%) of the gross income derived by the Company2 directly or indirectly (including its allocable share of partnership items (based on its capital interest as provided in Treasury Regulations section 1.856-3(g)) (but excluding gross income from (a) prohibited transactions and (b) any Hedging Transaction (defined in paragraph 8) entered into after July 30, 2008)) has consisted of and will consist of: (i) amounts derived from rental of properties within the meaning of section 856(c)(3)(A) and section 856(d), including rents attributable to personal property as and to the extent described in paragraph 9, and including charges for services customarily furnished or rendered in connection with the rental of real property for occupancy only and not primarily for the convenience of tenants, whether or not such charges are separately stated, as described in paragraph 10 below; (ii) interest on obligations secured by mortgages on real property or on interests in real property within the meaning of section 856(c)(3)(B); (iii) any gain realized upon the sale or other disposition of real property (including interests in real property and interests in mortgages on real property) which is not held for sale to customers in the ordinary course of business within the meaning of section 856(c)(3)(C); (iv) dividends or other distributions on, and gain (other than gain from prohibited transactions) from the sale or other disposition of, transferable shares (or transferable certificates of beneficial interest) in other REITs; (v) abatements and refunds of taxes on real property; (vi) income and gain (other than from prohibited transactions) derived from “foreclosure property” (as defined in section 856(e)); (vii) amounts (other than amounts based upon the income or profits of any person) received or accrued as consideration for entering into agreements (A) to make loans secured by mortgages on real property or on interests in real property, or (B) to purchase or lease real property (including interests in real property and interests in mortgages on real property); (viii) gain from the sale or other disposition of a real estate asset (other than a nonqualified publicly offered REIT debt instrument, as described in Paragraph 24 below) which is not a prohibited transaction solely by reason of section 857(b)(6); and (ix) “qualified temporary investment income” (as defined in section 856(c)(5)(D)).
8.   For each REIT taxable year of the Company, at least ninety-five percent (95%) of the gross income derived by the Company, directly or indirectly (including its allocable share of partnership items (based on its capital interest) (but excluding gross income from prohibited transactions and, for taxable years beginning on or after January 1, 2005, any Hedging Transaction) has consisted of and will consist of (i) the items of income described in paragraph 7, (ii) gain from the sale or other disposition of stock or securities which are not held for sale to customers in the ordinary course of business, and (iii) interest and dividends (not previously included in (i) above), but without regard to any dividends received from any QRS. A “hedging transaction” is any transaction entered into in the normal course of the Company’s trade or business to manage interest rate risk or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by the Company to acquire or carry real estate assets (as defined in section 856(c)(5)(B)), if the transaction was clearly identified as a hedging transaction before the close of the day on which it was acquired,

2
For purposes of the representations with respect to income contained in paragraphs 7, 8, 9 and 10, the Company will be treated as receiving all income received or accrued, directly or indirectly, by any Transparent Subsidiary, and as receiving its pro rata share (based upon its capital interest as provided in Treasury Regulations section 1.856-3(g)) of all items of income received or accrued, directly or indirectly, by any partnership in which the Company holds a direct or indirect interest.

2

originated, or entered into and otherwise satisfies the requirements of section 1221(a)(7) and Treasury Regulations section 1.1221-2 (a “Hedging Transaction”).
9.   Any income received or accrued by the Company during a REIT taxable year that is attributable to the use or rental of personal property by any tenant (including personal property that is leased by the Company from a third party) has been and will be treated as gross income that does not qualify for purposes of paragraphs 7 and 8, except in situations where the Company’s rental income attributable to personal property did not or does not exceed fifteen percent (15%) of the combined rental income pursuant to a lease that is attributable to both real and personal property together. For purposes of this paragraph 9, rental income attributable to personal property is computed by multiplying (A) the combined rental income pursuant to a lease times (B) the ratio of (i) the average of the fair market value of the personal property that is subject to a lease at the beginning and end of such REIT taxable year to (ii) the average of the fair market values of both the real and personal property subject to such lease at the beginning and end of such REIT taxable year.
10.   All services provided or to be provided in any REIT taxable year by the Company or any Subsidiary (or by a contractor hired by the Company or any Subsidiary) to tenants in their capacity as tenants either (i) have consisted of and will consist of services usually and customarily rendered in connection with the rental of rooms or other space for occupancy only (and not primarily for the tenants’ convenience) (“Permitted Services”), taking into account the geographic market in which the building is located and similar buildings, (ii) have been and will be provided by a person that is an “independent contractor” with respect to the Company (within the meaning of section 856(d)(3)) or (iii) have been and will be provided by a TRS. Any arrangement between the Company or any Subsidiary and an independent contractor for the provision of services to tenants other than services which are usual and customary in the relevant geographic market has provided or will provide that: (a) the cost of such services shall be borne by the independent contractor; (b) a separate charge shall be made for the services; (c) the amount of the separate charge shall be received and retained by the independent contractor; (d) the independent contractor shall be adequately compensated for such services; and (e) the Company shall not derive any income from the independent contractor, including, without limitation, any income in the form of (u) dividends, (v) interest, (w) rents, (x) fees, (y) commissions or (z) income from an equity interest in, or as a partner or joint venturer with such independent contractor. If the Company has provided or provides services to tenants other than in accordance with this paragraph 10, then all income derived by or to be derived by the Company from those tenants for whom such services are provided (including any rental income) has been and will be treated as non-qualifying income solely for purposes of the representations made in paragraphs 7 and 8 above. In the event that the Company directly or indirectly has furnished or rendered, or will furnish or render, to the tenants of any of its real or personal properties or with respect to management or operation of any of its real or personal properties any non-Permitted Services, any amounts received or accrued for any such taxable year for such services (assuming, for this purpose, that any such amount shall be deemed to be not less than 150% of the direct cost in furnishing such services) did not or will not exceed one percent (1%) of all amounts received or accrued during such taxable year directly or indirectly by the Company with respect to such real or personal property.
11.   For each REIT taxable year of the Company, the Company and its Subsidiaries have conducted and will conduct operations such that they have not and will not receive or accrue, directly or indirectly, any rent or interest with respect to real or personal property, where the determination of the amount of rent or interest depends in whole or in part on the net income or profits of any person. To the extent that the Company and its Subsidiaries derived or will derive any rental or interest income that is based on a fixed percentage or percentages of revenues, all such arrangements have been or will (i) be commercially reasonable, (ii) be the product of arm’s length negotiations, (iii) conform with normal business practice in all respects, and (iv) not be negotiated by the Company and its Subsidiaries with reference to or knowledge of the obligor’s actual or projected income or profits, or with the intent, or in a manner having the effect that the charge is directly or indirectly based, in whole or in part, upon the obligor’s income or profits.
12.   The Company has treated and will treat any rental income as income that does not qualify for purposes of paragraphs 7 and 8 hereof to the extent that such income is received or accrued, directly or indirectly, from any person in which the Company owns (including by application of the attribution rules of section 318 (as modified by section 856(d)(5)) (i) in the case of a corporation, ten percent (10%) or more of the total voting power or value of its outstanding stock, or (ii) in the case of an entity other than a corporation, an interest of ten percent (10%) or more in the assets or net profits of such entity (each a “Related Party Tenant”),

3

except if the Related Party Tenant was a TRS paying rent to the Company in respect of a qualified lodging facility within the meaning of section 856(d)(9)(D). No limited partner of the Company Partnership holding five percent (5%) or more of the interests therein owns an interest in any tenant of the Company Partnership or any of its Subsidiaries.
13.   No limited partner of the Partnership holding five percent (5%) or more of the interests therein owns an interest in any tenant of the Partnership or any of its Subsidiaries.
14.   For each REIT taxable year of the Company and at the end of each calendar quarter, at least seventy-five percent (75%) of the total value of the assets of the Company3 have consisted and will consist of real estate assets within the meaning of section 856(c)(5), and, as applicable, Internal Revenue Service Revenue Procedure 2003-65, cash and cash items (including receivables arising in the ordinary course of the Company’s business and certain money market fund shares described in Revenue Ruling 2012-17), and U.S. government securities. An interest in a mortgage on real property will qualify as a real estate asset for purposes of this paragraph only to the extent that the interest in the real property that secures the loan has a value greater than or equal to the principal balance of and accrued but unpaid interest on such loan.
15.   Except as otherwise allowed by the Code with respect to the temporary investment of new capital (as defined in section 856(c)(5)(D)(ii)), at the end of each calendar quarter, the Company has not and will not beneficially own securities of any one issuer having an aggregate value in excess of five percent (5%) of the total assets of the Company, excluding for this purpose the Company’s interests in (i) a Transparent Subsidiary or a TRS, (ii) any partnership in which the Company or Subsidiary holds an interest, (iii) any REIT, (iv) any government securities or (v) any securities which otherwise constitute real estate assets within the meaning of section 856(c)(5)(B). At the close of each calendar quarter for each REIT taxable year, the securities of one or more TRSs that are beneficially owned by the Company have not and will not, in the aggregate, exceed twenty percent (20%) (twenty-five percent (25%) for taxable years beginning after July 30, 2008 and continuing through the end of the tax year ending December 31, 2017, as well as for taxable years beginning after December 31, 2025) of the total assets of the Company.
16.   Except as otherwise allowed by the Code with respect to the temporary investment of new capital (as defined in section 856(c)(5)(D)(ii)), at the end of each calendar quarter, the Company has not and will not beneficially own securities in any issuer representing in excess of ten percent (10%) of the total voting power or value of the outstanding securities of any issuer, excluding for this purpose the Company’s interest in (i) any Transparent Subsidiary or TRS, (ii) the equity securities of any partnership in which the Company holds an interest, and (iii) any REIT. For purposes of the 10% value test, “securities” does not include any of the following:
a.
“straight debt” securities (i.e., a written unconditional promise to pay on demand or on a specified date a sum certain in money if (i) the interest rate (and interest payment dates) are not contingent on profits, the borrower’s discretion or similar factors (except as provided in section 856(m)(2)(B)) and (ii) the debt is not convertible, directly or indirectly, into stock, provided that “straight debt” securities do not include any securities issued by a corporation or partnership if the Company or any TRS in which the Company owns, directly or indirectly, more than 50% of the total voting power or total value, hold securities, including, for this purpose, any equity securities of a partnership, of such corporation or partnership other than securities described in clauses (a) through (f) of this paragraph 16 that have an aggregate value of more than 1% of the corporation’s or partnership’s outstanding securities);

b.
any loan to an individual or an estate;

c.
any imputed debt obligation under a rental agreement, other than a rental agreement with a Related Party Tenant, for the use of tangible property under which (i) there was at least one amount allocable to the use of property during a calendar year which was to be paid after the close of the calendar

3
For purposes of the representations with respect to assets as contained in paragraphs 14, 15 and 16, the Company will be treated as holding all assets held, directly or indirectly, by any Transparent Subsidiary of the Company and its pro rata share (based on its capital interest) of all assets held, directly or indirectly, by any partnership in which the Company or any Subsidiary subsequently acquires an interest.

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year following the calendar year in which such use occurred or there were increases in the amount to be paid as rent under the agreement and (ii) the aggregate amount of the consideration for the use of the property exceeded $250,000;
d.
any obligation to pay rents from real property (as described in paragraphs 7 and 8);

e.
any security issued by a state or any political subdivision thereof, the District of Columbia, a foreign government or any political subdivision thereof, or the Commonwealth of Puerto Rico, but only if the determination of any payment thereunder does not depend in whole or in part on the profits of any entity not described in this clause (e) or payments on any obligation issued by an entity not described in this clause (e);

f.
any debt instrument issued by a partnership and not described in clauses (a) through (e) of this sentence to the extent of the Company’s interest as a partner in the partnership; and

g.
any debt instrument issued by a partnership and not described in clauses (a) through (e) of this sentence if at least 75% of the partnership’s gross income (excluding gross income from prohibited transactions) is derived from sources described in paragraph 7.

17.   Senior management of the Company have reviewed and will periodically review the composition of the Company’s assets and its Subsidiaries’ assets, including, without limitation, the Company’s mezzanine loans and tenant leases and subleases from which the Company or any Subsidiary derives any income, to monitor and ensure the Company’s compliance with the annual gross income and quarterly asset requirements applicable to REITs.
18.   The Company has adopted December 31 as its taxable year-end for U.S. federal income tax purposes and will continue to utilize a calendar year-end for U.S. federal income tax purposes for all years thereafter.
19. Commencing with its taxable year ending December 31, 1994 (the “First REIT Taxable Year”), the Company has made a timely election, pursuant to section 856(c)(1), to be taxed as a REIT and such election has not been revoked.
20.   At no time during the second half of any REIT taxable year following the Company’s First REIT Taxable Year has more than fifty percent (50%), by value, of the stock of the Company been owned, directly or indirectly, by five (5) or fewer individuals as determined by applying section 856(h).
21.   At all times after January 30 of each REIT taxable year following the First REIT Taxable Year the beneficial ownership of the shares of Company stock (taking into account all outstanding stock, and without regard to any rules of attribution or constructive ownership) has been and will be held by one hundred (100) or more persons.
22.   The beneficial ownership of the Company has been and will be evidenced by transferable shares. The Company has not and will not impose any transfer restrictions on its outstanding shares, other than any restrictions that are or may hereafter be contained in the Company’s organizational documents that are intended to enable the Company to comply with certain REIT qualification requirements as set forth in sections 856(a)(5) and (a)(6) as well as legal requirements relating to securities rules and investment company rules.
23.   For each REIT taxable year, the Company has complied and will comply in all material respects with the shareholder record-keeping requirements prescribed by section 857(f)(1) and by section 1.857-8 of the Treasury Regulations.
24.   At the end of each calendar quarter, the Company has not and will not beneficially own debt instruments of a REIT that is required to file annual and periodic reports with the Commission under the Securities Exchange Act of 1934 (“publicly offered REIT debt instruments”) that would not otherwise qualify as real estate assets within the meaning of section 856(c)(5)(B) having an aggregate value in excess of twenty-five percent (25%) of the total assets of the Company.
25.   With respect to all REIT taxable years, the Company has paid and will pay dividends to its shareholders (without regard to capital gains dividends), including dividends deemed paid in each year

5

pursuant to section 857(b)(9) or 858, in amounts equal in the aggregate to at least (i)(A) ninety percent (90%) of its “real estate investment trust taxable income” (determined without regard to its deduction for dividends paid and any net capital gain) plus (B) ninety percent (90%) of the excess of any “net income from foreclosure property” (as defined in section 857(b)(4)(B)) over the tax imposed on such net income under section 857(b)(4)(A), over (ii) any excess noncash income (as determined under section 857(e)).
26.   All distributions by the Company have been and will be pro rata among the shares of beneficial interest of the Company within a particular class at the time of the distribution, with no preference as to timing or amount given to any shares of stock as compared with any other shares within the same class. In addition, all distributions have and will take into account and have and will be made in accordance with the preferences among different classes of shares of beneficial interest as set forth in the Company’s organizational documents.
27.   For any REIT taxable year beginning after October 22, 2004, at any time that the Company has or may become aware of any issue which may reasonably result in a failure of the Company to comply with any of the requirements in sections 856 or 857 for qualification as a REIT for any taxable period, to the extent available to prevent such potential disqualification, the Company has and will comply with the procedures set forth in section 856(c)(7) or 856(g)(5), including the payment of the $50,000 penalty described in section 856(g)(5), if applicable. Furthermore, the Company has utilized and will utilize the procedures for deficiency or consent dividends to the extent necessary to comply with the REIT distribution requirements.
28.   The Company (i) has and will continue to clearly identify all hedges of indebtedness incurred or to be incurred to carry real estate assets in accordance with the procedures of sections 1221(a)(7) and 1221(b)(2)(B) and the Treasury Regulations promulgated thereunder, (ii) has treated and shall continue to treat all hedging transactions as producing ordinary income or loss, (iii) has not and shall not treat any property that is part of a hedging transaction as a capital asset in accordance with Treasury Regulation sections 1.1221-2(a)(1) and -2(a)(2), and (iv) for any REIT taxable year beginning after October 22, 2004, has and shall continue to follow the requirements of section 856(c)(5)(G) and the Treasury Regulations promulgated thereunder regarding the exclusion of gain from such transactions from the calculation of gross income under section 856(c)(2). For hedging transactions entered into after July 30, 2008, income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. The Company’s hedging transactions are set forth on Schedule I attached hereto.
29.   Senior management of the Company has conducted and will conduct periodic reviews of the services provided at the properties to ensure that all such services (i) are usual and customary in a particular property’s geographic market, and (ii) will not adversely affect the Company’s qualification as a REIT.
30.   Any arrangement entered into between the Company or any Subsidiary, on the one hand, and any of the Company’s direct and indirect shareholders or their affiliates on the other has been, and will, in all respects, be (i) commercially reasonable, (ii) the product of or consistent with arm’s length negotiations, and (iii) conform with normal business practices.
31.   The Partnership and any limited liability company or subsidiary partnership owned by the Partnership (collectively, the “Subsidiary Partnerships”) has been and will be an “eligible entity” within the meaning of Treasury Regulation section 301.7701-3(a). Except with respect to a Subsidiary Partnership that has elected to be treated as a TRS, neither the Partnership nor any of the Subsidiary Partnerships has made or will make an election to be taxed as an association taxable as a corporation or other than as a partnership pursuant to Treasury Regulation section 301.7701-3(c).
32.   The interests in the Partnership and the Subsidiary Partnerships have not and will not be traded on an established securities market, including (a) any national securities exchange registered under the Securities Exchange Act of 1934, as amended, (b) any national securities exchange which is exempted from registration because of the limited volume of transactions, (c) any foreign securities exchange that, under the law of the jurisdiction where it is organized, satisfies regulatory requirements that are analogous to the regulatory requirements under the Securities Exchange Act of 1934, as amended, (d) any regional or local exchange, (e) any interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise, or (f) any over-the-counter market.

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33.   All interests in the Partnership and Subsidiary Partnerships have been and will be offered in a private offering and not in a transaction (or transactions) that was or will be required to be registered under the Securities Act of 1933, as amended.
34.   Each of the undersigned has read and understands all of the representations contained in this Certificate.
This Certificate may be executed in multiple counterparts, each of which shall be deemed to be an original copy of this Certificate and all of which, when taken together, shall be deemed to constitute one and the same Certificate. Delivery of a copy of this Certificate bearing an original signature, including an original electronic signature, by facsimile transmission or by electronic mail in “portable document format” form shall have the same effect as physical delivery of the paper document bearing the original signature.
[Remainder of Page Intentionally Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned authorized officers have, on behalf of the Company, signed this Certificate as of the date first above written.

Amanda Lombard
Chief Financial Officer of Veris Residential, Inc.

Javairia Waseem
Vice President, Tax, of Veris Residential, Inc.

Annex B
Execution Version
SUPPORT AGREEMENT
This Support Agreement (this “Agreement”) is dated as of February 23, 2026, and is between AC Residential Acquisition LP, a Delaware limited partnership (“Parent”), and the stockholder (the “Company Stockholder”) of Veris Residential, Inc., a Maryland corporation (the “Company”), listed on the signature page hereto.
Recitals
A.   The Company Stockholder Owns certain shares of common stock, par value $0.01 per share, of the Company (each, a “Share”) and other securities of the Company, including Restricted Stock as applicable as set forth on their signature page hereto.
B.   Parent, AC Residential REIT LLC, a Delaware limited liability company (“Merger Sub I”), AC Residential OP LP, a Delaware limited partnership (“Merger Sub II” and together with Parent and Merger Sub I, the “Buyer Parties”), the Company and Veris Residential, L.P., a Delaware limited partnership and the operating partnership of the Company (the “Company Partnership” and together with the Company, the “Company Parties”) are entering into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), which provides (subject to the terms and conditions set forth therein) for (i) the merger of Company with and into the Merger Sub I (the “Merger”) and (ii) the merger of Merger Sub II with and into the Company Partnership (the “Partnership Merger” and together with the Merger, the “Mergers”).
C.   In the Merger, each Share that is issued and outstanding as of immediately prior to the Effective Time (other than Excluded Shares) will be cancelled and automatically converted into the right to receive the Merger Consideration, as provided in the Merger Agreement.
D.   In the Merger, each share of Restricted Stock that is outstanding as of immediately prior to the Effective Time will become fully vested, and will be cancelled and automatically converted into the right to receive (i) the Merger Consideration plus (ii) all accumulated but unpaid dividends with respect to such Restricted Stock, as provided in the Merger Agreement.
E.   The parties to this Agreement (each a “Party” and together the “Parties”) are entering into this Agreement and undertaking the obligations and covenants herein in order to induce (i) with respect to the Company Stockholder, the Buyer Parties to enter into the Merger Agreement, and (ii) with respect to the Buyer Parties, the Company Stockholder to enter into this Agreement.
Agreement
The Parties, intending to be legally bound, agree as follows:
Section 1.   Certain Definitions
For purposes of this Agreement:
1.1   Capitalized terms used but not otherwise defined in this Agreement have the meanings assigned to such terms in the Merger Agreement.
1.2   “Chosen Court” means the Circuit Court for Baltimore City, Maryland (or, if the Circuit Court for Baltimore City, Maryland declines to accept jurisdiction over any dispute arising out of or related to this Agreement or any of the transactions contemplated hereby, any state court within the State of Maryland or the U.S. District Court for the District of Maryland, Northern Division) and any appellate court therefrom.

1.3   “Expiration Time” means the earliest to occur of: (a) the valid termination of the Merger Agreement in accordance with its terms; (b) the Effective Time; (c) with respect to the Company Stockholder, the election of the Company Stockholder in its sole discretion to terminate this Agreement (x) following a Change in Recommendation prior to the time the Company Requisite Vote is obtained or (y) in the event that the Merger Agreement is amended, modified or supplemented in a manner that (i) decreases the Merger Consideration payable to the Company Stockholder (other than any such decrease in accordance with Section 3.4 (Adjustments to Prevent Dilution) of the Merger Agreement) or (ii) changes the form of the Merger Consideration payable to the Company Stockholder; and (d) with respect to the Company Stockholder, the termination of this Agreement by written agreement of each of Parent and the Company Stockholder.
1.4   The Company Stockholder shall be deemed to “Own”, to be an “Owner” or to have acquired “Ownership” of a security if the Company Stockholder (a) is the record owner of such security; or (b) is the “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of such security.
1.5   “Subject Securities” means, with respect to the Company Stockholder (a) all securities of the Company (including all Shares and all Company equity awards under the Company Equity Plans and other rights to acquire Shares) that are Owned by the Company Stockholder as of the date of this Agreement and (b) all additional securities of the Company (including all additional Shares and all additional Company equity awards under the Company Equity Plans and other rights to acquire Shares).
1.6   “Subject Shares” means, with respect to the Company Stockholder, at any time, the Shares and Restricted Stock Owned by the Company Stockholder at such time.
1.7   “Support Period” means the period commencing on (and including) the date of this Agreement and ending upon the Expiration Time.
1.8   A Person shall be deemed to have effected a “Transfer” of a security if such Person directly or indirectly: (a) sells, pledges, hypothecates, conveys, distributes, gifts, lends, grants an option with respect to, tenders in any tender or exchange offer, encumbers, transfers or disposes of such security or any interest in such security to any Person other than Parent or the Company; (b) enters into an agreement or commitment contemplating the sale, pledge, hypothecation, conveyance, distribution, gift, loan or grant of an option with respect to, transfer of or disposition of such security or any interest therein to any Person other than to the Company or to Parent or its Affiliates; (c) reduces such Person’s beneficial ownership of or interest in such security; (d) creates any Lien on such security; or (e) agrees (regardless of whether in writing) to take any of the actions referred in the foregoing clauses (a) – (d).
Section 2.    Transfer of Subject Securities and Voting Rights
2.1   Restriction on Transfer of Subject Securities.   The Company Stockholder agrees that, subject to Section 2.2, during the Support Period, the Company Stockholder shall not cause or permit any Transfer of any of the Company Stockholder’s Subject Securities to be effected (other than in connection with the Mergers); provided, however, that the Company Stockholder may Transfer such Subject Securities pursuant to any non-consensual order of a Governmental Entity, by divorce decree of a court of competent jurisdiction or by will, intestacy or other similar applicable Law upon such the death of an applicable individual. Without limiting the generality of the foregoing, during the Support Period, the Company Stockholder shall not tender, agree to tender or permit to be tendered any of the Subject Securities in response to or otherwise in connection with any tender or exchange offer.
2.2   Permitted Transfers.   Section 2.1 shall not prohibit a Transfer of Subject Securities by the Company Stockholder: (a) if the Company Stockholder is a natural Person, (i) to any member of the Company Stockholder’s immediate family, or to a trust for the benefit of the Company Stockholder or any member of the Company Stockholder’s immediate family solely for estate planning purposes, (ii) to any charitable foundation or organization, including donor advised funds, (b) to any controlled Affiliate of the Company Stockholder or (c) if the Company Stockholder is a corporation, partnership, limited liability company or otherwise not a natural person (an “Entity”), to any controlled Affiliate of the Company Stockholder; provided, however, that a Transfer referred to in this Section 2.2 shall be permitted only if, as a precondition to such Transfer, the transferee agrees (for the benefit of the Buyer Parties) in a written document, reasonably satisfactory in form and substance to Parent, to be bound by all of the terms of this Agreement to the same extent as applicable to the transferring Company Stockholder. Notwithstanding anything to the contrary herein, in no event shall any Transfer permitted pursuant to this Section 2.2 relieve the transferring Company Stockholder of its obligations pursuant to this Agreement other than with respect to the Subject Securities that have been so Transferred.
Section 3.   Voting of Shares
3.1   Voting Covenant.   The Company Stockholder hereby agrees, during the Support Period, that at any meeting of the stockholders of the Company (however called), and at every postponement or adjournment thereof, the Company Stockholder shall, to the fullest extent that the Company Stockholder’s Subject Shares are entitled to vote thereon, cause the Company Stockholder’s Subject Shares to be voted by granting and delivering a valid proxy or other instructions necessary to vote such Subject Shares at such meeting (or adjournment or postponement thereof), no later than the fifth (5th) Business Day prior to the scheduled date of such meeting (or adjournment or postponement thereof), as follows:
(i)   in favor of the approval of the Mergers and the other transactions contemplated by the Merger Agreement and in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement, including the Mergers;
(ii)   in favor of any proposal to postpone or adjourn such meeting to a later date (A) to solicit additional proxies for the purpose of obtaining the Company Requisite Vote if the Company will not receive proxies representing the Company Requisite Vote, whether or not a quorum is present, or (B) if the Company will not have enough Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholders Meeting;
(iii)   against any Acquisition Proposal if any, or any other transaction, proposal, agreement or action made in opposition to adoption of the Merger Agreement or inconsistent with the Mergers and the other transactions or matters contemplated by the Merger Agreement;
(iv)   against any action or agreement that would reasonably be expected to result in a breach of any representation, warranty, covenant or obligation of the Company in the Merger Agreement, or of the Company Stockholder in this Agreement; and
(v)   against any other action, agreement, transaction or proposal involving the Company or any of its Subsidiaries that would reasonably be expected to prevent, interfere with, delay, discourage, adversely affect or impair the timely consummation of the Mergers or the fulfillment of any of the conditions to Closing under the Merger Agreement or the performance by the Company Stockholder of its obligations under this Agreement.
The Company Stockholder shall not revoke or modify the instructions granted pursuant to the immediately preceding sentence prior to the Expiration Time, except, in each case, as may be necessary to comply with the voting obligations set forth in this Section 3.1. Notwithstanding anything to the contrary in this Agreement, if at any time prior to the Expiration Time a Governmental Entity of competent jurisdiction enters an order restraining, enjoining or otherwise prohibiting the Company Stockholder from taking any action pursuant to this Section 3.1, then the obligations of the Company Stockholder set forth in this Section 3.1 shall be of no force and effect for so long as such order is in effect and solely to the extent such order restrains, enjoins or otherwise prohibits the Company Stockholder from taking any such action; provided, in each case, that the Company Stockholder shall have used its reasonable best efforts to prevent and avoid the entry of such order and to contest, eliminate or dissolve such order as promptly as practicable.
3.2   Other Voting Agreements; Voting Trusts; Proxy.   The Company Stockholder shall not deposit the Subject Shares in a voting trust or enter into any tender, voting or other similar agreement, or grant a proxy or power of attorney, with respect to the Company Stockholder’s Subject Shares, in each case, that is inconsistent with this Agreement, or otherwise take any other action with respect to any of the Company Stockholder’s Subject Securities that would in any way prevent, interfere with or impair the performance of the Company Stockholder’s obligations hereunder.

3.3   Other Proposals.   For the avoidance of doubt, nothing in this Agreement shall require the Company Stockholder to vote in any manner with respect to any amendment, modification or waiver of the Merger Agreement, or the taking of any action that would reasonably be expected to result in the amendment, modification or waiver of any provision of the Merger Agreement, in each case, in a manner that (a) decreases the Merger Consideration payable to the Company Stockholder (other than any such decrease in accordance with Section 3.4 (Adjustments to Prevent Dilution) of the Merger Agreement), (b) changes the form of the Merger Consideration payable to the Company Stockholder, (c) imposes any material restrictions or any additional material conditions on the consummation of the Mergers or the payment of the Merger Consideration to the Company Stockholder or (iv) extends the Termination Date. Except as expressly set forth in this Section 3 nothing in this Agreement shall limit the right of the Company Stockholder to vote in favor of, against or abstain from voting in any manner with respect to any other matters presented or submitted to the stockholders of the Company that are unrelated to the matters contemplated by the Merger Agreement.
3.4   Other Obligations.   Subject to Section 7.2, the Company Stockholder hereby agrees that, during the Support Period, the Company Stockholder shall (a) not take any action, in its capacity as a stockholder of the Company, that the Company is then-prohibited from taking pursuant to Section 6.2 (Acquisition Proposals) of the Merger Agreement and (b) use its reasonable best efforts to not take, and to cause its Affiliates (which shall not include the Company and its Subsidiaries) and Representatives acting at its and such Affiliate’s direction or on its behalf not to take, directly or indirectly, any action that would reasonably be expected to cause the Company to breach any provision of the Merger Agreement or otherwise restrict, limit or interfere with the Company’s performance of the Merger Agreement or the transactions contemplated by the Merger Agreement.
3.5   Solicitation.   The Company Stockholder further agrees that, until the Expiration Time, the Company Stockholder will not (a) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Rule 14A under the Exchange Act) in opposition of any proposal to approve the Mergers and the other transactions contemplated by the Merger Agreement or in opposition of any proposal against any Acquisition Proposal, (b) initiate a stockholders’ vote with respect to an Acquisition Proposal or (c) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Acquisition Proposal.
Section 4.   Representations and Warranties of the Parties
Each Party hereby represents and warrants, solely with respect to such Party, as follows:
4.1   Authorization, etc.   Such Party has the requisite power, authority and capacity to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement has been duly executed and delivered by such Party and, assuming this Agreement constitutes the valid and binding agreement of the other Parties, constitutes a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to: (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors; and (b) rules of law governing specific performance, injunctive relief and other equitable remedies. If such Party is an Entity, then such Party is duly organized, validly existing and in good standing (where such concept is recognized) under the laws of the jurisdiction in which it was organized, formed or constituted.
4.2   No Conflicts or Consents.
(a)   The execution and delivery of this Agreement by such Party does not, and the performance of this Agreement by such Party will not: (i) if such Party is an Entity, conflict with or violate any of the charter or other organizational documents of such Party; (ii) violate any Law or Order applicable to such Party or by which such Party or any of its properties is bound; or (iii) result in or constitute (with or without notice or lapse of time or both) any breach of or default under, or give to any other Person (with or without notice or lapse of time or both) any right of termination, amendment, acceleration or cancellation of any material obligation under any Contract to which such Party is a party or by which such Party or its properties is bound or result (with or without notice or lapse of time or both) in the creation of any Lien on any of such Party’s properties (including, in respect of any Company Stockholder, any Subject Securities), except, in the case of the foregoing clauses (ii) or

(iii), as would not prevent, materially impair or materially delay such Party’s ability to perform such Party’s obligations under this Agreement.
(b)   The execution and delivery of this Agreement by such Party does not, and the performance of this Agreement by such Party will not, require any Consent of any Governmental Entity or require such Party to give any notice to any Governmental Entity, except for compliance with the applicable requirements of the Securities Act, the Exchange Act or any other United States or federal or state securities laws and the rules and regulations promulgated thereunder and except where the failure to obtain such Consent or to give such notice would not prevent, materially impair or materially delay such Party’s ability to perform such Party’s obligations under this Agreement.
4.3   Absence of Litigation.   As of the date of this Agreement, there is no Proceeding pending against, or, to the knowledge of such Party, threatened against, such Party that would reasonably be expected to prevent, materially impair or materially delay such Party’s ability to perform its obligations under this Agreement.
Section 5.   Additional Representations and Warranties of the Company Stockholder
The Company Stockholder hereby represents and warrants, solely with respect to the Company Stockholder, as follows:
5.1   Title to Securities. As of the date of this Agreement: (a) the Company Stockholder Owns (free and clear of any Liens, other than Liens (i) created by this Agreement, the Company Charter or the Company Partnership Limited Partnership Agreement and (ii) restrictions on transfer of general applicability arising under applicable securities Laws) the number of outstanding Shares set forth under the heading “Securities Owned” on the Company Stockholder’s signature page of this Agreement; and (b) the Company Stockholder holds (free and clear of any Liens, except where such Lien would not prevent, impair or delay the Company Stockholder’s ability to perform the Company Stockholder’s obligations under this Agreement) the Company equity awards under the Company Equity Plans set forth under the heading “Securities Owned” on the Company Stockholder’s signature page of this Agreement.
Section 6.   Restrictive Covenants
6.1   The Company Stockholder agrees that, until the second (2nd) anniversary of the Closing Date (the “Restricted Period”), the Company Stockholder shall not, and shall not directly or indirectly direct or cause any other Person to, (a) hire or engage or attempt to hire or engage for any type of employment or provision of services any employee of (i) the Surviving Entity or any of its Subsidiaries and (ii) the Company or any of its Subsidiaries as of immediately prior to the Closing Date who is offered employment after the Closing Date by a third party management company engaged by Parent or its Affiliates (the “Management Company”) in accordance with Section 6.9(a) of the Company Disclosure Letter, in each case, with a title of Vice President or higher immediately prior to the Closing Date (each such Person a “Covered Employee”) or (b) induce or attempt to induce any Covered Employee to leave his or her employ with Company or its Subsidiaries or the Management Company or in any way knowingly or intentionally interfere with the relationship between (i) any of the companies in the Company’s group (as defined in or under Section 13 of the Exchange Act) or the Management Company and (ii) any of their respective employees or other service providers. Notwithstanding the foregoing, nothing in this Agreement, including this Section 6.1, shall prohibit the Company Stockholder from (A) making general solicitations not targeted at a Covered Employee (provided that this clause (A) shall not permit the Company Stockholder to hire or engage any such Covered Employee that responds to such general solicitation), or (B) soliciting or hiring any Covered Employee who has not been employed or engaged (including as a service provider) by Company or any of its Subsidiaries or the Management Company for at least three (3) months prior to the date of solicitation, hiring or engagement.
6.2   The Company Stockholder agrees that, during the Restricted Period, the Company Stockholder shall not make or publish, or cause to be made or published, in the public domain, through any print or electronic media or otherwise, or through a third party, any statements or comments that disparage, injure or diminish (or that a reasonable person would expect would likely have the effect of disparaging, injuring or diminishing) the reputation or goodwill of any Company Party or the Management Company or, if such Person’s affiliation with a Company Party or the Management Company is known or should have been known after reasonable inquiry by the Company Stockholder at the time of such statement or comment, any Company Party’s partners, directors, officers, managers, members, employees, service providers, agents, representatives or consultants, in each case, in their capacity as such; provided that the foregoing shall not apply to (i) any truthful testimony under oath in connection with any Proceeding, (ii) any truthful information provided pursuant to a valid and legal order by any court or Governmental Entity having jurisdiction over the Company Stockholder, (iii) confidential communications with any Governmental Entity having jurisdiction over the Company Stockholder or as otherwise required by applicable law, or (iv) disclosures under obligations of confidentiality to limited partners and potential limited partners of investment funds managed by or affiliated with the Company Stockholder.
6.3   If, at the time of enforcement of Sections 6.1 or 6.2, a court of competent jurisdiction shall hold in a final and non-appealable decision that the covenants stated in Section 6.1 or 6.2 are unenforceable because they exceed the duration or scope permitted by applicable Law, the Parties agree that the maximum duration or scope permitted by applicable Law shall be substituted for such stated duration or scope, or the covenant shall otherwise be revised to make it enforceable, and that in such event such court shall be allowed to revise the covenants herein to cover the maximum duration or scope permitted by applicable Law or to otherwise modify them to make them enforceable.
6.4   The Company Stockholder acknowledges and agrees that (i) Parent and its Subsidiaries (including, after Closing, the Surviving Entity and its Subsidiaries and the Management Company) will suffer irreparable harm from a breach by the Company Stockholder of any of the covenants or agreements contained in this Section 6, (ii) the restrictive covenants set forth in this Section 6 are of a special, unique and extraordinary character, the loss of which cannot be adequately compensated by monetary damages, (iii) the periods of restriction and scope of restriction imposed by the provisions of this Section 6 are fair and reasonable and are reasonably required for the protection of Parent and its Subsidiaries (including, after Closing, the Surviving Entity and its Subsidiaries and the Management Company) in whose favor such restrictions operate, (iv) but for the Company Stockholder’s agreements to be bound by the restrictive covenants set forth in this Section 6, Parent would not have entered into this Agreement, (v) in the event of an alleged or threatened breach by the Company Stockholder of any of the provisions of this Section 6, Parent and its Subsidiaries (including, after Closing, the Surviving Entity and its Subsidiaries and the Management Company) or their successors or assigns shall be entitled, in addition to all other rights and remedies existing in its or their favor, to seek specific performance and/or injunctive or other equitable relief (without posting a bond or other security) in order to enforce or prevent any violations of the provisions hereof (including, without limitation, the extension of the Restricted Period by a period equal to the duration of the violation of this Section 6), (vi) in the event a court of competent jurisdiction, in a final and non-appealable decision, finds a material violation by the Company Stockholder of any of the provisions of this Section 6, the Restricted Period shall be tolled from the date of the violation until such violation is cured and (vii) the restrictions contained in this Section 6 are reasonable and the Company Stockholder has been provided an opportunity to review the provisions of this Agreement with the Company Stockholder’s legal counsel.
Section 7.   Miscellaneous
7.1   Company Stockholder Information.   The Company Stockholder hereby agrees to permit the Buyer Parties to instruct the Company to publish and disclose in the Proxy Statement (or any other filing made by Parent with a Governmental Entity pursuant to applicable Law in connection with the consummation of the Mergers) the Company Stockholder’s identity and ownership of the Subject Securities, the existence of this Agreement and the nature of the Company Stockholder’s agreements, arrangements and obligations under this Agreement and the Company Stockholder shall not object thereto.
7.2   Duties.   The Company Stockholder is entering into this Agreement solely in its capacity as an Owner of the Company Stockholder’s Subject Securities, and it shall not be deemed to be making any agreement in this Agreement in the capacity as a director or officer of the Company or any of its

Subsidiaries, or in any manner that would limit any Person’s ability to take or fulfill, or refrain from taking or fulfilling, actions, duties under applicable Law or other obligations as a director or officer of the Company or any of its Subsidiaries. Parent shall not assert any claim that any action taken in any Person’s capacity as a director or officer of the Company or any of its Subsidiaries violates any provision of this Agreement.
7.3   Survival of Representations, Warranties and Agreements.   None of the representations, warranties, covenants and agreements made by any Party in this Agreement shall survive the Expiration Time; provided, however, that (a) the agreements of the Parties set forth in this Section 7 shall survive the Expiration Time and shall remain in full force and effect; and (b) if the Effective Time does not occur, the occurrence of the Expiration Time shall not relieve the Company Stockholder from any liability arising from its intentional fraud or Willful Breach of any covenant or obligation contained in this Agreement prior to the Expiration Time.
7.4   Further Assurances.   From time to time and without additional consideration, the Company Stockholder shall execute and deliver, or cause to be executed and delivered, such additional transfers, assignments, endorsements, proxies, consents, certificates, instruments and documents, and shall take such further actions, in each case, as the Buyer Parties may reasonably request to the extent required to carry out the Company Stockholder’s obligations under this Agreement.
7.5   Expenses.   Except as otherwise provided in the Merger Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the Party incurring such costs and expenses.
7.6   Notices.
(a)   Addresses for Notice.   Notices, requests, instructions or other documents to be given under this Agreement shall be in writing and shall be deemed given, (i) when delivered, if delivered personally to the intended recipient, (ii) when sent by email (without any “bounceback” or other notice of nondelivery) and (iii) one (1) Business Day later, if sent by overnight delivery via a national courier service (providing proof of delivery), and in each case, addressed to a Party at the following address for such Party:
if to the Company Stockholder: to the Company Stockholder’s address set forth on the Company Stockholder’s signature page hereto.
if to Parent to:
AC Residential Acquisition LP,
277 Park Avenue
New York, NY 10172
Attn:
Craig H. Solomon

Email:
Craig.Solomon@affiniuscapital.com

with a copy (which will not constitute notice) to:
[REDACTED]
and
[REDACTED]
and

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Attn:
Blair Thetford

Email:
blair.thetford@skadden.com

and
Skadden, Arps, Slate, Meagher & Flom LLP
320 S. Canal St.
Chicago, Illinois 60606
Attn:
Nancy Olson; Matea Bozja

Email:
nancy.olson@skadden.com; matea.bozja@skadden.com

and
Greenberg Traurig, LLP
One Vanderbilt Avenue
New York, New York 10017
Attention:
Robert J. Ivanhoe, Esq.

Email:
ivanhoer@gtlaw.com

(b)   Additional Procedures Related to Notices.   Rejection or other refusal to accept, or the inability to deliver because of changed address or other details of which no notice is given, will be deemed to be receipt of any notice pursuant to this Section 7.6 as of the date of rejection, refusal or inability to deliver. From time to time, any Party may provide notice to the other Parties of a change in its address or any of the other details specified in or pursuant to this Section 7.6 through a notice given in accordance with this Section 7.6, except that notice of any such change will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (i) specified in such notice; or (ii) that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 7.6.
7.7   Severability.   In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the Parties. The Parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.
7.8   Entire Agreement.   This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to such subject matter. For the avoidance of doubt, nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.
7.9   Amendment.   This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the parties.
7.10   Assignment; Binding Effect.   Except as provided herein, neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Any purported assignment without such consent shall be void. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.
7.11   Specific Performance.
(a)   Irreparable Damage.   Irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur if the Parties do not perform the provisions of this Agreement in accordance with their terms or otherwise breach any such provisions. The Parties acknowledge and agree that (A) the Parties will be entitled, in addition to any other remedy to which they are entitled at law or in equity, to an injunction, specific performance and other equitable relief to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically the terms of this Agreement; and (B) the right of specific enforcement is an integral part of the transactions contemplated hereby and without that right, no Party would have entered into this Agreement.
(b)   No Objections; Cooperation.   The Parties will not raise any objections to (A) the granting of an injunction, specific performance or other equitable relief to prevent or restrain breaches or threatened breaches of this Agreement by Parent or the undersigned Company Stockholder; and (B) the specific performance of this Agreement to prevent breaches or threatened breaches of, or to enforce compliance with, the covenants, obligations and agreements of the Parties pursuant to this Agreement. Any Party seeking an injunction or injunctions to prevent breaches (or threatened breaches) of this Agreement and to enforce specifically this Agreement will not be required to provide any bond or other security in connection with such injunction or enforcement, and each Party irrevocably waives any right that it may have to require the obtaining, furnishing or posting of any such bond or other security. Each Party will seek and agree to, and use its reasonable best efforts to cooperate with the other Parties in seeking, an expedited schedule in any Proceeding seeking an injunction or order of specific performance to attempt to fully resolve any dispute between the Parties during the Support Period.
7.12   Non-Exclusivity.   The rights and remedies of Parent and the Company Stockholder under this Agreement are not exclusive of or limited by any other rights or remedies which it may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative).
7.13   Governing Law.   This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed, enforced and governed by and in accordance with the Law of the State of Maryland without regard to the conflict or choice of law principles thereof.
7.14   Consent to Jurisdiction.   Each of the Parties (a) consents to submit itself to the personal jurisdiction of the Chosen Courts, in the event any dispute arises out of or is related to this Agreement or any of the transactions contemplated hereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any Chosen Court, (c) agrees that it will not bring any Proceeding by or before any Governmental Entity relating to this Agreement or any of the transactions contemplated hereby in any court other than the Chosen Courts, (d) waives any objection that it may now or hereafter have to the venue of any such Proceeding in the Chosen Courts or that such Proceeding was brought in an inconvenient court and agrees not to plead or claim the same, (e) agrees, with respect to any Proceeding filed in the Circuit Court for Baltimore City, Maryland, to jointly request an assignment to the Maryland Business and Technology Case Management Program and (f) consents to service being made through the notice procedures set forth in Section 7.6. Each of the Parties hereby agrees that service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 7.6 shall be effective service of process for any Proceeding in connection with this Agreement or the transactions contemplated hereby.
7.15   WAIVER OF JURY TRIAL.   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE PURSUANT TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING (WHETHER FOR BREACH OF CONTRACT, TORTIOUS CONDUCT OR OTHERWISE) DIRECTLY OR INDIRECTLY BASED UPON, RELATING TO OR ARISING OUT OF THIS AGREEMENT. EACH PARTY ACKNOWLEDGES AND AGREES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATION OF THIS WAIVER; (C) EACH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) IT

HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.15.
7.16   Counterparts.   This Agreement and any amendments to this Agreement may be executed in one or more textually identical counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or through an electronic signature service (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version delivered in person. No Party may raise the use of Electronic Delivery to deliver a signature, or the fact that any signature, agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense.
7.17   Interpretation.
(a)   When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. Headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limiting the generality of the foregoing.” When used in this Agreement, the term “or” shall be construed in the inclusive sense of “and/or.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “either,” “or,” “neither,” “nor,” and “any” when used in this Agreement shall not be exclusive, unless context requires otherwise. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any reference to “days” means calendar days unless Business Days are expressly specified.
(b)   Any Contract, instrument or Law defined or referred to herein or in any Contract or instrument that is referred to herein means such Contract, instrument or Law as from time to time amended, modified or supplemented, including (in the case of Contracts or instruments) by waiver or consent and (in the case of Laws) by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The Parties agree that they have been represented by counsel during the negotiation, drafting, preparation and execution of this Agreement and, therefore, waive the application of any Law or rule of construction providing that ambiguities in an agreement or other document will be construed against the Party drafting such agreement or document.
7.18   Independence of Obligations.   The covenants and obligations of the Company Stockholder set forth in this Agreement shall be construed as independent of any other Contract by the Company Stockholder or between the Company Stockholder, on the one hand, and Parent, on the other hand. The existence of any claim or cause of action by the Company Stockholder against Parent shall not constitute a defense to the enforcement of any of such covenants or obligations against the Company Stockholder. Nothing in this Agreement shall limit any of the rights or remedies of any Person under the Merger Agreement, or any of the rights or remedies of Parent or any of the obligations of the Company Stockholder under any agreement between the Company Stockholder, on the one hand, and Parent, on the other hand; and nothing in the Merger Agreement shall limit any of the rights or remedies of Parent or any of the obligations of the Company Stockholder under this Agreement.
7.19   Termination.   This Agreement shall terminate upon the Expiration Time without any further obligation or liability of the applicable Parties under this Agreement; provided, however, that: (a) this Section 7 shall survive the termination of this Agreement and shall remain in full force and effect; and (b) if the Effective Time does not occur, the termination of this Agreement shall not relieve a Party from any liability arising from such Party’s intentional fraud or Willful Breach of any covenant or obligation contained in this Agreement prior to such termination.
7.20   No Agreement Until Executed; No Ownership Rights.   Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties unless and until (a) the Company’s board of directors has approved for purposes of any applicable anti-takeover laws and regulations, the transactions contemplated by the Merger Agreement and this Agreement, (b) the Merger Agreement is executed by all parties thereto and (c) this Agreement is executed by all Parties. Nothing contained in this Agreement shall be deemed to vest in Parent or any of their Affiliates any direct or indirect ownership of or with respect to the Subject Securities. All rights, ownership and economic benefits of and relating to the Subject Securities shall remain vested in and belong to the applicable Company Stockholder and none of Parent or any of their Affiliates shall possess any power or authority to direct the Company Stockholder in the voting or disposition of any of the Subject Securities, except as otherwise specifically provided in this Agreement.
7.21   No Recourse.   The Company Stockholder and its Affiliates shall not be liable for claims, losses, damages, expenses and other liabilities or obligations resulting from or related to breaches of the Merger Agreement by the Company. In no event shall the Company Stockholder have any liability under this Agreement with respect to the representations, warranties, liabilities, covenants or obligations under this Agreement (or under any other agreement substantially in the form of this Agreement) of any other stockholder of the Company. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the Parties and no current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative or assignee of, and any financial advisor or lender to, any Party, or any current, former or future director, officer, employee, incorporator, member, partner, manager, stockholder, equityholder, Affiliate, agent, attorney, representative or assignee of any of the foregoing and the Equity Investors and their respective Affiliates and Debt Financing Sources (each, a “Non-Recourse Party”) shall have any liability (whether in Contract or in tort, at law or in equity, or granted by statute) for any claims, causes of action, obligations or liabilities arising under, out of, in connection with, or related in any manner to this Agreement or the transactions contemplated by this Agreement based on, in respect of, or by reason of, this Agreement or the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. In furtherance and not in limitation of the foregoing, in no event shall any Party or any of its Affiliates, and each Party agrees not to and to cause its controlled Affiliates not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against or seek to recover monetary damages from, any Non-Recourse Party affiliated with the other Party.
[Signature pages follow.]

The parties have caused this Agreement to be duly executed as of the date first written above.
AC Residential Acquisition LP, a Delaware limited partnership
By:
AC Residential GP LLC, its general partner

By:
/s/ Craig H. Solomon

Name:
Craig H. Solomon

Title:
Authorized Signatory

[Signature Page to Support Agreement]

The parties have caused this Agreement to be duly executed as of the date first written above.
Bow Street Special Opportunities XV GP, LLC, as General Partner of
BOW STREET SPECIAL OPPORTUNITIES FUND XV, LP
By:
/s/ Dan Beary

Name:
Dan Beary

Title:
Chief Financial Officer

Address:
595 Madison Avenue
New York, NY 10022

Email:
dbeary@bowstreetllc.com

with a copy (which will not constitute notice) to:
Bow Street LLC
595 Madison Avenue, Floor 29
New York, NY 10022
Attn:
Laura Werts

Email:
LWerts@bowstreetllc.com

Securities Owned:
Shares: 5,195,930
Restricted Stock: 0
[Signature Page to Support Agreement]

Annex C
[J.P. Morgan letterhead]
February 22, 2026
The Board of Directors
Veris Residential, Inc.
Harborside 3
210 Hudson Street, Suite 400
Jersey City, New Jersey 07311
Members of the Board of Directors:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.01 per share (the “Company Common Stock”), of Veris Residential, Inc. (the “Company”) of the consideration to be paid to such holders in the proposed Transaction (as defined below). Pursuant to the Agreement and Plan of Merger (the “Agreement”) among the Company, Veris Residential, L.P., the operating partnership of the Company (the “Operating Partnership” and together with the Company, the “Company Group”), AC Residential Acquisition LP (the “Acquiror”), AC Residential REIT LLC, a subsidiary of the Acquiror (“Merger Sub I”), and AC Residential OP LP, a subsidiary of Merger Sub I (“Merger Sub II, and together with the Acquiror and Merger Sub I, the “Acquiror Group”), (i) the Company will merge with into Merger Sub I, with Merger Sub I being the surviving entity and a wholly owned subsidiary of the Acquiror (the “Company Merger”), and each outstanding share of Company Common Stock, other than shares of Company Common Stock owned by any subsidiary of the Company or owned by the Acquiror and any subsidiary of the Acquiror, will be converted into the right to receive $19.00 per share in cash (the “Consideration”), and (ii) after the Company Merger, Merger Sub II will merge with and into the Operating Partnership, with the Operating Partnership being the surviving entity and a subsidiary of the Acquiror (the “Operating Company Merger” and together with the Company Merger, the “Transaction”), and each Common Unit (as defined in the Agreement), other than any Common Unit owned by Acquiror and any subsidiary of the Acquiror, will be converted into the right to receive the Consideration.
In connection with preparing our opinion, we have (i) reviewed a draft dated February 21, 2026 of the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Common Stock and certain publicly traded securities of such other companies; (iv) reviewed certain internal financial analyses and forecasts prepared by the management of the Company relating to its business; and (v) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.
In addition, we have held discussions with certain members of the management of the Company with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.
In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us. We have also assumed that the representations and warranties made by the Company Group and the Acquiror Group in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.
Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company Group or as to the underlying decision by the Company to engage in the Transaction. We express no opinion with respect to the Rollover Agreement (as defined in the Agreement). Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the holders of the Company Common Stock in the Transaction or with respect to the fairness of any such compensation.
We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, including upon the delivery of this opinion, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with the Company and the Operating Partnership, for which we and such affiliates have received customary compensation. Such services during such period have included acting a financial advisor to the Company (f/k/a Mack-Cali Reality Corp.) on the sale of 111 River Street in March 2024, acting as joint lead arranger and joint bookrunner on a syndicated credit facility for the Operating Partnership in April 2024 and acting as joint lead arranger and joint bookrunner on a credit facility for the Operating Partnership in July 2025. During the two years preceding the date of this letter, neither we nor our affiliates have had any material financial advisory or other material commercial or investment banking relationships with Vista Hill Partners, LLC, an equity investor in Parent. During the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with Affinius Capital, an equity investor in Parent, for which we and such affiliates have received customary compensation. Such services during such period have included acting as sole bookrunner and sole lead arranger on a credit facility in December 2025. In addition, during the two years preceding the date of this letter, we and our affiliates have had commercial or investment banking relationships with portfolio companies of GIC Private Limited, an equity investor in Parent (“GIC”), for which we and such affiliates have received customary compensation. Such services during such period have included providing debt syndication and debt underwriting services to GIC portfolio companies. In addition, our commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of the Operating Partnership, Affinius Capital and for certain portfolio companies of GIC, for which it receives customary compensation or other financial benefits. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of the Company. In the ordinary course of our businesses, we and our affiliates actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company for our own account or for the accounts of customers and, accordingly, we likely hold long or short positions in such securities or other financial instruments.
On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the holders of the Company Common Stock in the proposed Transaction is fair, from a financial point of view, to such holders.
The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.
Very truly yours,
J.P. MORGAN SECURITIES LLC

Annex D
February 23, 2026
Board of Directors
Veris Residential, Inc.
Harborside 3
210 Hudson St., Ste. 400
Jersey City, New Jersey 07311
Members of the Board:
We understand that Veris Residential, Inc. (the “Company”), AC Residential Acquisition LP (“Parent”), AC Residential REIT LLC (“Merger Sub I”), AC Residential OP LP (“Merger Sub II”) and Veris Residential, L.P. (the “Company Partnership”), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated February 23, 2026 (the “Merger Agreement”), which provides, among other things, for (i) the merger of the Company with and into Merger Sub I, with Merger Sub I being the surviving entity (such entity, the “Surviving Entity” and such merger, the “Merger”), and (ii) on the closing date and following the time the Merger becomes effective, the merger of Merger Sub II with and into the Company Partnership, with the Company Partnership being the surviving entity (the “Partnership Merger,” together with the Merger, the “Mergers”). Pursuant to (a) the Merger, each issued and outstanding share of common stock, par value $0.01 per share, of the Company (the “Shares” and each a “Share”), other than Shares held by Parent, Merger Sub I, or any subsidiary of Parent, the Company, or Merger Sub I (collectively, the “Excluded Shares”), will be converted into the right to receive $19.00 per share in cash, without interest (the “Merger Consideration”) and (b) the Partnership Merger, (i) each issued and outstanding common partnership unit of the Company Partnership (the “Common Units”), including each Common Unit issued upon the conversion of certain securities, other than any Common Unit held by Parent, Merger Sub II, the Surviving Entity or any subsidiary of Parent or Merger Sub II, will be converted into the right to receive the Merger Consideration and (ii) each issued and outstanding 3.5% Series A-1 Preferred limited partnership unit of the Company Partnership (the “Preferred Units”), other than Preferred Units held by Parent, Merger Sub II, the Surviving Entity or any subsidiary of Parent or Merger Sub II, will be converted into the right to receive $1,000 plus any Accrued Distributions (as defined in the Merger Agreement), in each case, subject to adjustment in certain circumstances. The terms and conditions of the Mergers are more fully set forth in the Merger Agreement.
You have asked for our opinion as to whether the Merger Consideration to be received by the holders of Shares (other than the holders of the Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to the holders of Shares (other than the holders of the Excluded Shares).
For purposes of the opinion set forth herein, we have:
1)
Reviewed certain publicly available financial statements and other business and financial information of the Company;

2)
Reviewed certain internal financial statements and other financial and operating data concerning the Company;

3)
Reviewed certain financial projections prepared by the management of the Company;

4)
Discussed the past and current operations and financial condition and the prospects of the Company with senior executives of the Company;

5)
Reviewed the reported prices and trading activity for the Shares;

6)
Compared the financial performance of the Company and the prices and trading activity of the Shares with that of certain other publicly-traded companies comparable with the Company and their securities;

7)
Participated in certain discussions and negotiations among representatives of the Company, Parent and affiliates of Parent and certain parties and their financial and legal advisors;

8)
Reviewed the Merger Agreement, the draft commitment letter from certain lenders and draft commitment letters from certain financing sources substantially in the form of the drafts dated February 23, 2026 and February 23, 2026, respectively (the “Commitment Letters”) and certain related documents; and
9)
Performed such other analyses, reviewed such other information and considered such other factors as we have deemed appropriate.

We have assumed and relied upon, without independent verification, the accuracy and completeness of the information that was publicly available or supplied or otherwise made available to us by the Company, and formed a substantial basis for this opinion. With respect to the financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company of the future financial performance of the Company. In addition, we have assumed that the Mergers will be consummated in accordance with the terms set forth in the Merger Agreement without any waiver, amendment or delay of any terms or conditions, including, among other things, that the Parent will obtain financing in accordance with the terms set forth in the Commitment Letters and that the definitive Merger Agreement and the Commitment Letters will not differ in any material respect from the drafts thereof furnished to us. Morgan Stanley has assumed that in connection with the receipt of all the necessary governmental, regulatory or other approvals and consents required for the proposed Mergers, no delays, limitations, conditions or restrictions will be imposed that would have a material adverse effect on the contemplated benefits expected to be derived in the proposed Mergers. We are not legal, tax, or regulatory advisors. We are financial advisors only and have relied upon, without independent verification, the assessment of the Company and its legal, tax, or regulatory advisors with respect to legal, tax, or regulatory matters. We express no opinion with respect to the fairness of the amount or nature of the compensation to any of the Company’s officers, directors or employees, or any class of such persons, relative to the Merger Consideration to be received by the holders of Shares (other than holders of the Excluded Shares) in the transaction. In addition, we express no opinion with respect to the fairness of the amount or nature of the consideration to be received pursuant to the Merger Agreement by holders of Common Units or Preferred Units, or any other equity interests of the Company or the Company Partnership, except for the Merger Consideration to be received by the holders of Shares (other than the holders of the Excluded Shares). We do not express any view on, and this opinion does not address, any other term or aspect of the Merger Agreement or the transactions contemplated thereby or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection therewith. We have been advised by the Company that the Company has operated in conformity with the requirements for qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes since its formation as a REIT and we have assumed that the Mergers will not adversely affect such status or operations of the Company. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such valuations or appraisals. This opinion does not address the relative merits of the transactions contemplated by the Merger Agreement as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to enter into the Merger Agreement or proceed with any other transaction contemplated by the Merger Agreement. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof may affect this opinion and the assumptions used in preparing it, and we do not assume any obligation to update, revise or reaffirm this opinion.
We have acted as financial advisor to the Company in connection with this transaction and will receive a fee for our services, a portion of which is contingent upon the rendering of this financial opinion and a significant portion of which is contingent upon the closing of the Mergers. In the two years prior to the date hereof, we have provided financial advisory and financing services for certain affiliates of Parent and have received fees in connection with such services. Morgan Stanley may also seek to provide financial advisory and financing services to Parent and the Company and their respective affiliates in the future and would expect to receive fees for the rendering of these services.
Please note that Morgan Stanley is a global financial services firm engaged in the securities, investment management and individual wealth management businesses. Our securities business is engaged in securities underwriting, trading and brokerage activities, foreign exchange, commodities and derivatives trading, prime brokerage, as well as providing investment banking, financing and financial advisory services. Morgan Stanley, its affiliates, directors and officers may at any time invest on a principal basis or manage funds that invest, hold long or short positions, finance positions, and may trade or otherwise structure and effect transactions, for their own account or the accounts of its customers, in debt or equity securities or loans of Parent, the Company, the Company Partnership or their respective affiliates, or any other company, or any currency or commodity, that may be involved in this transaction, or any related derivative instrument. In addition, Morgan Stanley, its affiliates, directors or officers, including individuals working with the Company in connection with this transaction, may have committed and may commit in the future to invest in private equity funds managed by Parent and its affiliates or in affiliates of Morgan Stanley that may hold direct equity and/or partnership interests in private equity funds managed by Parent and its affiliates.
This opinion has been approved by a committee of Morgan Stanley investment banking and other professionals in accordance with our customary practice. This opinion is for the information of the Board of Directors of the Company only and may not be used for any other purpose or disclosed without our prior written consent, except that a copy of this opinion may be included in its entirety in any filing the Company is required to make with the Securities and Exchange Commission in connection with this transaction if such inclusion is required by applicable law. In addition, Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders’ meeting to be held in connection with the Mergers.
Based on and subject to the foregoing, we are of the opinion on the date hereof that the Merger Consideration to be received by the holders of Shares (other than holders of the Excluded Shares) pursuant to the Merger Agreement is fair from a financial point of view to the holders of Shares (other than holders of the Excluded Shares).
Very truly yours,
MORGAN STANLEY & CO. LLC
By:
/s/ Hicham Fassouane

SCAN TO VIEW MATERIALS & VOTE VERIS RESIDENTIAL, INC. HARBORSIDE 3, 210 HUDSON STREET, STE. 400 JERSEY CITY, NEW JERSEY 07311 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day immediately prior to the special meeting. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/VRE2026SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day immediately prior to the special meeting. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V91117-Z92855 KEEP THIS PORTION FOR YOUR RECORDS VERIS RESIDENTIAL, INC. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY The Board of Directors recommends you vote FOR the following proposals (as listed in the proxy statement): For Against Abstain 1. To approve the transactions contemplated by that certain Agreement and Plan of Merger, dated as of February 23, 2026 (as the same may be amended, ! ! ! modified or supplemented from time to time in accordance with its terms, the "Merger Agreement"), by and among Veris Residential, Inc., a Maryland corporation (the "Company"), AC Residential Acquisition LP, a Delaware limited partnership ("Parent"), AC Residential REIT LLC, a Delaware limited liability company ("Merger Sub I"), AC Residential OP LP, a Delaware limited partnership ("Merger Sub II"), and Veris Residential, L.P., a Delaware limited partnership and the operating partnership of the Company (the "Company Partnership"), a copy of which is attached as Annex A to the accompanying proxy statement, pursuant to which, among other things, (i) the Company will merge with and into Merger Sub I (the "Merger"), with Merger Sub I continuing as the surviving entity in the Merger as a direct wholly owned subsidiary of Parent, and (ii) Merger Sub II will merge with and into the Company Partnership (the "Partnership Merger" together with the Merger, the "Mergers"), with the Company Partnership continuing as the surviving entity in the Partnership Merger (such transactions, the "Transactions") (the "Merger Proposal"). 2. To approve, by a non-binding advisory vote, the compensation that may be paid or become payable to the Company's named executive officers that is ! ! ! based on or otherwise relates to the Transactions, including the Mergers. 3. To adjourn the special meeting to a later date or time if necessary or appropriate to ensure that any necessary supplement or amendment to the accompanying proxy statement is provided to Company stockholders a reasonable amount of time in advance of the special meeting or to solicit additional proxies in favor of the Merger Proposal if there are insufficient votes at the time of the special meeting to approve the Merger Proposal. The shares represented by the proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Proposal 1, FOR Proposal 2 and FOR Proposal 3. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Virtual Special Meeting of Stockholders: The Notice and Proxy Statement is available at www.proxyvote.com. V91118-Z92855 VERIS RESIDENTIAL, INC. Special Meeting of Stockholders May 21, 2026 at 9:00 AM Eastern Time THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby revokes all prior proxies and appoints Mahbod Nia and Taryn Fielder, or either of them, as proxies of the undersigned, each with the full power to act without the other and with power of substitution and revocation, and hereby authorizes them to represent the undersigned and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Veris Residential, Inc. that the stockholder is entitled to vote at and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders to be held on May 21, 2026, at 9:00 AM Eastern Time, virtually through the internet at www.virtualshareholdermeeting.com/VRE2026SM, and any adjournment or postponement thereof. The undersigned acknowledges receipt of the Notice of Meeting and the accompanying Proxy Statement, the terms of which are incorporated by reference. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations for each of the proposals included herein. If any other matters properly come before the meeting, and any adjournment or postponement thereof, the persons named in the proxy will vote in their discretion upon such matters. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE. Continued, and must be signed and dated on the other side